Exhibit 8.4

CONSOLIDATION	CODIFICATION

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
R.S.C., 1985, c. C-44	L.R.C. (1985), ch. C-44

Current to October 31, 2023	À jour au 31 octobre 2023

Last amended on June 20, 2023	Dernière modification le 20 juin 2023

Published by the Minister of Justice at the following address:	Publié par le ministre de la Justice à l’adresse suivante :
http://laws-lois.justice.gc.ca	http://lois-laws.justice.gc.ca

OFFICIAL STATUS OF CONSOLIDATIONS	CARACTÈRE OFFICIEL DES CODIFICATIONS

Subsections 31(1) and (2) of the Legislation Revision and Consolidation Act, in force on June 1, 2009, provide as follows:	Les paragraphes 31(1) et (2) de la Loi sur la révision et la codification des textes législatifs, en vigueur le 1er juin 2009, prévoient ce qui suit:

Published consolidation is evidence	Codifications comme élément de preuve

31 (1) Every copy of a consolidated statute or consolidated regulation published by the Minister under this Act in either print or electronic form is evidence of that statute or regulation and of its contents and every copy purporting to be published by the Minister is deemed to be so published, unless the contrary is shown.	31 (1) Tout exemplaire d’une loi codifiée ou d’un règlement codifié, publié par le ministre en vertu de la présente loi sur support papier ou sur support électronique, fait foi de cette loi ou de ce règlement et de son contenu. Tout exemplaire donné comme publié par le ministre est réputé avoir été ainsi publié, sauf preuve contraire.

Inconsistencies in Acts	Incompatibilité — lois

(2) In the event of an inconsistency between a consolidated statute published by the Minister under this Act and the original statute or a subsequent amendment as certified by the Clerk of the Parliaments under the Publication of Statutes Act, the original statute or amendment prevails to the extent of the inconsistency.	(2) Les dispositions de la loi d’origine avec ses modifications subséquentes par le greffier des Parlements en vertu de la Loi sur la publication des lois l’emportent sur les dispositions incompatibles de la loi codifiée publiée par le ministre en vertu de la présente loi.

LAYOUT	MISE EN PAGE

The notes that appeared in the left or right margins are now in boldface text directly above the provisions to which they relate. They form no part of the enactment, but are inserted for convenience of reference only.	Les notes apparaissant auparavant dans les marges de droite ou de gauche se retrouvent maintenant en carac-tères gras juste au-dessus de la disposition à laquelle elles se rattachent. Elles ne font pas partie du texte, n’y figurant qu’à titre de repère ou d’information.

NOTE	NOTE

This consolidation is current to October 31, 2023. The last amendments came into force on June 20, 2023. Any amendments that were not in force as of October 31, 2023 are set out at the end of this document under the heading “Amendments Not in Force”.	Cette codification est à jour au 31 octobre 2023. Les dernières modifications sont entrées en vigueur le 20 juin 2023. Toutes modifications qui n’étaient pas en vigueur au 31 octobre 2023 sont énoncées à la fin de ce document sous le titre « Modifications non en vigueur ».

Current to October 31, 2023	À jour au 31 octobre 2023
Last amended on June 20, 2023	Dernière modification le 20 juin 2023

TABLE OF PROVISIONS

An Act respecting Canadian business corporations

	Short Title

1	Short title	1

	PART I

	Interpretation and Application

	Interpretation

2	Definitions	1

2.1	Individual with significant control	7

	Application	8

3	Application of Act	8

	Purposes of Act	9

4	Purposes	9

	PART II

	Incorporation

5	Incorporators	9

6	Articles of incorporation	9

7	Delivery of articles of incorporation	10

8	Certificate of incorporation	10

9	Effect of certificate	11

10	Name of corporation	11

11	Reserving name	12

12	Prohibited names	12

13	Certificate of amendment	13

14	Personal liability	13

	PART III

	Capacity and Powers

15	Capacity of a corporation	14

16	Powers of a corporation	14

17	No constructive notice	14

18	Authority of directors, officers and agents	15

TABLE ANALYTIQUE

Loi régissant les sociétés par actions de régime fédéral

	Titre abrégé

1	Titre abrégé	1

	PARTIE I

	Définitions et application

	Définitions

2	Définitions	1

2.1	Particulier ayant un contrôle important	7

	Champ d’application	8

3	Application de la loi	8

	Objet	9

4	Objet	9

	PARTIE II

	Constitution

5	Fondateurs	9

6	Statuts constitutifs	9

7	Envoi des statuts constitutifs	10

8	Certificat	10

9	Effet du certificat	11

10	Dénomination sociale	11

11	Réservation	12

12	Dénominations sociales prohibées	12

13	Certificat de modification	13

14	Obligation personnelle	13

	PARTIE III

	Capacité et pouvoirs

15	Capacité	14

16	Pouvoirs	14

17	Absence de présomption de connaissance	14

18	Prétentions interdites	15

Current to October 31, 2023	iii	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

	PART IV

	Registered Office and Records

19	Registered office	16

20	Corporate records	16

21	Access to corporate records	18

21.1	Register	20

21.2	Inability to identify individuals	21

21.3	Disclosure to Director	21

21.31	Disclosure to investigative bodies	22

21.32	Record	24

21.4	Offence — contravention of subsection 21.1(1) or	25
	21.31(1)

22	Form of records	25

23	Corporate seal	26

	PART V

	Corporate Finance

24	Shares	26

25	Issue of shares	27

26	Stated capital account	27

27	Shares in series	30

28	Pre-emptive right	31

29	Options and rights	31

29.1	Restriction regarding bearer shares	32

30	Corporation holding its own shares	32

31	Exception	33

32	Exception relating to Canadian ownership	34

33	Voting shares	35

34	Acquisition of corporation’s own shares	35

35	Alternative acquisition of corporation’s own shares	35

36	Redemption of shares	36

37	Gift or legacy of shares	37

38	Other reduction of stated capital	37

39	Adjustment of stated capital account	38

40	Enforcement of contract to buy shares	40

41	Commission for sale of shares	41

42	Dividends	41

43	Form of dividend	41

45	Shareholder immunity	41

	PARTIE IV

	Siège social et livres

19	Siège social et livres	16

20	Livres	16

21	Consultation	18

21.1	Registre	20

21.2	Incapacité d’identifier	21

21.3	Communication au directeur	21

21.31	Communication aux organismes d’enquête	22

21.32	Registre	24

21.4	Infraction : contravention aux paragraphes 21.1(1) ou 21.31(1)	25

22	Forme des registres	25

23	Sceau	26

	PARTIE V

	Financement

24	Actions	26

25	Émission d’actions	27

26	Compte capital déclaré	27

27	Émission d’actions en série	30

28	Droit de préemption	31

29	Options et droits	31

29.1	Aucune émission au porteur	32

30	Détention par la société de ses propres actions	32

31	Exception	33

32	Exception relative à la participation canadienne	34

33	Actions avec droit de vote	35

34	Acquisition par la société de ses propres actions	35

35	Acquisition par la société de ses propres actions	35

36	Rachat des actions	36

37	Donation et legs d’actions	37

38	Autre réduction du capital déclaré	37

39	Capital déclaré	38

40	Exécution des contrats	40

41	Commission sur vente d’actions	41

42	Dividendes	41

43	Forme du dividende	41

45	Immunité des actionnaires	41

Current to October 31, 2023	iv	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

	PART VI

	Sale of Constrained Shares

46	Sale of constrained shares by corporation	42

47	Proceeds of sale to be trust fund	43

	PART VII

	Security Certificates, Registers and Transfers

	Interpretation and General

48	Application of Part	44

49	Rights of holder	47

50	Securities records	50

51	Dealings with registered holder	52

52	Overissue	54

53	Burden of proof	55

54	Securities fungible	55

	Issue — Issuer

55	Notice of defect	55

56	Staleness as notice of defect	56

57	Unauthorized signature	56

58	Completion or alteration	57

59	Warranties of agents	57

	Purchase

60	Title of purchaser	57

61	Deemed notice of adverse claim	58

62	Staleness as notice of adverse claim	58

63	Warranties to issuer	59

64	Right to compel endorsement	59

65	Definition of appropriate person	60

66	Effect of endorsement without delivery	61

67	Endorsement in bearer form	61

68	Effect of unauthorized endorsement	62

69	Warranties of guarantor of signature	62

70	Constructive delivery of a security	62

71	Delivery of security	63

72	Right to reclaim possession	64

73	Right to requisites for registration	64

	PARTIE VI

	Vente d’actions faisant l’objet de restrictions

46	Vente par la société d’actions faisant l’objet de restrictions	42

47	Constitution d’un fonds en fiducie	43

	PARTIE VII

	Certificats de valeurs mobilières, registres et transferts

	Définitions et dispositions générales

48	Champ d’application	44

49	Droits du détenteur	47

50	Registres des valeurs mobilières	50

51	Relations avec le détenteur inscrit	52

52	Émission excédentaire	54

53	Charge de la preuve	55

54	Valeurs mobilières fongibles	55

	Émission — Émetteur

55	Avis du vice	55

56	Présomption de connaissance d’un vice	56

57	Signature non autorisée	56

58	Valeur mobilière à compléter	57

59	Garanties des mandataires	57

	Acquisition

60	Titre de l’acquéreur	57

61	Présomption d’opposition	58

62	Péremption valant avis d’opposition	58

63	Garanties à l’émetteur	59

64	Droit d’exiger l’endossement	59

65	Définition de personne compétente	60

66	Effet de l’endossement sans livraison	61

67	Endossement au porteur	61

68	Effet d’un endossement non autorisé	62

69	Garantie de la signature	62

70	Présomption de livraison	62

71	Livraison d’une valeur mobilière	63

72	Droit de demander la remise en possession	64

73	Droit d’obtenir les pièces nécessaires à l’inscription	64

Current to October 31, 2023	v	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

74	Seizure of security	65

75	No liability for acts in good faith	65

	Registration

76	Duty to register transfer	65

77	Assurance that endorsement effective	65

78	Limited duty of inquiry	67

79	Limitation of issuer’s liability	68

80	Notice of lost or stolen security	68

81	Rights and obligations	69

	PART VIII

	Trust Indentures

82	Definitions	70

83	Conflict of interest	71

84	Qualification of trustee	71

85	List of security holders	71

86	Evidence of compliance	72

87	Contents of declaration, etc.	73

88	Further evidence of compliance	73

89	Trustee may require evidence of compliance	74

90	Notice of default	74

91	Duty of care	74

92	Reliance on statements	74

93	No exculpation	75

	PART IX

	Receivers, Receiver-managers and Sequestrators

94	Functions of receiver or sequestrator	75

95	Functions of receiver-manager	75

96	Directors’ powers cease	75

97	Duty to act	75

98	Duty under instrument or act	75

99	Duty of care	76

100	Directions given by court	76

101	Duties of receiver, receiver-manager or sequestrator	76

74	Saisie d’une valeur mobilière	65

75	Absence de responsabilité en cas de bonne foi	65

	Inscription

76	Inscription obligatoire	65

77	Garantie de l’effet juridique de l’endossement	65

78	Limites de l’obligation de s’informer	67

79	Limites de la responsabilité	68

80	Avis de la perte ou du vol d’une valeur mobilière	68

81	Droits et obligations	69

	PARTIE VIII

	Acte de fiducie

82	Définitions	70

83	Conflit d’intérêts	71

84	Qualités requises pour être fiduciaire	71

85	Liste des détenteurs de valeurs mobilières	71

86	Preuve de l’observation	72

87	Teneur de la déclaration, etc.	73

88	Preuve supplémentaire	73

89	Présentation de la preuve au fiduciaire	74

90	Avis du défaut	74

91	Obligations du fiduciaire	74

92	Foi accordée aux déclarations	74

93	Caractère impératif des obligations	75

	PARTIE IX

	Séquestres et séquestres-gérants

94	Fonctions du séquestre	75

95	Fonctions du séquestre-gérant	75

96	Suspension des pouvoirs des administrateurs	75

97	Obligation	75

98	Obligations prévues dans un acte	75

99	Obligation de diligence	76

100	Directives du tribunal	76

101	Obligations du séquestre et du séquestre-gérant	76

Current to October 31, 2023	vi	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

	PART X

	Directors and Officers

102	Duty to manage or supervise management	77

103	By-laws	77

104	Organization meeting	78

105	Qualifications of directors	79

106	Notice of directors	80

107	Cumulative voting	83

108	Ceasing to hold office	83

109	Removal of directors	84

110	Attendance at meeting	85

111	Filling vacancy	85

112	Number of directors	86

113	Notice of change of director or director’s address	87

114	Meeting of directors	87

115	Delegation	89

116	Validity of acts of directors and officers	90

117	Resolution in lieu of meeting	90

118	Directors’ liability	90

119	Liability of directors for wages	92

120	Disclosure of interest	93

121	Officers	96

122	Duty of care of directors and officers	96

123	Dissent	97

124	Indemnification	98

125	Remuneration	100

	PART XI

	Insider Trading

126	Definitions	100

130	Prohibition of short sale	102

131	Definitions	102

	PART XII

	Shareholders

132	Place of meetings	106

133	Calling annual meetings	107

134	Fixing record date	107

135	Notice of meeting	108

	PARTIE X

	Administrateurs et dirigeants

102	Fonctions des administrateurs	77

103	Règlements administratifs	77

104	Réunion	78

105	Incapacités	79

106	Liste des administrateurs	80

107	Vote cumulatif	83

108	Fin du mandat	83

109	Révocation des administrateurs	84

110	Présence à l’assemblée	85

111	Manière de combler les vacances	85

112	Nombre des administrateurs	86

113	Avis de changement	87

114	Réunion du conseil	87

115	Délégation	89

116	Validité des actes des administrateurs et des dirigeants	90

117	Résolution tenant lieu d’assemblée	90

118	Responsabilité des administrateurs	90

119	Responsabilité des administrateurs envers les employés	92

120	Communication des intérêts	93

121	Dirigeants	96

122	Devoir des administrateurs et dirigeants	96

123	Dissidence	97

124	Indemnisation	98

125	Rémunération	100

	PARTIE XI

	Transactions d’initiés

126	Définitions	100

130	Interdiction de la vente à découvert	102

131	Définition de initié	102

	PARTIE XII

	Actionnaires

132	Lieu des assemblées	106

133	Convocation de l’assemblée annuelle	107

134	Date de référence	107

135	Avis de l’assemblée	108

Current to October 31, 2023	vii	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

136	Waiver of notice	109

137	Proposals	109

138	List of shareholders entitled to receive notice	112

139	Quorum	113

140	Right to vote	114

141	Voting	114

142	Resolution in lieu of meeting	115

143	Requisition of meeting	115

144	Meeting called by court	116

145	Court review of election	117

145.1	Pooling agreement	117

146	Unanimous shareholder agreement	118

	PART XIII

	Proxies

147	Definitions	119

148	Appointing proxyholder	121

149	Mandatory solicitation	121

150	Soliciting proxies	122

151	Exemption	123

152	Attendance at meeting	123

153	Duty of intermediary	124

154	Restraining order	126

	PART XIV

	Financial Disclosure

155	Annual financial statements	126

156	Application for exemption	127

157	Consolidated statements	127

158	Approval of financial statements	128

159	Copies to shareholders	128

160	Copies to Director	128

161	Qualification of auditor	129

162	Appointment of auditor	130

163	Dispensing with auditor	131

164	Ceasing to hold office	131

165	Removal of auditor	131

166	Filling vacancy	131

136	Renonciation à l’avis	109

137	Propositions	109

138	Liste des actionnaires : avis d’une assemblée	112

139	Quorum	113

140	Droit de vote	114

141	Vote	114

142	Résolution tenant lieu d’assemblée	115

143	Demande de convocation	115

144	Convocation de l’assemblée par le tribunal	116

145	Révision d’une élection par le tribunal	117

145.1	Convention de vote	117

146	Convention unanime des actionnaires	118

	PARTIE XIII

	Procurations

147	Définitions	119

148	Nomination d’un fondé de pouvoir	121

149	Sollicitation obligatoire	121

150	Sollicitation de procuration	122

151	Dispense	123

152	Présence à l’assemblée	123

153	Devoir de l’intermédiaire	124

154	Ordonnance	126

	PARTIE XIV

	Présentation de renseignements d’ordre financier

155	États financiers annuels	126

156	Demande de dispense	127

157	États financiers consolidés	127

158	Approbation des états financiers	128

159	Copies aux actionnaires	128

160	Copies au directeur	128

161	Qualités requises pour être vérificateur	129

162	Nomination du vérificateur	130

163	Dispense	131

164	Fin du mandat	131

165	Révocation	131

166	Manière de combler une vacance	131

Current to October 31, 2023	viii	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

167	Court appointed auditor	132

168	Right to attend meeting	132

169	Examination	134

170	Right to information	134

171	Audit committee	135

172	Qualified privilege (defamation)	136

	PART XIV.1

	Disclosure Relating to Diversity

172.1	Diversity in corporations	137

	PART XV

	Fundamental Changes

173	Amendment of articles	137

174	Constraints on shares	138

175	Proposal to amend	141

176	Class vote	141

177	Delivery of articles	143

178	Certificate of amendment	143

179	Effect of certificate	143

180	Restated articles	143

181	Amalgamation	144

182	Amalgamation agreement	144

183	Shareholder approval	145

184	Vertical short-form amalgamation	146

185	Sending of articles	147

186	Effect of certificate	148

186.1	Amalgamation under other federal Acts	148

187	Continuance (import)	149

188	Continuance — other jurisdictions	151

189	Borrowing powers	153

190	Right to dissent	155

191	Definition of reorganization	160

192	Definition of arrangement	161

	PART XVI

	Going-private Transactions and Squeeze-out Transactions

193	Going-private transactions	161

167	Nomination judiciaire	132

168	Droit d’assister à l’assemblée	132

169	Examen	134

170	Droit à l’information	134

171	Comité de vérification	135

172	Immunité (diffamation)	136

	PARTIE XIV.1

	Présentation de renseignements relatifs à la diversité

172.1	Diversité dans les sociétés	137

	PARTIE XV

	Modifications de structure

173	Modification des statuts	137

174	Restrictions concernant les actions	138

175	Proposition de modification	141

176	Vote par catégorie	141

177	Remise des statuts	143

178	Certificat de modification	143

179	Effet du certificat	143

180	Mise à jour des statuts	143

181	Fusion	144

182	Convention de fusion	144

183	Approbation des actionnaires	145

184	Fusion verticale simplifiée	146

185	Remise des statuts	147

186	Effet du certificat	148

186.1	Fusion : société et autres personnes morales	148

187	Prorogation (importation)	149

188	Prorogation (exportation)	151

189	Pouvoir d’emprunt	153

190	Droit à la dissidence	155

191	Définition de réorganisation	160

192	Définition de arrangement	161

	PARTIE XVI

	Opérations de fermeture et d’éviction

193	Opérations de fermeture	161

Current to October 31, 2023	ix	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

194	Squeeze-out transactions	163

	PART XVII

	Compulsory and Compelled Acquisitions

206	Definitions	163

206.1	Obligation to acquire shares	169

	PART XVIII

	Liquidation and Dissolution

207	Definition of court	169

208	Application of Part	169

209	Revival	170

210	Dissolution before commencing business	171

211	Proposing liquidation and dissolution	172

212	Dissolution by Director	174

213	Grounds for dissolution	175

214	Further grounds	176

215	Application for supervision	177

216	Application to court	177

217	Powers of court	177

218	Effect of order	179

219	Cessation of business and powers	179

220	Appointment of liquidator	180

221	Duties of liquidator	180

222	Powers of liquidator	181

223	Costs of liquidation	182

224	Right to distribution in money	183

225	Custody of documents	184

226	Definition of shareholder	184

227	Unknown claimants	185

228	Vesting in Crown	186

	PART XIX

	Investigation

229	Investigation	186

230	Powers of court	187

231	Power of inspector	188

232	Hearing in camera	189

194	Opérations d’éviction	163

	PARTIE XVII

	Acquisitions forcées

206	Définitions	163

206.1	Acquisition forcée à la demande d’un actionnaire	169

	PARTIE XVIII

	Liquidation et dissolution

207	Définition de tribunal	169

208	Application de la présente partie	169

209	Reconstitution	170

210	Dissolution avant le début des opérations	171

211	Proposition de liquidation et dissolution	172

212	Dissolution par le directeur	174

213	Motifs de dissolution	175

214	Autres motifs	176

215	Demande de surveillance	177

216	Demande au tribunal	177

217	Pouvoirs du tribunal	177

218	Effet de l’ordonnance	179

219	Cessation d’activité et perte de pouvoirs	179

220	Nomination du liquidateur	180

221	Obligations du liquidateur	180

222	Pouvoirs du liquidateur	181

223	Frais de liquidation	182

224	Droit à la répartition en numéraire	183

225	Garde des documents	184

226	Définition de actionnaire	184

227	Créanciers inconnus	185

228	Dévolution à la Couronne	186

	PARTIE XIX

	Enquêtes

229	Enquête	186

230	Pouvoirs du tribunal	187

231	Pouvoirs de l’inspecteur	188

232	Audition à huis clos	189

Current to October 31, 2023	x	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

233	Criminating statements	189

234	Absolute privilege (defamation)	189

235	Information respecting ownership and control	190

236	Solicitor-client privilege or professional secrecy	191

237	Inquiries	191

	PART XIX.1

	Apportioning Award of Damages

	Interpretation and Application

237.1	Definitions	191

237.2	Application of Part	192

	Apportionment of Damages

237.3	Degree of responsibility	193

237.4	Exception — fraud	193

	Joint and Several, or Solidary, Liability

237.5	Individual or personal body corporate	193

237.6	Equitable grounds	194

237.7	Value of security	195

237.8	Court determines value	196

237.9	Application to determine value	196

	PART XX

	Remedies, Offences and Punishment

238	Definitions	196

239	Commencing derivative action	197

240	Powers of court	197

241	Application to court re oppression	198

242	Evidence of shareholder approval not decisive	200

243	Application to court to rectify records	200

244	Application for directions	201

245	Notice of refusal by Director	201

246	Appeal from Director’s decision	202

247	Restraining or compliance order	202

248	Summary application to court	203

249	Appeal of final order	203

250	Offences with respect to reports	203

251	Offence	204

252	Order to comply	204

233	Incrimination	189

234	Immunité absolue (diffamation)	189

235	Renseignements concernant la propriété et le contrôle des valeurs mobilières	190

236	Secret professionnel	191

237	Enquêtes	191

	PARTIE XIX.1

	Répartition de l’indemnité

	Définitions et champ d’application

237.1	Définitions	191

237.2	Champ d’application	192

	Répartition de l’indemnité

237.3	Degré de responsabilité	193

237.4	Fraude	193

	Responsabilité solidaire

237.5	Particulier ou personne morale privée	193

237.6	Tribunal	194

237.7	Valeur mobilière	195

237.8	Discrétion du tribunal	196

237.9	Requête	196

	PARTIE XX

	Recours, infractions et peines

238	Définitions	196

239	Recours similaire à l’action oblique	197

240	Pouvoirs du tribunal	197

241	Demande en cas d’abus	198

242	Preuve de l’approbation des actionnaires non décisive	200

243	Demande de rectification au tribunal	200

244	Demande d’instructions	201

245	Avis de refus du directeur	201

246	Appel	202

247	Ordonnances	202

248	Demande sommaire	203

249	Appel	203

250	Infractions	203

251	Infraction	204

252	Ordre de se conformer à la loi	204

Current to October 31, 2023	xi	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

	PART XX.1

	Documents in Electronic or Other Form

252.1	Definitions	204

252.2	Application	205

252.3	Use not mandatory	205

252.4	Creation and provision of information	205

252.5	Creation of information in writing	206

252.6	Statutory declarations and affidavits	206

252.7	Signatures	207

	PART XXI

	General

253	Notice to directors and shareholders	208

254	Notice to and service on a corporation	208

255	Waiver of notice	209

256	Certificate of Director	209

257	Certificate of corporation	209

258	Copies	210

258.1	Content and form of documents	210

258.2	Exemption	210

259	Proof required by Director	211

260	Appointment of Director	211

261	Regulations	211

261.1	Payment of fees	212

262	Definition of statement	213

262.1	Signature	213

262.2	Publication	214

263	Annual return	214

263.1	Certificate	214

264	Alteration	214

265	Corrections at request of Director	214

265.1	Cancellation of articles by Director	216

266	Inspection	217

267	Director’s obligation to keep documents	217

267.1	Form of publication	218

268	Definition of charter	218

	PARTIE XX.1

	Documents sous forme électronique ou autre

252.1	Définitions	204

252.2	Application	205

252.3	Utilisation non obligatoire	205

252.4	Création et fourniture d’information	205

252.5	Création d’information écrite	206

252.6	Déclaration solennelle ou sous serment	206

252.7	Signatures	207

	PARTIE XXI

	Dispositions générales

253	Avis aux administrateurs et aux actionnaires	208

254	Avis et signification à une société	208

255	Renonciation	209

256	Certificat du directeur	209

257	Certificat	209

258	Photocopies	210

258.1	Présentation et teneur des documents	210

258.2	Dispense	210

259	Preuve	211

260	Nomination du directeur	211

261	Règlements	211

261.1	Acquittement des droits	212

262	Définition de déclaration	213

262.1	Signature	213

262.2	Publicité	214

263	Rapport annuel	214

263.1	Certificat	214

264	Modification	214

265	Rectifications à la demande du directeur	214

265.1	Annulation à la demande du directeur	216

266	Consultation	217

267	Conservation de documents par le directeur	217

267.1	Traitement de l’information	218

268	Définition de charte	218

Current to October 31, 2023	xii	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Loi canadienne sur les sociétés par actions
TABLE OF PROVISIONS	TABLE ANALYTIQUE

SCHEDULE

Offences

ANNEXE

Infractions

Current to October 31, 2023	xiii	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

R.S.C., 1985, c. C-44

An Act respecting Canadian business corporations

Short Title

Short title

1 This Act may be cited as the Canada Business Corporations Act.

R.S., 1985, c. C-44, s. 1; 1994, c. 24, s. 1(F).

PART I

Interpretation and Application

Interpretation

Definitions

2 (1) In this Act,

affairs means the relationships among a corporation, its affiliates and the shareholders, directors and officers of such bodies corporate but does not include the business carried on by such bodies corporate; (affaires internes)

affiliate means an affiliated body corporate within the meaning of subsection (2); (groupe)

articles means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival and includes any amendments thereto; (statuts)

associate, in respect of a relationship with a person, means

(a) a body corporate of which that person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than ten per cent of the voting rights under all circumstances or by reason of the occurrence of an event that

L.R.C., 1985, ch. C-44

Loi régissant les sociétés par actions de régime fédéral

Titre abrégé

Titre abrégé

1 Loi canadienne sur les sociétés par actions.

L.R. (1985), ch. C-44, art. 1; 1994, ch. 24, art. 1(F).

PARTIE I

Définitions et application

Définitions

Définitions

2 (1) Les définitions qui suivent s’appliquent à la présente loi.

action rachetable Action que la société émettrice, selon le cas:

a) peut acheter ou racheter unilatéralement;

b) est tenue, par ses statuts, d’acheter ou de racheter à une date déterminée ou à la demande d’un actionnaire. (redeemable share)

administrateur Indépendamment de son titre, le titulaire de ce poste; conseil d’administration s’entend notamment de l’administrateur unique. (director, directors and board of directors)

affaires internes Les relations, autres que d’entreprise, entre la société, les personnes morales appartenant au même groupe et leurs actionnaires, administrateurs et dirigeants. (affairs)

assemblée Assemblée d’actionnaires. (French version only)

Current to October 31, 2023	1	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Définitions
Section 2	Article 2

has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities,

(b) a partner of that person acting on behalf of the partnership of which they are partners,

(c) a trust or estate or succession in which that person has a substantial beneficial interest or in respect of which that person serves as a trustee or liquidator of the succession or in a similar capacity,

(d) a spouse of that person or an individual who is cohabiting with that person in a conjugal relationship, having so cohabited for a period of at least one year,

(e) a child of that person or of the spouse or individual referred to in paragraph (d), and

(f) a relative of that person or of the spouse or individual referred to in paragraph (d), if that relative has the same residence as that person; (liens)

auditor includes a partnership of auditors or an auditor that is incorporated; (vérificateur)

beneficial interest means an interest arising out of the beneficial ownership of securities; (véritable propriétaire et propriété effective)

beneficial ownership includes ownership through any trustee, legal representative, agent or mandatary, or other intermediary; (véritable propriétaire et propriété effective)

body corporate includes a company or other body corporate wherever or however incorporated; (personne morale)

call means an option transferable by delivery to demand delivery of a specified number or amount of securities at a fixed price within a specified time but does not include an option or right to acquire securities of the corporation that granted the option or right to acquire; (option d’achat)

corporation means a body corporate incorporated or continued under this Act and not discontinued under this Act; (société par actions ou société)

court means

(a) in the Province of Newfoundland and Labrador, the Trial Division of the Supreme Court of the Province,

convention unanime des actionnaires Convention visée au paragraphe 146(1) ou déclaration d’un actionnaire visée au paragraphe 146(2). (unanimous shareholder agreement)

Cour d’appel La cour compétente pour juger les appels interjetés contre les décisions des tribunaux. (court of appeal)

directeur Personne nommée à ce titre en vertu de l’article 260. (Director)

dirigeant Particulier qui occupe le poste de président du conseil d’administration, président, vice-président, secrétaire, trésorier, contrôleur, chef du contentieux, directeur général ou administrateur délégué d’une société ou qui exerce pour celle-ci des fonctions semblables à celles qu’exerce habituellement un particulier occupant un tel poste ainsi que tout autre particulier nommé à titre de dirigeant en application de l’article 121. (officer)

entité S’entend d’une personne morale, d’une société de personnes, d’une fiducie, d’une coentreprise ou d’une organisation ou association non dotée de la personnalité morale. (entity)

envoyer A également le sens de remettre. (send)

fondateur Tout signataire des statuts constitutifs d’une société. (incorporator)

groupe L’ensemble des personnes morales visées au paragraphe (2). (affiliate)

incapable S’entend du particulier qui, sous le régime des lois d’une province, est reconnu comme étant incapable — sauf en raison de sa minorité — d’administrer ses biens ou qui fait l’objet d’une déclaration par un tribunal étranger d’une telle incapacité. (incapable)

législation antérieure S’entend des diverses lois fédérales qui étaient en vigueur avant l’entrée en vigueur de la présente loi et qui s’appliquaient à la constitution de personnes morales de régime fédéral en vertu de ces lois, à l’exception de toute institution financière au sens de l’article 2 de la Loi sur les banques. (prior legislation)

liens Relations entre une personne et:

a) la personne morale dont elle a, soit directement, soit indirectement, la propriété effective ou le contrôle d’un certain nombre d’actions ou de valeurs mobilières immédiatement convertibles en actions, conférant plus de dix pour cent des droits de vote en tout état de cause ou en raison soit de la réalisation continue d’une condition, soit d’une option ou d’un droit

Current to October 31, 2023	2	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Définitions
Section 2	Article 2

(a.1) in the Province of Ontario, the Superior Court of Justice,

(b) in the Provinces of Nova Scotia, British Columbia and Prince Edward Island, the Supreme Court of the Province,

(c) in the Provinces of Manitoba, Saskatchewan, Alberta and New Brunswick, the Court of Queen’s Bench for the Province,

(d) in the Province of Quebec, the Superior Court of the Province, and

(e) the Supreme Court of Yukon, the Supreme Court of the Northwest Territories and the Nunavut Court of Justice; (tribunal)

court of appeal means the court to which an appeal lies from an order of a court; (Cour d’appel)

debt obligation means a bond, debenture, note or other evidence of indebtedness or guarantee of a corporation, whether secured or unsecured; (titre de créance)

Director means the Director appointed under section 260; (directeur)

director means a person occupying the position of director by whatever name called and directors and board of directors includes a single director; (administrateur et conseil d’administration)

distributing corporation means, subject to subsections (6) and (7), a distributing corporation as defined in the regulations; (société ayant fait appel au public)

entity means a body corporate, a partnership, a trust, a joint venture or an unincorporated association or organization; (entité)

going-private transaction means a going-private transaction as defined in the regulations; (opération de fermeture)

incapable, in respect of an individual, means that the individual is found, under the laws of a province, to be unable, other than by reason of minority, to manage their property or is declared to be incapable by any court in a jurisdiction outside Canada; (incapable)

incorporator means a person who signs articles of incorporation; (fondateur)

individual means a natural person; (particulier)

d’achat immédiat portant sur lesdites actions ou valeurs mobilières convertibles;

b) son associé dans une société de personnes, agissant pour le compte de celle-ci;

c) la fiducie ou la succession sur lesquelles elle a un droit découlant des droits du véritable propriétaire ou à l’égard desquelles elle remplit les fonctions de fiduciaire, d’exécuteur testamentaire, de liquidateur de la succession ou des fonctions analogues;

d) son époux ou la personne qui vit avec elle dans une relation conjugale depuis au moins un an;

e) ses enfants ou ceux des personnes visées à l’alinéa d);

f) ses autres parents — ou ceux des personnes visées à l’alinéa d) — qui partagent sa résidence. (associate)

mandataire Au Québec, s’entend notamment de l’ayant cause. (mandatary)

ministre Le membre du Conseil privé de la Reine pour le Canada chargé par le gouverneur en conseil de l’application de la présente loi. (Minister)

opération d’éviction Opération exécutée par une société — qui n’est pas une société ayant fait appel au public — et exigeant une modification de ses statuts qui a, directement ou indirectement, pour résultat la suppression de l’intérêt d’un détenteur d’actions d’une catégorie, sans le consentement de celui-ci et sans substitution d’un intérêt de valeur équivalente dans des actions émises par la société conférant des droits et privilèges égaux ou supérieurs à ceux attachés aux actions de cette catégorie. (squeeze-out transaction)

opération de fermeture S’entend au sens des règlements. (going-private transaction)

option d’achat Option négociable par livraison qui permet d’exiger que soit livré un nombre précis de valeurs mobilières à un prix et dans un délai déterminés. Est exclude la présente définition l’option ou le droit d’acquérir des valeurs mobilières de la société qui l’a accordé. (call)

option de vente Option négociable par livraison qui permet de livrer un nombre précis de valeurs mobilières à un prix et dans un délai déterminés. (put)

particulier A le sens de personne physique. (individual)

Current to October 31, 2023	3	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Définitions
Section 2	Article 2

liability includes a debt of a corporation arising under section 40, subsection 190(25) and paragraphs 241(3)(f) and (g); (passif)

mandatary, in Quebec, includes a successor; (mandataire)

Minister means such member of the Queen’s Privy Council for Canada as is designated by the Governor in Council as the Minister for the purposes of this Act; (ministre)

officer means an individual appointed as an officer under section 121, the chairperson of the board of directors, the president, a vice-president, the secretary, the treasurer, the comptroller, the general counsel, the general manager, a managing director, of a corporation, or any other individual who performs functions for a corporation similar to those normally performed by an individual occupying any of those offices; (dirigeant)

ordinary resolution means a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution; (résolution ordinaire)

person means an individual, partnership, association, body corporate, or personal representative; (personne)

personal representative means a person who stands in place of and represents another person including, but not limited to, a trustee, an executor, an administrator, a liquidator of a succession, an administrator of the property of others, a guardian or tutor, a curator, a receiver or sequestrator, an agent or mandatary or an attorney; (représentant personnel)

prescribed means prescribed by the regulations; (prescrit ou réglementaire)

prior legislation means the various Acts of Parliament that were in force prior to the coming into force of this Act and that applied to the incorporation of federal companies under those Acts, other than any financial institution as defined in section 2 of the Bank Act; (législation antérieure)

put means an option transferable by delivery to deliver a specified number or amount of securities at a fixed price within a specified time; (option de vente)

redeemable share means a share issued by a corporation

(a) that the corporation may purchase or redeem on the demand of the corporation, or passif Sont assimilées au passif les dettes résultant de l’application de l’article 40, du paragraphe 190(25) ou des alinéas 241(3)f) et g). (liability)

personne Particulier, société de personnes, association, personne morale ou représentant personnel. (person)

personne morale Toute personne morale, y compris une compagnie, indépendamment de son lieu ou mode de constitution. (body corporate)

prescrit ou réglementaire Prescrit ou prévu par règlement. (prescribed)

représentant personnel Personne agissant en lieu et place d’une autre, notamment le fiduciaire, l’exécuteur testamentaire, l’administrateur successoral, le liquidateur de succession, l’administrateur du bien d’autrui, le tuteur, le curateur, le séquestre, le mandataire et le fondé de pouvoir. (personal representative)

résident canadien Selon le cas:

a) le citoyen canadien résidant habituellement au Canada;

b) le citoyen canadien qui ne réside pas habituellement au Canada, mais fait partie d’une catégorie prescrite de personnes;

c) le résident permanent au sens du paragraphe 2(1) de la Loi sur l’immigration et la protection des réfugiés qui réside habituellement au Canada, à l’exclusion de celui qui y a résidé de façon habituelle pendant plus d’un an après avoir acquis pour la première fois le droit de demander la citoyenneté canadienne. (resident Canadian)

résolution ordinaire Résolution adoptée à la majorité des voix exprimées. (ordinary resolution)

résolution spéciale Résolution adoptée aux deux tiers au moins des voix exprimées ou signée de tous les actionnaires habiles à voter en l’occurrence. (special resolution)

réunion Réunion du conseil d’administration ou de l’un de ses comités. (French version only)

série Subdivision d’une catégorie d’actions. (series)

société ayant fait appel au public Sous réserve des paragraphes (6) et (7), s’entend au sens des règlements. (distributing corporation)

société de personnes [Abrogée, 1994, ch. 24, art. 2]

Current to October 31, 2023	4	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Définitions
Section 2	Article 2

(b) that the corporation is required by its articles to purchase or redeem at a specified time or on the demand of a shareholder; (action rachetable)

resident Canadian means an individual who is

(a) a Canadian citizen ordinarily resident in Canada,

(b) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons, or

(c) a permanent resident within the meaning of subsection 2(1) of the Immigration and Refugee Protection Act and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he or she first became eligible to apply for Canadian citizenship; (résident canadien)

security means a share of any class or series of shares or a debt obligation of a corporation and includes a certificate evidencing such a share or debt obligation; (valeur mobilière)

security interest means an interest or right in or charge on property of a corporation to secure payment of a debt or performance of any other obligation of the corporation; (sûreté)

send includes deliver; (envoyer)

series, in relation to shares, means a division of a class of shares; (série)

special resolution means a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution; (résolution spéciale)

squeeze-out transaction means a transaction by a corporation that is not a distributing corporation that would require an amendment to its articles and would, directly or indirectly, result in the interest of a holder of shares of a class of the corporation being terminated without the consent of the holder, and without substituting an interest of equivalent value in shares issued by the corporation, which shares have equal or greater rights and privileges than the shares of the affected class; (opération d’éviction)

unanimous shareholder agreement means an agreement described in subsection 146(1) or a declaration of a shareholder described in subsection 146(2). (convention unanime des actionnaires)

société par actions ou société Personne morale constituée ou prorogée sous le régime de la présente loi. (corporation)

statuts Les clauses, initiales ou mises à jour, réglementant la constitution ainsi que toute modification, fusion, prorogation, réorganisation, dissolution, reconstitution ou tout arrangement de la société. (articles)

sûreté Droit, intérêt ou charge grevant les biens d’une société pour garantir le paiement de ses dettes ou l’exécution de ses obligations. (security interest)

titre de créance Toute preuve d’une créance sur la société ou d’une garantie donnée par elle, avec ou sans sûreté, et notamment une obligation, une débenture ou un billet. (debt obligation)

tribunal

a) La Section de première instance de la Cour suprême de Terre-Neuve-et-Labrador;

a.1) la Cour supérieure de justice de l’Ontario;

b) la Cour suprême de la Nouvelle-Écosse, de la Colombie-Britannique et de l’Île-du-Prince-Édouard;

c) la Cour du Banc de la Reine du Manitoba, de la Saskatchewan, de l’Alberta ou du Nouveau-Brunswick;

d) la Cour supérieure du Québec;

e) la Cour suprême du Yukon, la Cour suprême des Territoires du Nord-Ouest ou la Cour de justice du Nunavut. (court)

valeur mobilière Action de toute catégorie ou série ou titre de créance sur une société, y compris le certificat en attestant l’existence. (security)

vérificateur S’entend notamment des vérificateurs constitués en société de personnes ou en personne morale. (auditor)

véritable propriétaire S’entend notamment du propriétaire de valeurs mobilières inscrites au nom d’un intermédiaire, notamment d’un fiduciaire ou d’un mandataire; et propriété effective s’entend du droit du véritable propriétaire. (beneficial ownershipbeneficial interest)

Current to October 31, 2023	5	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Définitions
Section 2	Article 2

Affiliated bodies corporate

(2)	For the purposes of this Act,

(a) one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person; and

(b) if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

Control

(3) For the purposes of this Act, a body corporate is controlled by a person or by two or more bodies corporate if

(a) securities of the body corporate to which are attached more than fifty per cent of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of that person or by or for the benefit of those bodies corporate; and

(b) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate.

Holding body corporate

(4) A body corporate is the holding body corporate of another if that other body corporate is its subsidiary.

Subsidiary body corporate

(5) A body corporate is a subsidiary of another body corporate if

(a) it is controlled by

(i) that other body corporate,

(ii) that other body corporate and one or more bodies corporate each of which is controlled by that other body corporate, or

(iii) two or more bodies corporate each of which is controlled by that other body corporate; or

(b) it is a subsidiary of a body corporate that is a subsidiary of that other body corporate.

Exemptions — on application by corporation

(6) On the application of a corporation, the Director may determine that the corporation is not or was not a distributing corporation if the Director is satisfied that the determination would not be prejudicial to the public interest.

Groupements

(2)	Pour l’application de la présente loi:

a) appartiennent au même groupe deux personnes morales dont l’une est filiale de l’autre ou qui sont sous le contrôle de la même personne;

b) sont réputées appartenir au même groupe deux personnes morales dont chacune appartient au groupe d’une même personne morale.

Contrôle

(3) Pour l’application de la présente loi, ont le contrôle d’une personne morale la personne ou les personnes morales:

a) qui détiennent — ou en sont bénéficiaires —, autrement qu’à titre de garantie seulement, des valeurs mo-bilières conférant plus de cinquante pour cent du maximum possible des voix à l’élection des administrateurs de la personne morale;

b) dont lesdites valeurs mobilières confèrent un droit de vote dont l’exercice permet d’élire la majorité des administrateurs de la personne morale.

Personne morale mère

(4) Est la personne morale mère d’une personne morale celle qui la contrôle.

Filiales

(5) Une personne morale est la filiale d’une autre personne morale dans chacun des cas suivants:

a) elle est contrôlée:

(i) soit par l’autre personne morale,

(ii) soit par l’autre personne morale et une ou plusieurs personnes morales elles-mêmes contrôlées par cette autre personne morale,

(iii) soit par des personnes morales elles-mêmes contrôlées par l’autre personne morale;

b) elle est la filiale d’une filiale de l’autre personne morale.

Exemption : décision individuelle

(6) Le directeur peut, à la demande de la société, décider que celle-ci n’est ou n’était pas une société ayant fait appel au public, s’il est convaincu que cette décision ne porte pas atteinte à l’intérêt public.

Current to October 31, 2023	6	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Définitions
Sections 2-2.1	Articles 2-2.1

Exemptions — classes of corporations

(7) The Director may determine that a class of corporations are not or were not distributing corporations if the Director is satisfied that the determination would not be prejudicial to the public interest.

Infants

(8) For the purposes of this Act, the word infant has the same meaning as in the applicable provincial law and, in the absence of any such law, has the same meaning as the word child in the United Nations Convention on the Rights of the Child, adopted in the United Nations General Assembly on November 20, 1989.

R.S., 1985, c. C-44, s. 2; R.S., 1985, c. 27 (2nd Supp.), s. 10; 1990, c. 17, s. 6; 1992, c. 51, s. 30; 1994, c. 24, s. 2; 1998, c. 30, ss. 13(F), 15(E); 1999, c. 3, s. 16; 2000, c. 12, s. 27; 2001, c. 14, ss. 1, 135(E), c. 27, s. 209; 2002, c. 7, s. 88(E); 2011, c. 21, s. 13; 2015, c. 3, s. 12; 2018, c. 8, s. 1.

Individual with significant control

2.1 (1) For the purposes of this Act, any of the following individuals is an individual with significant control over a corporation:

(a) an individual who has any of the following interests or rights, or any combination of them, in respect of a significant number of shares of the corporation:

(i) the individual is the registered holder of them,

(ii) the individual is the beneficial owner of them, or

(iii) the individual has direct or indirect control or direction over them;

(b) an individual who has any direct or indirect influence that, if exercised, would result in control in fact of the corporation; or

(c) an individual to whom prescribed circumstances apply.

Joint ownership or control

(2) Two or more individuals are each considered to be an individual with significant control over a corporation if, in respect of a significant number of shares of the corporation,

(a) an interest or right, or a combination of interests or rights, referred to in paragraph (1)(a) is held jointly by those individuals; or

(b) a right, or combination of rights, referred to in paragraph (1)(a) is subject to any agreement or arrangement under which the right or rights are to be exercised jointly or in concert by those individuals.

Exemption par catégorie

(7) Le directeur peut déterminer les catégories de sociétés qui ne sont ou n’étaient pas des sociétés ayant fait appel au public, s’il est convaincu que cette décision ne porte pas atteinte à l’intérêt public.

Minorité

(8) Pour l’application de la présente loi, mineur s’entend au sens des règles du droit provincial applicables. En l’absence de telles règles, ce terme s’entend au sens donné au mot enfant dans la Convention internationale des droits de l’enfant, adoptée par l’Assemblée générale des Nations Unies le 20 novembre 1989.

L.R. (1985), ch. C-44, art. 2; L.R. (1985), ch. 27 (2e suppl.), art. 10; 1990, ch. 17, art. 6; 1992, ch. 51, art. 30; 1994, ch. 24, art. 2; 1998, ch. 30, art. 13(F) et 15(A); 1999, ch. 3, art. 16; 2000, ch. 12, art. 27; 2001, ch. 14, art. 1 et 135(A), ch. 27, art. 209; 2002, ch. 7, art. 88(A); 2011, ch. 21, art. 13; 2015, ch. 3, art. 12; 2018, ch. 8, art. 1.

Particulier ayant un contrôle important

2.1 (1) Pour l’application de la présente loi, est un particulier ayant un contrôle important d’une société le particulier, selon le cas:

a) qui a l’un ou l’autre des droits ou intérêts ci-après, ou toute combinaison de ceux-ci, relativement à un nombre important d’actions:

(i) il en est le détenteur inscrit,

(ii) il en a la propriété effective,

(iii) le cas échéant, il exerce un contrôle direct ou indirect ou a la haute main sur celui-ci;

b) qui exerce, le cas échéant, une influence directe ou indirecte ayant pour résultat le contrôle de fait de la société;

c) à qui les circonstances réglementaires s’appliquent.

Codétenteurs

(2) Si, relativement à un nombre important d’actions, un droit ou un intérêt mentionné à l’alinéa (1)a), ou toute combinaison de ceux-ci, est détenu conjointement par des particuliers ou que l’un de ces droits, ou toute combinaison de ceux-ci, fait l’objet d’un accord ou d’une entente prévoyant qu’il sera exercé conjointement ou de concert par plusieurs particuliers, chacun de ces particuliers est considéré être un particulier ayant un contrôle important.

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Interpretation	Définitions
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Significant number of shares

(3) For the purposes of this section, a significant number of shares of a corporation is

(a) any number of shares that carry 25% or more of the voting rights attached to all of the corporation’s outstanding voting shares; or

(b) any number of shares that is equal to 25% or more of all of the corporation’s outstanding shares measured by fair market value.

2018, c. 27, s. 182.

Application

Application of Act

3 (1) This Act applies to every corporation incorporated and every body corporate continued as a corporation under this Act that has not been discontinued under this Act.

(2) [Repealed, 1991, c. 45, s. 551]

Certain Acts do not apply

(3) The following do not apply to a corporation:

(a) [Repealed, 2009, c. 23, s. 344]

(a.1) the Canada Not-for-profit Corporations Act;

(b) the Winding-up and Restructuring Act; and

(c) the provisions of a Special Act, as defined in section 87 of the Canada Transportation Act, that are inconsistent with this Act.

Limitations on business that may be carried on

(4)	No corporation shall carry on the business of

(a) a bank;

(a.1) an association to which the Cooperative Credit Associations Act applies;

(b) a company or society to which the Insurance Companies Act applies; or

(c) a company to which the Trust and Loan Companies Act applies.

Limitations on business that may be carried on

(5) No corporation shall carry on business as a degreegranting educational institution unless expressly

Nombre important d’actions

(3) Pour l’application du présent article, est un nombre important d’actions:

a) tout nombre d’actions conférant vingt-cinq pour cent ou plus des droits de vote attachés à l’ensemble des actions avec droit de vote en circulation de la société;

b) tout nombre d’actions équivalant à vingt-cinq pour cent ou plus de la juste valeur marchande de l’ensemble des actions en circulation de la société.

2018, ch. 27, art. 182.

Champ d’application

Application de la loi

3 (1) La présente loi s’applique à toute société constituée sous son régime et à toute personne morale prorogée en société sous son régime et qui n’est pas passée sous le régime d’une autre autorité législative.

(2) [Abrogé, 1991, ch. 45, art. 551]

Non-application de certaines lois

(3) Les lois suivantes ne s’appliquent pas à une société:

a) [Abrogé, 2009, ch. 23, art. 344]

a.1) la Loi canadienne sur les organisations à but non lucratif;

b) la Loi sur les liquidations et les restructurations;

c) les dispositions de toute loi spéciale au sens de l’article 87 de la Loi sur les transports au Canada qui sont incompatibles avec la présente loi.

Restrictions aux activités commerciales

(4)	Les sociétés ne peuvent se livrer:

a) à l’activité des banques;

a.1) aux activités d’une association régie par la Loi sur les associations coopératives de crédit;

b) aux activités d’une société ou d’une société de secours régie par la Loi sur les sociétés d’assurances;

c) aux activités d’une société régie par la Loi sur les sociétés de fiducie et de prêt.

Activité : établissement d’enseignement

(5) La société ne peut exercer l’activité d’un établissement d’enseignement ayant le pouvoir de délivrer des

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PART I Interpretation and Application	PARTIE I Définitions et application
Application	Champ d’application
Sections 3-6	Articles 3-6

authorized to do so by a federal or provincial agent that by law has the power to confer degree-granting authority on an educational institution.

R.S., 1985, c. C-44, s. 3; 1991, c. 45, s. 551, c. 46, s. 595, c. 47, s. 719; 1992, c. 1, s. 142; 1994, c. 24, s. 3; 1996, c. 6, s. 167, c. 10, s. 212; 1999, c. 31, s. 63; 2001, c. 14, s. 2(F); 2007, c. 6, s. 399; 2009, c. 23, ss. 309, 344.

Purposes of Act

Purposes

4 The purposes of this Act are to revise and reform the law applicable to business corporations incorporated to carry on business throughout Canada, to advance the cause of uniformity of business corporation law in Canada and to provide a means of allowing an orderly transferance of certain federal companies incorporated under various Acts of Parliament to this Act.

1974-75-76, c. 33, s. 4; 1978-79, c. 9, s. 1(F).

PART II

Incorporation

Incorporators

5 (1) One or more individuals or bodies corporate may incorporate a corporation by signing articles of incorpo-ration and complying with section 7.

Individuals

(2) An individual may incorporate a corporation only if that individual

(a) is not less than 18 years of age;

(b) is not incapable; or

(c) does not have the status of bankrupt.

R.S., 1985, c. C-44, s. 5; 2018, c. 8, s. 2.

Articles of incorporation

6 (1) Articles of incorporation shall follow the form that the Director fixes and shall set out, in respect of the proposed corporation,

(a) the name of the corporation;

(b) the province in Canada where the registered office is to be situated;

(c) the classes and any maximum number of shares that the corporation is authorized to issue, and diplômes universitaires que si elle est expressément autorisée par un agent fédéral ou provincial habilité par la loi à conférer ce pouvoir à de tels établissements.

L.R. (1985), ch. C-44, art. 3; 1991, ch. 45, art. 551, ch. 46, art. 595, ch. 47, art. 719; 1992, ch. 1, art. 142; 1994, ch. 24, art. 3; 1996, ch. 6, art. 167, ch. 10, art. 212; 1999, ch. 31, art. 63; 2001, ch. 14, art. 2(F); 2007, ch. 6, art. 399; 2009, ch. 23, art. 309 et 344.

Objet

Objet

4 La présente loi a pour objet de refondre et de réformer le droit applicable aux sociétés par actions constituées en vue d’exercer leur activité dans tout le Canada, de promouvoir l’uniformisation du droit des sociétés par actions au Canada et de faciliter le passage sous son autorité de certaines personnes morales de régime fédéral constituées en vertu de diverses lois fédérales.

1974-75-76, ch. 33, art. 4; 1978-79, ch. 9, art. 1(F).

PARTIE II

Constitution

Fondateurs

5 (1) La constitution d’une société est subordonnée à la signature de statuts constitutifs et à l’observation de l’article 7 par un ou plusieurs particuliers ou personnes morales.

Particuliers

(2)	S’agissant de particuliers:

a) ils ont au moins dix-huit ans;

b) ils ne sont pas incapables;

c) ils n’ont pas le statut de failli.

L.R. (1985), ch. C-44, art. 5; 2018, ch. 8, art. 2.

Statuts constitutifs

6 (1) Les statuts constitutifs de la société projetée sont dressés en la forme établie par le directeur et indiquent:

a) sa dénomination sociale;

b) la province où se trouve son siège social;

c) les catégories et, éventuellement, le nombre maximal d’actions qu’elle est autorisée à émettre et:

(i) en cas de pluralité des catégories, les droits, privilèges, conditions et restrictions dont est assortie chacune d’elles,

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Sections 6-8	Articles 6-8

(i) if there will be two or more classes of shares, the rights, privileges, restrictions and conditions attaching to each class of shares, and

(ii) if a class of shares may be issued in series, the authority given to the directors to fix the number of shares in, and to determine the designation of, and the rights, privileges, restrictions and conditions attaching to, the shares of each series;

(d) if the issue, transfer or ownership of shares of the corporation is to be restricted, a statement to that effect and a statement as to the nature of such restrictions;

(e) the number of directors or, subject to paragraph 107(a), the minimum and maximum number of directors of the corporation; and

(f) any restrictions on the businesses that the corporation may carry on.

Additional provisions in articles

(2) The articles may set out any provisions permitted by this Act or by law to be set out in the by-laws of the corporation.

Special majorities

(3) Subject to subsection (4), if the articles or a unanimous shareholder agreement require a greater number of votes of directors or shareholders than that required by this Act to effect any action, the provisions of the articles or of the unanimous shareholder agreement prevail.

Idem

(4) The articles may not require a greater number of votes of shareholders to remove a director than the number required by section 109.

R.S., 1985, c. C-44, s. 6; 1994, c. 24, s. 4(F); 2001, c. 14, ss. 3, 134(F).

Delivery of articles of incorporation

7 An incorporator shall send to the Director articles of

incorporation and the documents required by sections 19 and 106.

1974-75-76, c. 33, s. 7; 1978-79, c. 9, s. 1(F).

Certificate of incorporation

8 (1) Subject to subsection (2), on receipt of articles of incorporation, the Director shall issue a certificate of incorporation in accordance with section 262.

Exception — failure to comply with Act

(2) The Director may refuse to issue the certificate if a notice that is required to be sent under subsection 19(2)

(ii) en cas d’émission d’une catégorie d’actions par séries, l’autorisation accordée aux administrateurs tant de fixer le nombre et la désignation des actions de chaque série que de déterminer les droits, privilèges, conditions et restrictions dont les actions sont assorties;

d) éventuellement les restrictions imposées à l’émission, au transfert ou au droit de propriété de ses actions;

e) le nombre précis ou, sous réserve de l’alinéa 107a), les nombres minimal et maximal de ses administrateurs;

f)	les limites imposées à son activité commerciale.

Dispositions supplémentaires spéciales

(2) Les statuts peuvent contenir toute disposition que la présente loi ou toute autre règle de droit autorise à insérer dans les règlements administratifs de la société.

Majorités spéciales

(3) Par dérogation à la présente loi et sous réserve du paragraphe (4), les statuts ou les conventions unanimes des actionnaires peuvent augmenter le nombre de voix nécessaires à l’adoption de certaines mesures par les administrateurs ou par les actionnaires.

Idem

(4) Les statuts ne peuvent, pour la révocation d’un administrateur, exiger un nombre de voix plus élevé que celui prévu à l’article 109.

L.R. (1985), ch. C-44, art. 6; 1994, ch. 24, art. 4(F); 2001, ch. 14, art. 3 et 134(F).

Envoi des statuts constitutifs

7 Les statuts constitutifs et les documents exigés aux articles 19 et 106 sont envoyés au directeur par l’un des fondateurs.

1974-75-76, ch. 33, art. 7; 1978-79, ch. 9, art. 1(F).

Certificat

8 (1) Sous réserve du paragraphe (2), dès réception des statuts constitutifs, le directeur délivre un certificat de constitution conformément à l’article 262.

Exception: manquement

(2) Le directeur peut refuser de délivrer le certificat si l’avis ou la liste exigés respectivement aux paragraphes

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Sections 8-10	Articles 8-10

or 106(1) indicates that the corporation, if it came into existence, would not be in compliance with this Act.

R.S., 1985, c. C-44, s. 8; 2001, c. 14, s. 4.

Effect of certificate

9 A corporation comes into existence on the date shown in the certificate of incorporation.

1974-75-76, c. 33, s. 9; 1978-79, c. 9, s. 1(F).

Name of corporation

10 (1) The word or expression “Limited”, “Limitée”, “Incorporated”, “Incorporée”, “Corporation” or “Société par actions de régime fédéral” or the corresponding abbreviation “Ltd.”, “Ltée”, “Inc.”, “Corp.” or “S.A.R.F.” shall be part, other than only in a figurative or descriptive sense, of the name of every corporation, but a corporation may use and be legally designated by either the full or the corresponding abbreviated form.

Saving for “S.C.C.”

(1.1) Subsection (1) does not apply to a corporation that has a corporate name that, immediately before the day on which this subsection comes into force, included, other than only in a figurative or descriptive sense, the expression “Société commerciale canadienne” or the abbreviation “S.C.C.”, and any such corporation may use and be legally designated by either that expression or that abbreviation.

Exemption

(2) The Director may exempt a body corporate continued as a corporation under this Act from the provisions of subsection (1).

Alternate name

(3) Subject to subsection 12(1), the name of a corporation may be set out in its articles in an English form, a French form, an English form and a French form, or a combined English and French form, so long as the combined form meets the prescribed criteria. The corporation may use and may be legally designated by any such form.

Alternative name outside Canada

(4) Subject to subsection 12(1), a corporation may, for use outside Canada, set out its name in its articles in any language form and it may use and may be legally designated by any such form outside Canada.

19(2) ou 106(1) indiquent que la société, une fois constituée, serait en contravention avec la présente loi.

L.R. (1985), ch. C-44, art. 8; 2001, ch. 14, art. 4.

Effet du certificat

9 La société existe à compter de la date figurant sur le certificat de constitution.

1974-75-76, ch. 33, art. 9; 1978-79, ch. 9, art. 1(F).

Dénomination sociale

10 (1) Les termes « Limitée », « Limited », « Incorporée », « Incorporated », « Société par actions de régime fédéral » ou « Corporation », ou les abréviations correspondantes « Ltée », « Ltd. », « Inc. », « S.A.R.F. » ou « Corp. » doivent faire partie, autrement que dans un sens figuratif ou descriptif, de la dénomination sociale de toute société; la société peut aussi bien utiliser les termes que les abréviations correspondantes et être légalement désignée de cette façon.

Exception

(1.1) Le paragraphe (1) ne s’applique pas à la société dont la dénomination sociale comportait, avant la date d’entrée en vigueur du présent paragraphe, autrement que dans un sens figuratif ou descriptif, le terme « Société commerciale canadienne » ou l’abréviation « S.C.C. ». Cette société peut, même après cette date, aussi bien utiliser le terme que l’abréviation et être légalement désignée de cette façon.

Dispense

(2) Le directeur peut dispenser de l’application du paragraphe (1) toute personne morale prorogée sous forme de société régie par la présente loi.

Choix de la dénomination sociale

(3) Sous réserve du paragraphe 12(1), la société peut, dans ses statuts, adopter une dénomination sociale anglaise, française, dans ces deux langues ou dans une forme combinée de ces deux langues, pourvu que la forme combinée soit conforme aux critères réglementaires; elle peut utiliser l’une ou l’autre des dénominations adoptées et être légalement désignée sous l’une ou l’autre de celles-ci.

Dénomination sociale pour l’étranger

(4) Sous réserve du paragraphe 12(1), la société peut, dans ses statuts, adopter et utiliser en n’importe quelle langue, pour ses activités à l’étranger, un nom sous lequel elle peut y être légalement désignée.

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PART II Incorporation	PARTIE II Constitution
Sections 10-12	Articles 10-12

Publication of name

(5) A corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the corporation.

Other name

(6) Subject to subsections (5) and 12(1), a corporation may carry on business under or identify itself by a name other than its corporate name if that other name does not contain, other than in a figurative or descriptive sense, either the word or expression “Limited”, “Limitée”, “Incorporated”, “Incorporée”, “Corporation” or “Société par actions de régime fédéral” or the corresponding abbreviation.

R.S., 1985, c. C-44, s. 10; 1992, c. 1, s. 53; 1994, c. 24, s. 5; 2001, c. 14, s. 5.

Reserving name

11 (1) The Director may, on request, reserve for a prescribed period a name for an intended corporation or for a corporation that intends to change its name.

Designating number

(2) If requested to do so by the incorporators or a corporation, the Director shall assign to the corporation as its name a designating number followed by the word “Canada” and a word or expression, or the corresponding abbreviation, referred to in subsection 10(1).

R.S., 1985, c. C-44, s. 11; 1994, c. 24, s. 6; 2018, c. 8, s. 3.

Prohibited names

12 (1) A corporation shall not be incorporated or continued as a corporation under this Act with, change its name to, or have, carry on business under or identify itself by a name that is prohibited by the regulations or that does not meet the prescribed requirements.

Directing change of name

(2) The Director may direct a corporation to change its name in accordance with section 173 if, through inadvertence or otherwise, the corporation acquires a name that is prohibited by the regulations or that does not meet the prescribed requirements.

(3)	[Repealed, 1994, c. 24, s. 7]

Idem

(4) If a corporation has a designating number as its name, the Director may direct the corporation to change its name to a name other than a designating number in accordance with section 173.

Publicité de la dénomination sociale

(5) La dénomination sociale de la société doit être lisiblement indiquée sur tous ses effets de commerce, contrats, factures et commandes de marchandises ou de services.

Autre nom

(6) Sous réserve des paragraphes (5) et 12(1), la société peut exercer une activité commerciale ou s’identifier sous un nom autre que sa dénomination sociale si ce nom ne comprend pas, sauf dans un sens figuratif ou descriptif, les termes « Limitée », « Limited », « Incorporée », « Incorporated », « Société par actions de régime fédéral » ou « Corporation » ou l’abréviation correspondante.

L.R. (1985), ch. C-44, art. 10; 1992, ch. 1, art. 53; 1994, ch. 24, art. 5; 2001, ch. 14, art. 5.

Réservation

11 (1) Le directeur peut, sur demande, réserver pendant la période réglementaire une dénomination sociale à la société dont la création est envisagée ou qui entend changer de dénomination sociale.

Numéro matricule

(2) Le directeur assigne à la société, à sa demande ou à celle des fondateurs, un numéro matricule en guise de dénomination sociale, suivi du mot « Canada » et d’un des termes ou abréviations correspondantes mentionnés au paragraphe 10(1).

L.R. (1985), ch. C-44, art. 11; 1994, ch. 24, art. 6; 2018, ch. 8, art. 3.

Dénominations sociales prohibées

12 (1) La société ne peut pas être constituée ou prorogée, exercer une activité commerciale ou s’identifier sous une dénomination sociale qui est prohibée par les règlements ou qui n’est pas conforme aux exigences réglementaires, ni adopter une telle dénomination.

Ordre de changement de la dénomination sociale non conforme

(2) Le directeur peut ordonner à la société de changer sa dénomination sociale conformément à l’article 173 lorsque celle-ci a reçu, notamment par inadvertance, une dénomination sociale qui est prohibée par les règlements ou qui n’est pas conforme aux exigences réglementaires.

(3)	[Abrogé, 1994, ch. 24, art. 7]

Idem

(4) Le directeur peut ordonner aux sociétés ayant un numéro matricule d’adopter, conformément à l’article 173, une autre dénomination sociale.

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Sections 12-14	Articles 12-14

Undertaking to change name

(4.1) Where a corporation acquires a name as a result of a person undertaking to dissolve or to change names, and the undertaking is not honoured, the Director may direct the corporation to change its name in accordance with section 173, unless the undertaking is honoured within the period specified in subsection (5).

Revoking name

(5) If a corporation has not followed a directive under subsection (2), (4) or (4.1) within the prescribed period, the Director may revoke the name of the corporation and assign a name to it and, until changed in accordance with section 173, the name of the corporation is the name assigned by the Director.

R.S., 1985, c. C-44, s. 12; 1994, c. 24, s. 7; 2018, c. 8, s. 4.

Certificate of amendment

13 (1) When a corporation has had its name revoked and a name assigned to it under subsection 12(5), the Director shall issue a certificate of amendment showing the new name of the corporation and shall give notice of the change of name as soon as practicable in a publication generally available to the public.

Effect of certificate

(2) The articles of the corporation are amended accordingly on the date shown in the certificate of amendment.

R.S., 1985, c. C-44, s. 13; 2001, c. 14, s. 6; 2018, c. 8, s. 5(F).

Personal liability

14 (1) Subject to this section, a person who enters into, or purports to enter into, a written contract in the name of or on behalf of a corporation before it comes into existence is personally bound by the contract and is entitled to its benefits.

Pre-incorporation and pre-amalgamation contracts

(2) A corporation may, within a reasonable time after it comes into existence, by any action or conduct signifying its intention to be bound thereby, adopt a written contract made before it came into existence in its name or on its behalf, and on such adoption

(a) the corporation is bound by the contract and is entitled to the benefits thereof as if the corporation had been in existence at the date of the contract and had been a party thereto; and

(b) a person who purported to act in the name of or on behalf of the corporation ceases, except as provided

Engagement de changer de nom

(4.1) Dans le cas où une société reçoit une dénomination sociale en raison de l’engagement d’une personne de se dissoudre ou de changer de nom et qu’il n’est pas donné suite à l’engagement, le directeur peut ordonner à la société de changer sa dénomination sociale conformément à l’article 173, sauf s’il est donné suite à l’engagement dans le délai prévu au paragraphe (5).

Annulation de la dénomination sociale

(5) Le directeur peut annuler la dénomination sociale de la société qui n’a pas obtempéré aux ordres donnés en vertu des paragraphes (2), (4) ou (4.1) dans le délai réglementaire et lui en attribuer d’office une autre; celle-ci demeure la dénomination sociale de la société tant qu’elle n’a pas été changée conformément à l’article 173.

L.R. (1985), ch. C-44, art. 12; 1994, ch. 24, art. 7; 2018, ch. 8, art. 4.

Certificat de modification

13 (1) En cas de changement de dénomination sociale au titre du paragraphe 12(5), le directeur délivre un certificat de modification indiquant la nouvelle dénomination sociale et publie, dans les meilleurs délais, un avis du changement dans une publication destinée au grand public.

Effet du certificat

(2) Les statuts de la société sont modifiés en conséquence à compter de la date précisée dans le certificat de modification.

L.R. (1985), ch. C-44, art. 13; 2001, ch. 14, art. 6; 2018, ch. 8, art. 5(F).

Obligation personnelle

14 (1) Sous réserve des autres dispositions du présent article, la personne qui conclut ou est censée conclure un contrat écrit au nom ou pour le compte d’une société avant sa constitution est liée personnellement par ce contrat et peut en tirer parti.

Contrats antérieurs à la constitution

(2) Tout contrat conclu conformément au paragraphe (1) qui est ratifié, même tacitement, par la société dans un délai raisonnable après sa constitution:

a) lie la société à compter de sa date de conclusion et elle peut en tirer parti;

b) sous réserve des dispositions du paragraphe (3), libère la personne qui s’est engagée pour elle et l’empêche d’en tirer parti. in subsection (3), to be bound by or entitled to the benefits of the contract.

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PART II Incorporation	PARTIE II Constitution
Sections 14-16	Articles 14-16

Application to court

(3) Subject to subsection (4), whether or not a written contract made before the coming into existence of a corporation is adopted by the corporation, a party to the contract may apply to a court for an order respecting the nature and extent of the obligations and liability under the contract of the corporation and the person who entered into, or purported to enter into, the contract in the name of or on behalf of the corporation. On the application, the court may make any order it thinks fit.

Exemption from personal liability

(4) If expressly so provided in the written contract, a person who purported to act in the name of or on behalf of the corporation before it came into existence is not in any event bound by the contract or entitled to the benefits thereof.

R.S., 1985, c. C-44, s. 14; 2001, c. 14, s. 7.

PART III

Capacity and Powers

Capacity of a corporation

15 (1) A corporation has the capacity and, subject to this Act, the rights, powers and privileges of a natural person.

Idem

(2) A corporation may carry on business throughout Canada.

Extra-territorial capacity

(3) A corporation has the capacity to carry on its business, conduct its affairs and exercise its powers in any jurisdiction outside Canada to the extent that the laws of such jurisdiction permit.

R.S., 1985, c. C-44, s. 15; 2011, c. 21, s. 14(F).

Powers of a corporation

16 (1) It is not necessary for a by-law to be passed in order to confer any particular power on the corporation or its directors.

Restricted business or powers

(2) A corporation shall not carry on any business or exercise any power that it is restricted by its articles from carrying on or exercising, nor shall the corporation exercise any of its powers in a manner contrary to its articles.

Requête au tribunal

(3) Sous réserve du paragraphe (4), le tribunal peut notamment, à la demande de toute partie à un contrat écrit conclu avant la constitution de la société, indépendamment de sa ratification ultérieure, rendre une ordonnance au sujet de la nature et de l’étendue des obligations et de la responsabilité découlant du contrat attribuable à la société et à la personne qui a conclu ou est censée avoir conclu le contrat pour elle.

Exemption de toute responsabilité personnelle

(4) La personne visée au paragraphe (1) n’est pas liée par un contrat écrit s’il contient une clause expresse à cet effet et ne peut en tirer parti.

L.R. (1985), ch. C-44, art. 14; 2001, ch. 14, art. 7.

PARTIE III

Capacité et pouvoirs

Capacité

15 (1) La société a, sous réserve des autres dispositions de la présente loi, la capacité d’une personne physique et les droits, pouvoirs et privilèges de celle-ci.

Idem

(2) La société peut exercer ses activités commerciales partout au Canada.

Capacité extra-territoriale

(3) La société possède la capacité de conduire ses affaires internes et d’exercer son activité commerciale et ses pouvoirs à l’étranger, dans les limites des lois applicables en l’espèce.

L.R. (1985), ch. C-44, art. 15; 2011, ch. 21, art. 14(F).

Pouvoirs

16 (1) La prise d’un règlement administratif n’est pas nécessaire pour conférer un pouvoir particulier à la société ou à ses administrateurs.

Réserves

(2) La société ne peut exercer ni pouvoirs ni activités commerciales en violation de ses statuts.

Current to October 31, 2023	14	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART III Capacity and Powers	PARTIE III Capacité et pouvoirs
Sections 16-18	Articles 16-18

Rights preserved

(3) No act of a corporation, including any transfer of property to or by a corporation, is invalid by reason only that the act or transfer is contrary to its articles or this Act.

1974-75-76, c. 33, s. 16; 1978-79, c. 9, s. 1(F).

No constructive notice

17 No person is affected by or is deemed to have notice or knowledge of the contents of a document concerning a corporation by reason only that the document has been filed by the Director or is available for inspection at an office of the corporation.

1974-75-76, c. 33, s. 17; 1978-79, c. 9, s. 1(F).

Authority of directors, officers and agents

18 (1) No corporation and no guarantor of an obligation of a corporation may assert against a person dealing with the corporation or against a person who acquired rights from the corporation that

(a) the articles, by-laws and any unanimous shareholder agreement have not been complied with;

(b) the persons named in the most recent notice sent to the Director under section 106 or 113 are not the directors of the corporation;

(c) the place named in the most recent notice sent to the Director under section 19 is not the registered office of the corporation;

(d) a person held out by a corporation as a director, officer, agent or mandatary of the corporation has not been duly appointed or has no authority to exercise the powers and perform the duties that are customary in the business of the corporation or usual for a director, officer, agent or mandatary;

(e) a document issued by any director, officer, agent or mandatary of a corporation with actual or usual authority to issue the document is not valid or genuine; or

(f) a sale, lease or exchange of property referred to in subsection 189(3) was not authorized.

Exception

(2) Subsection (1) does not apply in respect of a person who has, or ought to have, knowledge of a situation described in that subsection by virtue of their relationship to the corporation.

R.S., 1985, c. C-44, s. 18; 2001, c. 14, s. 8; 2011, c. 21, s. 15(E).

Survie des droits

(3) Les actes de la société, y compris les transferts de biens, ne sont pas nuls du seul fait qu’ils sont contraires à ses statuts ou à la présente loi.

1974-75-76, ch. 33, art. 16; 1978-79, ch. 9, art. 1(F).

Absence de présomption de connaissance

17 Le seul fait de l’enregistrement par le directeur d’un document relatif à la société ou la possibilité de le consulter dans les locaux de celle-ci, ne peut causer de préjudice à quiconque; nul n’est censé avoir reçu avis ni avoir eu connaissance d’un tel document.

1974-75-76, ch. 33, art. 17; 1978-79, ch. 9, art. 1(F).

Prétentions interdites

18 (1) La société, ou ses cautions, ne peuvent opposer aux personnes qui ont traité avec elle ou à ses ayants droit ou ayants cause les prétentions suivantes:

a) les statuts, règlements administratifs et conventions unanimes des actionnaires n’ont pas été observés;

b) les personnes nommées dans la dernière liste ou le dernier avis envoyé au directeur respectivement aux termes des articles 106 ou 113 ne sont pas ses administrateurs;

c) son siège social ne se trouve pas au lieu indiqué dans le dernier avis envoyé au directeur conformément à l’article 19;

d) la personne qu’elle a présentée comme l’un de ses administrateurs, dirigeants ou mandataires n’a pas été régulièrement nommée ou n’a pas l’autorité nécessaire pour exercer les attributions découlant normalement soit du poste, soit de l’activité commerciale de la société;

e) un document émanant régulièrement de l’un de ses administrateurs, dirigeants ou mandataires n’est ni valable ni authentique;

f) les opérations visées au paragraphe 189(3) n’ont pas été autorisées.

Exception

(2) Le paragraphe (1) ne s’applique pas aux personnes qui connaissent ou devraient connaître la situation réelle en raison de leur relation avec la société.

L.R. (1985), ch. C-44, art. 18; 2001, ch. 14, art. 8; 2011, ch. 21, art. 15(A).

Current to October 31, 2023	15	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART IV Registered Office and Records	PARTIE IV Siège social et livres
Sections 19-20	Articles 19-20

PART IV

Registered Office and Records

Registered office

19 (1) A corporation shall at all times have a registered office in the province in Canada specified in its articles.

Notice of registered office

(2) A notice of registered office in the form that the Director fixes shall be sent to the Director together with any articles that designate or change the province where the registered office of the corporation is located.

Change of address

(3) The directors of a corporation may change the place and address of the registered office within the province specified in the articles.

Notice of change of address

(4) A corporation shall send to the Director, within fifteen days of any change of address of its registered office, a notice in the form that the Director fixes and the Director shall file it.

R.S., 1985, c. C-44, s. 19; 2001, c. 14, s. 9; 2018, c. 8, s. 6(F).

Corporate records

20 (1) A corporation shall prepare and maintain, at its registered office or at any other place in Canada designated by the directors, records containing

(a) the articles and the by-laws, and all amendments thereto, and a copy of any unanimous shareholder agreement;

(b) minutes of meetings and resolutions of shareholders;

(c) copies of all notices required by section 106 or 113; and

(d) a securities register that complies with section 50.

Directors records

(2) In addition to the records described in subsection (1), a corporation shall prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the directors and any committee thereof.

PARTIE IV

Siège social et livres

Siège social et livres

19 (1) La société maintient en permanence un siège social au Canada, dans la province indiquée dans ses statuts.

Avis

(2) Avis du lieu où est maintenu le siège social est envoyé au directeur, en la forme établie par lui, avec les clauses pertinentes des statuts désignant ou modifiant la province où le siège social est situé.

Changement d’adresse

(3) Les administrateurs peuvent changer le lieu et l’adresse du siège social, dans les limites de la province indiquée dans les statuts.

Avis

(4) La société envoie au directeur, dans les quinze jours et en la forme établie par lui, avis de tout changement d’adresse du siège social pour enregistrement.

L.R. (1985), ch. C-44, art. 19; 2001, ch. 14, art. 9; 2018, ch. 8, art. 6(F).

Livres

20 (1) La société tient, à son siège social ou en tout autre lieu au Canada que désignent les administrateurs, des livres où figurent:

a) les statuts, les règlements administratifs, leurs modifications, ainsi qu’un exemplaire des conventions unanimes des actionnaires;

b) les procès-verbaux des assemblées et les résolutions des actionnaires;

c) un exemplaire des listes et avis exigés à l’article 106 ou 113;

d) le registre des valeurs mobilières, conforme à l’article 50.

Procès-verbaux

(2) Outre les livres mentionnés au paragraphe (1), la société tient des livres comptables adéquats et des livres où figurent les procès-verbaux tant des réunions que des résolutions du conseil d’administration et de ses comités.

Current to October 31, 2023	16	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART IV Registered Office and Records	PARTIE IV Siège social et livres
Section 20	Article 20

Retention of accounting records

(2.1) Subject to any other Act of Parliament and to any Act of the legislature of a province that provides for a longer retention period, a corporation shall retain the accounting records referred to in subsection (2) for a period of six years after the end of the financial year to which the records relate.

Records of continued corporations

(3) For the purposes of paragraph (1)(b) and subsection (2), where a body corporate is continued under this Act, “records” includes similar records required by law to be maintained by the body corporate before it was so continued.

Place of directors records

(4) The records described in subsection (2) shall be kept at the registered office of the corporation or at such other place as the directors think fit and shall at all reasonable times be open to inspection by the directors.

Records in Canada

(5) If accounting records of a corporation are kept outside Canada, accounting records adequate to enable the directors to ascertain the financial position of the corporation with reasonable accuracy on a quarterly basis shall be kept at the registered office or any other place in Canada designated by the directors.

When records or registers kept outside Canada

(5.1) Despite subsections (1) and (5), but subject to the

Income Tax Act, the Excise Tax Act, the Customs Act and any other Act administered by the Minister of National Revenue, a corporation may keep all or any of its corporate records and accounting records referred to in subsection (1) or (2) at a place outside Canada, if

(a) the records are available for inspection, by means of a computer terminal or other technology, during regular office hours at the registered office or any other place in Canada designated by the directors; and

(b) the corporation provides the technical assistance to facilitate an inspection referred to in paragraph (a).

Offence

(6) A corporation that, without reasonable cause, fails to comply with this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars.

R.S., 1985, c. C-44, s. 20; 1994, c. 24, s. 8; 2001, c. 14, s. 10.

Conservation des livres comptables

(2.1) Sous réserve de toute autre loi fédérale, ou de toute loi provinciale, prévoyant une période de rétention plus longue, la société est tenue de conserver les livres comptables visés au paragraphe (2) pendant une période de six ans suivant la fin de l’exercice auquel ils se rapportent.

Livre des sociétés prorogées

(3) Pour l’application de l’alinéa (1)b) et du paragraphe (2), le terme « livre » désigne également les livres de même nature que les personnes morales prorogées sous le régime de la présente loi devaient tenir avant leur prorogation.

Lieu de conservation

(4) Les livres visés au paragraphe (2) sont conservés au siège social de la société ou en tout lieu convenant aux administrateurs qui peuvent les consulter à tout moment opportun.

Livres comptables

(5) Dans le cas où la comptabilité d’une société est tenue à l’étranger, il est conservé à son siège social ou dans tout autre lieu au Canada désigné par les administrateurs, des livres permettant à ceux-ci d’en vérifier la situation financière tous les trimestres, avec une précision suffisante.

Livres conservés à l’étranger

(5.1) Malgré les paragraphes (1) et (5), mais sous réserve de la Loi de l’impôt sur le revenu, de la Loi sur la taxe d’accise, de la Loi sur les douanes et de toute autre loi relevant du ministre du Revenu national, la société peut conserver à l’étranger la totalité ou une partie de ses livres dont la tenue est exigée par les paragraphes (1) ou (2) si les conditions suivantes sont réunies:

a) les livres sont accessibles pour consultation, au moyen d’un terminal d’ordinateur ou d’un autre moyen technologique, durant les heures normales d’ouverture au siège social de la société ou en tout autre lieu au Canada désigné par les administrateurs;

b) la société fournit l’aide technique nécessaire à une telle consultation.

Infraction

(6) Toute société qui, sans motif raisonnable, contrevient au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

L.R. (1985), ch. C-44, art. 20; 1994, ch. 24, art. 8; 2001, ch. 14, art. 10.

Current to October 31, 2023	17	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART IV Registered Office and Records	PARTIE IV Siège social et livres
Section 21	Article 21

Access to corporate records

21 (1) Subject to subsection (1.1), shareholders and creditors of a corporation, their personal representatives and the Director may examine the records described in subsection 20(1) during the usual business hours of the corporation, and may take extracts from the records, free of charge, and, if the corporation is a distributing corporation, any other person may do so on payment of a reasonable fee.

Requirement for affidavit — securities register

(1.1) Any person described in subsection (1) who wishes to examine the securities register of a distributing corporation must first make a request to the corporation or its agent or mandatary, accompanied by an affidavit referred to in subsection (7). On receipt of the affidavit, the corporation or its agent or mandatary shall allow the applicant access to the securities register during the corporation’s usual business hours, and, on payment of a reasonable fee, provide the applicant with an extract from the securities register.

Copies of corporate records

(2) A shareholder of a corporation is entitled on request and without charge to one copy of the articles and by laws and of any unanimous shareholder agreement.

Shareholder lists

(3) Shareholders and creditors of a corporation, their personal representatives, the Director and, if the corporation is a distributing corporation, any other person, on payment of a reasonable fee and on sending to a corporation or its agent or mandatary the affidavit referred to in subsection (7), may on application require the corporation or its agent or mandatary to provide within 10 days after the receipt of the affidavit a list (in this section referred to as the “basic list”) made up to a date not more than 10 days before the date of receipt of the affidavit setting out the names of the shareholders of the corporation, the number of shares owned by each shareholder and the address of each shareholder as shown on the records of the corporation.

Supplemental lists

(4) A person requiring a corporation to provide a basic list may, by stating in the affidavit referred to in subsection (3) that they require supplemental lists, require the corporation or its agent or mandatary on payment of a reasonable fee to provide supplemental lists setting out any changes from the basic list in the names or addresses of the shareholders and the number of shares owned by each shareholder for each business day following the date the basic list is made up to.

Consultation

21 (1) Sous réserve du paragraphe (1.1), les actionnaires et les créanciers de la société, leurs représentants personnels, ainsi que le directeur, peuvent consulter les livres visés au paragraphe 20(1) pendant les heures normales d’ouverture des bureaux de la société et en faire gratuitement des extraits; cette faculté peut être accordée à toute autre personne, sur paiement d’un droit raisonnable, lorsqu’il s’agit d’une société ayant fait appel au public.

Affidavit

(1.1) Toute personne visée au paragraphe (1) qui désire consulter le registre des valeurs mobilières d’une société ayant fait appel au public est tenue d’en faire la demande à la société ou à son mandataire et de lui faire parvenir l’affidavit visé au paragraphe (7). Sur réception de l’affidavit, la société ou son mandataire permet la consultation du registre pendant les heures normales d’ouverture des bureaux de la société et, sur paiement d’un droit raisonnable, en permet l’obtention d’extraits.

Copies

(2) Les actionnaires peuvent, sur demande et sans frais, obtenir une copie des statuts, des règlements administratifs et des conventions unanimes des actionnaires.

Liste des actionnaires

(3) Les actionnaires et les créanciers de la société, leurs représentants personnels, le directeur et, lorsqu’il s’agit d’une société ayant fait appel au public, toute autre personne, sur paiement d’un droit raisonnable et sur envoi à la société ou à son mandataire de l’affidavit visé au paragraphe (7), peuvent demander à la société ou à son mandataire, la remise, dans les dix jours suivant la réception de l’affidavit, d’une liste, appelée au présent article la « liste principale », mise à jour au plus dix jours avant la date de réception, énonçant les nom, nombre d’actions et adresse de chaque actionnaire, tels qu’ils figurent sur les livres.

Listes supplétives

(4) La personne qui déclare, dans l’affidavit visé au paragraphe (3), avoir besoin, outre la liste principale, de listes supplétives quotidiennes énonçant les modifications apportées à la liste principale peut, sur paiement d’un droit raisonnable, en demander la remise à la société ou à ses mandataires.

Current to October 31, 2023	18	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART IV Registered Office and Records	PARTIE IV Siège social et livres
Section 21	Article 21

When supplemental lists to be provided

(5) The corporation or its agent or mandatary shall provide a supplemental list required under subsection (4)

(a) on the date the basic list is furnished, where the information relates to changes that took place prior to that date; and

(b) on the business day following the day to which the supplemental list relates, where the information relates to changes that take place on or after the date the basic list is furnished.

Holders of options

(6) A person requiring a corporation to furnish a basic list or a supplemental list may also require the corporation to include in that list the name and address of any known holder of an option or right to acquire shares of the corporation.

Contents of affidavit

(7) The affidavit required under subsection (1.1) or (3) shall state

(a) the name and address of the applicant;

(b) the name and address for service of the body corporate, if the applicant is a body corporate; and

(c) that the basic list and any supplemental lists obtained pursuant to subsection (4) or the information contained in the securities register obtained pursuant to subsection (1.1), as the case may be, will not be used except as permitted under subsection (9).

Idem

(8) If the applicant is a body corporate, the affidavit shall be made by a director or officer of the body corporate.

Use of information or shareholder list

(9) A list of shareholders or information from a securities register obtained under this section shall not be used by any person except in connection with

(a) an effort to influence the voting of shareholders of the corporation;

(b) an offer to acquire securities of the corporation; or

(c) any other matter relating to the affairs of the corporation.

Remise des listes supplétives

(5) La société ou son mandataire remet les listes supplétives visées au paragraphe (4):

a) en même temps que la liste principale, si les modifications sont antérieures à la date de la remise;

b) sinon, le jour ouvrable suivant la date indiquée dans la dernière liste supplétive.

Détenteurs d’options

(6) Il est possible de demander à la société de faire figurer sur la liste principale ou supplétive les noms et adresses des détenteurs connus de l’option ou du droit d’acquérir des actions de cette société.

Teneur de l’affidavit

(7)	L’affidavit exigé aux paragraphes (1.1) ou (3) énonce:

a) les nom et adresse du requérant;

b) les noms et adresse, à des fins de signification, de la personne morale éventuellement requérante;

c) l’engagement de n’utiliser que conformément au paragraphe (9) la liste principale et les listes obtenues en vertu du paragraphe (4), ou les renseignements contenus dans le registre des valeurs mobilières et obtenus en vertu du paragraphe (1.1), selon le cas.

Cas où le requérant est une personne morale

(8) La personne morale requérante fait établir l’affidavit par un de ses administrateurs ou dirigeants.

Utilisation des renseignements ou des listes

(9) Les renseignements du registre des valeurs mobilières et les listes obtenus en vertu du présent article ne peuvent être utilisés que dans le cadre:

a) soit des tentatives en vue d’influencer le vote des actionnaires de la société;

b) soit de l’offre d’acquérir des valeurs mobilières de la société;

c) soit de toute autre question concernant les affaires internes de la société.

Current to October 31, 2023	19	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART IV Registered Office and Records	PARTIE IV Siège social et livres
Sections 21-21.1	Articles 21-21.1

Offence

(10) A person who, without reasonable cause, contravenes this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

R.S., 1985, c. C-44, s. 21; 2001, c. 14, ss. 11, 135(E); 2011, c. 21, s. 16(E).

Register

21.1 (1) The corporation shall prepare and maintain, at its registered office or at any other place in Canada designated by the directors, a register of individuals with significant control over the corporation that contains

(a) the names, the dates of birth and the latest known address of each individual with significant control;

(b) the jurisdiction of residence for tax purposes of each individual with significant control;

(c) the day on which each individual became or ceased to be an individual with significant control, as the case may be;

(d) a description of how each individual is an individual with significant control over the corporation, including, as applicable, a description of their interests and rights in respect of shares of the corporation;

(e) any other prescribed information; and

(f) a description of each step taken in accordance with subsection (2).

Updating of information

(2) At least once during each financial year of the corporation, the corporation shall take reasonable steps to ensure that it has identified all individuals with significant control over the corporation and that the information in the register is accurate, complete and up-to-date.

Recording of information

(3) If the corporation becomes aware of any information referred to in paragraphs (1)(a) to (e) as a result of steps taken in accordance with subsection (2) or through any other means, the corporation shall record that information in the register within 15 days of becoming aware of it.

Infraction

(10) Toute personne qui, sans motif raisonnable, contrevient au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

L.R. (1985), ch. C-44, art. 21; 2001, ch. 14, art. 11 et 135(A); 2011, ch. 21, art. 16(A).

Registre

21.1 (1) La société tient à son siège social ou en tout autre lieu au Canada que désignent les administrateurs, un registre des particuliers ayant un contrôle important où figurent:

a) les nom, date de naissance et dernière adresse connue de chacun d’eux;

b) la juridiction de résidence, à des fins fiscales, de chacun d’eux;

c) la date à laquelle chacun d’eux est devenu un particulier ayant un contrôle important de la société et, le cas échéant, celle où il a cessé d’avoir cette qualité;

d) une description de la manière dont chacun d’eux est un particulier ayant un contrôle important de la société, notamment, s’il y a lieu, une description de leurs droits ou intérêts relativement aux actions de la société;

e) tout autre renseignement réglementaire;

f) une description de chaque mesure prise en application du paragraphe (2).

Mise à jour des renseignements

(2) Au moins une fois au cours de chaque exercice, la société prend des mesures raisonnables afin de s’assurer d’identifier tous les particuliers ayant un contrôle important de la société et s’assure que les renseignements inscrits au registre sont exacts, exhaustifs et à jour.

Inscription des renseignements

(3) La société inscrit au registre, dans les quinze jours après en avoir pris connaissance, les renseignements mentionnés aux alinéas (1)a) à e) dont elle a pris connaissance à la suite des mesures prises en application du paragraphe (2) ou autrement.

Current to October 31, 2023	20	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART IV Registered Office and Records	PARTIE IV Siège social et livres
Sections 21.1-21.3	Articles 21.1-21.3

Information from shareholders

(4) If the corporation requests information referred to in any of paragraphs (1)(a) to (e) from one of its shareholders, the shareholder shall, to the best of their knowledge, reply accurately and completely as soon as feasible.

Disposal of personal information

(5) Within one year after the sixth anniversary of the day on which an individual ceases to be an individual with significant control over the corporation, the corporation shall – subject to any other Act of Parliament and to any Act of the legislature of a province that provides for a longer retention period – dispose of any of that individual’s personal information, as defined in subsection 2(1) of the Personal Information Protection and Electronic Documents Act, that is recorded in the register.

Offence

(6) A corporation that, without reasonable cause, contravenes this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars.

Non-application

(7)	This section does not apply to a corporation

(a) that is a reporting issuer or an émetteur assujetti under an Act of the legislature of a province relating to the regulation of securities;

(b) any of the securities of which are listed and posted for trading on a designated stock exchange, as defined in subsection 248(1) of the Income Tax Act; or

(c) that is a member of a prescribed class.

2018, c. 27, s. 183; 2022, c. 10, s. 430.

Inability to identify individuals

21.2 A corporation to which section 21.1 applies shall take prescribed steps if it is unable to identify any individuals with significant control over the corporation.

2018, c. 27, s. 183.

Disclosure to Director

21.3 (1) A corporation to which section 21.1 applies shall disclose to the Director, on request, any information in its register of individuals with significant control.

Access – affidavit

(2) Shareholders and creditors of the corporation or their personal representatives, on sending to the

Renseignements communiqués par les actionnaires

(4) Sur demande de la société, les actionnaires lui communiquent, au meilleur de leur connaissance, dès que possible et de façon précise et complète, tout renseignement mentionné aux alinéas (1)a) à e).

Retrait des renseignements personnels

(5) Sous réserve de toute autre loi fédérale ou de toute loi provinciale prévoyant une période de rétention plus longue et au plus tard un an après le sixième anniversaire de la date où un particulier ayant un contrôle important a cessé d’avoir cette qualité, la société procède au retrait des renseignements personnels, au sens du paragraphe 2(1) de la Loi sur les renseignements personnels et les documents électroniques, de ce particulier inscrits au registre.

Infraction

(6) Toute société qui, sans motif raisonnable, contrevient au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

Non-application

(7)	Le présent article ne s’applique pas, selon le cas:

a) à la société qui est un émetteur assujetti ou un reporting issuer au titre d’une loi provinciale relative à la réglementation des valeurs mobilières;

b) à la société dont des valeurs mobilières sont cotées et négociables à une bourse de valeurs désignée, au sens du paragraphe 248(1) de la Loi de l’impôt sur le revenu;

c) à la société qui appartient à une catégorie réglementaire.

2018, ch. 27, art. 183; 2022, ch. 10, art. 430.

Incapacité d’identifier

21.2 La société assujettie à l’article 21.1 prend les mesures prescrites si elle est incapable d’identifier un particulier ayant un contrôle important.

2018, ch. 27, art. 183.

Communication au directeur

21.3 (1) La société assujettie à l’article 21.1 communique au directeur, à sa demande, tout renseignement figurant dans son registre des particuliers ayant un contrôle important.

Consultation : affidavit

(2) Les actionnaires et les créanciers de la société ainsi que leurs représentants personnels peuvent, sur

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corporation or its agent or mandatary the affidavit referred to in subsection (3), may on application require the corporation or its agent or mandatary to allow the applicant access to the register of the corporation referred to in subsection 21.1(1) during the usual business hours of the corporation and, on payment of a reasonable fee, provide the applicant with an extract from that register.

Affidavit

(3) The affidavit required under subsection (2) shall contain

(a) the name and address of the applicant;

(b) the name and address for service of the body corporate, if the applicant is a body corporate; and

(c) a statement that any information obtained under subsection (2) will not be used except as permitted under subsection (5).

Application by body corporate

(4) If the applicant is a body corporate, the affidavit shall be made by a director or officer of the body corporate.

Use of information

(5) Information obtained under subsection (2) shall not be used by any person except in connection with

(a) an effort to influence the voting of shareholders of the corporation;

(b) an offer to acquire securities of the corporation; or

(c) any other matter relating to the affairs of the corporation.

Offence

(6) A person who, without reasonable cause, contravenes subsection (5) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months, or to both.

2018, c. 27, s. 183; 2019, c. 29, s. 98(F).

Disclosure to investigative bodies

21.31 (1) On request by an investigative body referred to in subsection (2), a corporation to which section 21.1 applies shall, as soon as feasible after the request is served on the corporation or deemed to be received by it, and in the manner specified by the investigative body, demande, consulter le registre mentionné au paragraphe 21.1(1) en faisant parvenir l’affidavit visé au paragraphe (3) à la société ou à son mandataire. Sur réception de l’affidavit, la société ou son mandataire permet la consultation du registre pendant les heures normales d’ouverture des bureaux de la société et, sur paiement d’un droit raisonnable, en permet l’obtention d’extraits.

Teneur de l’affidavit

(3)	L’affidavit contient ce qui suit:

a) les nom et adresse du requérant;

b) les noms et adresse, à des fins de signification, de la personne morale requérante, le cas échéant;

c) une déclaration selon laquelle les renseignements obtenus ne seront utilisés qu’aux fins prévues au paragraphe (5).

Requérant – personne morale

(4) La personne morale requérante fait établir l’affidavit par l’un de ses administrateurs ou dirigeants.

Utilisation des renseignements

(5) Les renseignements obtenus au titre du paragraphe (2) ne peuvent être utilisés que dans le cadre, le cas échéant :

a) des tentatives en vue d’influencer le vote des actionnaires de la société;

b) de l’offre d’acquérir des valeurs mobilières de la société;

c) de toute autre question concernant les affaires internes de la société.

Infraction

(6) Toute personne qui, sans motif raisonnable, contrevient au paragraphe (5) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

2018, ch. 27, art. 183; 2019, ch. 29, art. 98(F).

Communication aux organismes d’enquête

21.31 (1) À la demande d’un organisme d’enquête visé au paragraphe (2), une société assujettie à l’article 21.1 est tenue, selon les modalités précisées par l’organisme d’enquête et dès que possible suivant la date à laquelle elle a reçu signification de la demande ou est réputée l’avoir reçue:

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Section 21.31	Article 21.31

(a) provide the investigative body with a copy of the corporation’s register of individuals with significant control; or

(b) disclose to the investigative body any information specified by the investigative body that is in the corporation’s register of individuals with significant control.

Investigative bodies

(2) The investigative bodies for the purpose of this section are

(a) any police force;

(b) the Canada Revenue Agency and any provincial body that has responsibilities similar to those of the Canada Revenue Agency; and

(c) any prescribed body that has investigative powers in relation to offences referred to in the schedule.

Requirement

(3) An investigative body may make a request only if it has reasonable grounds to suspect that the copy of the register or the specified information would be relevant to investigating an offence referred to in the schedule and it also has reasonable grounds to suspect that

(a) the corporation that is the subject of the request committed the offence or was used to

(i) commit the offence,

(ii) facilitate the commission of the offence, or

(iii) protect from detection or punishment a person who has committed the offence;

(b) an individual with significant control over the corporation that is the subject of the request is also an individual with significant control over a corporation that committed the offence or was used to do anything referred to in any of subparagraphs (a)(i) to (iii); or

(c) an individual with significant control over the corporation that is the subject of the request is also an individual who, directly or indirectly, influences the affairs of an entity, other than a corporation, that committed the offence or was used to do anything referred to in any of subparagraphs (a)(i) to (iii).

a) soit de fournir à l’organisme d’enquête une copie de son registre des particuliers ayant un contrôle important;

b) soit de communiquer à l’organisme d’enquête tout renseignement précisé par cet organisme qui figure dans son registre des particuliers ayant un contrôle important.

Organismes d’enquête

(2) Pour l’application du présent article, sont des organismes d’enquête :

a) les forces policières;

b) l’Agence du revenu du Canada et tout organisme provincial ayant des responsabilités semblables à l’Agence;

c) les organismes réglementaires investis de pouvoirs d’enquête relativement aux infractions mentionnées à l’annexe.

Condition

(3) Un organisme d’enquête ne peut faire de demande que s’il a des motifs raisonnables de soupçonner, d’une part, que la copie du registre ou les renseignements précisés par l’organisme seraient utiles aux fins d’enquête d’une infraction mentionnée à l’annexe et, d’autre part :

a) soit que la société visée par la demande a perpétré l’infraction, ou a été utilisée afin :

(i) de perpétrer l’infraction,

(ii) de faciliter la perpétration de l’infraction,

(iii) d’empêcher la découverte d’une personne qui a perpétré l’infraction ou l’imposition d’une peine à cette personne;

b) soit qu’un particulier ayant un contrôle important sur la société visée par la demande est également un particulier ayant un contrôle important sur une société qui a perpétré l’infraction ou qui a été utilisée pour accomplir l’une ou l’autre des actions visées aux sousalinéas a)(i) à (iii);

c) soit qu’un particulier ayant un contrôle important sur la société visée par la demande est également un particulier exerçant une influence directe ou indirecte sur les affaires d’une entité, autre qu’une société, qui a perpétré l’infraction ou qui a été utilisée pour accomplir l’une ou l’autre des actions visées aux sous-alinéas a)(i) à (iii).

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Sections 21.31-21.32	Articles 21.31-21.32

Service or sending of request

(4) The request must be served on the corporation by leaving the request at the corporation’s registered office as shown in the last notice filed under section 19 or sent to the corporation by registered mail to that registered office and, if so sent, is deemed to be received at the time it would be delivered in the ordinary course of mail, unless there are reasonable grounds for believing that the corporation did not receive the request at that time or at all.

Offence

(5) A corporation that, without reasonable cause, contravenes subsection (1) is guilty of an offence and liable on summary conviction to a fine of not more than $5,000.

Amendment to schedule

(6) The Governor in Council may, by order, amend the schedule by adding or deleting a reference to an offence.

2019, c. 29, s. 99.

Record

21.32 (1) Every investigative body that makes a request under subsection 21.31(1) shall keep a record setting out the following:

(a) the name of the corporation that was the subject of the request;

(b) the reasonable grounds on which the request was based;

(c) information respecting what was requested;

(d) the date the request was served or deemed to have been received;

(e) information respecting the service or the sending of the request;

(f) all information received from the corporation in response to the request; and

(g) any prescribed information.

Report

(2) Every investigative body that makes a request under subsection 21.31(1) shall, within 90 days after the end the calendar year in which the request was made, provide the Director with a report setting out the total number of requests made by it in that year and, in the case of the Royal Canadian Mounted Police and the Canada Revenue Agency, the number of requests made in each province.

Signification ou envoi de la demande

(4) La demande est signifiée à la société par remise de la demande au siège social indiqué dans le dernier avis déposé en vertu de l’article 19, ou est envoyée à la société par courrier recommandé à ce siège social; dans ce dernier cas, la société est réputée l’avoir reçue à la date normale de livraison par la poste, sauf s’il existe des motifs raisonnables à l’effet contraire.

Infraction

(5) Toute société qui, sans motif raisonnable, contrevient au paragraphe (1) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

Modification de l’annexe

(6) Le gouverneur en conseil peut, par décret, modifier l’annexe pour y ajouter ou en retrancher un renvoi à une infraction.

2019, ch. 29, art. 99.

Registre

21.32 (1) Tout organisme d’enquête qui fait une demande au titre du paragraphe 21.31(1) tient un registre où figurent:

a) le nom de la société visée par la demande;

b) les motifs raisonnables sur lesquels se fonde la demande;

c) tout renseignement concernant l’objet de la demande;

d) la date à laquelle la demande a été signifiée ou est réputée avoir été reçue;

e) tout renseignement concernant la signification ou l’envoi de la demande;

f) tout renseignement fourni par la société en réponse à la demande;

g) tout renseignement réglementaire.

Rapport

(2) Tout organisme d’enquête qui fait une demande au titre du paragraphe 21.31(1) fournit au directeur, dans les quatre-vingt-dix jours suivant la fin de l’année civile au cours de laquelle la demande a été faite, un rapport indiquant le nombre de demandes qu’il a faites au cours de cette année et, dans le cas de la Gendarmerie royale du

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Non-application

(3) Section 251 does not apply in respect of a contravention of subsection (1) or (2).

2019, c. 29, s. 99.

Offence – contravention of subsection 21.1(1) or 21.31(1)

21.4 (1) Every director or officer of a corporation who knowingly authorizes, permits or acquiesces in the contravention of subsection 21.1(1) or 21.31(1) by that corporation commits an offence, whether or not the corporation has been prosecuted or convicted.

Offence – recording of false or misleading information

(2) Every director or officer of a corporation who knowingly records or knowingly authorizes, permits or acquiesces in the recording of false or misleading information in the register of the corporation referred to in subsection 21.1(1) commits an offence.

Offence – provision of false or misleading information

(3) Every director or officer of a corporation who knowingly provides or knowingly authorizes, permits or acquiesces in the provision to any person or entity of false or misleading information in relation to the register of the corporation referred to in subsection 21.1(1) commits an offence.

Offence – subsection 21.1(4)

(4) Every shareholder who knowingly contravenes subsection 21.1(4) commits an offence.

Penalty

(5) A person who commits an offence under any of subsections (1) to (4) is liable on summary conviction to a fine not exceeding $200,000 or to imprisonment for a term not exceeding six months, or to both.

2018, c. 27, s. 183; 2019, c. 29, s. 100.

Form of records

22 (1) All registers and other records required by this Act to be prepared and maintained may be in a bound or loose-leaf form or in a photographic film form, or may be entered or recorded by any system of mechanical or electronic data processing or any other information storage device that is capable of reproducing any required

Canada et de l’Agence du revenu du Canada, le nombre de demandes faites dans chaque province.

Non-application

(3) L’article 251 ne s’applique pas dans le cas d’une contravention aux paragraphes (1) ou (2).

2019, ch. 29, art. 99.

Infraction : contravention aux paragraphes 21.1(1) ou 21.31(1)

21.4 (1) Commet une infraction l’administrateur ou le dirigeant d’une société qui, sciemment, autorise ou permet que la société contrevienne aux paragraphes 21.1(1) ou 21.31(1) ou consent à ce qu’elle y contrevienne, que la société soit ou non poursuivie ou déclarée coupable.

Infraction : inscription de renseignements faux ou trompeurs

(2) Commet une infraction l’administrateur ou le dirigeant d’une société qui, sciemment, inscrit ou autorise ou permet que soient inscrits au registre de la société, mentionné au paragraphe 21.1(1), des renseignements faux ou trompeurs ou consent à ce que de tels renseignements soient inscrits au registre.

Infraction : fourniture de renseignements faux ou trompeurs

(3) Commet une infraction l’administrateur ou le dirigeant d’une société qui, sciemment, fournit ou autorise ou permet que soient fournis à toute personne ou entité, relativement au registre de la société, mentionné au paragraphe 21.1(1), des renseignements faux ou trompeurs ou consent à ce que de tels renseignements soient fournis.

Infraction : paragraphe 21.1(4)

(4) Commet une infraction tout actionnaire qui contrevient sciemment au paragraphe 21.1(4).

Peine

(5) Toute personne qui commet l’une ou l’autre des infractions prévues aux paragraphes (1) à (4) encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de deux cent mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

2018, ch. 27, art. 183; 2019, ch. 29, art. 100.

Forme des registres

22 (1) Tous les livres, notamment les registres dont la présente loi requiert la tenue, peuvent être reliés ou conservés, soit sous forme de feuillets mobiles ou de films, soit à l’aide de tout procédé mécanique ou électronique de traitement des données ou de mise en mémoire de l’information susceptible de donner, dans un délai

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Sections 22-24	Articles 22-24

information in intelligible written form within a reasonable time.

Precautions

(2) A corporation or its agents or mandataries shall take reasonable precautions to

(a) prevent loss or destruction of,

(b) prevent falsification of entries in, and

(c) facilitate detection and correction of inaccuracies in the registers and other records required by this Act to be prepared and maintained.

Offence

(3) A person who, without reasonable cause, contravenes this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

R.S., 1985, c. C-44, s. 22; 2011, c. 21, s. 17(E).

Corporate seal

23 (1) A corporation may, but need not, adopt a corporate seal, and may change a corporate seal that is adopted.

Validity of unsealed documents

(2) A document executed or, in Quebec, signed on behalf of a corporation is not invalid merely because a corporate seal is not affixed to it.

R.S., 1985, c. C-44, s. 23; 2001, c. 14, s. 12; 2011, c. 21, s. 18(E).

PART V

Corporate Finance

Shares

24 (1) Shares of a corporation shall be in registered form and shall be without nominal or par value.

Transitional

(2) When a body corporate is continued under this Act, a share with nominal or par value issued by the body corporate before it was so continued is, for the purpose of subsection (1), deemed to be a share without nominal or par value.

raisonnable, les renseignements demandés sous une forme écrite compréhensible.

Précautions

(2) La société et ses mandataires prennent, à l’égard des registres et autres livres exigés par la présente loi, les mesures raisonnables pour :

a) en empêcher la perte ou la destruction;

b) empêcher la falsification des écritures;

c) faciliter la découverte et la rectification des erreurs.

Infraction

(3) Toute personne qui, sans motif raisonnable, contre-vient au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

L.R. (1985), ch. C-44, art. 22; 2011, ch. 21, art. 17(A).

Sceau

23 (1) La société peut adopter un sceau, mais n’y est pas tenue, et elle peut le modifier par la suite.

Absence de sceau

(2) L’absence de sceau de la société sur tout document signé en son nom ne le rend pas nul.

L.R. (1985), ch. C-44, art. 23; 2001, ch. 14, art. 12; 2011, ch. 21, art. 18(A).

PARTIE V

Financement

Actions

24 (1) Les actions d’une société sont nominatives sans valeur au pair ni nominale.

Dispositions transitoires

(2) Les actions émises par les personnes morales avant leur prorogation sous le régime de la présente loi sont réputées, pour l’application du paragraphe (1), être sans valeur au pair ni nominale.

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Sections 24-25	Articles 24-25

Rights attached to shares

(3) Where a corporation has only one class of shares, the rights of the holders thereof are equal in all respects and include the rights

(a) to vote at any meeting of shareholders of the corporation;

(b) to receive any dividend declared by the corporation; and

(c) to receive the remaining property of the corporation on dissolution.

Rights to classes of shares

(4) The articles may provide for more than one class of shares and, if they so provide,

(a) the rights, privileges, restrictions and conditions attaching to the shares of each class shall be set out therein; and

(b) the rights set out in subsection (3) shall be attached to at least one class of shares but all such rights are not required to be attached to one class.

R.S., 1985, c. C-44, s. 24; R.S., 1985, c. 1 (4th Supp.), s. 45(F).

Issue of shares

25 (1) Subject to the articles, the by-laws and any unanimous shareholder agreement and to section 28, shares may be issued at such times and to such persons and for such consideration as the directors may determine.

Shares non-assessable

(2) Shares issued by a corporation are non-assessable and the holders are not liable to the corporation or to its creditors in respect thereof.

Consideration

(3) A share shall not be issued until the consideration for the share is fully paid in money or in property or past services that are not less in value than the fair equivalent of the money that the corporation would have received if the share had been issued for money.

Consideration other than money

(4) In determining whether property or past services are the fair equivalent of a money consideration, the directors may take into account reasonable charges and expenses of organization and reorganization and payments for property and past services reasonably expected to benefit the corporation.

Actions et leurs droits

(3) Tous les détenteurs d’actions d’une société, dont le capital social est formé d’une seule catégorie d’actions, détiennent des droits égaux incluant ceux:

a) de voter à toute assemblée;

b) de recevoir tout dividende déclaré par la société;

c) de se partager le reliquat des biens lors de la dissolution de la société.

Catégories d’actions et leurs droits

(4) Les statuts peuvent prévoir plusieurs catégories d’actions, auquel cas:

a) les droits, privilèges, conditions et restrictions qui se rattachent aux actions de chaque catégorie doivent y être énoncés;

b) chacun des droits énoncés au paragraphe (3) doit se rattacher à au moins une catégorie d’actions, mais tous ces droits n’ont pas à être rattachés à une seule catégorie.

L.R. (1985), ch. C-44, art. 24; L.R. (1985), ch. 1 (4e suppl.), art. 45(F).

Émission d’actions

25 (1) Sous réserve des statuts, des règlements administratifs et de toute convention unanime des actionnaires et de l’article 28, les administrateurs peuvent déterminer la date des émissions d’actions, les personnes qui peuvent souscrire et l’apport qu’elles doivent fournir.

Limite de responsabilité

(2) L’émission d’une action est libératoire quant à l’apport exigible de son détenteur.

Contrepartie

(3) Les actions ne peuvent être émises avant d’avoir été entièrement libérées soit en numéraire, soit en biens ou en services rendus dont la juste valeur ne peut être inférieure à la somme d’argent que la société recevrait si la libération devait se faire en numéraire.

Idem

(4) Pour établir la juste équivalence entre un apport en biens ou en services rendus et un apport en numéraire, les administrateurs peuvent tenir compte des frais normaux de constitution et de réorganisation, ainsi que des bénéfices qu’entend normalement en tirer la société.

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Sections 25-26	Articles 25-26

Definition of property

(5) For the purposes of this section, property does not include a promissory note, or a promise to pay, that is made by a person to whom a share is issued, or a person who does not deal at arm’s length, within the meaning of that expression in the Income Tax Act, with a person to whom a share is issued.

R.S., 1985, c. C-44, s. 25; 2001, c. 14, s. 13.

Stated capital account

26 (1) A corporation shall maintain a separate stated capital account for each class and series of shares it issues.

Entries in stated capital account

(2) A corporation shall add to the appropriate stated capital account the full amount of any consideration it receives for any shares it issues.

Exception for non-arm’s length transactions

(3) Despite subsection (2), a corporation may, subject to subsection (4), add to the stated capital accounts maintained for the shares of classes or series the whole or any part of the amount of the consideration that it receives in an exchange if the corporation issues shares

(a) in exchange for

(i) property of a person who immediately before the exchange did not deal with the corporation at arm’s length within the meaning of that expression in the Income Tax Act,

(ii) shares of, or another interest or right in, a body corporate that immediately before the exchange, or that because of the exchange, did not deal with the corporation at arm’s length within the meaning of that expression in the Income Tax Act, or

(iii) property of a person who, immediately before the exchange, dealt with the corporation at arm’s length within the meaning of that expression in the Income Tax Act, if the person, the corporation and all the holders of shares in the class or series of shares so issued consent to the exchange; or

(b) pursuant to an agreement referred to in subsection 182(1) or an arrangement referred to in paragraph 192(1)(b) or (c) or to shareholders of an amalgamating body corporate who receive the shares in addition to or instead of securities of the amalgamated body corporate.

Définition de biens

(5) Pour l’application du présent article, biens ne vise pas le billet à ordre ni la promesse de paiement d’une personne à qui des actions sont émises ou d’une personne qui a un lien de dépendance, au sens de la Loi de l’impôt sur le revenu, avec une telle personne.

L.R. (1985), ch. C-44, art. 25; 2001, ch. 14, art. 13.

Compte capital déclaré

26 (1) La société tient un compte capital déclaré distinct pour chaque catégorie et chaque série d’actions.

Versements au compte capital déclaré

(2) La société verse au compte capital déclaré pertinent le montant total de l’apport reçu en contrepartie des actions qu’elle émet.

Exception visant les opérations en cas d’existence d’un lien de dépendance

(3) Malgré le paragraphe (2), peut, sous réserve du paragraphe (4), verser aux comptes capital déclaré afférents à la catégorie ou à la série d’actions émises, tout ou partie de la contrepartie qu’elle a reçue dans l’échange, la société qui émet des actions:

a) soit en échange, selon le cas:

(i) de biens d’une personne avec laquelle elle avait, au moment de l’échange, un lien de dépendance au sens de la Loi de l’impôt sur le revenu,

(ii) d’actions d’une personne morale ou de droits ou d’intérêts dans celle-ci, lorsque la société avait avec elle, soit au moment de l’échange, soit en raison de celui-ci, un tel lien,

(iii) de biens d’une personne avec laquelle elle n’avait pas, au moment de l’échange, un tel lien, si la personne, la société et tous les détenteurs des actions de la catégorie ou de la série d’actions ainsi émises consentent à l’échange;

b) soit en conformité avec une convention visée au paragraphe 182(1) ou avec un arrangement visé aux alinéas 192(1)b) ou c), ou à des actionnaires d’une personne morale fusionnante qui reçoivent ces actions en plus ou en remplacement de valeurs mobilières de la personne morale issue de la fusion.

Current to October 31, 2023	28	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Section 26	Article 26

Limit on addition to a stated capital account

(4) On the issue of a share a corporation shall not add to a stated capital account in respect of the share it issues an amount greater than the amount of the consideration it received for the share.

Constraint on addition to a stated capital account

(5) Where a corporation proposes to add any amount to a stated capital account it maintains in respect of a class or series of shares, if

(a) the amount to be added was not received by the corporation as consideration for the issue of shares, and

(b) the corporation has issued any outstanding shares of more than one class or series,

the addition to the stated capital account must be approved by special resolution unless all the issued and outstanding shares are shares of not more than two classes of convertible shares referred to in subsection 39(5).

Other additions to stated capital

(6) When a body corporate is continued under this Act, it may add to a stated capital account any consideration received by it for a share it issued and a corporation at any time may, subject to subsection (5), add to a stated capital account any amount it credited to a retained earnings or other surplus account.

Transitional

(7) When a body corporate is continued under this Act, subsection (2) does not apply to the consideration received by it before it was so continued unless the share in respect of which the consideration is received is issued after the corporation is so continued.

Idem

(8) When a body corporate is continued under this Act, any amount unpaid in respect of a share issued by the body corporate before it was so continued and paid after it was so continued shall be added to the stated capital account maintained for the shares of that class or series.

Transitional

(9) For the purposes of subsection 34(2), sections 38 and 42, and paragraph 185(2)(a), when a body corporate is continued under this Act its stated capital is deemed to include the amount that would have been included in stated capital if the body corporate had been incorporated under this Act.

Limite des versements à un compte capital déclaré

(4) À l’émission d’une action, la société ne peut verser à un compte capital déclaré un montant supérieur à la contrepartie reçue pour cette action.

Restrictions visant les versements à un compte capital déclaré

(5) Le montant que la société se propose de verser à un compte capital déclaré afférent à une catégorie ou à une série d’actions doit, sauf si la totalité des actions émises et en circulation appartient au plus à deux catégories d’actions convertibles visées au paragraphe 39(5), être approuvé par résolution spéciale lorsque les conditions suivantes sont réunies:

a) le montant ne représente pas la contrepartie d’une émission d’actions;

b) la société a plusieurs catégories ou séries d’actions en circulation.

Autres versements à un compte capital déclaré

(6) La personne morale prorogée en vertu de la présente loi peut verser à un compte capital déclaré toute contrepartie qu’elle reçoit pour les actions qu’elle a émises. Sous réserve du paragraphe (5), une société peut, à n’importe quel moment, virer à un compte capital déclaré les sommes qu’elle avait versées au crédit d’un compte de bénéfices non répartis ou d’un autre compte de surplus.

Disposition transitoire

(7) Le paragraphe (2) ne s’applique pas à la contrepartie reçue avant sa prorogation par la personne morale prorogée en vertu de la présente loi, sauf si l’émission de l’action pour laquelle la contrepartie est reçue intervient après la prorogation.

Idem

(8) Les sommes payées à une personne morale, après sa prorogation sous le régime de la présente loi, pour des actions qu’elle a émises avant sa prorogation sont portées au crédit du compte capital déclaré pertinent.

Disposition transitoire

(9) Pour l’application du paragraphe 34(2), des articles 38 et 42 et de l’alinéa 185(2)a), le capital déclaré de la personne morale prorogée sous le régime de la présente loi est réputé comprendre les sommes qui y auraient figuré si elle avait été constituée en vertu de celle-ci.

Current to October 31, 2023	29	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Sections 26-27	Articles 26-27

Restriction

(10) A corporation shall not reduce its stated capital or any stated capital account except in the manner provided in this Act.

Exception for an open-end mutual fund

(11) Subsections (1) to (10) and any other provisions of this Act relating to stated capital do not apply to an openend mutual fund.

Definition of open-end mutual fund

(12) For the purposes of this section, openend mutual fund means a distributing corporation that carries on only the business of investing the consideration it receives for the shares it issues, and all or substantially all of those shares are redeemable on the demand of a shareholder.

R.S., 1985, c. C-44, s. 26; 2001, c. 14, s. 14; 2011, c. 21, s. 19(E).

Shares in series

27 (1) The articles may authorize, subject to any limitations set out in them, the issue of any class of shares in one or more series and may do either or both of the following:

(a) fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series; or

(b) authorize the directors to fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series.

Series participation

(2) If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series of the same class participate rateably in respect of accumulated dividends and return of capital.

Restrictions on series

(3) No rights, privileges, restrictions or conditions attached to a series of shares authorized under this section shall confer on a series a priority in respect of dividends or return of capital over any other series of shares of the same class that are then outstanding.

Condition

(10) Toute réduction par une société de son capital déclaré ou d’un compte de capital déclaré doit se faire de la manière prévue à la présente loi.

Exception pour sociétés d’investissement à capital variable

(11) Les paragraphes (1) à (10) ainsi que toute autre disposition de la présente loi relative au capital déclaré ne s’appliquent pas aux sociétés d’investissement à capital variable.

Définition de société d’investissement à capital variable

(12) Pour l’application du présent article, société d’investissement à capital variable s’entend d’une société ayant fait appel au public, qui a pour unique objet de placer les apports des actionnaires et qui, jusqu’à concurrence de la totalité ou de la quasi-totalité des actions émises, est tenue, sur demande d’un actionnaire, de racheter les actions que celui-ci détient.

L.R. (1985), ch. C-44, art. 26; 2001, ch. 14, art. 14; 2011, ch. 21, art. 19(A).

Émission d’actions en série

27 (1) Les statuts peuvent autoriser, avec ou sans réserve, l’émission d’une catégorie d’actions en une ou plusieurs séries et peuvent :

a) fixer le nombre d’actions de chaque série, établir leur désignation et déterminer les droits, privilèges, conditions et restrictions dont elles sont assorties;

b) permettre aux administrateurs de le faire.

Participation des séries

(2) Les actions de toutes les séries d’une catégorie participent au prorata au paiement des dividendes cumulatifs et au remboursement du capital, si ces opérations n’ont pas été intégralement effectuées pour une série donnée.

Limites relatives aux séries

(3) Les droits, privilèges, conditions ou restrictions attachés à une série d’actions dont l’émission est autorisée en vertu du présent article ne peuvent lui conférer, en matière de dividendes ou de remboursement de capital, un traitement préférentiel par rapport aux séries de la même catégorie déjà en circulation.

Current to October 31, 2023	30	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Sections 27-29	Articles 27-29

Amendment of articles

(4) If the directors exercise their authority under paragraph (1)(b), they shall, before the issue of shares of the series, send, in the form that the Director fixes, articles of amendment to the Director to designate a series of shares.

Certificate of amendment

(5) On receipt of articles of amendment designating a series of shares, the Director shall issue a certificate of amendment in accordance with section 262.

Effect of certificate

(6) The articles of the corporation are amended accordingly on the date shown in the certificate of amendment.

R.S., 1985, c. C-44, s. 27; 2001, c. 14, s. 15.

Pre-emptive right

28 (1) If the articles so provide, no shares of a class shall be issued unless the shares have first been offered to the shareholders holding shares of that class, and those shareholders have a pre-emptive right to acquire the offered shares in proportion to their holdings of the shares of that class, at such price and on such terms as those shares are to be offered to others.

Exception

(2) Notwithstanding that the articles provide the preemptive right referred to in subsection (1), shareholders have no preemptive right in respect of shares to be issued

(a) for a consideration other than money;

(b) as a share dividend; or

(c) pursuant to the exercise of conversion privileges, options or rights previously granted by the corporation.

1974-75-76, c. 33, s. 28; 1978-79, c. 9, s. 1(F).

Options and rights

29 (1) A corporation may issue certificates, warrants or other evidences of conversion privileges, options or rights to acquire securities of the corporation, and shall set out the conditions thereof

(a) in the certificates, warrants or other evidences; or

(b) in certificates evidencing the securities to which the conversion privileges, options or rights are attached.

Modification des statuts

(4) Lorsqu’ils prennent les mesures autorisées en vertu de l’alinéa (1)b), les administrateurs doivent, avant d’émettre des actions d’une série, envoyer au directeur les modifications aux statuts, en la forme établie par lui, donnant la description de cette série.

Certificat de modification

(5) Sur réception des modifications mentionnées au paragraphe (4), le directeur délivre un certificat de modification en conformité avec l’article 262.

Effet du certificat

(6) Les statuts de la société sont modifiés en conséquence dès la date indiquée sur le certificat de modification.

L.R. (1985), ch. C-44, art. 27; 2001, ch. 14, art. 15.

Droit de préemption

28 (1) Si les statuts le prévoient, les actionnaires détenant des actions d’une catégorie ont, au prorata du nombre de celles-ci, un droit de préemption pour souscrire, lors de toute nouvelle émission, des actions de cette catégorie, au prix et selon les modalités auxquels elles sont offertes aux tiers.

Exception

(2) Le droit de préemption visé au paragraphe (1) ne s’applique pas aux actions émises:

a) moyennant un apport autre qu’en numéraire;

b) à titre de dividende;

c) pour l’exercice de privilèges de conversion, d’options ou de droits accordés antérieurement par la société.

1974-75-76, ch. 33, art. 28; 1978-79, ch. 9, art. 1(F).

Options et droits

29 (1) La société peut émettre des titres, notamment des certificats, constatant des privilèges de conversion, ainsi que des options ou des droits d’acquérir des valeurs mobilières de celle-ci, aux conditions qu’elle énonce:

a) dans ces titres;

b) dans les certificats des valeurs mobilières assorties de ces privilèges de conversion, options ou droits.

Current to October 31, 2023	31	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Sections 29-30	Articles 29-30

Transferable rights

(2) Conversion privileges, options and rights to acquire securities of a corporation may be made transferable or non-transferable, and options and rights to acquire may be made separable or inseparable from any securities to which they are attached.

Reserved shares

(3) Where a corporation has granted privileges to convert any securities issued by the corporation into shares, or into shares of another class or series, or has issued or granted options or rights to acquire shares, if the articles limit the number of authorized shares, the corporation shall reserve and continue to reserve sufficient authorized shares to meet the exercise of such conversion privileges, options and rights.

R.S., 1985, c. C-44, s. 29; 2001, c. 14, s. 16(F).

Restriction regarding bearer shares

29.1 (1) Despite section 29, a corporation shall not issue, in bearer form, a certificate, warrant or other evidence of a conversion privilege, option or right to acquire a share of the corporation.

Replacement

(2) A corporation shall, on the request of a holder of a certificate, warrant or other evidence of a conversion privilege, option or right to acquire a share of the corporation that is in bearer form and that was issued before the coming into force of this section, issue in exchange to that holder, in registered form, a certificate, warrant or other evidence, as the case may be.

2018, c. 8, s. 7.

Corporation holding its own shares

30 (1) Subject to subsection (2) and sections 31 to 36, a corporation

(a) shall not hold shares in itself or in its holding body corporate; and

(b) shall not permit any of its subsidiary bodies corporate to acquire shares of the corporation.

Subsidiary holding shares of its parent

(2) Subject to section 31, a corporation shall cause a subsidiary body corporate of the corporation that holds shares of the corporation to sell or otherwise dispose of those shares within five years from the date

(a) the body corporate became a subsidiary of the corporation; or

(b) the corporation was continued under this Act.

R.S., 1985, c. C-44, s. 30; 2001, c. 14, s. 17; 2011, c. 21, s. 20(F).

Droits négociables

(2) Les privilèges de conversion sont négociables ou non négociables, ainsi que l’option et le droit d’acquérir des valeurs mobilières d’une société, qui peuvent être séparés ou non des valeurs mobilières auxquelles ils sont attachés.

Réserve

(3) La société dont les statuts limitent le nombre d’actions qu’elle est autorisée à émettre doit conserver un nombre suffisant d’actions pour assurer l’exercice tant des privilèges de conversion ou des droits qu’elle accorde que des options qu’elle émet.

L.R. (1985), ch. C-44, art. 29; 2001, ch. 14, art. 16(F).

Aucune émission au porteur

29.1 (1) Malgré l’article 29, la société ne peut émettre des titres, notamment des certificats, constatant des privilèges de conversion, ainsi que des options ou des droits d’acquérir des actions qui sont au porteur.

Remplacement

(2) À la demande du détenteur d’un titre constatant des privilèges de conversion ou des options ou des droits d’acquérir des actions qui sont au porteur et émis avant l’entrée en vigueur du présent article, la société lui délivre en échange un titre constatant des privilèges de conversion ou des options ou des droits d’acquérir des actions qui sont nominatifs, selon le cas.

2018, ch. 8, art. 7.

Détention par la société de ses propres actions

30 (1) Sous réserve du paragraphe (2) et des articles 31 à 36, la société ne peut :

a) ni détenir ses propres actions ni celles de sa personne morale mère;

b) ni permettre que ses actions soient acquises par ses filiales dotées de la personnalité morale.

Détention par la filiale des actions d’une société

(2) Sous réserve de l’article 31, au cas où une personne morale, filiale d’une société, détient des actions de la société, celle-ci doit l’obliger à disposer de ces actions, notamment par vente, au cours des cinq ans suivant la date, selon le cas :

a) où la personne morale est devenue sa filiale;

b) de sa prorogation en vertu de la présente loi.

L.R. (1985), ch. C-44, art. 30; 2001, ch. 14, art. 17; 2011, ch. 21, art. 20(F).

Current to October 31, 2023	32	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Sections 30-31	Articles 30-31

Exception

31 (1) A corporation may in the capacity of a personal representative hold shares in itself or in its holding body corporate unless it or the holding body corporate or a subsidiary of either of them has a beneficial interest in the shares.

Idem

(2) A corporation may hold shares in itself or in its holding body corporate by way of security for the purposes of a transaction entered into by it in the ordinary course of a business that includes the lending of money.

Exception — subsidiary acquiring shares

(3) A corporation may permit any of its subsidiary bodies corporate to acquire shares of the corporation

(a) in the subsidiary’s capacity as a personal representative, unless the subsidiary would have a beneficial interest in the shares; or

(b) by way of security for the purposes of a transaction entered into by the subsidiary in the ordinary course of a business that includes the lending of money.

Exception — conditions precedent

(4) A corporation may permit any of its subsidiary bodies corporate to acquire shares of the corporation through the issuance of those shares by the corporation to the subsidiary body corporate if, before the acquisition takes place, the conditions prescribed for the purposes of this subsection are met.

Conditions subsequent

(5) After an acquisition has taken place under the purported authority of subsection (4), the conditions prescribed for the purposes of this subsection must be met.

Non-compliance with conditions

(6)	If

(a) a corporation permits a subsidiary body corporate to acquire shares of the corporation under the purported authority of subsection (4), and

(b) either

(i) one or more of the conditions prescribed for the purposes of subsection (4) were not met, or

(ii) one or more of the conditions prescribed for the purposes of subsection (5) are not met or cease to be met,

then, notwithstanding subsections 16(3) and 26(2), the prescribed consequences apply in respect of the acquisition of the shares and their issuance.

R.S., 1985, c. C-44, s. 31; 2001, c. 14, s. 18; 2011, c. 21, s. 21.

Exception

31 (1) La société peut, en qualité de représentant personnel, détenir ses propres actions ou des actions de sa personne morale mère, à l’exception de celles dont l’une ou l’autre d’entre elles ou leurs filiales ont la propriété effective.

Exception

(2) La société peut détenir ses propres actions, ou des actions de sa personne morale mère, à titre de garantie dans le cadre d’opérations conclues dans le cours ordinaire d’une activité commerciale comprenant le prêt d’argent.

Exception

(3) La société peut permettre à ses filiales dotées de la personnalité morale d’acquérir ses actions :

a) en qualité de représentant personnel, à l’exception de celles sur lesquelles les filiales auraient la propriété effective;

b) à titre de garantie dans le cadre d’opérations conclues dans le cours ordinaire d’une activité commerciale comprenant le prêt d’argent.

Exception — conditions préalables

(4) La société peut permettre à ses filiales d’acquérir ses actions par l’entremise d’une émission de celles-ci en leur faveur si, préalablement à l’acquisition, les conditions prévues par les règlements pour l’application du présent paragraphe sont remplies.

Conditions ultérieures

(5) Après l’acquisition d’actions effectivement ou censément autorisée par le paragraphe (4), les conditions prévues par les règlements pour l’application du présent paragraphe doivent être remplies.

Inobservation des conditions

(6) Malgré les paragraphes 16(3) et 26(2), les conséquences prévues par les règlements s’appliquent à l’égard de l’émission et de l’acquisition des actions lorsque, à la fois :

a) l’acquisition était effectivement ou censément autorisée par le paragraphe (4);

b) une des conditions prévues par les règlements pour l’application des paragraphes (4) ou (5) n’est pas remplie ou, dans le cas du paragraphe 5, cesse de l’être.

L.R. (1985), ch. C-44, art. 31; 2001, ch. 14, art. 18; 2011, ch. 21, art. 21.

Current to October 31, 2023	33	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Sections 31-32	Articles 31-32

Exception relating to Canadian ownership

32 (1) Subject to subsection 39(8), a corporation may, for the purpose of assisting the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province to receive licences, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control, hold shares in itself that

(a) are not constrained for the purpose of assisting the corporation or any of its affiliates or associates to so qualify; or

(b) are shares into which shares held under paragraph (a) were converted by the corporation that are constrained for the purpose of assisting the corporation to so qualify and that were not previously held by the corporation.

Prohibited transfers

(2) A corporation shall not transfer shares held under subsection (1) to any person unless the corporation is satisfied, on reasonable grounds, that the ownership of the shares as a result of the transfer would assist the corporation or any of its affiliates or associates to achieve the purpose set out in subsection (1).

Offence

(3) A corporation that, without reasonable cause, fails to comply with subsection (2) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars.

Directors of corporation

(4) Where a corporation commits an offence under subsection (3), any director of the corporation who knowingly authorized, permitted or acquiesced in the commission of the offence is a party to and guilty of the offence and is liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the corporation has been prosecuted or convicted.

Exception relative à la participation canadienne

32 (1) Sous réserve du paragraphe 39(8), la société peut détenir ses propres actions si la détention a pour objet de la rendre, ou de rendre les sociétés de son groupe ou celles qui ont un lien avec elle, mieux à même de remplir les conditions de participation ou de contrôle canadiens auxquelles est subordonné, sous le régime des lois fédérales ou provinciales prescrites, le droit de recevoir certains avantages, notamment des licences, permis, subventions et paiements, pourvu toutefois que se réalise l’une des deux conditions suivantes :

a) ces actions ne font pas l’objet de restrictions destinées à atteindre cet objectif;

b) ces actions proviennent de la conversion d’actions visées à l’alinéa a), font l’objet de restrictions destinées à atteindre cet objectif, mais n’ont pas appartenu à la société.

Transferts interdits

(2) La société ne peut transférer les actions qu’elle détient en vertu du paragraphe (1) que si des considérations raisonnables la convainquent que le transfert des actions aurait pour résultat de la rendre, ou de rendre les sociétés de son groupe ou celles qui ont un lien avec elle, mieux à même d’atteindre l’objectif visé au paragraphe (1).

Infraction

(3) La société qui, sans motif raisonnable, contrevient au paragraphe (2) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

Administrateurs de la société

(4) En cas de perpétration par la société d’une infraction visée au paragraphe (3), ceux de ses administrateurs qui y ont sciemment donné leur autorisation, leur permission ou leur acquiescement sont considérés comme des coauteurs de l’infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines, que la société ait été ou non poursuivie ou déclarée coupable.

Current to October 31, 2023	34	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART V Corporate Finance	PARTIE V Financement
Sections 32-35	Articles 32-35

Where shares are transferred

(5) Where shares held under subsection (1) are transferred by a corporation, subsections 25(1), (3), (4) and (5), paragraph 115(3)(c) and subsection 118(1) apply, with such modifications as the circumstances require, in respect of the transfer as if the transfer were an issue.

Transfer not void, voidable or null

(6) No transfer of shares by a corporation shall be void, voidable or, in Quebec, null solely because the transfer is in contravention of subsection (2).

R.S., 1985, c. C-44, s. 32; 2011, c. 21, s. 22.

Voting shares

33 (1) A corporation holding shares in itself or in its holding body corporate shall not vote or permit those shares to be voted unless the corporation

(a) holds the shares in the capacity of a personal representative; and

(b) has complied with section 153.

Subsidiary body corporate

(2) A corporation shall not permit any of its subsidiary bodies corporate holding shares in the corporation to vote, or permit those shares to be voted, unless the subsidiary body corporate satisfies the requirements of subsection (1).

R.S., 1985, c. C-44, s. 33; 2001, c. 14, s. 19; 2011, c. 21, s. 23.

Acquisition of corporation’s own shares

34 (1) Subject to subsection (2) and to its articles, a corporation may purchase or otherwise acquire shares issued by it.

Limitation

(2) A corporation shall not make any payment to purchase or otherwise acquire shares issued by it if there are reasonable grounds for believing that

(a) the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would after the payment be less than the aggregate of its liabilities and stated capital of all classes.

R.S., 1985, c. C-44, s. 34; 2001, c. 14, s. 20(F).

Alternative acquisition of corporation’s own shares

35 (1) Notwithstanding subsection 34(2), but subject to subsection (3) and to its articles, a corporation may purchase or otherwise acquire shares issued by it to

(a) settle or compromise a debt or claim asserted by or against the corporation;

Cas de transfert d’actions

(5) En cas de transfert par la société d’actions détenues conformément au paragraphe (1), les paragraphes 25(1), (3), (4) et (5), l’alinéa 115(3)c) ainsi que le paragraphe 118(1) s’appliquent, compte tenu des adaptations de circonstance, comme s’il s’agissait d’une émission.

Transfert non entaché de nullité ni annulable

(6) Le transfert d’actions d’une société effectué en contravention avec le paragraphe (2) n’est pas entaché de nullité ni annulable pour ce seul motif.

L.R. (1985), ch. C-44, art. 32; 2011, ch. 21, art. 22.

Actions avec droit de vote

33 (1) La société qui détient ses propres actions ou des actions de sa personne morale mère doit, pour exercer — ou permettre que soit exercé — le droit de vote attaché à ces actions :

a) d’une part, les détenir en qualité de représentant personnel;

b) d’autre part, se conformer à l’article 153.

Actions avec droit de vote : filiale

(2) Si une personne morale, filiale d’une société, détient des actions de cette dernière, la société ne peut lui per-mettre d’exercer — ou permettre que soit exercé — le droit de vote attaché à ces actions que si elle remplit les conditions prévues au paragraphe (1).

L.R. (1985), ch. C-44, art. 33; 2001, ch. 14, art. 19; 2011, ch. 21, art. 23.

Acquisition par la société de ses propres actions

34 (1) Sous réserve du paragraphe (2) et de ses statuts, la société peut acheter ou autrement acquérir des actions qu’elle a émises.

Exception

(2) La société ne peut faire aucun paiement en vue d’acheter ou d’acquérir autrement des actions qu’elle a émises s’il existe des motifs raisonnables de croire que:

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

b) ou bien la valeur de réalisation de son actif serait,

de ce fait, inférieure au total de son passif et de son capital déclaré.

L.R. (1985), ch. C-44, art. 34; 2001, ch. 14, art. 20(F).

Acquisition par la société de ses propres actions

35 (1) Nonobstant le paragraphe 34(2), mais sous réserve du paragraphe (3) et de ses statuts, la société peut acheter ou autrement acquérir des actions qu’elle a émises, afin:

a) soit de réaliser un règlement ou de transiger, en matière de créance;

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Sections 35-36	Articles 35-36

(b) eliminate fractional shares; or

(c) fulfil the terms of a non-assignable agreement under which the corporation has an option or is obliged to purchase shares owned by a director, an officer or an employee of the corporation.

Idem

(2) Notwithstanding subsection 34(2), a corporation may purchase or otherwise acquire shares issued by it to

(a) satisfy the claim of a shareholder who dissents under section 190; or

(b) comply with an order under section 241.

Limitation

(3) A corporation shall not make any payment to purchase or acquire under subsection (1) shares issued by it if there are reasonable grounds for believing that

(a) the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would after the payment be less than the aggregate of

(i) its liabilities, and

(ii) the amount required for payment on a redemption or in a liquidation of all shares the holders of which have the right to be paid before the holders of the shares to be purchased or acquired, to the extent that the amount has not been included in its liabilities.

R.S., 1985, c. C-44, s. 35; 2001, c. 14, s. 21.

Redemption of shares

36 (1) Notwithstanding subsection 34(2) or 35(3), but subject to subsection (2) and to its articles, a corporation may purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles.

Limitation

(2) A corporation shall not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that

(a) the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

b) soit d’éliminer le fractionnement de ses actions;

c) soit d’exécuter un contrat incessible aux termes duquel elle a l’option ou l’obligation d’acheter des actions appartenant à l’un de ses administrateurs, dirigeants ou employés.

Idem

(2) Nonobstant le paragraphe 34(2), la société peut acheter ou autrement acquérir des actions qu’elle a émises:

a) soit pour faire droit à la réclamation d’un actionnaire dissident aux termes de l’article 190;

b) soit pour obtempérer à une ordonnance rendue en vertu de l’article 241.

Exception

(3) La société ne peut faire aucun paiement en vue d’acheter ou d’acquérir autrement, conformément au paragraphe (1), des actions qu’elle a émises s’il existe des motifs raisonnables de croire que:

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure au total:

(i) de son passif,

(ii) des sommes nécessaires au paiement, en cas de rachat ou de liquidation, des actions payables par préférence, déduction faite de toute partie de ces sommes déjà inscrite au passif.

L.R. (1985), ch. C-44, art. 35; 2001, ch. 14, art. 21.

Rachat des actions

36 (1) Malgré les paragraphes 34(2) ou 35(3), mais sous réserve du paragraphe (2) et de ses statuts, la société peut acheter ou racheter des actions rachetables qu’elle a émises à un prix ne dépassant pas le prix de rachat fixé par les statuts ou calculé en conformité avec ces derniers.

Exception

(2) La société ne peut faire aucun paiement en vue d’acheter ou de racheter des actions rachetables qu’elle a émises s’il existe des motifs raisonnables de croire que:

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

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(b) the realizable value of the corporation’s assets would after the payment be less than the aggregate of

(i) its liabilities, and

(ii) the amount that would be required to pay the holders of shares that have a right to be paid, on a redemption or in a liquidation, rateably with or before the holders of the shares to be purchased or redeemed, to the extent that the amount has not been included in its liabilities.

R.S., 1985, c. C-44, s. 36; 2001, c. 14, s. 22.

Gift or legacy of shares

37 A corporation may accept from any shareholder a share of the corporation surrendered to it as a gift including, in Quebec, a legacy but may not extinguish or reduce a liability in respect of an amount unpaid on any such share except in accordance with section 38.

R.S., 1985, c. C-44, s. 37; 2011, c. 21, s. 24.

Other reduction of stated capital

38 (1) Subject to subsection (3), a corporation may by special resolution reduce its stated capital for any purpose including, without limiting the generality of the foregoing, for the purpose of

(a) extinguishing or reducing a liability in respect of an amount unpaid on any share;

(b) distributing to the holder of an issued share of any class or series of shares an amount not exceeding the stated capital of the class or series; and

(c) declaring its stated capital to be reduced by an amount that is not represented by realizable assets.

Contents of special resolution

(2) A special resolution under this section shall specify the stated capital account or accounts from which the reduction of stated capital effected by the special resolution will be deducted.

Limitation

(3) A corporation shall not reduce its stated capital for any purpose other than the purpose mentioned in paragraph (1)(c) if there are reasonable grounds for believing that

(a) the corporation is, or would after the reduction be, unable to pay its liabilities as they become due; or

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure au total :

(i) de son passif,

(ii) des sommes nécessaires, en cas de rachat ou de liquidation, à désintéresser les actionnaires qui, par rapport aux détenteurs des actions à acheter ou à racheter, doivent être payés par préférence ou concurremment, déduction faite de toute partie de ces sommes déjà inscrite au passif.

L.R. (1985), ch. C-44, art. 36; 2001, ch. 14, art. 22.

Donation et legs d’actions

37 La société peut accepter d’un actionnaire toute donation d’actions, y compris, au Québec, un legs d’actions, mais ne peut limiter ou supprimer l’obligation de les libérer intégralement qu’en conformité avec l’article 38.

L.R. (1985), ch. C-44, art. 37; 20PP11, ch. 21, art. 24.

Autre réduction du capital déclaré

38 (1) Sous réserve du paragraphe (3), la société peut, par résolution spéciale, réduire son capital déclaré à toutes fins, et notamment aux fins de :

a) limiter ou supprimer l’obligation de libérer intégralement des actions;

b) verser au détenteur d’une action émise de n’importe quelle catégorie ou série, une somme ne dépassant pas le capital déclaré afférent à cette catégorie ou série;

c) soustraire de son capital déclaré tout montant non représenté par des éléments d’actifs réalisables.

Contenu de la résolution spéciale

(2) La résolution spéciale prévue au présent article doit indiquer les comptes capital déclaré au débit desquels sont portées les réductions.

Exception

(3) La société ne peut réduire son capital déclaré pour des motifs autres que ceux visés à l’alinéa (1)c), s’il existe des motifs raisonnables de croire que :

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

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Sections 38-39	Articles 38-39

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Recovery

(4) A creditor of a corporation is entitled to apply to a court for an order compelling a shareholder or other recipient

(a) to pay to the corporation an amount equal to any liability of the shareholder that was extinguished or reduced contrary to this section; or

(b) to pay or deliver to the corporation any money or property that was paid or distributed to the shareholder or other recipient as a consequence of a reduction of capital made contrary to this section.

Limitation

(5) An action to enforce a liability imposed by this section may not be commenced after two years from the date of the act complained of.

(6)	[Repealed, 2001, c. 14, s. 23]

R.S., 1985, c. C-44, s. 38; 2001, c. 14, s. 23.

Adjustment of stated capital account

39 (1) On a purchase, redemption or other acquisition by a corporation under section 34, 35, 36, 45 or 190 or paragraph 241(3)(f), of shares or fractions thereof issued by it, the corporation shall deduct from the stated capital account maintained for the class or series of shares of which the shares purchased, redeemed or otherwise acquired form a part an amount equal to the result obtained by multiplying the stated capital of the shares of that class or series by the number of shares of that class or series or fractions thereof purchased, redeemed or otherwise acquired, divided by the number of issued shares of that class or series immediately before the purchase, redemption or other acquisition.

Idem

(2) A corporation shall deduct the amount of a payment made by the corporation to a shareholder under paragraph 241(3)(g) from the stated capital account maintained for the class or series of shares in respect of which the payment was made.

Idem

(3) A corporation shall adjust its stated capital account or accounts in accordance with any special resolution referred to in subsection 38(2).

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure à son passif.

Recouvrement

(4) Tout créancier de la société peut demander au tribunal d’ordonner au profit de celle-ci que le bénéficiaire, actionnaire ou autre:

a) soit paye une somme égale au montant de toute obligation de l’actionnaire, réduite ou supprimée en contravention au présent article;

b) soit restitue les sommes versées ou les biens remis à la suite d’une réduction de capital non conforme au présent article.

Prescription

(5) L’action en recouvrement prévue au présent article se prescrit par deux ans à compter de l’acte en cause.

(6)	[Abrogé, 2001, ch. 14, art. 23]

L.R. (1985), ch. C-44, art. 38; 2001, ch. 14, art. 23.

Capital déclaré

39 (1) La société qui acquiert, notamment par achat ou rachat, conformément aux articles 34, 35, 36, 45 ou 190 ou à l’alinéa 241(3)f), des actions ou fractions d’actions qu’elle a émises doit débiter le compte capital déclaré, tenu pour la catégorie ou série dont elles relèvent, du produit des éléments suivants : le capital déclaré relatif aux actions de cette catégorie ou série et la fraction dont les numérateur et dénominateur sont respectivement le nombre d’actions, ou fractions d’actions, de cette catégorie ou série ainsi acquises et le nombre d’actions de la même catégorie ou série émises immédiatement avant l’acquisition.

Idem

(2) La société doit débiter le compte capital déclaré pertinent de tout paiement effectué à un actionnaire en vertu de l’alinéa 241(3)g).

Idem

(3) La société doit rectifier ses comptes capital déclaré, conformément aux résolutions spéciales visées au paragraphe 38(2).

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Section 39	Article 39

Idem

(4) On a conversion of issued shares of a corporation into shares of another class or series or a change under section 173, 191 or 241 of issued shares of a corporation into shares of another class or series, the corporation shall

(a) deduct from the stated capital account maintained for the class or series of shares converted or changed an amount equal to the result obtained by multiplying the stated capital of the shares of that class or series by the number of shares of that class or series converted or changed, divided by the number of issued shares of that class or series immediately before the conversion or change; and

(b) add the result obtained under paragraph (a) and any additional consideration received pursuant to the conversion or change to the stated capital account maintained or to be maintained for the class or series of shares into which the shares have been converted or changed.

Stated capital of interconvertible shares

(5) For the purposes of subsection (4) and subject to its articles, where a corporation issues two classes of shares and there is attached to each such class a right to convert a share of the one class into a share of the other class, if a share of one class is converted into a share of the other class, the amount of stated capital attributable to a share in either class is the aggregate of the stated capital of both classes divided by the number of issued shares of both classes immediately before the conversion.

Cancellation or restoration of shares

(6) Shares or fractions thereof of any class or series of shares issued by a corporation and purchased, redeemed or otherwise acquired by it shall be cancelled or, if the articles limit the number of authorized shares, may be restored to the status of authorized but unissued shares of the class.

Exception

(7) For the purposes of this section, a corporation holding shares in itself as permitted by subsections 31(1) and (2) is deemed not to have purchased, redeemed or otherwise acquired such shares.

Idem

(8) For the purposes of this section, a corporation holding shares in itself as permitted by paragraph 32(1)(a) is deemed not to have purchased, redeemed or otherwise acquired the shares at the time they were acquired, but

Idem

(4) La société doit, dès le passage d’actions émises d’une catégorie ou d’une série à une autre, soit par voie de conversion, soit par voie d’un changement effectué en vertu des articles 173, 191 ou 241:

a) d’une part, débiter le compte capital déclaré, tenu pour la catégorie ou série initiale d’actions, du produit des éléments suivants : le capital déclaré à l’égard de ces actions et la fraction dont les numérateur et dénominateur sont respectivement le nombre d’actions ayant fait l’objet de la conversion ou du changement et le nombre d’actions de la même catégorie ou série émises immédiatement avant la conversion ou le changement;

b) d’autre part, créditer le compte capital déclaré de la catégorie ou de la série nouvelle de la somme débitée en vertu de l’alinéa a) ainsi que de tout apport supplémentaire reçu au titre de la conversion ou du changement.

Capital déclaré d’actions avec droit de conversion réciproque

(5) Pour l’application du paragraphe (4) et sous réserve de ses statuts, lorsque la société émet deux catégories d’actions assorties du droit de conversion réciproque, et qu’il y a, à l’égard d’une action, exercice de ce droit, le montant du capital déclaré attribuable à une action de l’une ou l’autre catégorie est égal au montant total du capital déclaré correspondant aux deux catégories divisé par le nombre d’actions émises dans ces deux catégories avant la conversion.

Annulation ou retour au statut d’actions non émises

(6) Les actions ou fractions d’actions de toute catégorie ou série de la société émettrice acquises par elle, notamment par achat ou rachat, sont annulées; elles peuvent reprendre le statut d’actions autorisées non émises de la catégorie dont elles relèvent, au cas où les statuts limitent le nombre d’actions autorisées.

Exception

(7) La détention par la société de ses propres actions conformément aux paragraphes 31(1) et (2) est réputée ne pas être une acquisition, notamment par achat ou rachat, au sens du présent article.

Idem

(8) Pour l’application du présent article, la société qui détient ses propres actions conformément à l’alinéa 32(1)a) est réputée ne les avoir ni achetées ni rachetées ni autrement acquises au moment de leur acquisition; toutefois:

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Sections 39-40	Articles 39-40

(a) any of those shares that are held by the corporation at the expiration of two years, and

(b) any shares into which any of those shares were converted by the corporation and held under paragraph 32(1)(b) that are held by the corporation at the expiration of two years after the shares from which they were converted were acquired are deemed to have been acquired at the expiration of the two years.

Conversion or change of shares

(9) Shares issued by a corporation and converted into shares of another class or series or changed under section 173, 191 or 241 into shares of another class or series shall become issued shares of the class or series of shares into which the shares have been converted or changed.

Effect of change of shares on number of unissued shares

(10) Where the articles limit the number of authorized shares of a class of shares of a corporation and issued shares of that class or of a series of shares of that class have become, pursuant to subsection (9), issued shares of another class or series, the number of unissued shares of the first-mentioned class shall, unless the articles otherwise provide, be increased by the number of shares that, pursuant to subsection (9), became shares of another class or series.

Repayment

(11) Debt obligations issued, pledged, hypothecated or deposited by a corporation are not redeemed by reason only that the indebtedness evidenced by the debt obligations or in respect of which the debt obligations are issued, pledged, hypothecated or deposited is repaid.

Acquisition and reissue of debt obligations

(12) Debt obligations issued by a corporation and purchased, redeemed or otherwise acquired by it may be cancelled or, subject to any applicable trust indenture or other agreement, may be reissued, pledged or hypothecated to secure any obligation of the corporation then existing or thereafter incurred, and any such acquisition and reissue, pledge or hypothecation is not a cancellation of the debt obligations.

R.S., 1985, c. C-44, s. 39; 1994, c. 24, s. 9(F); 2001, c. 14, s. 24(F); 2011, c. 21, s. 25(F).

Enforcement of contract to buy shares

40 (1) A corporation shall fulfil its obligations under a contract to buy shares of the corporation, except if the corporation can prove that enforcement of the contract would put it in breach of any of sections 34 to 36.

a) lesdites actions, qu’elle détient encore à l’expiration d’un délai de deux ans;

b) les actions provenant de la conversion desdites actions et visées à l’alinéa 32(1)b), qu’elle détient encore à l’expiration d’un délai de deux ans après l’acquisition des actions ayant fait l’objet de la conversion, sont réputées avoir été acquises à l’expiration de ce délai.

Conversion ou changement

(9) Les actions émises qui sont passées d’une catégorie ou d’une série à une autre, soit par voie de conversion, soit par voie d’un changement effectué en vertu des articles 173, 191 ou 241, deviennent des actions émises de la nouvelle catégorie ou série.

Effet du changement sur le nombre des actions non émises

(10) Sont des actions non émises d’une catégorie ou d’une série dont le nombre d’actions autorisées est limité par les statuts de la société, sauf clause des statuts à l’effet contraire, les actions émises qui n’appartiennent plus à cette catégorie ou à une série de cette catégorie par suite d’une conversion ou d’un changement visé au paragraphe (9).

Acquittement

(11) Les titres de créance émis, donnés en garantie conformément au paragraphe (12) ou déposés par la société ne sont pas rachetés du seul fait de l’acquittement de la dette en cause.

Acquisition et réémission de titres de créance

(12) La société qui acquiert ses titres de créance peut soit les annuler, soit, sous réserve de tout acte de fiducie ou convention applicable, les réémettre ou les donner en garantie de l’exécution de ses obligations existantes ou futures, sous forme d’hypothèque mobilière, de gage ou de nantissement; l’acquisition, la réémission ou le fait de les donner en garantie ne constitue pas l’annulation de ces titres.

L.R. (1985), ch. C-44, art. 39; 1994, ch. 24, art. 9(F); 2001, ch. 14, art. 24(F); 2011, ch. 21, art. 25(F).

Exécution des contrats

40 (1) La société est tenue d’exécuter les contrats qu’elle a conclus en vue de l’achat de ses actions, sauf si elle peut prouver que ce faisant elle contrevient à l’un des articles 34 à 36.

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Sections 40-45	Articles 40-45

Status of contracting party

(2) Until the corporation has fulfilled all its obligations under a contract referred to in subsection (1), the other party retains the status of claimant entitled to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors and to the rights of holders of any class of shares whose rights were in priority to the rights given to the holders of the class of shares being purchased, but in priority to the rights of other shareholders.

R.S., 1985, c. C-44, s. 40; 2001, c. 14, s. 25.

Commission for sale of shares

41 The directors may authorize the corporation to pay a reasonable commission to any person in consideration of the person’s purchasing or agreeing to purchase shares of the corporation from the corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

R.S., 1985, c. C-44, s. 41; 2001, c. 14, s. 135(E).

Dividends

42 A corporation shall not declare or pay a dividend if there are reasonable grounds for believing that

(a) the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

1974-75-76, c. 33, s. 40; 1978-79, c. 9, s. 1(F).

Form of dividend

43 (1) A corporation may pay a dividend by issuing fully paid shares of the corporation and, subject to section 42, a corporation may pay a dividend in money or property.

Adjustment of stated capital account

(2) If shares of a corporation are issued in payment of a dividend, the declared amount of the dividend stated as an amount of money shall be added to the stated capital account maintained or to be maintained for the shares of the class or series issued in payment of the dividend.

1974-75-76, c. 33, s. 41; 1978-79, c. 9, ss. 1(F), 16.

44 [Repealed, 2001, c. 14, s. 26]

Shareholder immunity

45 (1) The shareholders of a corporation are not, as shareholders, liable for any liability, act or default of the corporation except under subsection 38(4), 118(4) or (5), 146(5) or 226(4) or (5).

Situation du cocontractant

(2) Jusqu’à l’exécution complète par la société de tout contrat visé au paragraphe (1), le cocontractant a le droit d’être payé dès que la société peut légalement le faire ou, lors d’une liquidation, à être colloqué après les droits des créanciers et les droits des actionnaires détenant des actions de toute catégorie dont les droits ont préséance sur ceux des actionnaires détenant des actions de la catégorie d’actions qui sont acquises, mais avant les autres actionnaires.

L.R. (1985), ch. C-44, art. 40; 2001, ch. 14, art. 25.

Commission sur vente d’actions

41 Les administrateurs peuvent autoriser la société à verser une commission raisonnable à toute personne qui achète, ou s’engage à acheter ou à faire acheter, des actions de celle-ci.

L.R. (1985), ch. C-44, art. 41; 2001, ch. 14, art. 135(A).

Dividendes

42 La société ne peut déclarer ni verser de dividende s’il existe des motifs raisonnables de croire que:

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure au total de son passif et de son capital déclaré.

1974-75-76, ch. 33, art. 40; 1978-79, ch. 9, art. 1(F).

Forme du dividende

43 (1) La société peut verser un dividende soit sous forme d’actions entièrement libérées, soit, sous réserve de l’article 42, en numéraire ou en biens.

Rectification du compte capital déclaré

(2) Le montant déclaré en numéraire des dividendes versés par la société sous forme d’actions est porté au compte capital déclaré pertinent.

1974-75-76, ch. 33, art. 41; 1978-79, ch. 9, art. 1(F) et 16.

44 [Abrogé, 2001, ch. 14, art. 26]

Immunité des actionnaires

45 (1) Les actionnaires de la société ne sont pas, à ce titre, responsables de ses obligations, actes ou fautes, sauf dans les cas prévus aux paragraphes 38(4), 146(5), 118(4) ou (5) ou 226(4) ou (5).

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Sections 45-46	Articles 45-46

Lien or hypothec on shares

(2) Subject to subsection 49(8), the articles may provide that the corporation has a lien or hypothec on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the corporation, including an amount unpaid in respect of a share issued by a body corporate on the date it was continued under this Act.

Enforcement of lien or hypothec

(3) A corporation may enforce a lien or hypothec referred to in subsection (2) in accordance with its by-laws.

R.S., 1985, c. C-44, s. 45; 2001, c. 14, s. 27; 2011, c. 21, s. 26.

PART VI

Sale of Constrained Shares

Sale of constrained shares by corporation

46 (1) A corporation that has constraints on the issue, transfer or ownership of its shares of any class or series may, for any of the purposes referred to in paragraphs (a) to (c), sell, under the conditions and after giving the notice that may be prescribed, as if it were the owner of the shares, any of those constrained shares that are owned, or that the directors determine in the manner that may be prescribed may be owned, contrary to the constraints in order to

(a) assist the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province to receive licences, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control;

(b) assist the corporation to comply with any prescribed law; or

(c) attain or maintain a level of Canadian ownership specified in its articles.

Obligations of directors in sale

(2) Where shares are to be sold by a corporation under subsection (1), the directors of the corporation shall select the shares for sale in good faith and in a manner that is not unfairly prejudicial to, and does not unfairly disregard the interests of, the holders of the shares in the constrained class or series taken as a whole.

Actions grevées d’une hypothèque ou d’un privilège

(2) Sous réserve du paragraphe 49(8), les statuts peuvent prévoir qu’une hypothèque ou un privilège en faveur de la société grève les actions inscrites au nom d’un actionnaire débiteur, ou de son représentant personnel, y compris celui qui n’a pas entièrement libéré des actions émises par une personne morale avant sa prorogation sous le régime de la présente loi.

Exécution de l’hypothèque ou du privilège

(3) La société peut faire valoir l’hypothèque ou le privilège visé au paragraphe (2) dans les conditions prévues par ses règlements administratifs.

L.R. (1985), ch. C-44, art. 45; 2001, ch. 14, art. 27; 2011, ch. 21, art. 26.

PARTIE VI

Vente d’actions faisant l’objet de restrictions

Vente par la société d’actions faisant l’objet de restrictions

46 (1) La société dont les actions d’une catégorie ou d’une série font l’objet de restrictions quant à leur émission, leur transfert ou leur propriété peut, afin de devenir ellemême et de rendre les sociétés de son groupe, ou celles qui ont un lien avec elle, mieux à même de remplir les conditions de participation ou de contrôle canadiens auxquelles est subordonné, sous le régime des lois fédérales ou provinciales prescrites, le droit de recevoir certains avantages, notamment des licences, permis, subventions et paiements, afin de se conformer aux lois prescrites ou afin de remplir les conditions de participation ou de contrôle canadiens qui sont précisées à ses statuts, vendre ces actions comme si elle en avait la propriété et pour atteindre cet objectif lorsque leurs propriétaires les détiennent, ou que les administrateurs estiment, selon les critères réglementaires, que ceuxci les détiennent, en dépit de ces restrictions. Cette vente se fait selon les conditions prescrites, après préavis réglementaire.

Devoir des administrateurs

(2) Les administrateurs doivent choisir les actions à vendre en vertu du paragraphe (1) de bonne foi et de manière à ne pas se montrer injuste à l’égard des autres détenteurs d’actions de la catégorie ou de la série soit en leur portant préjudice soit en ne tenant pas compte de leurs intérêts.

Current to October 31, 2023	42	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VI Sale of Constrained Shares	PARTIE VI Vente d’actions faisant l’objet de restrictions
Sections 46-47	Articles 46-47

Effect of sale

(3) If shares are sold by a corporation under subsection (1), the owner of the shares immediately before the sale shall by that sale be divested of their interest or right in the shares, and the person who, but for the sale, would be the registered owner of the shares or a person who satisfies the corporation that, but for the sale, they could properly be treated as the registered owner or registered holder of the shares under section 51 shall, from the time of the sale, be entitled to receive only the net proceeds of the sale, together with any income earned on the proceeds from the beginning of the month next following the date of the receipt by the corporation of the proceeds of the sale, less any taxes on the proceeds and any costs of administration of a trust fund constituted under subsection 47(1) in relation to the constitution of the fund.

Subsections 51(4) to (6) apply

(4) Subsections 51(4) to (6) apply in respect of the person who is entitled under subsection (3) to receive the proceeds of a sale of shares under subsection (1) as if the proceeds were a security and the person were a registered holder or owner of the security.

R.S., 1985, c. C-44, s. 46; 1991, c. 45, s. 552, c. 47, s. 720; 2001, c. 14, ss. 28, 135(E); 2011, c. 21, s. 27.

Proceeds of sale to be trust fund

47 (1) The proceeds of a sale by a corporation under subsection 46(1) constitute a trust fund in the hands of the corporation for the benefit of the person entitled under subsection 46(3) to receive the proceeds of the sale, and any such trust fund may be commingled by the corporation with other such trust funds and shall be invested in such manner as may be prescribed.

Costs of administration

(2) Reasonable costs of administration of a trust fund referred to in subsection (1) may be deducted from the trust fund and any income earned thereon.

Appointment of trust company

(3) Subject to this section, a corporation may transfer any trust fund referred to in subsection (1), and the administration thereof, to a trust company in Canada registered as such under the laws of Canada or a province, and the corporation is thereupon discharged of all further liability in respect of the trust fund.

Discharge of corporation and trust company

(4) A receipt signed by a person entitled under subsection 46(3) to receive the proceeds of a sale that constitute a trust fund under subsection (1) shall be a complete discharge of the corporation and of any trust company to

Effet de la vente

(3) La personne qui était propriétaire des actions vendues par la société conformément au paragraphe (1) perd tout droit ou intérêt sur ces actions. Celle qui en était le propriétaire inscrit ou qui convainc les administrateurs qu’elle aurait pu être considérée comme en étant le propriétaire ou détenteur inscrit aux termes de l’article 51 a, à compter de la vente, droit uniquement au produit net de la vente majoré du revenu perçu sur ce produit à compter du début du mois suivant la date de réception du produit par la société mais diminué des taxes qui y sont afférentes et des frais de gestion relatifs à la constitution d’un fonds en fiducie conformément au paragraphe 47(1).

Application des par. 51(4) à (6)

(4) Les paragraphes 51(4) à (6) s’appliquent à la personne qui a droit, en vertu du paragraphe (3), de recevoir le produit de la vente des actions visée au paragraphe (1), cette personne étant assimilée au détenteur ou propriétaire inscrit et le produit de la vente, à une valeur mobilière.

L.R. (1985), ch. C-44, art. 46; 1991, ch. 45, art. 552, ch. 47, art. 720; 2001, ch. 14, art. 28 et 135(A); 2011, ch. 21, art. 27.

Constitution d’un fonds en fiducie

47 (1) Le produit de la vente effectuée par une société en vertu du paragraphe 46(1) constitue un fonds en fiducie au profit de la personne qui a droit au produit de la vente conformément au paragraphe 46(3); ce fonds, qui peut être confondu avec des fonds similaires, est investi de la façon réglementaire.

Frais de gestion

(2) Des frais de gestion raisonnables peuvent être déduits du fonds en fiducie visé au paragraphe (1) et du revenu qui en découle.

Transfert à une société de fiducie

(3) Sous réserve des autres dispositions du présent article, la société peut transférer le fonds en fiducie visé au paragraphe (1) et en confier l’administration à une société de fiducie inscrite à ce titre sous le régime des lois fédérales ou provinciales; le cas échéant, la société est relevée de toute responsabilité ultérieure à l’égard du fonds.

Libération de la société et de la société de fiducie

(4) Le reçu signé par une personne qui a droit, aux termes du paragraphe 46(3), de recevoir le produit de la vente qui constitue un fonds en fiducie en vertu du paragraphe (1) libère définitivement la société ainsi que toute

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Canada Business Corporations	Sociétés par actions
PART VI Sale of Constrained Shares	PARTIE VI Vente d’actions faisant l’objet de restrictions
Sections 47-48	Articles 47-48

which a trust fund is transferred under subsection (3), in respect of the trust fund and income earned thereon paid to such person.

Vesting in Crown

(5) A trust fund described in subsection (1), together with any income earned thereon, less any taxes thereon and costs of administration, that has not been claimed by a person entitled under subsection 46(3) to receive the proceeds of a sale that constitute the trust fund for a period of ten years after the date of the sale vests in Her Majesty in right of Canada.

Escheats Act applies

(6) Sections 3 to 5 of the Escheats Act apply in respect of a trust fund that vests in Her Majesty in right of Canada under subsection (5).

1980-81-82-83, c. 115, s. 4.

PART VII

Security Certificates, Registers and Transfers

Interpretation and General

Application of Part

48 (1) The transfer or transmission of a security shall be governed by this Part.

Definitions

(2) In this Part,

adverse claim includes a claim that a transfer was or would be wrongful or that a particular adverse person is the owner of or has an interest or right in the security; (opposition)

bearer means the person in possession of a security payable to bearer or endorsed in blank; (porteur)

bona fide purchaser means a purchaser for value in good faith and without notice of any adverse claim who takes delivery of a security in bearer form or order form or of a security in registered form issued or endorsed to the purchaser or endorsed in blank; (acheteur de bonne foi)

broker means a person who is engaged, whether or not exclusively, in the business of buying and selling securities and who, in the transaction concerned, acts for, or société de fiducie à qui le fonds a été transféré en vertu du paragraphe (3), des paiements à faire sur ce fonds et sur le revenu qui en découle.

Dévolution à Sa Majesté

(5) Le fonds en fiducie visé au paragraphe (1) et le revenu qui en découle, déduits des taxes qui y sont afférentes et des frais de gestion, sont dévolus à Sa Majesté du chef du Canada s’ils ne sont pas réclamés par une personne qui a droit au produit de la vente constituant le fonds en vertu du paragraphe 46(3) dans les dix ans qui suivent la date de la vente.

Application de la Loi sur les biens en déshérence

(6) Les articles 3 à 5 de la Loi sur les biens en déshérence s’appliquent au fonds en fiducie qui est dévolu à Sa Majesté du chef du Canada en vertu du paragraphe (5).

1980-81-82-83, ch. 115, art. 4.

PARTIE VII

Certificats de valeurs mobilières, registres et transferts

Définitions et dispositions générales

Champ d’application

48 (1) La présente partie régit le transfert des valeurs mobilières.

Définitions

(2) Les définitions qui suivent s’appliquent à la présente partie.

acheteur de bonne foi L’acquéreur contre valeur qui, non avisé de l’existence d’oppositions, prend livraison d’une valeur mobilière au porteur ou à ordre ou d’une valeur mobilière nominative émise à son nom, endossée à son profit ou en blanc. (bona fide purchaser)

acquéreur Personne qui acquiert des droits ou intérêts sur une valeur mobilière, par achat, hypothèque, gage, émission, réémission, donation ou toute autre opération consensuelle. (purchaser)

acte de fiducie Répond à la définition donnée à l’article

82. (trust indenture)

authentique Ni falsifié ni contrefait. (genuine)

bonne foi L’honnêteté manifestée au cours de l’opération en cause. (good faith)

Current to October 31, 2023	44	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 48	Article 48

buys a security from, or sells a security to a customer; (courtier)

delivery means voluntary transfer of possession; (livraison ou remise)

fiduciary means any person who acts in a fiduciary capacity or as the administrator of the property of others and includes a personal representative of a deceased person; (représentant)

fungible, in relation to securities, means securities of which any unit is, by nature or usage of trade, the equivalent of any other like unit; (fongibles)

genuine means free of forgery or counterfeiting; (authentique)

good faith means honesty in fact in the conduct of the transaction concerned; (bonne foi)

holder means a person in possession of a security issued or endorsed to the person or the bearer or in blank; (détenteur)

issuer includes a corporation

(a) that is required by this Act to maintain a securities register,

(b) that, in Quebec, issues securities that confer directly or indirectly rights in its property, or

(c) that, elsewhere in Canada, directly or indirectly creates fractional interests in its rights or property and that issues securities as evidence of the fractional interests; (émetteur)

overissue means the issue of securities in excess of any maximum number of securities that the issuer is authorized by its articles or a trust indenture to issue; (émission excédentaire)

purchaser means a person who takes an interest or right in a security by sale, mortgage, hypothec, pledge, issue, reissue, gift or any other voluntary transaction; (acquéreur)

security or security certificate means an instrument issued by a corporation that is

(a) in bearer, order or registered form,

(b) of a type commonly dealt in on securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

courtier Personne qui se livre exclusivement ou non au commerce des valeurs mobilières et qui, entre autres, dans les opérations en cause, agit pour un client. (broker)

détenteur Personne en possession d’une valeur mobilière au porteur ou d’une valeur mobilière nominative émise à son nom, endossée à son profit ou en blanc. (holder)

émetteur Est assimilée à l’émetteur la société qui, selon le cas :

a) doit, aux termes de la présente loi, tenir un registre de valeurs mobilières;

b) au Québec, émet des valeurs mobilières conférant chacune, même indirectement, des droits sur ses biens;

c) ailleurs au Canada, crée, même indirectement, une fraction d’intérêt sur ses droits ou ses biens et émet des valeurs mobilières constatant ces fractions d’intérêt. (issuer)

émission excédentaire Toute émission de valeurs mobilières en excédent du nombre autorisé par les statuts de l’émetteur ou par un acte de fiducie. (overissue)

fongibles Se dit des valeurs mobilières qui ont cette qualité par nature ou en vertu des usages du commerce. (fungible)

livraison ou remise Transfert volontaire de la possession. (delivery)

signature ou endossement non autorisé Signature apposée ou endossement effectué sans autorisation réelle, implicite ou apparente, y compris les faux. (unauthorized)

opposition Est assimilé à l’opposition le fait d’invoquer qu’un transfert est ou serait illégal ou qu’un opposant déterminé détient la propriété ou un droit ou intérêt sur les valeurs mobilières en cause. (adverse claim)

porteur Personne en possession d’une valeur mobilière au porteur ou endossée en blanc. (bearer)

représentant L’administrateur du bien d’autrui ou la personne qui agit à titre fiducial, notamment le représentant personnel d’une personne décédée. (fiduciary)

transfert Est assimilée au transfert la transmission par effet de la loi. (transfer)

Current to October 31, 2023	45	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 48	Article 48

(c) one of a class or series or by its terms divisible into a class or series of instruments, and

(d) evidence of a share, participation or other interest or right in or obligation of a corporation; (valeur mobilière ou certificat de valeur mobilière)

transfer includes transmission by operation of law; (transfert)

trust indenture means a trust indenture as defined in section 82; (acte de fiducie)

unauthorized, in relation to a signature or an endorsement, means one made without actual, implied or apparent authority and includes a forgery; (non autorisé)

valid means issued in accordance with the applicable law and the articles of the issuer, or validated under section 52. (valide)

Negotiable instruments

(3) Except where its transfer is restricted and noted on a security in accordance with subsection 49(8), a security is a negotiable instrument.

Registered form

(4)	A security is in registered form if

(a) it specifies a person entitled to the security or to the rights it evidences, and its transfer is capable of being recorded in a securities register; or

(b) it bears a statement that it is in registered form.

Order form

(5) A debt obligation is in order form where, by its terms, it is payable to the order or assigns of any person therein specified with reasonable certainty or to that person’s order.

Bearer form

(6) A security is in bearer form if it is payable to bearer according to its terms and not by reason of any endorsement.

Guarantor for issuer

(7) A guarantor for an issuer is deemed to be an issuer to the extent of the guarantee whether or not the obligation is noted on the security.

R.S., 1985, c. C-44, s. 48; 2001, c. 14, ss. 29, 135(E); 2011, c. 21, s. 28.

valeur mobilière ou certificat de valeur mobilière

Tout titre émis par une société, qui, à la fois:

a) est au porteur, à ordre ou nominatif;

b) est d’un genre habituellement négocié aux bourses ou sur les marchés de valeurs mobilières ou reconnu comme placement sur la place où il est émis ou négocié;

c) fait partie d’une catégorie ou d’une série de titres ou est divisible selon ses propres modalités;

d) atteste l’existence soit d’une action ou d’une obligation de la société, soit de droits ou intérêts, notamment une participation dans celleci. (security or security certificate)

valide Soit émis légalement et conformément aux statuts de la société, soit validé en vertu de l’article 52. (valid)

Effets négociables

(3) Les valeurs mobilières sont des effets négociables sauf si leur transfert fait l’objet de restrictions indiquées conformément au paragraphe 49(8).

Valeur mobilière nominative

(4)	Est nominative la valeur mobilière qui:

a) ou bien désigne nommément son titulaire, ou celui des droits dont elle atteste l’existence, et peut faire l’objet d’un transfert sur le registre des valeurs mobilières;

b) ou bien porte une mention à cet effet.

Titre à ordre

(5) Le titre de créance est à ordre si, d’après son libellé, il est payable à l’ordre d’une personne suffisamment désignée dans le titre ou cédé à une telle personne.

Valeur mobilière au porteur

(6) Est au porteur la valeur mobilière payable au porteur selon ses propres modalités et non en raison d’un endossement.

Caution d’un émetteur

(7) La caution d’un émetteur est réputée, dans les limites de sa garantie, avoir la qualité d’émetteur, indépendamment de la mention de son obligation sur la valeur mobilière.

L.R. (1985), ch. C-44, art. 48; 2001, ch. 14, art. 29 et 135(A); 2011, ch. 21, art. 28.

Current to October 31, 2023	46	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 49	Article 49

Rights of holder

49 (1) Every security holder is entitled at their option to a security certificate that complies with this Act or a nontransferable written acknowledgment of their right to obtain such a security certificate from a corporation in respect of the securities of that corporation held by them.

Maximum fee for certificate by regulation

(2) A corporation may charge a fee, not exceeding the prescribed amount, for a security certificate issued in respect of a transfer.

Joint holders

(3) A corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all.

Signatures

(4) A security certificate shall be signed by at least one of the following persons, or the signature shall be printed or otherwise mechanically reproduced on the certificate:

(a) a director or officer of the corporation;

(b) a registrar, transfer agent or branch transfer agent of the corporation, or an individual on their behalf; and

(c) a trustee who certifies it in accordance with a trust indenture.

(5)	[Repealed, 2001, c. 14, s. 30]

Continuation of signature

(6) If a security certificate contains a printed or mechanically reproduced signature of a person, the corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the corporation, and the security certificate is as valid as if the person were a director or an officer at the date of its issue.

Contents of share certificate

(7) There shall be stated on the face of each share certificate issued by a corporation

(a) the name of the corporation;

(b) the words “Incorporated under the Canada Business Corporations Act” or “subject to the Canada Business Corporations Act”;

(c) the name of the person to whom it was issued; and

Droits du détenteur

49 (1) Les détenteurs de valeurs mobilières peuvent, à leur choix, exiger de la société, soit des certificats de valeurs mobilières conformes à la présente loi, soit une reconnaissance écrite et incessible de ce droit.

Droit exigible

(2) La société peut prélever un droit — qui ne peut dépasser le montant réglementaire — par certificat de valeur mobilière émis à l’occasion d’un transfert.

Codétenteurs

(3) En cas de détention conjointe d’une valeur mobilière, la remise du certificat à l’un des codétenteurs constitue délivrance suffisante pour tous.

Signatures

(4) Les certificats de valeurs mobilières doivent être signés par au moins l’une des personnes suivantes :

a) un administrateur ou dirigeant de la société;

b) un agent d’inscription ou de transfert de la société ou un particulier agissant pour son compte;

c) un fiduciaire qui les certifie conformes à l’acte de fiducie.

Toute signature requise peut cependant être reproduite mécaniquement, notamment sous forme d’imprimé.

(5) [Abrogé, 2001, ch. 14, art. 30]

Permanence de la validité de la signature

(6) La société peut émettre valablement tout certificat de valeurs mobilières portant la signature, imprimée ou reproduite mécaniquement, d’administrateurs ou dirigeants même s’ils ont cessé d’occuper ces fonctions.

Contenu du certificat d’action

(7) Doivent être énoncés au recto de chaque certificat d’action :

a) le nom de la société émettrice;

b) la mention « constituée sous l’autorité de la Loi canadienne sur les sociétés par actions » ou « assujettie à la Loi canadienne sur les sociétés par actions »;

c) le nom du titulaire;

Current to October 31, 2023	47	À jour au 31 octobre 2023
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Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 49	Article 49

(d) the number and class of shares and the designation of any series that the certificate represents.

Restrictions

(8) No restriction, charge, lien, hypothec, agreement or endorsement described in the following paragraphs is effective against a transferee of a security, issued by a corporation or by a body corporate before the body corporate was continued under this Act, who has no actual knowledge of the restriction, charge, lien, hypothec, agreement or endorsement unless it or a reference to it is noted conspicuously on the security certificate:

(a) a restriction on transfer other than a constraint under section 174;

(b) a charge, lien or hypothec in favour of the corporation;

(c) a unanimous shareholder agreement; or

(d) an endorsement under subsection 190(10).

Limit on restriction

(9) A distributing corporation, any of the issued shares of which remain outstanding and are held by more than one person, shall not have a restriction on the transfer or ownership of its shares of any class or series except by way of a constraint permitted under section 174.

Notation of constraint

(10) Where the articles of a corporation constrain the issue, transfer or ownership of shares of any class or series in order to assist

(a) the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province to receive licences, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control, or

(b) the corporation to comply with any prescribed law,

the constraint, or a reference to it, shall be conspicuously noted on every security certificate of the corporation evidencing a share that is subject to the constraint where the security certificate is issued after the day on which the share becomes subject to the constraint under this Act.

Failure to note

(11) The failure to note a constraint or a reference to it pursuant to subsection (10) shall not invalidate any share or security certificate and shall not render a constraint ineffective against an owner, holder or transferee of the share or security certificate.

d) le nombre, la catégorie et la série d’actions qu’il représente.

Restrictions

(8) Les certificats de valeurs mobilières émis par la société ou par une personne morale avant sa prorogation sous le régime de la présente loi qui sont assujettis aux restrictions, charges, hypothèques, privilèges, conventions ou endossements ciaprès doivent porter une mention ou un renvoi bien visibles à leur égard pour qu’ils soient opposables à tout cessionnaire de cette valeur mobilière qui n’en a pas eu effectivement connaissance :

a) des restrictions en matière de transfert non prévues à l’article 174;

b) des charges, hypothèques ou privilèges en faveur de la société;

c) une convention unanime des actionnaires;

d) un endossement prévu au paragraphe 190(10).

Limitation

(9) La société ayant fait appel au public dont des actions en circulation sont détenues par plusieurs personnes ne peut restreindre le transfert ou le droit de propriété de ses actions, sauf si la restriction est permise en vertu de l’article 174.

Mention des restrictions

(10) Dans les cas où les statuts de la société restreignent l’émission, le transfert ou la propriété d’actions d’une catégorie ou d’une série en vue de rendre la société, les sociétés de son groupe ou celles qui ont des liens avec elle, mieux à même de remplir les conditions de participation ou de contrôle canadiens auxquelles est subordonné, sous le régime des lois fédérales ou provinciales prescrites, le droit de recevoir certains avantages, notamment des licences, permis, subventions et paiements ou de se conformer aux lois prescrites relativement à ces conditions de participation ou de contrôle canadiens, la restriction doit être indiquée ostensiblement, par description ou référence, sur les certificats de valeurs mobilières émis pour ces actions après que cellesci ont fait l’objet de ces restrictions en vertu de la présente loi.

Absence de mention

(11) Le défaut d’indiquer une restriction, par description ou référence, comme l’exige le paragraphe (10) n’invalide pas une action ou un certificat de valeurs mobilières et ne

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PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 49	Article 49

ineffective against an owner, holder or transferee of the share or security certificate.

Transitional

(12) If a body corporate continued under this Act has outstanding security certificates, and if the words “private company” appear on the certificates, those words are deemed to be a notice of a restriction, lien, hypothec, agreement or endorsement for the purpose of subsection (8).

Particulars of class

(13) There shall be stated legibly on a share certificate issued by a corporation that is authorized to issue shares of more than one class or series

(a) the rights, privileges, restrictions and conditions attached to the shares of each class and series that exists when the share certificate is issued; or

(b) that the class or series of shares that it represents has rights, privileges, restrictions or conditions attached thereto and that the corporation will furnish a shareholder, on demand and without charge, with a full copy of the text of

(i) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and

(ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Duty

(14) Where a share certificate issued by a corporation contains the statement mentioned in paragraph (13)(b), the corporation shall furnish a shareholder, on demand and without charge, with a full copy of the text of

(a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and

(b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Fractional share

(15) A corporation may issue for each fractional share, a certificate in registered form or scrip certificates in registered form that entitle the holder to receive a certificate for a full share in exchange for scrip certificates equalling a full share.

rend pas la restriction sans effet à l’égard du propriétaire, détenteur ou cessionnaire de l’action ou du certificat.

Dispositions transitoires

(12) L’expression « compagnie privée » figurant sur les certificats de valeurs mobilières émis par une personne morale prorogée sous le régime de la présente loi est réputée constituer l’avis des restrictions, hypothèques, privilèges, conventions ou endossements prévus au paragraphe (8).

Détails

(13) Les certificats émis par une société autorisée à émettre des actions de plusieurs catégories ou séries prévoient, de manière lisible:

a) soit les droits, privilèges, conditions et restrictions dont sont assorties les actions de chaque catégorie et série existant lors de l’émission des certificats;

b) soit que la catégorie ou la série d’actions qu’ils représentent est assortie de droits, privilèges, conditions et restrictions et que la société remettra gratuitement à tout actionnaire qui en fait la demande le texte intégral :

(i) des droits, privilèges, conditions et restrictions attachés à chaque catégorie dont l’émission est autorisée et, dans la mesure fixée par les administrateurs, à chaque série,

(ii) de l’autorisation donnée aux administrateurs de fixer les droits, privilèges, conditions et restrictions des séries suivantes.

Obligation

(14) La société, qui émet des certificats d’actions contenant les dispositions prévues à l’alinéa (13)b), doit fournir gratuitement aux actionnaires qui en font la demande le texte intégral:

a) des droits, privilèges, conditions et restrictions attachés à chaque catégorie dont l’émission est autorisée et, dans la mesure fixée par les administrateurs, à chaque série;

b) de l’autorisation donnée aux administrateurs de fixer les droits, privilèges, conditions et restrictions des séries suivantes.

Fraction d’action

(15) La société peut émettre, pour chaque fraction d’action, soit un certificat nominatif, soit des scrips nominatifs donnant droit à une action entière en échange de tous les scrips correspondants.

Current to October 31, 2023	49	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Sections 49-50	Articles 49-50

Replacement

(15.1) On the request of a holder of a certificate for a fractional share or of a scrip certificate, a corporation shall, if the certificate is in bearer form and was issued before the coming into force of this subsection, issue in exchange to that holder, in registered form, a certificate for a fractional share or a scrip certificate, as the case may be.

Scrip certificates

(16) The directors may attach conditions to any scrip certificates issued by a corporation, including conditions that

(a) the scrip certificates become void or, in Quebec, null if not exchanged for a share certificate representing a full share before a specified date; and

(b) any shares for which such scrip certificates are exchangeable may, notwithstanding any preemptive right, be issued by the corporation to any person and the proceeds thereof distributed rateably to the holders of the scrip certificates.

Holder of fractional share

(17) A holder of a fractional share issued by a corporation is not entitled to exercise voting rights or to receive a dividend in respect of the fractional share, unless

(a) the fractional share results from a consolidation of shares; or

(b) the articles of the corporation otherwise provide.

Holder of scrip certificate

(18) A holder of a scrip certificate is not entitled to exercise voting rights or to receive a dividend in respect of the scrip certificate.

R.S., 1985, c. C-44, s. 49; 1991, c. 45, s. 553, c. 47, s. 721; 1994, c. 24, s. 34(F); 2001, c. 14, ss. 30, 135(E); 2011, c. 21, s. 29; 2018, c. 8, s. 8.

Securities records

50 (1) A corporation shall maintain a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities

(a) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder;

Remplacement

(15.1) À la demande du détenteur d’un certificat pour une fraction d’action ou de scrips pour une fraction d’action émis au porteur avant l’entrée en vigueur du présent paragraphe, la société lui délivre en échange, pour la fraction d’action, un certificat nominatif ou des scrips nominatifs, selon le cas.

Scrips

(16) Les administrateurs peuvent assortir les scrips de conditions, notamment les suivantes:

a) ils sont frappés de nullité s’ils ne sont pas échangés avant une date déterminée contre les certificats représentant les actions entières;

b) les actions contre lesquelles ils sont échangeables peuvent, nonobstant tout droit de préemption, faire l’objet, au profit de toute personne, d’une émission dont le produit est distribué, au prorata, aux détenteurs de ces scrips.

Détenteur d’une fraction d’action

(17) Les détenteurs de fractions d’actions émises par la société ne peuvent voter ni recevoir de dividendes que dans l’un ou l’autre des cas suivants :

a) le fractionnement est consécutif à un regroupement d’actions;

b) les statuts de la société le permettent.

Détenteurs de scrips

(18) Les détenteurs de scrips ne peuvent, à ce titre, voter ni recevoir de dividendes.

L.R. (1985), ch. C-44, art. 49; 1991, ch. 45, art. 553, ch. 47, art. 721; 1994, ch. 24, art. 34(F); 2001, ch. 14, art. 30 et 135(A); 2011, ch. 21, art. 29; 2018, ch. 8, art. 8.

Registres des valeurs mobilières

50 (1) La société tient un registre des valeurs mobilières nominatives qu’elle a émises, indiquant pour chaque catégorie ou série:

a) les noms, par ordre alphabétique, et la dernière adresse connue des détenteurs de ces valeurs ou de leurs prédécesseurs;

b) le nombre des valeurs de chaque détenteur;

Current to October 31, 2023	50	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 50	Article 50

(b) the number of securities held by each security holder; and

(c) the date and particulars of the issue and transfer of each security.

Central and branch registers

(2) A corporation may appoint an agent or mandatary to maintain a central securities register and branch securities registers.

Place of register

(3) A central securities register shall be maintained by a corporation at its registered office or at any other place in Canada designated by the directors, and any branch securities registers may be kept at any place in or out of Canada designated by the directors.

Effect of registration

(4) Registration of the issue or transfer of a security in the central securities register or in a branch securities register is complete and valid registration for all purposes.

Branch register

(5) A branch securities register shall only contain particulars of securities issued or transferred at that branch.

Central register

(6) Particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

Destruction of certificates

(7) A corporation, its agent or mandatary, or a trustee as defined in subsection 82(1) is not required to produce

(a) a cancelled security certificate in registered form, an instrument referred to in subsection 29(1) that is cancelled or a like cancelled instrument in registered form six years after the date of its cancellation;

(b) a cancelled security certificate in bearer form or an instrument referred to in subsection 29(1) that is cancelled or a like cancelled instrument in bearer form after the date of its cancellation; or

(c) an instrument referred to in subsection 29(1) or a like instrument, irrespective of its form, after the date of its expiration.

R.S., 1985, c. C-44, s. 50; 2011, c. 21, s. 30(E).

c) la date et les conditions de l’émission et du trans-fert de chaque valeur.

Registres central et locaux

(2) La société peut charger un mandataire de tenir, pour les valeurs mobilières, un registre central et des registres locaux.

Lieu de tenue des registres

(3) La société tient le registre central à son siège social ou en tout autre lieu au Canada choisi par les administra-teurs qui désignent également le lieu, au Canada ou à l’étranger, où les registres locaux peuvent être tenus.

Effet

(4) Toute mention de l’émission ou du transfert d’une valeur mobilière sur l’un des registres en constitue une inscription complète et valide.

Registres locaux

(5) Les conditions mentionnées dans les registres locaux ne concernent que les valeurs mobilières émises ou transférées à l’endroit en question.

Registre central

(6) Les conditions des émissions ou transferts de valeurs mobilières mentionnées dans un registre local sont égale-ment portées au registre central.

Destruction des certificats

(7) La société, ses mandataires ou le fiduciaire visé au paragraphe 82(1) ne sont pas tenus de produire:

a) six ans après leur annulation, les certificats de valeurs mobilières nominatives, les titres visés au paragraphe 29(1) ou les titres nominatifs semblables;

b) après leur annulation, les certificats de valeurs mobilières au porteur, les titres visés au paragraphe 29(1) ou les titres au porteur semblables;

c) après l’expiration de leur délai de validité, les titres visés au paragraphe 29(1) ou les titres semblables quelle que soit leur forme.

L.R. (1985), ch. C-44, art. 50; 2011, ch. 21, art. 30(A).

Current to October 31, 2023	51	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 51	Article 51

Dealings with registered holder

51 (1) A corporation or a trustee defined in subsection 82(1) may, subject to sections 134, 135 and 138, treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

Constructive registered holder

(2) Notwithstanding subsection (1), a corporation whose articles restrict the right to transfer its securities shall, and any other corporation may, treat a person as a registered security holder entitled to exercise all the rights of the security holder that the person represents, if the person furnishes the corporation with evidence as described in subsection 77(4) that the person is

(a) the heir of a deceased security holder, or the personal representative of the heirs, or the personal representative of the estate or succession of a deceased security holder;

(b) a personal representative of a registered security holder who is an infant, an incapable person or a missing person; or

(c) a liquidator of, or a trustee in bankruptcy for, a registered security holder.

Permissible registered holder

(3) If a person on whom the ownership of a security devolves by operation of law, other than a person described in subsection (2), furnishes proof of the person’s authority to exercise rights or privileges in respect of a security of the corporation that is not registered in the person’s name, the corporation shall treat the person as entitled to exercise those rights or privileges.

Immunity of corporation

(4) A corporation is not required to inquire into the existence of, or see to the performance or observance of, any duty owed to a third person by a registered holder of any of its securities or by anyone whom it treats, as permitted or required by this section, as the owner or registered holder thereof.

Persons less than 18 years of age

(5) If a person who is less than 18 years of age exercises any rights of ownership in the securities of a corporation, no subsequent repudiation or avoidance or, in Quebec, annulment or reduction of obligations is effective against the corporation.

Relations avec le détenteur inscrit

51 (1) La société ou le fiduciaire visé au paragraphe 82(1) peut, sous réserve des articles 134, 135 et 138, considérer le propriétaire inscrit d’une valeur mobilière comme la seule personne ayant qualité pour voter, rece-voir des avis, des intérêts, dividendes ou autres paie-ments et pour exercer tous les droits et pouvoirs de pro-priétaire de valeurs mobilières.

Présomption

(2) Nonobstant le paragraphe (1), toute société peut, et celle dont les statuts restreignent le transfert de ses valeurs mobilières doit, considérer comme fondés à exercer les droits du détenteur inscrit d’une valeur mobilière qu’ils représentent, dans la mesure où la preuve prévue au paragraphe 77(4) lui est fournie:

a) l’héritier ou le représentant personnel de la succes-sion d’un détenteur de valeurs mobilières décédé ou le représentant personnel des héritiers de ce dernier;

b) le représentant personnel d’un détenteur inscrit de valeurs mobilières mineur, incapable ou absent;

c) le liquidateur ou le syndic de faillite agissant pour un détenteur inscrit de valeurs mobilières.

Idem

(3) La société doit considérer toute personne non visée au paragraphe (2), à laquelle la propriété de valeurs mobilières est dévolue par l’effet de la loi, comme fondée à exercer, à l’égard des valeurs mobilières de cette société non inscrites à son nom, les droits ou privilèges dans la mesure où elle établit qu’elle a qualité pour les exercer.

Immunité de la société

(4) La société n’est tenue ni de rechercher s’il existe, à la charge soit du détenteur inscrit, soit de la personne considérée en vertu du présent article comme tel ou comme propriétaire de l’une de ses valeurs mobilières, des obligations envers les tiers, ni de veiller à leur exécution.

Mineurs

(5) L’annulation, la réduction des obligations ou la répudiation ultérieure de l’exercice par un particulier de moins de dixhuit ans des droits attachés à la propriété de valeurs mobilières d’une société n’ont pas d’effet contre cette dernière.

Current to October 31, 2023	52	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Section 51	Article 51

Joint holders

(6) A corporation may treat as owner of a security the survivors of persons to whom the security was issued as joint holders, if it receives proof satisfactory to it of the death of any such joint holder.

Transmission of securities

(7) Subject to any applicable law relating to the collection of taxes, a person referred to in paragraph (2)(a) is entitled to become a registered holder, or to designate a registered holder, if the person deposits with the corporation or its transfer agent

(a) the original grant of probate, of letters of administration or, in Quebec, of the probate of the will or of the notarial minutes of the probate, or a copy certified to be a true copy of one of those documents by

(i) the court that granted the probate or letters of administration, or the notary who prepared the minutes of the probate,

(ii) a trust company incorporated under the laws of Canada or a province, or

(iii) a lawyer or notary acting on behalf of the person referred to in paragraph (2)(a), or

(b) in the case of transmission by notarial will in Quebec, an authentic copy established in accordance with the laws of that province,

together with

(c) an affidavit or declaration of transmission made by a person referred to in paragraph (2)(a), stating the particulars of the transmission, and

(d) the security certificate that was owned by the deceased holder

(i) in case of a transfer to a person referred to in paragraph (2)(a), with or without the endorsement of that person, and

(ii) in case of a transfer to any other person, endorsed in accordance with section 65,

and accompanied by any assurance the corporation may require under section 77.

Excepted transmissions

(8) Despite subsection (7), if the laws of the jurisdiction governing the transmission of a security of a deceased holder do not require a grant of probate or of letters of

Codétenteurs

(6) Lorsqu’une valeur mobilière a été émise au profit de codétenteurs avec gain de survie, la société peut, sur preuve satisfaisante du décès de l’un d’entre eux, considérer les autres comme propriétaires de ladite valeur mobilière.

Transferts de valeurs mobilières

(7) Sous réserve de toute loi fiscale applicable, les personnes visées à l’alinéa (2)a) sont fondées à devenir détenteurs inscrits, ou à les désigner, sur remise à la société ou à son agent de transfert, avec les assurances que la société peut exiger en vertu de l’article 77, des documents suivants :

a) l’original, au Québec, du jugement en vérification de testament ou du procèsverbal notarié de vérification, ou, ailleurs qu’au Québec, des lettres d’homologation ou des lettres d’administration, ou une copie certifiée conforme de l’un de ces documents par :

(i) soit le tribunal qui a prononcé le jugement ou délivré les lettres d’homologation ou d’administration ou le notaire qui a dressé le procèsverbal,

(ii) soit une société de fiducie constituée en vertu des lois fédérales ou provinciales,

(iii) soit un avocat ou un notaire agissant pour le compte de la personne visée à l’alinéa (2)a);

b) en cas de transmission par testament notarié au Québec, une copie authentique de ce testament établie conformément aux lois de cette province;

c) un affidavit ou une déclaration, établi par l’une des personnes visées à l’alinéa (2)a) et énonçant les conditions de la transmission;

d) les certificats de valeurs mobilières du détenteur décédé :

(i) dans le cas d’un transfert à l’une des personnes visées à l’alinéa (2)a), endossés ou non par cette personne,

(ii) dans le cas d’un transfert à une autre personne, endossés en conformité avec l’article 65.

Transmissions

(8) Malgré le paragraphe (7), le représentant personnel du détenteur décédé de valeurs mobilières dont la transmission est régie par une loi n’exigeant pas de jugement

Current to October 31, 2023	53	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Sections 51-52	Articles 51-52

administration or the probate of the will or the notarial minutes of the probate in respect of the transmission, a personal representative of the deceased holder is entitled, subject to any applicable law relating to the collection of taxes, to become a registered holder or to designate a registered holder, if the personal representative deposits with the corporation or its transfer agent

(a) the security certificate that was owned by the deceased holder; and

(b) reasonable proof of the governing laws, of the deceased holder’s interest or right in the security and of the right of the personal representative or the person designated by the personal representative to become the registered holder.

Right of corporation

(9) Deposit of the documents required by subsection (7) or (8) empowers a corporation or its transfer agent to record in a securities register the transmission of a security from the deceased holder to a person referred to in paragraph (2)(a) or to such person as the person referred to in that paragraph may designate and, thereafter, to treat the person who thus becomes a registered holder as the owner of those securities.

R.S., 1985, c. C-44, s. 51; 2001, c. 14, ss. 31, 135(E); 2011, c. 21, s. 31; 2018, c. 8, s. 9(E).

Overissue

52 (1) The provisions of this Part that validate a security or compel its issue or reissue do not apply to the extent that validation, issue or reissue would result in overissue, but

(a) if a valid security, similar in all respects to the security involved in the overissue, is reasonably available for purchase, the person entitled to the validation or issue may compel the issuer to purchase and deliver such a security against surrender of the security that the person holds;

(b) if a valid security, similar in all respects to the security involved in the overissue, is not reasonably available for purchase, the person entitled to the validation or issue may recover from the issuer an amount equal to the price the last purchaser for value paid for the invalid security.

Retroactive validation

(2) When an issuer amends its articles or a trust indenture to which it is a party to increase its authorized securities to a number equal to or in excess of the number of securities previously authorized plus the amount of the securities overissued, the securities so overissued are valid from the date of their issue.

en vérification de testament, de procès-verbal notarié de vérification ou de lettres d’homologation ou d’administration, est fondé, sous réserve de toute loi fiscale applicable, à devenir détenteur inscrit, ou à le désigner, sur remise à la société ou à son agent de transfert des documents suivants:

a) les certificats de valeurs mobilières du détenteur décédé;

b) une preuve raisonnable des lois applicables, des droits ou intérêts du détenteur décédé sur ces valeurs mobilières et du droit du représentant personnel ou de la personne qu’il désigne d’en devenir le détenteur inscrit.

Droit de la société

(9) Le dépôt des documents exigés aux paragraphes (7) ou (8) donne, à la société ou à son agent de transfert, le pouvoir de mentionner au registre des valeurs mobilières la transmission de valeurs mobilières du détenteur décé-dé à l’une des personnes visées à l’alinéa (2)a) ou à la per-sonne qu’elles peuvent désigner et, par la suite, de consi-dérer la personne qui en devient détenteur inscrit comme leur propriétaire.

L.R. (1985), ch. C-44, art. 51; 2001, ch. 14, art. 31 et 135(A); 2011, ch. 21, art. 31; 2018, ch. 8, art. 9(A).

Émission excédentaire

52 (1) L’application des dispositions de la présente par-tie validant des valeurs mobilières ou en imposant l’émis-sion ou la réémission ne saurait engendrer une émission excédentaire; toutefois, les personnes habiles à réclamer cette application peuvent, selon qu’il est possible ou non d’acquérir des valeurs mobilières identiques à celles qui sont en cause dans l’émission excédentaire, respective-ment:

a) contraindre l’émetteur à les acquérir et à les lui li-vrer sur remise de celles qu’elles détiennent;

b) recouvrer de l’émetteur une somme égale au prix payé par le dernier acquéreur contre valeur des va-leurs mobilières non valides.

Validation rétroactive

(2) Les valeurs mobilières émises en excédent sont valides et autorisées à compter de la date d’émission, si l’émetteur modifie en conséquence ses statuts ou tout acte de fiducie auquel il est partie.

Current to October 31, 2023	54	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Interpretation and General	Définitions et dispositions générales
Sections 52-55	Articles 52-55

Payment not a purchase or redemption

(3) A purchase or payment by an issuer under subsection (1) is not a purchase or payment to which section 34, 35, 36 or 39 applies.

R.S., 1985, c. C-44, s. 52; 2001, c. 14, s. 135(E).

Burden of proof

53 In an action on a security,

(a) unless specifically denied in the pleadings, each signature on the security or in a necessary endorsement is admitted;

(b) a signature on the security is presumed to be genuine and authorized but, if the effectiveness of the signature is put in issue, the burden of establishing that it is genuine and authorized is on the party claiming under the signature;

(c) if a signature is admitted or established, production of the instrument entitles a holder to recover on it unless the defendant establishes a defence or a defect going to the validity of the security; and

(d) if the defendant establishes that a defence or defect exists, the plaintiff has the burden of establishing that the defence or defect is ineffective against the plaintiff or some person under whom the plaintiff claims.

R.S., 1985, c. C-44, s. 53; 2001, c. 14, s. 135(E).

Securities fungible

54 Unless otherwise agreed and subject to the provi-sions of this Act, of any other applicable Act of Parlia-ment, of any applicable Act of the legislature of a province or of any applicable regulation made under any such Act or to any applicable stock exchange rule, a per-son required to deliver securities may deliver any securi-ty of the specified issue.

R.S., 1985, c. C-44, s. 54; 2001, c. 14, s. 135(E); 2018, c. 8, s. 10.

Issue — Issuer

Notice of defect

55 (1) Even against a purchaser for value without notice of a defect going to the validity of a security, the terms of the security include those stated on the security and those incorporated in it by reference to another instru-ment or act, statute, rule, regulation or order to the ex-tent that the terms so incorporated do not conflict with the stated terms, but such a reference is not of itself no-tice to a purchaser for value of a defect going to the valid-ity of the security, even though the security expressly states that a person accepting it admits the notice.

Absence d’achat et de rachat

(3) Les articles 34, 35, 36 ou 39 ne s’appliquent ni à l’ac-quisition ni au paiement qu’effectue un émetteur en vertu du paragraphe (1).

L.R. (1985), ch. C-44, art. 52; 2001, ch. 14, art. 135(A).

Charge de la preuve

53 Dans tout procès portant sur des valeurs mobilières:

a) à défaut de contestation expresse dans les actes de procédure, les signatures figurant sur ces valeurs ou les endossements obligatoires sont admises sans autre preuve;

b) les signatures figurant sur ces valeurs mobilières sont présumées être authentiques et autorisées, à charge pour la partie qui s’en prévaut de l’établir en cas de contestation;

c) sur production des titres dont la signature est admise ou prouvée, leur détenteur obtient gain de cause, sauf si le défendeur soulève un moyen de défense ou l’existence d’un vice mettant en cause la validité de ces valeurs;

d) il incombe au demandeur de prouver l’inopposabilité, à lui-même ou aux personnes dont il invoque les droits, des moyens de défense ou du vice dont le défendeur établit l’existence.

L.R. (1985), ch. C-44, art. 53; 2001, ch. 14, art. 135(A).

Valeurs mobilières fongibles

54 Sauf convention à l’effet contraire et sous réserve de toute disposition de la présente loi, de toute autre loi fédérale, de toute loi provinciale ou de tout règlement pris en vertu de telles lois ou de toute règle d’une bourse qui s’applique, la personne tenue de livrer des valeurs mobilières peut livrer n’importe quelles valeurs de l’émission spécifiée.

L.R. (1985), ch. C-44, art. 54; 2001, ch. 14, art. 135(A); 2018, ch. 8, art. 10.

Émission — Émetteur

Avis du vice

55 (1) Les modalités d’une valeur mobilière comprennent celles qui y sont énoncées et celles qui, dans la mesure où elles sont compatibles avec les précédentes, y sont rattachées par renvoi à tout autre acte, loi, règle, règlement ou ordonnance, ce renvoi ne constituant pas en lui-même pour l’acquéreur contre valeur l’avis de l’existence d’un vice mettant en cause la validité de la valeur, même si celle-ci énonce expressément que la personne qui l’accepte admet l’existence de cet avis.

Current to October 31, 2023	55	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Issue — Issuer	Émission — Émetteur
Sections 55-57	Articles 55-57

Purchaser for value

(2) A security is valid in the hands of a purchaser for value without notice of any defect going to its validity.

Lack of genuineness

(3) Subject to section 57, the fact that a security is not genuine is a complete defence even against a purchaser for value without notice.

Ineffective defences

(4) All other defences of an issuer, including non-delivery and conditional delivery of a security, are ineffective against a purchaser for value without notice of the particular defence.

R.S., 1985, c. C-44, s. 55; 2011, c. 21, s. 32(E).

Staleness as notice of defect

56 After an event that creates a right to immediate performance of the principal obligation evidenced by a security, or that sets a date on or after which a security is to be presented or surrendered for redemption or exchange, a purchaser is deemed to have notice of any defect in its issue or of any defence of the issuer,

(a) if the event requires the payment of money or the delivery of securities, or both, on presentation or surrender of the security, and such money or securities are available on the date set for payment or exchange, and the purchaser takes the security more than one year after that date; or

(b) if the purchaser takes the security more than two years after the date set for presentation or surrender or the date on which such performance became due.

R.S., 1985, c. C-44, s. 56; 2001, c. 14, s. 135(E).

Unauthorized signature

57 An unauthorized signature on a security before or in the course of its issue is ineffective, except that the signature is effective in favour of a purchaser for value and without notice of the lack of authority, if the signing has been done by

(a) an authenticating trustee, registrar, transfer agent or other person entrusted by the issuer with the signing of the security, or of similar securities, or their immediate preparation for signing; or

(b) an employee of the issuer or of a person referred to in paragraph (a) who in the ordinary course of their duties handles the security.

R.S., 1985, c. C-44, s. 57; 2001, c. 14, s. 135(E).

Acheteur

(2) La valeur mobilière est valide entre les mains de tout acquéreur contre valeur, non avisé de l’existence d’un vice mettant en cause sa validité.

Défaut d’authenticité

(3) Sous réserve de l’article 57, le défaut d’authenticité d’une valeur mobilière constitue un moyen de défense péremptoire, même contre l’acquéreur contre valeur, non avisé.

Défenses irrecevables

(4) L’émetteur ne peut opposer à l’acquéreur contre valeur, non avisé, aucun autre moyen de défense, y compris l’absence de livraison ou la livraison sous condition d’une valeur mobilière.

L.R. (1985), ch. C-44, art. 55; 2011, ch. 21, art. 32(A).

Présomption de connaissance d’un vice

56 À la survenance de tout événement ouvrant droit à l’exécution immédiate des obligations principales attestées dans des valeurs mobilières ou permettant de fixer la date de présentation ou de remise de valeurs mobilières pour rachat ou échange, sont présumés connaître tout défaut relatif à leur émission ou tout moyen de défense opposé par l’émetteur, les acquéreurs qui prennent ces valeurs:

a) plus d’un an après la date où, sur présentation ou remise de ces valeurs, les fonds à verser ou les valeurs à livrer en raison de la survenance de l’événement sont disponibles;

b) plus de deux ans après la date, soit de présentation ou de livraison, soit d’exécution prévue pour l’obligation principale.

L.R. (1985), ch. C-44, art. 56; 2001, ch. 14, art. 135(A).

Signature non autorisée

57 Les signatures non autorisées apposées sur les valeurs mobilières avant ou pendant une émission sont sans effet sauf à l’égard de l’acquéreur contre valeur, non avisé de ce défaut, si elles émanent:

a) d’une personne chargée, soit, par l’émetteur, de signer ces valeurs ou des valeurs analogues ou d’en préparer directement la signature, soit d’en reconnaître l’authenticité, notamment un fiduciaire ou un agent d’inscription ou de transfert;

b) d’un employé de l’émetteur ou d’une personne visée à l’alinéa a) qui, dans le cadre normal de ses fonctions, a eu ou a cette valeur en main.

L.R. (1985), ch. C-44, art. 57; 2001, ch. 14, art. 135(A).

Current to October 31, 2023	56	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Issue — Issuer	Émission — Émetteur
Sections 58-60	Articles 58-60

Completion or alteration

58 (1) Where a security contains the signatures necessary for its issue or transfer but is incomplete in any other respect,

(a) any person may complete it by filling in the blanks in accordance with their authority; and

(b) notwithstanding that the blanks are incorrectly filled in, the security as completed is enforceable by a purchaser who took it for value and without notice of such incorrectness.

Enforceability

(2) A completed security that has been improperly altered, even if fraudulently altered, remains enforceable but only according to its original terms.

R.S., 1985, c. C-44, s. 58; 2001, c. 14, s. 135(E).

Warranties of agents

59 (1) A person signing a security as authenticating trustee, registrar, transfer agent or other person entrusted by the issuer with the signing of the security warrants to a purchaser for value without notice that

(a) the security is genuine;

(b) the person’s acts in connection with the issue of the security are within their authority; and

(c) the person has reasonable grounds for believing that the security is in the form and within the amount the issuer is authorized to issue.

Limitation of liability

(2) Unless otherwise agreed, a person referred to in subsection (1) does not assume any further liability for the validity of a security.

R.S., 1985, c. C-44, s. 59; 2001, c. 14, s. 135(E).

Purchase

Title of purchaser

60 (1) On delivery of a security the purchaser acquires the rights in the security that the transferor had or had authority to convey, except that a purchaser who has been a party to any fraud or illegality affecting the security or who as a prior holder had notice of an adverse claim does not improve their position by taking from a later bona fide purchaser.

Valeur mobilière à compléter

58 (1) Les valeurs mobilières revêtues des signatures requises pour leur émission ou leur transfert, mais ne portant pas d’autres mentions nécessaires:

a) peuvent être complétées par toute personne qui a le pouvoir d’en remplir les blancs;

b) même si les blancs sont mal remplis, produisent leurs effets en faveur des acquéreurs contre valeur, non avisés de ce défaut.

Force exécutoire

(2) Les valeurs mobilières, irrégulièrement voire frauduleusement modifiées, ne peuvent produire leurs effets que conformément à leurs modalités initiales.

L.R. (1985), ch. C-44, art. 58; 2001, ch. 14, art. 135(A).

Garanties des mandataires

59 (1) Les personnes chargées, soit, par l’émetteur, de signer une valeur mobilière, soit d’en reconnaître l’authenticité, notamment les fiduciaires ou les agents d’inscription ou de transfert, garantissent, par leur signature:

a) l’authenticité de cette valeur;

b) leur pouvoir d’agir dans le cadre de l’émission de cette valeur;

c) l’existence de bonnes raisons de croire que l’émetteur était autorisé à émettre sous cette forme une valeur de ce montant,

à l’acquéreur contre valeur, non avisé d’irrégularités à ce sujet.

Limite de la responsabilité

(2) Sauf convention à l’effet contraire, les personnes visées au paragraphe (1) n’assument aucune autre responsabilité quant à la validité d’une valeur mobilière.

L.R. (1985), ch. C-44, art. 59; 2001, ch. 14, art. 135(A).

Acquisition

Titre de l’acquéreur

60 (1) Dès livraison de la valeur mobilière, les droits transmissibles du cédant passent à l’acquéreur, mais le fait de détenir une valeur d’un acheteur de bonne foi ne saurait modifier la situation du cessionnaire qui a participé à une fraude ou à un acte illégal mettant en cause la validité de cette valeur ou qui, en tant qu’ancien détenteur, connaissait l’existence d’une opposition.

Current to October 31, 2023	57	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 60-62	Articles 60-62

Title of bona fide purchaser

(2) A bona fide purchaser, in addition to acquiring the rights of a purchaser, also acquires the security free from any adverse claim.

Limitation of the purchase

(3) A purchaser acquires rights only to the extent of the interest or right purchased.

R.S., 1985, c. C-44, s. 60; 2001, c. 14, s. 135(E); 2011, c. 21, s. 33(E).

Deemed notice of adverse claim

61 (1) A purchaser of a security, or any broker for a seller or purchaser, is deemed to have notice of an adverse claim if

(a) the security, whether in bearer or registered form, has been endorsed “for collection” or “for surrender” or for some other purpose not involving transfer; or

(b) the security is in bearer form and has on it a statement that it is the property of a person other than the transferor, except that the mere writing of a name on a security is not such a statement.

Notice of fiduciary duty

(2) Notwithstanding that a purchaser, or any broker for a seller or purchaser, has notice that a security is held for a third person or is registered in the name of or endorsed by a fiduciary, they have no duty to inquire into the rightfulness of the transfer and have no notice of an adverse claim, except that where they know that the consideration is to be used for, or that the transaction is for, the personal benefit of the fiduciary or is otherwise in breach of the fiduciary’s duty, the purchaser or broker is deemed to have notice of an adverse claim.

R.S., 1985, c. C-44, s. 61; 2001, c. 14, s. 135(E).

Staleness as notice of adverse claim

62 An event that creates a right to immediate performance of the principal obligation evidenced by a security or that sets a date on or after which the security is to be presented or surrendered for redemption or exchange is not of itself notice of an adverse claim, except in the case of a purchase

(a) after one year from any date set for such presentation or surrender for redemption or exchange; or

(b) after six months from any date set for payment of money against presentation or surrender of the security if funds are available for payment on that date.

1974-75-76, c. 33, s. 58; 1978-79, c. 9, s. 1(F).

Titre de l’acheteur de bonne foi

(2) L’acheteur de bonne foi acquiert, outre les droits de l’acquéreur, la valeur mobilière libre de toute opposition.

Droits limités

(3) L’acquéreur n’acquiert de droits que dans les limites de son acquisition.

L.R. (1985), ch. C-44, art. 60; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 33(A).

Présomption d’opposition

61 (1) Sont réputés avisés de l’existence d’oppositions les courtiers ou acquéreurs des valeurs mobilières:

a) endossées « pour recouvrement », « pour remise » ou à toute fin n’emportant pas transfert;

b) au porteur revêtues d’une mention, autre que la simple inscription d’un nom, selon laquelle l’auteur du transfert n’en est pas propriétaire.

Avis du mandat d’un représentant

(2) L’acquéreur ou le courtier, avisé de la détention d’une valeur mobilière pour le compte d’un tiers, de son inscription au nom d’un représentant ou de son endossement par ce dernier, n’est ni tenu de s’enquérir de la régularité du transfert ni réputé être avisé de l’existence d’une opposition; cependant l’acquéreur qui sait que le représentant agit en violation de son mandat, notamment en utilisant la contrepartie ou en effectuant l’opération, à des fins personnelles, est réputé avisé de l’existence d’une opposition.

L.R. (1985), ch. C-44, art. 61; 2001, ch. 14, art. 135(A).

Péremption valant avis d’opposition

62 Tout événement ouvrant droit à l’exécution immédiate des obligations principales attestées dans des valeurs mobilières ou permettant de fixer la date de présentation ou de remise de ces valeurs pour rachat ou échange ne constitue pas en luimême l’avis de l’existence d’une opposition, sauf dans le cas d’une acquisition effectuée:

a) soit plus d’un an après cette date;

b) soit plus de six mois après la date où les fonds, s’ils sont disponibles, doivent être versés sur présentation ou remise de ces valeurs.

1974-75-76, ch. 33, art. 58; 1978-79, ch. 9, art. 1(F).

Current to October 31, 2023	58	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 63-64	Articles 63-64

Warranties to issuer

63 (1) A person who presents a security for registration of transfer or for payment or exchange warrants to the issuer that the person is entitled to the registration, payment or exchange, except that a purchaser for value without notice of an adverse claim who receives a new, reissued or reregistered security on registration of transfer warrants only that the purchaser has no knowledge of any unauthorized signature in a necessary endorsement.

Warranties to purchaser

(2) A person by transferring a security to a purchaser for value warrants only that

(a) the transfer is effective and rightful;

(b) the security is genuine and has not been materially altered; and

(c) the person knows of nothing that might impair the validity of the security.

Warranties of intermediary

(3) Where a security is delivered by an intermediary known by the purchaser to be entrusted with delivery of the security on behalf of another or with collection of a draft or other claim to be collected against such delivery, the intermediary by such delivery warrants only the intermediary’s good faith and authority even if the intermediary has purchased or made advances against the draft or other claim to be collected against the delivery.

Warranties of pledgee

(4) A pledgee or other holder for purposes of security who redelivers a security received, or after payment and on order of the debtor delivers that security to a third person, gives only the warranties of an intermediary under subsection (3).

Warranties of broker

(5) A broker gives to a customer, to the issuer or to a purchaser, as the case may be, the warranties provided in this section and has the rights and privileges of a purchaser under this section, and those warranties of and in favour of the broker acting as an agent or mandatary are in addition to warranties given by the customer and warranties given in favour of the customer.

R.S., 1985, c. C-44, s. 63; 2001, c. 14, s. 135(E); 2011, c. 21, s. 34(E).

Right to compel endorsement

64 When a security in registered form is delivered to a purchaser without a necessary endorsement, the purchaser may become a bona fide purchaser only as of the

Garanties à l’émetteur

63 (1) La personne qui présente une valeur mobilière pour inscription de son transfert, pour paiement ou pour échange garantit à l’émetteur le bienfondé de sa demande; toutefois, l’acquéreur contre valeur, non avisé de l’existence d’une opposition, qui reçoit une valeur mobilière soit nouvelle, soit réémise ou réinscrite, garantit seulement, dès l’inscription du transfert, l’inexistence, à sa connaissance, de signatures non autorisées lors d’endossements obligatoires.

Garanties à l’acquéreur contre valeur

(2) La personne qui transfère la valeur mobilière à l’acquéreur contre valeur garantit seulement:

a) la régularité et le caractère effectif de ce transfert;

b) l’authenticité de la valeur mobilière et l’absence d’altérations importantes;

c) l’inexistence, à sa connaissance, de vices mettant en cause la validité de cette valeur.

Garanties de l’intermédiaire

(3) L’intermédiaire qui, au su de l’acquéreur, est chargé de livrer une valeur mobilière pour le compte d’une autre personne ou en recouvrement d’une créance, notamment une traite, garantit, par la livraison, seulement sa propre bonne foi et sa qualité pour agir, même s’il a consenti ou souscrit des avances sur cette créance.

Garanties du créancier gagiste

(4) Le détenteur à titre de garantie, y compris le créancier gagiste, qui, après paiement et sur ordre du débiteur, livre à un tiers la valeur mobilière qu’il a reçue, ne donne que les garanties de l’intermédiaire, prévues au paragraphe (3).

Garanties du courtier

(5) Le courtier donne à son client, à l’émetteur ou à l’acquéreur les garanties prévues au présent article et jouit des droits et privilèges que ledit article confère à l’acquéreur; les garanties que donne ou dont bénéficie le courtier agissant comme mandataire s’ajoutent aux garanties que donne ou dont bénéficie son client.

L.R. (1985), ch. C-44, art. 63; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 34(A).

Droit d’exiger l’endossement

64 Le transfert d’une valeur mobilière nominative livrée sans l’endossement obligatoire est parfait à l’égard du cédant dès la livraison, mais l’acquéreur ne devient

Current to October 31, 2023	59	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 64-65	Articles 64-65

time the endorsement is supplied, but against the transferor the transfer is complete on delivery and the purchaser has a specifically enforceable right to have any necessary endorsement supplied.

R.S., 1985, c. C-44, s. 64; 2001, c. 14, s. 135(E).

Definition of appropriate person

65	(1) In this section, appropriate person means

(a) the person specified by the security or by special endorsement to be entitled to the security;

(b) if a person described in paragraph (a) is described as a fiduciary but is no longer serving in the described capacity, either that person or the person’s successor;

(c) if the security or endorsement mentioned in paragraph (a) specifies more than one person as fiduciaries and one or more are no longer serving in the described capacity, the remaining fiduciary or fiduciaries, whether or not a successor has been appointed or qualified;

(d) if a person described in paragraph (a) is an individual and is without capacity to act by reason of death, minority or incapability, the person’s fiduciary;

(e) if the security or endorsement mentioned in paragraph (a) specifies more than one person with right of survivorship and by reason of death all cannot sign, the survivor or survivors;

(f) a person having power to sign under applicable law or a power of attorney; or

(g) to the extent that a person described in paragraphs (a) to (f) may act through an agent or mandatary, the authorized agent or mandatary.

Determining appropriate person

(2) Whether the person signing is an appropriate person is determined as of the time of signing and an endorsement by such a person does not become unauthorized for the purposes of this Part by reason of any subsequent change of circumstances.

Endorsement

(3) An endorsement of a security in registered form is made when an appropriate person signs, either on the security or on a separate document, an assignment or transfer of the security or a power to assign or transfer it, or when the signature of an appropriate person is written without more on the back of the security.

acheteur de bonne foi qu’après l’endossement qu’il peut formellement exiger.

L.R. (1985), ch. C-44, art. 64; 2001, ch. 14, art. 135(A).

Définition de personne compétente

65 (1) Au présent article, personne compétente désigne :

a) le titulaire de la valeur mobilière, mentionné dans celleci ou dans un endossement nominatif;

b) la personne visée à l’alinéa a) désignée en qualité de représentant, mais qui n’agit plus en cette qualité ou son successeur;

c) tout représentant dont le nom figure parmi ceux qui sont mentionnés sur la valeur mobilière ou l’endossement visé à l’alinéa a), indépendamment de la présence d’un successeur nommé ou agissant à la place de ceux qui n’ont plus qualité;

d) le représentant de la personne visée à l’alinéa a) si celleci est un particulier décédé, mineur ou incapable;

e) tout survivant parmi les bénéficiaires avec gain de survie nommés dans la valeur mobilière ou l’endosse-ment mentionné à l’alinéa a);

f) la personne qui a le pouvoir de signer en vertu de la loi applicable ou d’une procuration;

g) le mandataire autorisé des personnes visées aux alinéas a) à f) dans la mesure où elles ont qualité de désigner un mandataire.

Appréciation de l’état de personne compétente

(2) La question de la compétence des signataires se règle au moment de la signature et aucune modification des circonstances ne peut rendre un endossement non autorisé au sens de la présente partie.

Endossement

(3) L’endossement d’une valeur mobilière nominative aux fins de cession ou de transfert se fait par l’apposition, soit à l’endos de cette valeur sans autre formalité, soit sur un document distinct ou sur une procuration à cet effet, de la signature d’une personne compétente.

Current to October 31, 2023	60	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 65-67	Articles 65-67

Special or blank

(4) An endorsement may be special or in blank.

Blank endorsement

(5) An endorsement in blank includes an endorsement to bearer.

Special endorsement

(6) A special endorsement specifies the person to whom the security is to be transferred, or who has power to transfer it.

Right of holder

(7) A holder may convert an endorsement in blank into a special endorsement.

Immunity of endorser

(8) Unless otherwise agreed, the endorser assumes no obligation that the security will be honoured by the issuer.

Partial endorsement

(9) An endorsement purporting to be only of part of a security representing units intended by the issuer to be separately transferable is effective to the extent of the endorsement.

Failure of fiduciary to comply

(10) Failure of a fiduciary to comply with a controlling instrument or act or with the law of the jurisdiction governing the fiduciary relationship, including any law requiring the fiduciary to obtain court approval of a transfer, does not render the fiduciary’s endorsement unauthorized for the purposes of this Part.

R.S., 1985, c. C-44, s. 65; 2001, c. 14, ss. 32(E), 135(E); 2011, c. 21, s. 35(E); 2018, c. 8, s. 11.

Effect of endorsement without delivery

66 An endorsement of a security whether special or in blank does not constitute a transfer until delivery of the security on which it appears or, if the endorsement is on a separate document, until delivery of both the security and that document.

1974-75-76, c. 33, s. 62; 1978-79, c. 9, s. 1(F).

Endorsement in bearer form

67 An endorsement of a security in bearer form may give notice of an adverse claim under section 61 but does not otherwise affect any right to registration that the holder has.

1974-75-76, c. 33, s. 63; 1978-79, c. 9, s. 1(F).

Endossement nominatif ou en blanc

(4) L’endossement peut être nominatif ou en blanc.

Endossement en blanc

(5) L’endossement au porteur est assimilé à l’endossement en blanc.

Endossement nominatif

(6) L’endossement nominatif désigne soit le cessionnaire, soit la personne qui a le pouvoir de transférer la valeur mobilière.

Droit du détenteur

(7) Le détenteur peut convertir l’endossement en blanc en endossement nominatif.

Absence de responsabilité de l’endosseur

(8) Sauf convention à l’effet contraire, l’endosseur ne garantit pas que l’émetteur honorera la valeur mobilière.

Endossement partiel

(9) L’endossement apparemment effectué pour une partie d’une valeur mobilière représentant des unités que l’émetteur avait l’intention de rendre transférables séparément n’a d’effet que dans cette mesure.

Fautes du représentant

(10) Ne constitue pas un endossement non autorisé au sens de la présente partie celui qu’effectue le représentant qui ne se conforme pas à l’acte qui l’habilite ou aux lois régissant son statut de représentant, notamment la loi qui lui impose de faire approuver judiciairement le transfert.

L.R. (1985), ch. C-44, art. 65; 2001, ch. 14, art. 32(A) et 135(A); 2011, ch. 21, art. 35(A); 2018, ch. 8, art. 11.

Effet de l’endossement sans livraison

66 L’endossement d’une valeur mobilière n’emporte son transfert que lors de la livraison de cette valeur et, le cas échéant, du document distinct le constatant.

1974-75-76, ch. 33, art. 62; 1978-79, ch. 9, art. 1(F).

Endossement au porteur

67 L’endossement au porteur d’une valeur mobilière peut constituer l’avis de l’opposition prévue à l’article 61, mais ne porte pas autrement atteinte aux droits du détenteur à l’inscription.

1974-75-76, ch. 33, art. 63; 1978-79, ch. 9, art. 1(F).

Current to October 31, 2023	61	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 68-70	Articles 68-70

Effect of unauthorized endorsement

68 (1) The owner of a security may assert the ineffectiveness of an endorsement against the issuer or any purchaser, other than a purchaser for value without notice of an adverse claim who has in good faith received a new, reissued or reregistered security on registration of transfer, unless the owner

(a) has ratified an unauthorized endorsement of the security; or

(b) is otherwise precluded from impugning the effectiveness of an unauthorized endorsement.

Liability of issuer

(2) An issuer who registers the transfer of a security on an unauthorized endorsement is liable for improper registration.

1974-75-76, c. 33, s. 64; 1978-79, c. 9, s. 1(F).

Warranties of guarantor of signature

69 (1) A person who guarantees a signature of an endorser of a security warrants that at the time of signing

(a) the signature was genuine;

(b) the signer was an appropriate person as defined in section 65 to endorse; and

(c) the signer had legal capacity to sign.

Limitation of liability

(2) A person who guarantees a signature of an endorser does not otherwise warrant the rightfulness of the particular transfer.

Warranties of guarantor of endorsement

(3) A person who guarantees an endorsement of a security warrants both the signature and the rightfulness of the transfer in all respects, but an issuer may not require a guarantee of endorsement as a condition to registration of transfer.

Extent of liability

(4) The warranties referred to in this section are made to any person taking or dealing with the security relying on the guarantee and the guarantor is liable to such person for any loss resulting from breach of warranty.

1974-75-76, c. 33, s. 65; 1978-79, c. 9, s. 1(F).

Constructive delivery of a security

70 (1) Delivery to a purchaser occurs when

Effet d’un endossement non autorisé

68 (1) Le propriétaire d’une valeur mobilière peut opposer l’invalidité d’un endossement à l’émetteur ou à tout acquéreur, à l’exception de l’acquéreur contre valeur, non avisé de l’existence d’oppositions, qui a reçu de bonne foi, lors d’un transfert, une valeur mobilière soit nouvelle, soit réémise ou réinscrite, sauf :

a) s’il a ratifié un endossement non autorisé de cette valeur;

b) s’il est par ailleurs privé du droit de contester la validité d’un endossement non autorisé.

Responsabilité de l’émetteur

(2) L’émetteur engage sa responsabilité en procédant à l’inscription du transfert d’une valeur mobilière à la suite d’un endossement non autorisé.

1974-75-76, ch. 33, art. 64; 1978-79, ch. 9, art. 1(F).

Garantie de la signature

69 (1) La personne qui garantit la signature de l’endosseur d’une valeur mobilière atteste, au moment où elle a été donnée :

a) son authenticité;

b) la compétence du signataire, au sens de l’article 65;

c) la capacité juridique du signataire.

Limite de la responsabilité

(2) La personne qui atteste la signature de l’endosseur ne garantit pas la régularité du transfert.

Garantie de l’endossement

(3) La personne qui garantit l’endossement d’une valeur mobilière atteste la régularité tant de la signature que du transfert; toutefois, l’émetteur ne peut exiger une garantie d’endossement comme condition de l’inscription du transfert.

Étendue de la responsabilité

(4) Les garanties visées au présent article sont données aux personnes qui négocient des valeurs mobilières sur la foi de garanties, le garant étant responsable des dommages causés par tout manquement en ce domaine.

1974-75-76, ch. 33, art. 65; 1978-79, ch. 9, art. 1(F).

Présomption de livraison

70 (1) Il y a livraison des valeurs mobilières à l’acquéreur dès que, selon le cas :

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 70-71	Articles 70-71

(a) the purchaser or a person designated by the purchaser acquires possession of a security;

(b) the broker of the purchaser acquires possession of a security specially endorsed to or issued in the name of the purchaser;

(c) the broker of the purchaser sends the purchaser confirmation of the purchase and identifies in a record a specific security as belonging to the purchaser; or

(d) with respect to an identified security to be delivered while still in the possession of a third person, that person acknowledges holding it for the purchaser.

Constructive ownership

(2) A purchaser is the owner of a security that a broker holds for the purchaser, but is not a holder except in the cases referred to in paragraphs (1)(b) and (c).

Ownership of part of fungible bulk

(3) If a security is part of a fungible bulk, a purchaser of the security is the owner of a proportionate share in the fungible bulk.

Notice to broker

(4) Notice of an adverse claim received by a broker or by a purchaser after the broker takes delivery as a holder for value is not effective against the broker or the purchaser, except that, as between the broker and the purchaser, the purchaser may demand delivery of an equivalent security as to which no notice of an adverse claim has been received.

R.S., 1985, c. C-44, s. 70; 2001, c. 14, s. 135(E); 2011, c. 21, s. 36(E).

Delivery of security

71 (1) Unless otherwise agreed, if a sale of a security is made on an exchange or otherwise through brokers,

(a) the selling customer fulfils their duty to deliver by delivering the security to the selling broker or to a person designated by the selling broker or by causing an acknowledgment to be made to the selling broker that it is held for the selling broker; and

(b) the selling broker, including a correspondent broker, acting for a selling customer fulfils their duty to deliver by delivering the security or a like security to the buying broker or to a person designated by the buying broker or by effecting clearance of the sale in accordance with the rules of the exchange on which the transaction took place.

a) luimême ou la personne qu’il désigne en prend possession;

b) son courtier en prend possession, qu’elles soient émises au nom de l’acquéreur ou endossées nominativement à son profit;

c) son courtier lui envoie confirmation de l’acquisition et les identifie, dans ses registres, comme appartenant à l’acquéreur;

d) un tiers reconnaît qu’il détient pour l’acquéreur ces valeurs identifiées et à livrer.

Présomption de propriété

(2) L’acquéreur est propriétaire des valeurs mobilières que détient pour lui son courtier, mais n’en est détenteur que dans les cas prévus aux alinéas (1)b) et c).

Propriété d’une partie d’un ensemble fongible

(3) L’acquéreur d’une valeur mobilière faisant partie d’un ensemble fongible prend une participation proportionnelle dans cet ensemble.

Avis au courtier

(4) L’avis d’opposition n’est pas opposable à l’acquéreur ou au courtier qui le reçoit après que le courtier a pris livraison de la valeur mobilière à titre onéreux; toutefois, l’acquéreur peut exiger du courtier la livraison d’une valeur mobilière équivalente qui n’a fait l’objet d’aucun avis d’opposition.

L.R. (1985), ch. C-44, art. 70; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 36(A).

Livraison d’une valeur mobilière

71 (1) Sauf convention à l’effet contraire, en cas de vente d’une valeur mobilière par l’intermédiaire de courtiers et notamment sur un marché boursier:

a) le vendeur satisfait à son obligation de livrer soit en livrant cette valeur au courtier vendeur ou à la personne qu’il désigne, soit en l’informant qu’elle est détenue pour son compte;

b) le courtier vendeur, y compris son correspondant, agissant pour le compte du vendeur, satisfait à son obligation de livrer soit en livrant cette valeur ou une valeur semblable au courtier acheteur ou à la personne que celuici désigne, soit en effectuant la compensation de la vente en conformité avec les règles de la place.

Current to October 31, 2023	63	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 71-73	Articles 71-73

Duty to deliver

(2) Subject to this section and unless otherwise agreed, a transferor’s duty to deliver a security under a contract of purchase is not fulfilled until the transferor delivers the security in negotiable form to the purchaser or to a person designated by the purchaser, or causes an acknowledgment to be made to the purchaser that the security is held for the purchaser.

Delivery to broker

(3) A sale to a broker purchasing for the broker’s own account is subject to subsection (2) and not subsection (1), unless the sale is made on a stock exchange.

R.S., 1985, c. C-44, s. 71; 2001, c. 14, s. 135(E).

Right to reclaim possession

72 (1) A person against whom the transfer of a security is wrongful for any reason, including incapacity, may against anyone except a bona fide purchaser reclaim possession of the security or obtain possession of any new security evidencing all or part of the same rights or claim damages.

Recovery if unauthorized endorsement

(2) If the transfer of a security is wrongful by reason of an unauthorized endorsement, the owner may reclaim possession of the security or a new security even from a bona fide purchaser if the ineffectiveness of the purported endorsement may be asserted against such purchaser under section 68.

Remedies

(3) The right to reclaim possession of a security may be specifically enforced, its transfer may be restrained and the security may be impounded or, in Quebec, sequestrated pending litigation.

R.S., 1985, c. C-44, s. 72; 2001, c. 14, s. 135(E); 2011, c. 21, s. 37(E).

Right to requisites for registration

73 (1) Unless otherwise agreed, a transferor shall on demand supply a purchaser with proof of authority to transfer or with any other requisite that is necessary to obtain registration of the transfer of a security, but if the transfer is not for value a transferor need not do so unless the purchaser pays the reasonable and necessary costs of the proof and transfer.

Rescission of transfer

(2) If the transferor fails to comply with a demand under subsection (1) within a reasonable time, the purchaser may reject or rescind the transfer.

R.S., 1985, c. C-44, s. 73; 2001, c. 14, s. 135(E).

Obligation de livrer

(2) Sauf disposition contraire du présent article ou d’une convention, le cédant ne satisfait à son obligation de livrer, découlant d’un contrat d’acquisition, que sur livraison de la valeur mobilière sous forme négociable soit à l’acquéreur, soit à la personne qu’il désigne, soit sur avertissement donné à l’acquéreur de la détention de cette valeur pour son compte.

Livraison au courtier

(3) La vente à un courtier pour son propre compte est assujettie au paragraphe (2) et non au paragraphe (1), sauf si elle est effectuée à une bourse.

L.R. (1985), ch. C-44, art. 71; 2001, ch. 14, art. 135(A).

Droit de demander la remise en possession

72 (1) La personne à laquelle le transfert d’une valeur mobilière cause un préjudice, notamment en raison de son incapacité, peut réclamer, sauf à l’acheteur de bonne foi, soit la possession de cette valeur ou d’une nouvelle valeur attestant tout ou partie des mêmes droits, soit des dommagesintérêts.

Remise en possession en cas d’endossement non autorisé

(2) Le propriétaire d’une valeur mobilière à qui le transfert cause un préjudice, par suite d’un endossement non autorisé, peut réclamer la possession de cette valeur ou d’une nouvelle valeur, même à l’acheteur de bonne foi, si l’invalidité de l’endossement est opposable à ce dernier en vertu de l’article 68.

Recours

(3) Il est possible de demander l’exécution forcée du droit de mise en possession d’une valeur mobilière, de mettre obstacle à son transfert et de la mettre sous séquestre en cours d’un litige.

L.R. (1985), ch. C-44, art. 72; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 37(A).

Droit d’obtenir les pièces nécessaires à l’inscription

73 (1) Sauf convention à l’effet contraire, le cédant est obligé, sur demande de l’acquéreur, de fournir à celuici la preuve qu’il a le pouvoir d’effectuer le transfert ou toute autre pièce nécessaire à l’inscription; si le transfert est à titre gratuit, le cédant est déchargé de cette obligation à moins que l’acquéreur n’en acquitte les frais raisonnables et nécessaires.

Rescision du transfert

(2) L’acquéreur peut refuser le transfert ou en demander la rescision, si le cédant ne se conforme pas, dans un délai raisonnable, à toute demande faite en vertu du paragraphe (1).

L.R. (1985), ch. C-44, art. 73; 2001, ch. 14, art. 135(A).

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Purchase	Acquisition
Sections 74-77	Articles 74-77

Seizure of security

74 No seizure of a security or other interest or right evidenced by the security is effective until the person making the seizure obtains possession of the security.

R.S., 1985, c. C-44, s. 74; 2011, c. 21, s. 38.

No liability for acts in good faith

75 An agent or mandatary or a bailee who in good faith, including observance of reasonable commercial standards if the agent or mandatary or the bailee is in the business of buying, selling or otherwise dealing with securities of a corporation has received securities and sold, pledged or delivered them, according to the instructions of their principal or mandator, is not liable for conversion or for participation in breach of fiduciary duty although the principal has no right to dispose of them.

R.S., 1985, c. C-44, s. 75; 2001, c. 14, ss. 33(F), 135(E); 2011, c. 21, s. 38.

Registration

Duty to register transfer

76 (1) Where a security in registered form is presented for transfer, the issuer shall register the transfer if

(a) the security is endorsed by an appropriate person as defined in section 65;

(b) reasonable assurance is given that that endorsement is genuine and effective;

(c) the issuer has no duty to inquire into adverse claims or has discharged any such duty;

(d) any applicable law relating to the collection of taxes has been complied with;

(e) the transfer is rightful or is to a bona fide purchaser; and

(f) any fee referred to in subsection 49(2) has been paid.

Liability for delay

(2) Where an issuer has a duty to register a transfer of a security, the issuer is liable to the person presenting it for registration for loss resulting from any unreasonable delay in registration or from failure or refusal to register the transfer.

1974-75-76, c. 33, s. 71; 1978-79, c. 9, s. 1(F).

Assurance that endorsement effective

77 (1) An issuer may require an assurance that each necessary endorsement on a security is genuine and

Saisie d’une valeur mobilière

74 La saisie portant sur une valeur mobilière ou sur un droit ou intérêt qu’elle constate n’a d’effet que lorsque le saisissant en a obtenu la possession.

L.R. (1985), ch. C-44, art. 74; 2011, ch. 21, art. 38.

Absence de responsabilité en cas de bonne foi

75 Le mandataire ou le baillaire — ayant respecté les normes commerciales raisonnables si, de par sa profession, il négocie les valeurs mobilières d’une société — qui, de bonne foi, a reçu, vendu, donné en gage ou livré ces valeurs mobilières conformément aux instructions de son mandant, ne peut être tenu responsable de détournement ni de violation d’une obligation de représentant, même si le mandant n’avait pas le droit d’aliéner ces valeurs mobilières.

L.R. (1985), ch. C-44, art. 75; 2001, ch. 14, art. 33(F) et 135(A); 2011, ch. 21, art. 38.

Inscription

Inscription obligatoire

76 (1) L’émetteur doit procéder à l’inscription du transfert d’une valeur mobilière nominative lorsque les conditions suivantes sont réunies :

a) la valeur mobilière est endossée par une personne compétente au sens de l’article 65;

b) des assurances suffisantes sur l’authenticité et la validité de cet endossement sont données;

c) il n’est pas tenu de s’enquérir de l’existence d’oppositions ou il s’est acquitté de cette obligation;

d) les lois relatives à la perception de droits ont été respectées;

e) le transfert est régulier ou est effectué au profit d’un acheteur de bonne foi;

f) les droits prévus au paragraphe 49(2) ont été acquittés.

Responsabilité

(2) L’émetteur tenu de procéder à l’inscription du transfert d’une valeur mobilière est responsable, envers la personne qui la présente à cet effet, du préjudice causé par tout retard indu ou par tout défaut ou refus.

1974-75-76, ch. 33, art. 71; 1978-79, ch. 9, art. 1(F).

Garantie de l’effet juridique de l’endossement

77 (1) L’émetteur peut demander que lui soient données des assurances sur l’authenticité et la validité de

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Registration	Inscription
Section 77	Article 77

effective by requiring a guarantee of the signature of the person endorsing, and by requiring

(a) if the endorsement is by an agent or mandatary, reasonable assurance of authority to sign;

(b) if the endorsement is by a fiduciary, evidence of appointment or incumbency;

(c) if there is more than one fiduciary, reasonable assurance that all who are required to sign have done so; and

(d) in any other case, assurance that corresponds as closely as practicable to the foregoing.

Definition of guarantee of the signature

(2) For the purposes of subsection (1), a guarantee of the signature means a guarantee signed by or on behalf of a person reasonably believed by the issuer to be responsible.

Standards

(3) An issuer may adopt reasonable standards to determine responsible persons for the purpose of subsection (2).

Definition of evidence of appointment or incumbency

(4) In paragraph (1)(b), evidence of appointment or incumbency means

(a) in the case of a fiduciary appointed by a court, a copy of the order certified in accordance with subsection 51(7), and dated not earlier than sixty days before the date a security is presented for transfer; or

(b) in any other case, a copy of a document showing the appointment or other evidence believed by the issuer to be appropriate.

Standards

(5) An issuer may adopt reasonable standards with respect to evidence for the purposes of paragraph (4)(b).

No notice to issuer

(6) An issuer is deemed not to have notice of the contents of any document referred to in subsection (4) except to the extent that the contents relate directly to appointment or incumbency.

Notice from excess documentation

(7) If an issuer demands assurance additional to that specified in this section for a purpose other than that chaque endossement obligatoire, en exigeant la garantie de la signature de l’endosseur et, le cas échéant :

a) des assurances suffisantes sur la compétence de signer des mandataires;

b) la preuve de la nomination ou du mandat du représentant;

c) des assurances suffisantes que tous les représentants dont la signature est requise ont signé;

d) dans les autres cas, des assurances analogues à celles qui précèdent.

Définition de garantie de la signature

(2) Pour l’application du paragraphe (1), garantie de la signature s’entend de la garantie signée par toute personne que l’émetteur a de bonnes raisons de croire digne de confiance ou pour le compte de cette personne.

Normes

(3) L’émetteur peut adopter des normes raisonnables pour déterminer les personnes dignes de confiance au sens du paragraphe (2).

Définition de preuve de la nomination ou du mandat

(4) À l’alinéa (1)b), preuve de la nomination ou du mandat s’entend :

a) dans le cas d’un représentant nommé judiciairement, de la copie de l’ordonnance certifiée conformément au paragraphe 51(7) et rendue moins de soixante jours avant la présentation pour transfert de la valeur mobilière;

b) dans tout autre cas, de la copie de tout document prouvant la nomination ou de toute autre preuve que l’émetteur estime suffisante.

Normes

(5) L’émetteur peut adopter des normes raisonnables en matière de preuve pour l’application de l’alinéa (4)b).

Absence d’avis

(6) L’émetteur n’est réputé connaître le contenu des documents obtenus en application du paragraphe (4) que si le contenu se rattache directement à une nomination ou à un mandat.

Assurances supplémentaires

(7) L’émetteur qui exige des assurances non prévues au présent article pour des fins non visées au paragraphe (4)

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Registration	Inscription
Sections 77-78	Articles 77-78

specified in subsection (4) and obtains a copy of a will, trust or partnership agreement, bylaw or similar document, the issuer is deemed to have notice of all matters contained therein affecting the transfer.

R.S., 1985, c. C-44, s. 77; 2011, c. 21, s. 39(E).

Limited duty of inquiry

78 (1) An issuer to whom a security is presented for registration has a duty to inquire into adverse claims if

(a) written notice of an adverse claim has been received at a time and in a manner that affords the issuer a reasonable opportunity to act on it before the issue of a new, reissued or re-registered security and the notice discloses the name and address of the claimant, the registered owner and the issue of which the security is a part; or

(b) the issuer is deemed to have notice of an adverse claim from a document that it obtained under subsection 77(7).

Discharge of duty

(2) An issuer may discharge a duty of inquiry by any reasonable means, including notifying an adverse claimant by registered mail sent to the address furnished by the claimant or, if no such address has been furnished, to the claimant’s residence or regular place of business, that a security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notice either

(a) the issuer is served with a restraining order or other order of a court; or

(b) the issuer is provided with an indemnity bond sufficient in the issuer’s judgment to protect the issuer and any registrar, transfer agent or other agent or mandatary of the issuer from any loss that may be incurred by any of them as a result of complying with the adverse claim.

Inquiry into adverse claims

(3) Unless an issuer is deemed to have notice of an adverse claim from a document that it obtained under subsection 77(7) or has received notice of an adverse claim under subsection (1), if a security presented for registration is endorsed by the appropriate person as defined in section 65, the issuer has no duty to inquire into adverse claims, and in particular,

(a) an issuer registering a security in the name of a person who is a fiduciary or who is described as a fiduciary is not bound to inquire into the existence, extent et qui obtient copie de documents, tels que testaments, contrats de fiducie ou de société de personnes ou règlements administratifs, est réputé avoir reçu avis de tout ce qui, dans ces documents, concerne le transfert.

L.R. (1985), ch. C-44, art. 77; 2011, ch. 21, art. 39(A).

Limites de l’obligation de s’informer

78 (1) L’émetteur auquel est présentée une valeur mobilière pour inscription est tenu de s’informer sur toute opposition :

a) dont il est avisé par écrit, à une date et d’une façon qui lui permettent normalement d’agir avant une émission ou une réémission ou réinscription, lorsque sont révélés les nom et adresse de l’opposant, du propriétaire inscrit et l’émission dont cette valeur fait partie;

b) dont il est réputé avoir été avisé au moyen d’un document obtenu en vertu du paragraphe 77(7).

Modes d’exécution de l’obligation

(2) L’émetteur peut s’acquitter par tout moyen raisonnable de l’obligation de s’informer, notamment en avisant l’opposant, par courrier recommandé envoyé à son adresse ou, à défaut, à sa résidence ou à tout lieu où il exerce normalement son activité, de la demande d’inscription du transfert d’une valeur mobilière présentée par une personne nommément désignée, sauf si, dans les trente jours de l’envoi de cet avis, il reçoit :

a)	soit signification de l’ordonnance d’un tribunal;

b) soit un cautionnement qu’il estime suffisant pour le protéger, ainsi que ses mandataires, notamment les agents d’inscription ou de transfert, du préjudice qu’ils pourraient subir pour avoir tenu compte de cette opposition.

Recherche des oppositions

(3) L’émetteur qui n’est pas réputé avoir été avisé de l’existence d’une opposition soit au moyen d’un document obtenu en vertu du paragraphe 77(7), soit en vertu du paragraphe (1), et auquel est présentée pour inscription une valeur mobilière endossée par une personne compétente au sens de l’article 65, n’est pas tenu de s’enquérir de l’existence d’oppositions et, en particulier, l’émetteur :

a) qui procède à l’inscription d’une valeur au nom d’un représentant ou d’une personne désignée comme

Current to October 31, 2023	67	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Registration	Inscription
Sections 78-80	Articles 78-80

or correct description of the fiduciary relationship and thereafter the issuer may assume without inquiry that the newly registered owner continues to be the fiduciary until the issuer receives written notice that the fiduciary is no longer acting as such with respect to the particular security;

(b) an issuer registering transfer on an endorsement by a fiduciary has no duty to inquire whether the transfer is made in compliance with the document or with the law of the jurisdiction governing the fiduciary relationship; and

(c) an issuer is deemed not to have notice of the contents of any court record or any registered document even if the record or document is in the issuer’s possession and even if the transfer is made on the endorsement of a fiduciary to the fiduciary or the fiduciary’s nominee.

Duration of notice

(4) A written notice of adverse claim received by an issuer is effective for twelve months from the date when it was received unless the notice is renewed in writing.

R.S., 1985, c. C-44, s. 78; 2001, c. 14, s. 135(E); 2011, c. 21, s. 40(E).

Limitation of issuer’s liability

79 (1) Subject to any applicable law relating to the collection of taxes, the issuer is not liable to the owner or any other person who incurs a loss as a result of the registration of a transfer of a security if

(a) the necessary endorsements were on or with the security; and

(b) the issuer had no duty to inquire into adverse claims or had discharged any such duty.

Duty of issuer in default

(2) If an issuer has registered a transfer of a security to a person not entitled to it, the issuer shall on demand deliver a like security to the owner unless

(a) subsection (1) applies;

(b) the owner is precluded by subsection 80(1) from asserting any claim; or

(c) the delivery would result in overissue, in which case the issuer’s liability is governed by section 52.

1974-75-76, c. 33, s. 74; 1978-79, c. 9, s. 1(F).

Notice of lost or stolen security

80 (1) Where a security has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify tel n’est pas tenu de s’informer de l’existence, de l’étendue ni de la description exacte du statut de représentant et peut estimer que le propriétaire nouvellement inscrit demeure représentant, tant qu’il n’a pas reçu d’avis écrit à l’effet contraire;

b) qui procède à l’inscription d’un transfert après endossement par un représentant n’est pas tenu de s’informer pour savoir si ce transfert a été effectué conformément au document ou à la loi régissant le statut de représentant;

c) est réputé ignorer le contenu d’un dossier judiciaire ou d’un document enregistré, même dans les cas où ceux-ci se trouvent en sa possession et où le transfert est effectué après endossement par un représentant, au profit de ce dernier ou à la personne qu’il désigne.

Durée de validité de l’avis

(4) L’avis écrit d’une opposition est valide douze mois à compter de sa date de réception par l’émetteur, sauf s’il est renouvelé par écrit.

L.R. (1985), ch. C-44, art. 78; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 40(A).

Limites de la responsabilité

79 (1) Sauf disposition contraire de toute loi applicable, relative à la perception de droits, l’émetteur n’est pas responsable du préjudice que cause, notamment au propriétaire de la valeur mobilière, l’inscription du transfert lorsque les conditions suivantes sont réunies :

a) la valeur est assortie des endossements requis;

b) il n’est pas tenu de s’enquérir de l’existence d’oppositions ou s’est acquitté de cette obligation.

Faute de la société

(2) L’émetteur qui fait inscrire à tort le transfert d’une valeur mobilière doit, sur demande, livrer une valeur mobilière semblable au propriétaire, sauf si, selon le cas :

a) le paragraphe (1) s’applique;

b) le propriétaire ne peut, en vertu du paragraphe 80(1), faire valoir ses droits;

c) cette livraison entraîne une émission excédentaire, l’article 52 régissant alors sa responsabilité.

1974-75-76, ch. 33, art. 74; 1978-79, ch. 9, art. 1(F).

Avis de la perte ou du vol d’une valeur mobilière

80 (1) Le propriétaire d’une valeur mobilière qui omet d’aviser par écrit l’émetteur de son opposition dans un

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Registration	Inscription
Sections 80-81	Articles 80-81

the issuer of that fact by giving the issuer written notice of an adverse claim within a reasonable time after discovering the loss, destruction or taking and if the issuer has registered a transfer of the security before receiving such notice, the owner is precluded from asserting against the issuer any claim to a new security.

Duty of issuer to issue a new security

(2) Where the owner of a security claims that the security has been lost, destroyed or wrongfully taken, the issuer shall issue a new security in place of the original security if the owner

(a) so requests before the issuer has notice that the security has been acquired by a bona fide purchaser;

(b) furnishes the issuer with a sufficient indemnity bond; and

(c) satisfies any other reasonable requirements imposed by the issuer.

Duty to register transfer

(3) If, after the issue of a new security under subsection (2), a bona fide purchaser of the original security presents the original security for registration of transfer, the issuer shall register the transfer unless registration would result in overissue, in which case the issuer’s liability is governed by section 52.

Right of issuer to recover

(4) In addition to any rights on an indemnity bond, the issuer may recover a new security issued under subsection (2) from the person to whom it was issued or anyone taking under the person other than a bona fide purchaser.

R.S., 1985, c. C-44, s. 80; 2001, c. 14, s. 135(E).

Rights and obligations

81 (1) An authenticating trustee, registrar, transfer agent or other agent or mandatary of an issuer has, in respect of the issue, registration of transfer and cancellation of a security of the issuer,

(a) a duty to the issuer to exercise good faith and reasonable diligence; and

(b) the same obligations to the holder or owner of a security and the same rights, privileges and immunities as the issuer.

délai raisonnable après avoir pris connaissance de la perte, de la destruction apparente ou du vol de cette valeur, ne peut faire valoir, contre celuici s’il a déjà procédé à l’inscription du transfert de cette valeur, son droit d’obtenir une nouvelle valeur mobilière.

Émission d’une nouvelle valeur mobilière

(2) L’émetteur doit émettre une nouvelle valeur mobilière au profit du propriétaire qui fait valoir la perte, la destruction ou le vol de l’une de ses valeurs et qui, à la fois :

a) l’en requiert avant d’être avisé de l’acquisition de cette valeur par un acheteur de bonne foi;

b) lui fournit un cautionnement suffisant;

c) satisfait aux autres exigences raisonnables qu’il lui impose.

Inscription du transfert

(3) Après l’émission d’une nouvelle valeur mobilière conformément au paragraphe (2), l’émetteur doit procéder à l’inscription du transfert de la valeur initiale présentée à cet effet par tout acheteur de bonne foi, sauf s’il en résulte une émission excédentaire, l’article 52 régissant alors sa responsabilité.

Droit de l’émetteur de recouvrer

(4) Outre les droits résultant d’un cautionnement, l’émetteur peut recouvrer une nouvelle valeur mobilière des mains de la personne au profit de laquelle elle a été émise conformément au paragraphe (2) ou de toute personne qui l’a reçue de celleci, à l’exception d’un acheteur de bonne foi.

L.R. (1985), ch. C-44, art. 80; 2001, ch. 14, art. 135(A).

Droits et obligations

81 (1) Les personnes chargées par l’émetteur de reconnaître l’authenticité des valeurs mobilières, notamment les mandataires, les agents d’inscription ou de transfert et les fiduciaires, ont, lors de l’émission, de l’inscription du transfert et de l’annulation d’une valeur mobilière de l’émetteur :

a) l’obligation envers lui d’agir de bonne foi et avec une diligence raisonnable;

b) les mêmes obligations envers le détenteur ou le propriétaire de la valeur et les mêmes droits que l’émetteur.

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PART VII Security Certificates, Registers and Transfers	PARTIE VII Certificats de valeurs mobilières, registres et transferts
Registration	Inscription
Sections 81-82	Articles 81-82

Notice to agent or mandatary

(2) Notice to an authenticating trustee, registrar, transfer agent or other agent or mandatary of an issuer is notice to the issuer with respect to the functions performed by the agent or mandatary.

R.S., 1985, c. C-44, s. 81; 2011, c. 21, s. 41.

PART VIII

Trust Indentures

Definitions

82 (1) In this Part,

event of default means an event specified in a trust indenture on the occurrence of which

(a) a security interest constituted by the trust indenture becomes enforceable, or

(b) the principal, interest and other moneys payable thereunder become or may be declared to be payable before maturity,

but the event is not an event of default until all conditions prescribed by the trust indenture in connection with such event for the giving of notice or the lapse of time or otherwise have been satisfied; (cas de défaut)

trustee means any person appointed as trustee, including the administrator of the property of others, under the terms of a trust indenture to which a corporation is a party and includes any successor trustee; (fiduciaire)

trust indenture means any deed, indenture or other instrument or act, including any supplement or amendment, made by a corporation after its incorporation or continuance under this Act, under which the corporation issues debt obligations and in which a person is appointed as trustee for the holders of the debt obligations. (acte de fiducie)

Application

(2) This Part applies to a trust indenture if the debt obligations issued or to be issued under the trust indenture are part of a distribution to the public.

Exemption

(3) The Director may exempt a trust indenture from this Part if the trust indenture, the debt obligations issued thereunder and the security interest effected thereby are subject to a law of a province or a country other than Canada that is substantially equivalent to this Part.

R.S., 1985, c. C-44, s. 82; 2001, c. 14, s. 34(F); 2011, c. 21, s. 42.

Avis au mandataire

(2) L’avis adressé à une personne chargée par l’émetteur de reconnaître l’authenticité d’une valeur mobilière vaut dans la même mesure pour l’émetteur.

L.R. (1985), ch. C-44, art. 81; 2011, ch. 21, art. 41.

PARTIE VIII

Acte de fiducie

Définitions

82 (1) Les définitions qui suivent s’appliquent à la présente partie.

acte de fiducie Acte — y compris tout acte additif ou modificatif — établi par une société après sa constitution ou sa prorogation sous le régime de la présente loi, en vertu duquel elle émet des titres de créance et dans lequel est désigné un fiduciaire pour les détenteurs de ces titres. (trust indenture)

cas de défaut Événement précisé dans l’acte de fiducie, à la survenance duquel:

a) ou bien la sûreté constituée aux termes de cet acte devient réalisable;

b) ou bien les sommes payables aux termes de cet acte, notamment le principal et l’intérêt, deviennent ou peuvent être déclarées exigibles avant l’échéance,

si se réalisent les conditions que prévoit l’acte en l’espèce, notamment en matière d’envoi d’avis ou de délai. (event of default)

fiduciaire Toute personne, y compris ses remplaçants et l’administrateur du bien d’autrui, nommée à ce titre dans un acte de fiducie auquel la société est partie. (trustee)

Champ d’application

(2) La présente partie s’applique aux actes de fiducie prévoyant une émission de titres de créances par voie d’un appel public à l’épargne.

Dispense

(3) Le directeur peut dispenser de l’application de la présente partie les actes de fiducie, les titres de créance émis en vertu de ceuxci et les sûretés réelles afférentes, régis par une loi provinciale ou étrangère fondamentalement semblable à la présente partie.

L.R. (1985), ch. C-44, art. 82; 2001, ch. 14, art. 34(F); 2011, ch. 21, art. 42.

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Sections 83-85	Articles 83-85

Conflict of interest

83 (1) No person shall be appointed as trustee if there is a material conflict of interest between their role as trustee and their role in any other capacity.

Eliminating conflict of interest

(2) A trustee shall, within ninety days after becoming aware that a material conflict of interest exists

(a)	eliminate such conflict of interest; or

(b)	resign from office.

Validity

(3) A trust indenture, any debt obligations issued thereunder and a security interest effected thereby are valid notwithstanding a material conflict of interest of the trustee.

Removal of trustee

(4) If a trustee contravenes subsection (1) or (2), any interested person may apply to a court for an order that the trustee be replaced, and the court may make an order on such terms as it thinks fit.

R.S., 1985, c. C-44, s. 83; 2001, c. 14, s. 135(E).

Qualification of trustee

84 A trustee, or at least one of the trustees if more than one is appointed, shall be a body corporate incorporated under the laws of Canada or a province and authorized to carry on the business of a trust company.

1974-75-76, c. 33, s. 79; 1978-79, c. 9, s. 1(F).

List of security holders

85 (1) A holder of debt obligations issued under a trust indenture may, on payment to the trustee of a reasonable fee, require the trustee to furnish, within fifteen days after delivering to the trustee the statutory declaration referred to in subsection (4), a list setting out

(a) the names and addresses of the registered holders of the outstanding debt obligations,

(b) the principal amount of outstanding debt obligations owned by each such holder, and

(c) the aggregate principal amount of debt obligations outstanding as shown on the records maintained by the trustee on the day that the statutory declaration is delivered to that trustee.

Conflit d’intérêts

83 (1) En cas de conflit d’intérêts sérieux, une personne ne peut être nommée fiduciaire.

Suppression du conflit d’intérêts

(2) Le fiduciaire qui apprend l’existence d’un conflit d’intérêts sérieux doit, dans les quatrevingtdix jours :

a) soit y mettre fin;

b) soit se démettre de ses fonctions.

Validité

(3) Les actes de fiducie, les titres de créance émis en vertu de ceuxci et les sûretés qu’ils prévoient sont valides nonobstant l’existence d’un conflit d’intérêts sérieux mettant en cause le fiduciaire.

Révocation du fiduciaire

(4) Le tribunal peut, à la demande de tout intéressé, ordonner, selon les modalités qu’il estime pertinentes, le remplacement du fiduciaire qui contrevient aux paragraphes (1) ou (2).

L.R. (1985), ch. C-44, art. 83; 2001, ch. 14, art. 135(A).

Qualités requises pour être fiduciaire

84 Au moins un des fiduciaires nommés doit être une personne morale constituée en vertu des lois fédérales ou provinciales et autorisée à exercer l’activité d’une compagnie de fiducie.

1974-75-76, ch. 33, art. 79; 1978-79, ch. 9, art. 1(F).

Liste des détenteurs de valeurs mobilières

85 (1) Les détenteurs de titres de créance émis en vertu d’un acte de fiducie peuvent demander au fiduciaire, sur paiement d’honoraires raisonnables, de leur fournir, dans les quinze jours de la remise de la déclaration solennelle visée au paragraphe (4), une liste énonçant, à la date de la remise, pour les titres de créance en circulation :

a) les noms et adresses des détenteurs inscrits;

b) le montant en principal des titres de chaque détenteur;

c) le montant total en principal de ces titres.

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Sections 85-86	Articles 85-86

Duty of issuer

(2) On the demand of a trustee, the issuer of debt obligations shall furnish the trustee with the information required to enable the trustee to comply with subsection (1).

Corporate applicant

(3) If the person requiring the trustee to furnish a list under subsection (1) is a body corporate, the statutory declaration required under that subsection shall be made by a director or officer of the body corporate.

Contents of statutory declaration

(4) The statutory declaration required under subsection (1) shall state

(a) the name and address of the person requiring the trustee to furnish the list and, if the person is a body corporate, the address for service thereof; and

(b) that the list will not be used except as permitted under subsection (5).

Use of list

(5) A list obtained under this section shall not be used by any person except in connection with

(a) an effort to influence the voting of the holders of debt obligations;

(b)	an offer to acquire debt obligations; or

(c) any other matter relating to the debt obligations or the affairs of the issuer or guarantor thereof.

Offence

(6) A person who, without reasonable cause, contravenes subsection (5) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

1974-75-76, c. 33, s. 80; 1978-79, c. 9, s. 1(F).

Evidence of compliance

86 (1) An issuer or a guarantor of debt obligations issued or to be issued under a trust indenture shall, before doing any act under paragraph (a), (b) or (c), furnish the trustee with evidence of compliance with the conditions in the trust indenture relating to

(a) the issue, certification and delivery of debt obligations under the trust indenture;

Obligation de l’émetteur

(2) L’émetteur d’un titre de créance fournit au fiduciaire, sur demande, les renseignements lui permettant de se conformer au paragraphe (1).

Personne morale demanderesse

(3) L’un des administrateurs ou dirigeants de la personne morale, qui demande au fiduciaire de lui fournir la liste prévue au paragraphe (1), établit la déclaration visée à ce paragraphe.

Teneur de la déclaration

(4) La déclaration solennelle exigée au paragraphe (1) énonce :

a) les nom et adresse de la personne qui demande la liste et, s’il s’agit d’une personne morale, l’adresse aux fins de signification;

b) l’obligation de n’utiliser cette liste que conformément au paragraphe (5).

Utilisation de la liste

(5) La liste obtenue en vertu du présent article ne peut être utilisée que dans le cadre :

a) de tentatives en vue d’influencer le vote des détenteurs de titres de créance;

b) de l’offre d’acquérir des titres de créance;

c) d’une question concernant les titres de créance ou les affaires internes de l’émetteur ou de la caution.

Infraction

(6) Toute personne qui contrevient, sans motif raisonnable, au paragraphe (5) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

1974-75-76, ch. 33, art. 80; 1978-79, ch. 9, art. 1(F).

Preuve de l’observation

86 (1) L’émetteur ou la caution de titres de créance émis ou à émettre en vertu d’un acte de fiducie doivent prouver au fiduciaire qu’ils ont rempli les conditions imposées en l’occurrence par l’acte, avant :

a)	d’émettre, de certifier ou de livrer les titres;

b) de libérer ou de remplacer les biens grevés de toute sûreté constituée par l’acte;

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(b) the release or release and substitution of property subject to a security interest constituted by the trust indenture; or

(c) the satisfaction and discharge of the trust indenture.

Duty of issuer or guarantor

(2) On the demand of a trustee, the issuer or guarantor of debt obligations issued or to be issued under a trust indenture shall furnish the trustee with evidence of compliance with the trust indenture by the issuer or guarantor in respect of any act to be done by the trustee at the request of the issuer or guarantor.

1974-75-76, c. 33, s. 81; 1978-79, c. 9, s. 1(F).

Contents of declaration, etc.

87 Evidence of compliance as required by section 86 shall consist of

(a) a statutory declaration or certificate made by a director or an officer of the issuer or guarantor stating that the conditions referred to in that section have been complied with; and

(b) where the trust indenture requires compliance with conditions that are subject to review

(i) by legal counsel, an opinion of legal counsel that such conditions have been complied with, and

(ii) by an auditor or accountant, an opinion or report of the auditor of the issuer or guarantor, or such other accountant as the trustee may select, that such conditions have been complied with.

1974-75-76, c. 33, s. 82; 1978-79, c. 9, s. 1(F).

Further evidence of compliance

88 The evidence of compliance referred to in section 87 shall include a statement by the person giving the evidence

(a) declaring that they have read and understand the conditions of the trust indenture described in section

86;

(b) describing the nature and scope of the examination or investigation on which the certificate, statement or opinion is based; and

(c) declaring that they have made the examination or investigation that they believe necessary to enable them to make their statements or give their opinions.

R.S., 1985, c. C-44, s. 88; 2001, c. 14, s. 135(E).

c) d’exécuter l’acte.

Obligation de l’émetteur ou de la caution

(2) Sur demande du fiduciaire, l’émetteur ou la caution de titres de créance émis ou à émettre en vertu d’un acte de fiducie doivent prouver au fiduciaire qu’ils ont rempli les conditions prévues à l’acte avant de lui demander d’agir.

1974-75-76, ch. 33, art. 81; 1978-79, ch. 9, art. 1(F).

Teneur de la déclaration, etc.

87	La preuve exigée à l’article 86 consiste :

a) d’une part, en une déclaration solennelle ou un certificat établi par l’un des dirigeants ou administrateurs de l’émetteur ou de la caution et attestant l’observation des conditions prévues à cet article;

b) d’autre part, si l’acte de fiducie impose l’observation de conditions soumises à l’examen :

(i) d’un conseiller juridique, en une opinion qui en atteste l’observation,

(ii) d’un vérificateur ou d’un comptable, en une opinion ou un rapport du vérificateur de l’émetteur ou de la caution ou de tout comptable — que le fiduciaire peut choisir —, qui en atteste l’observation.

1974-75-76, ch. 33, art. 82; 1978-79, ch. 9, art. 1(F).

Preuve supplémentaire

88 Toute preuve présentée sous la forme prévue à l’article 87 doit être assortie d’une déclaration de son auteur précisant :

a) sa connaissance des conditions de l’acte de fiducie mentionnées à l’article 86;

b) la nature et l’étendue de l’examen ou des recherches effectués à l’appui du certificat, de la déclaration ou de l’opinion;

c) toute l’attention qu’il a estimé nécessaire d’apporter à l’examen ou aux recherches.

L.R. (1985), ch. C-44, art. 88; 2001, ch. 14, art. 135(A).

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Trustee may require evidence of compliance

89 (1) On the demand of a trustee, the issuer or guarantor of debt obligations issued under a trust indenture shall furnish the trustee with evidence in such form as the trustee may require as to compliance with any condition thereto relating to any action required or permitted to be taken by the issuer or guarantor under the trust indenture.

Certificate of compliance

(2) At least once in each twelve month period beginning on the date of the trust indenture and at any other time on the demand of a trustee, the issuer or guarantor of debt obligations issued under a trust indenture shall furnish the trustee with a certificate that the issuer or guarantor has complied with all requirements contained in the trust indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an event of default, or, if there has been failure to so comply, giving particulars thereof.

1974-75-76, c. 33, s. 84; 1978-79, c. 9, s. 1(F).

Notice of default

90 The trustee shall give to the holders of debt obligations issued under a trust indenture, within thirty days after the trustee becomes aware of the occurrence thereof, notice of every event of default arising under the trust indenture and continuing at the time the notice is given, unless the trustee reasonably believes that it is in the best interests of the holders of the debt obligations to withhold such notice and so informs the issuer and guarantor in writing.

1974-75-76, c. 33, s. 85; 1978-79, c. 9, s. 1(F).

Duty of care

91 A trustee in exercising their powers and discharging their duties shall

(a) act honestly and in good faith with a view to the best interests of the holders of the debt obligations issued under the trust indenture; and

(b) exercise the care, diligence and skill of a reasonably prudent trustee.

R.S., 1985, c. C-44, s. 91; 2001, c. 14, s. 135(E).

Reliance on statements

92 Notwithstanding section 91, a trustee is not liable if they rely in good faith on statements contained in a statutory declaration, certificate, opinion or report that complies with this Act or the trust indenture.

R.S., 1985, c. C-44, s. 92; 2001, c. 14, s. 135(E).

Présentation de la preuve au fiduciaire

89 (1) Sur demande du fiduciaire et en la forme qu’il peut exiger, l’émetteur ou la caution de titres de créance émis en vertu d’un acte de fiducie doivent prouver au fiduciaire qu’ils ont rempli les conditions requises avant d’agir en application de cet acte.

Certificat de conformité

(2) L’émetteur ou la caution de titres de créance émis en vertu d’un acte de fiducie fournissent au fiduciaire, sur demande et au moins une fois tous les douze mois à compter de la date de l’acte, soit un certificat attestant qu’ils ont rempli les conditions de l’acte, dont l’inobservation constituerait un cas de défaut notamment après remise d’un avis ou expiration d’un certain délai, soit, en cas d’inobservation de ces conditions, un certificat détaillé à ce sujet.

1974-75-76, ch. 33, art. 84; 1978-79, ch. 9, art. 1(F).

Avis du défaut

90 Le fiduciaire donne aux détenteurs de titres de créance émis en vertu d’un acte de fiducie avis de tous les cas de défaut existants, dans les trente jours après avoir pris connaissance de leur survenance, sauf s’il informe par écrit l’émetteur et la caution de ses bonnes raisons de croire qu’il est au mieux des intérêts des détenteurs de ces titres de ne pas donner cet avis.

1974-75-76, ch. 33, art. 85; 1978-79, ch. 9, art. 1(F).

Obligations du fiduciaire

91	Le fiduciaire remplit son mandat :

a) avec intégrité et de bonne foi, au mieux des intérêts des détenteurs des titres de créance émis en vertu de l’acte de fiducie;

b) avec le soin, la diligence et la compétence d’un bon fiduciaire.

L.R. (1985), ch. C-44, art. 91; 2001, ch. 14, art. 135(A).

Foi accordée aux déclarations

92 Nonobstant l’article 91, n’encourt aucune responsabilité le fiduciaire qui, de bonne foi, fait état de déclarations solennelles, de certificats, d’opinions ou de rapports conformes à la présente loi ou à l’acte de fiducie.

L.R. (1985), ch. C-44, art. 92; 2001, ch. 14, art. 135(A).

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Sections 93-98	Articles 93-98

No exculpation

93 No term of a trust indenture or of any agreement between a trustee and the holders of debt obligations issued thereunder or between the trustee and the issuer or guarantor shall operate so as to relieve a trustee from the duties imposed on the trustee by section 91.

R.S., 1985, c. C-44, s. 93; 2001, c. 14, s. 135(E).

PART IX

Receivers, Receiver-managers

and Sequestrators

Functions of receiver or sequestrator

94 A receiver or sequestrator of any property of a corporation may, subject to the rights of secured creditors, receive the income from the property, pay the liabilities connected with the property and realize the security interest of those on behalf of whom the receiver or sequestrator is appointed, but, except to the extent permitted by a court, the receiver or sequestrator may not carry on the business of the corporation.

R.S., 1985, c. C-44, s. 94; 2001, c. 14, s. 135(E); 2011, c. 21, s. 44(E).

Functions of receiver-manager

95 A receiver-manager of the corporation may carry on any business of the corporation to protect the security interest of those on behalf of whom the receiver-manager is appointed.

R.S., 1985, c. C-44, s. 95; 2001, c. 14, s. 135(E); 2011, c. 21, s. 45.

Directors’ powers cease

96 If a receiver-manager or sequestrator is appointed by a court or under an instrument or act, the powers of the directors of the corporation that the receiver-manager or sequestrator is authorized to exercise may not be exercised by the directors until the receiver-manager or sequestrator is discharged.

R.S., 1985, c. C-44, s. 96; 2011, c. 21, s. 45.

Duty to act

97 A receiver, receiver-manager or sequestrator appointed by a court shall act in accordance with the directions of the court.

R.S., 1985, c. C-44, s. 97; 2011, c. 21, s. 46(E).

Duty under instrument or act

98 A receiver, receiver-manager or sequestrator appointed under an instrument or act shall act in accordance with that instrument or act and any direction of a court made under section 100.

R.S., 1985, c. C-44, s. 98; 2011, c. 21, s. 46(E).

Caractère impératif des obligations

93 Aucune disposition d’un acte de fiducie ou de tout accord intervenu entre le fiduciaire et, soit les détenteurs de titres de créance émis en vertu de cet acte, soit l’émetteur ou la caution, ne peut relever ce fiduciaire des obligations découlant de l’article 91.

L.R. (1985), ch. C-44, art. 93; 2001, ch. 14, art. 135(A).

PARTIE IX

Séquestres et séquestresgérants

Fonctions du séquestre

94 Sous réserve des droits des créanciers garantis, le séquestre des biens d’une société peut en recevoir les revenus, en acquitter les dettes, réaliser les sûretés de ceux pour le compte desquels il est nommé et, dans les limites permises par le tribunal, en exploiter l’entreprise.

L.R. (1985), ch. C-44, art. 94; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 44(A).

Fonctions du séquestre-gérant

95 Le séquestre-gérant peut exploiter l’entreprise de la société afin de protéger les sûretés de ceux pour le compte desquels il est nommé.

L.R. (1985), ch. C-44, art. 95; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 45.

Suspension des pouvoirs des administrateurs

96 Les administrateurs ne peuvent exercer les pouvoirs conférés, au Québec, au séquestre ou, ailleurs au Canada, au séquestre-gérant nommés par le tribunal ou en vertu d’un acte.

L.R. (1985), ch. C-44, art. 96; 2011, ch. 21, art. 45.

Obligation

97 Le séquestre ou le séquestre-gérant nommé par le tribunal doit agir en conformité avec les directives de celuici.

L.R. (1985), ch. C-44, art. 97; 2011, ch. 21, art. 46(A).

Obligations prévues dans un acte

98 Le séquestre ou le séquestre-gérant nommé en vertu d’un acte doit agir en se conformant à cet acte et aux directives que lui donne le tribunal en vertu de l’article 100.

L.R. (1985), ch. C-44, art. 98; 2011, ch. 21, art. 46(A).

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PART IX Receivers, Receiver-managers and Sequestrators	PARTIE IX Séquestres et séquestres-gérants
Sections 99-101	Articles 99-101

Duty of care

99 A receiver, receiver-manager or sequestrator of a corporation appointed under an instrument or act shall

(a) act honestly and in good faith; and

(b) deal with any property of the corporation in their possession or control in a commercially reasonable manner.

R.S., 1985, c. C-44, s. 99; 2001, c. 14, s. 135(E); 2011, c. 21, s. 47(E).

Directions given by court

100 On an application by a receiver, receiver-manager or sequestrator, whether appointed by a court or under an instrument or act, or on an application by any interested person, a court may make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order appointing, replacing or discharging a receiver, receiver-manager or sequestrator and approving their accounts;

(b) an order determining the notice to be given to any person or dispensing with notice to any person;

(c) an order fixing the remuneration of the receiver, receiver-manager or sequestrator;

(d) an order requiring the receiver, receiver-manager or sequestrator, or a person by or on behalf of whom the receiver, receiver-manager or sequestrator is appointed, to make good any default in connection with the receiver’s, receiver-manager’s or sequestrator’s custody or management of the property and business of the corporation, or to relieve any such person from any default on any terms that the court thinks fit, and to confirm any act of the receiver, receiver-manager or sequestrator; and

(e) an order giving directions on any matter relating to the duties of the receiver, receiver-manager or sequestrator.

R.S., 1985, c. C-44, s. 100; 2001, c. 14, s. 135(E); 2011, c. 21, s. 48(E).

Duties of receiver, receiver-manager or sequestrator

101	A receiver, receiver-manager or sequestrator shall

(a) immediately notify the Director of their appointment and discharge;

(b) take into their custody and control the property of the corporation in accordance with the court order or instrument or act under which they are appointed;

(c) open and maintain a bank account in their name as receiver, receiver-manager or sequestrator of the

Obligation de diligence

99 Le séquestre ou le séquestre-gérant d’une société, nommé en vertu d’un acte, doit :

a)	agir en toute honnêteté et bonne foi;

b) gérer conformément aux pratiques commerciales raisonnables les biens de la société qui se trouvent en sa possession ou sous son contrôle.

L.R. (1985), ch. C-44, art. 99; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 47(A).

Directives du tribunal

100 À la demande du séquestre ou du séquestre-gérant, conventionnel ou judiciaire, ou de tout intéressé, le tribunal peut, par ordonnance, prendre les mesures qu’il estime pertinentes et notamment :

a) nommer, remplacer ou décharger de leurs fonctions le séquestre ou le séquestre-gérant et approuver leurs comptes;

b) dispenser de donner avis ou préciser les avis à donner;

c) fixer la rémunération du séquestre ou du séquestre-gérant;

d) enjoindre au séquestre, au séquestre-gérant ainsi qu’aux personnes qui les ont nommés ou pour le compte desquelles ils l’ont été, de réparer leurs fautes ou les en dispenser, notamment en matière de garde des biens ou de gestion de la société, selon les modalités qu’il estime pertinentes, et d’entériner les actes du séquestre ou séquestre-gérant;

e) donner des directives concernant les fonctions du séquestre ou du séquestre-gérant.

L.R. (1985), ch. C-44, art. 100; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 48(A).

Obligations du séquestre et du séquestre-gérant

101	Le séquestre ou le séquestre-gérant doit :

a) aviser immédiatement le directeur tant de sa nomination que de la fin de son mandat;

b) prendre sous sa garde et sous son contrôle les biens de la société conformément à l’ordonnance ou à l’acte de nomination;

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PART IX Receivers, Receiver-managers and Sequestrators	PARTIE IX Séquestres et séquestres-gérants
Sections 101-103	Articles 101-103

corporation for the moneys of the corporation coming under their control;

(d) keep detailed accounts of all transactions carried out as receiver, receiver-manager or sequestrator;

(e) keep accounts of their administration that shall be available during usual business hours for inspection by the directors of the corporation;

(f) prepare at least once in every six month period after the date of their appointment financial statements of their administration as far as is practicable in the form required by section 155; and

(g) on completion of their duties, render a final account of their administration in the form adopted for interim accounts under paragraph (f).

R.S., 1985, c. C-44, s. 101; 2001, c. 14, s. 135(E); 2011, c. 21, s. 49(E).

PART X

Directors and Officers

Duty to manage or supervise management

102 (1) Subject to any unanimous shareholder agreement, the directors shall manage, or supervise the management of, the business and affairs of a corporation.

Number of directors

(2) A corporation shall have one or more directors but a distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person, shall have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates.

R.S., 1985, c. C-44, s. 102; 2001, c. 14, s. 35.

By-laws

103 (1) Unless the articles, by-laws or a unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the corporation.

Shareholder approval

(2) The directors shall submit a by-law, or an amendment or a repeal of a by-law, made under subsection (1) to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.

c) avoir, à son nom et en cette qualité, un compte bancaire pour tous les fonds de la société assujettis à son contrôle;

d) tenir une comptabilité détaillée de toutes les opérations qu’il effectue en cette qualité;

e) tenir une comptabilité de sa gestion et permettre, pendant les heures normales d’ouverture, aux administrateurs de la consulter;

f) dresser, au moins une fois tous les six mois à compter de sa nomination, les états financiers concernant sa gestion et, si possible, en la forme que requiert l’article 155;

g) après l’exécution de son mandat, rendre compte de sa gestion en la forme mentionnée à l’alinéa f).

L.R. (1985), ch. C-44, art. 101; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 49(A).

PARTIE X

Administrateurs et dirigeants

Fonctions des administrateurs

102 (1) Sous réserve de toute convention unanime des actionnaires, les administrateurs gèrent les activités commerciales et les affaires internes de la société ou en surveillent la gestion.

Nombre

(2) Le conseil d’administration se compose d’un ou de plusieurs administrateurs; au cas où des valeurs mobilières en circulation de la société ayant fait appel au public sont détenues par plusieurs personnes, il compte au moins trois administrateurs dont deux ne font partie ni des dirigeants ni des employés de celleci ou des personnes morales de son groupe.

L.R. (1985), ch. C-44, art. 102; 2001, ch. 14, art. 35.

Règlements administratifs

103 (1) Sauf disposition contraire des statuts, des règlements administratifs ou de conventions unanimes des actionnaires, les administrateurs peuvent, par résolution, prendre, modifier ou révoquer tout règlement administratif portant sur les activités commerciales ou les affaires internes de la société.

Approbation des actionnaires

(2) Les administrateurs doivent soumettre les mesures prises en vertu du paragraphe (1), dès l’assemblée suivante, aux actionnaires qui peuvent, par résolution ordinaire, les confirmer, les rejeter ou les modifier.

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PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Sections 103-104	Articles 103-104

Effective date

(3) A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of the directors under subsection (1) until it is confirmed, confirmed as amended or rejected by the shareholders under subsection (2) or until it ceases to be effective under subsection (4) and, where the by-law is confirmed or confirmed as amended, it continues in effect in the form in which it was so confirmed.

Idem

(4) If a by-law, an amendment or a repeal is rejected by the shareholders, or if the directors do not submit a by-law, an amendment or a repeal to the shareholders as required under subsection (2), the by-law, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

Shareholder proposal

(5) A shareholder entitled to vote at an annual meeting of shareholders may, in accordance with section 137, make a proposal to make, amend or repeal a by-law.

R.S., 1985, c. C-44, s. 103; 2001, c. 14, s. 36(F).

Organization meeting

104 (1) After issue of the certificate of incorporation, a meeting of the directors of the corporation shall be held at which the directors may

(a) make by-laws;

(b) adopt forms of security certificates and corporate records;

(c) authorize the issue of securities;

(d) appoint officers;

(e) appoint an auditor to hold office until the first annual meeting of shareholders;

(f) make banking arrangements; and

(g) transact any other business.

Exception

(2) Subsection (1) does not apply to a body corporate to which a certificate of amalgamation has been issued under subsection 185(4) or to which a certificate of continuance has been issued under subsection 187(4).

Date d’effet

(3) Les mesures prises conformément au paragraphe (1) prennent effet à compter de la date de la résolution des administrateurs; après confirmation ou modification par les actionnaires, elles demeurent en vigueur dans leur teneur initiale ou modifiée selon le cas; elles cessent d’avoir effet après leur rejet conformément au paragraphe (2) ou en cas d’application du paragraphe (4).

Idem

(4) Les mesures prises conformément au paragraphe (1) cessent d’avoir effet après leur rejet par les actionnaires ou en cas d’inobservation du paragraphe (2) par les administrateurs; toute résolution ultérieure des administrateurs, visant essentiellement le même but, ne peut entrer en vigueur qu’après sa confirmation ou sa modification par les actionnaires.

Proposition d’un actionnaire

(5) Tout actionnaire, ayant qualité pour voter à une assemblée annuelle, peut, conformément à l’article 137, proposer la prise, la modification ou la révocation d’un règlement administratif.

L.R. (1985), ch. C-44, art. 103; 2001, ch. 14, art. 36(F).

Réunion

104 (1) Après la délivrance du certificat de constitution, le conseil d’administration tient une réunion au cours de laquelle il peut :

a) prendre des règlements administratifs;

b) adopter les modèles des certificats de valeurs mobilières et la forme des registres sociaux;

c) autoriser l’émission de valeurs mobilières;

d) nommer les dirigeants;

e) nommer un vérificateur dont le mandat expirera à la première assemblée annuelle;

f) prendre avec les banques toutes les mesures nécessaires;

g) traiter toute autre question.

Limitation

(2) Le paragraphe (1) ne s’applique pas à la personne morale qui obtient le certificat de fusion visé au para graphe 185(4), ou le certificat de prorogation visé au paragraphe 187(4).

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PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Sections 104-105	Articles 104-105

Calling meeting

(3) An incorporator or a director may call the meeting of directors referred to in subsection (1) by giving not less than five days notice thereof by mail to each director, stating the time and place of the meeting.

1974-75-76, c. 33, s. 99; 1978-79, c. 9, ss. 1(F), 28.

Qualifications of directors

105 (1) The following persons are disqualified from being a director of a corporation:

(a)	anyone who is less than eighteen years of age;

(b)	anyone who is incapable;

(c)	a person who is not an individual; or

(d)	a person who has the status of bankrupt.

Further qualifications

(2) Unless the articles otherwise provide, a director of a corporation is not required to hold shares issued by the corporation.

Residency

(3) Subject to subsection (3.1), at least twenty-five per cent of the directors of a corporation must be resident Canadians. However, if a corporation has less than four directors, at least one director must be a resident Canadian.

Exception — Canadian ownership or control

(3.1) If a corporation engages in an activity in Canada in a prescribed business sector or if a corporation, by an Act of Parliament or by a regulation made under an Act of Parliament, is required, either individually or in order to engage in an activity in Canada in a particular business sector, to attain or maintain a specified level of Canadian ownership or control, or to restrict, or to comply with a restriction in relation to, the number of voting shares that any one shareholder may hold, own or control, then a majority of the directors of the corporation must be resident Canadians.

Clarification

(3.2) Nothing in subsection (3.1) shall be construed as reducing any requirement for a specified number or percentage of resident Canadian directors that otherwise applies to a corporation referred to in that subsection.

Convocation de la réunion

(3) Tout fondateur ou administrateur peut convoquer la réunion visée au paragraphe (1) en avisant par la poste chaque administrateur, au moins cinq jours à l’avance, des date, heure et lieu de cette réunion.

1974-75-76, ch. 33, art. 99; 1978-79, ch. 9, art. 1(F) et 28.

Incapacités

105	(1) Ne peuvent être administrateurs :

a)	les particuliers de moins de dix-huit ans;

b)	les particuliers incapables;

c)	les personnes autres que les particuliers;

d)	les personnes qui ont le statut de failli.

Autres qualités requises

(2) Sauf disposition contraire des statuts, la qualité d’ac-tionnaire n’est pas requise pour être administrateur d’une société.

Résidence

(3) Sous réserve du paragraphe (3.1), le conseil d’administration doit se composer d’au moins vingt-cinq pour cent de résidents canadiens. Toutefois, si la société compte moins de quatre administrateurs, au moins l’un d’entre eux ou l’administrateur unique, selon le cas, doit être résident canadien.

Exception : conditions de participation ou de contrôle canadiens

(3.1) Si la société exerce au Canada une activité dans un secteur commercial réglementaire donné ou si elle est tenue sous le régime d’une loi fédérale, individuellement ou en vue d’exercer au Canada une activité dans un secteur commercial donné, soit de remplir des conditions de participation ou de contrôle canadiens soit d’imposer ou de respecter des restrictions sur le nombre d’actions avec droit de vote que tout actionnaire peut détenir ou contrôler ou dont il peut avoir la propriété, le conseil d’administration doit se composer en majorité de résidents canadiens.

Précision

(3.2) Le paragraphe (3.1) ne porte toutefois pas atteinte aux exigences relatives au nombre ou pourcentage d’ad-ministrateurs résidents canadiens autrement applicables à une société visée à ce paragraphe.

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PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Sections 105-106	Articles 105-106

If only one or two directors

(3.3) If a corporation referred to in subsection (3.1) has only one or two directors, that director or one of the two directors, as the case may be, must be a resident Canadian.

Exception for holding corporation

(4) Despite subsection (3.1), not more than one third of the directors of a holding corporation referred to in that subsection need be resident Canadians if the holding corporation earns in Canada directly or through its sub-sidiaries less than five per cent of the gross revenues of the holding corporation and all of its subsidiary bodies corporate together as shown in

(a) the most recent consolidated financial statements of the holding corporation referred to in section 157; or

(b) the most recent financial statements of the holding corporation and its subsidiary bodies corporate as at the end of the last completed financial year of the holding corporation.

R.S., 1985, c. C-44, s. 105; 2001, c. 14, s. 37; 2018, c. 8, s. 12.

Notice of directors

106 (1) At the time of sending articles of incorporation, the incorporators shall send to the Director a notice of directors in the form that the Director fixes, and the Director shall file the notice.

Term of office

(2) Each director named in the notice referred to in subsection (1) holds office from the issue of the certificate of incorporation until the first meeting of shareholders.

Election of directors

(3) Subject to subsection (3.1) and paragraph 107(b), shareholders of a corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term ending not later than the close of the third annual meeting of shareholders following the election.

Election of directors — distributing corporations

(3.1) Subject to paragraph 107(b), shareholders of a distributing corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term ending not

Moins de trois administrateurs

(3.3) Toutefois, si la société visée au paragraphe (3.1) ne compte qu’un ou deux administrateurs, l’un d’entre eux ou l’administrateur unique, selon le cas, doit être résident canadien.

Exception

(4) Malgré le paragraphe (3.1), il suffit que soient rési-dents canadiens un tiers des administrateurs d’une société mère visée par ce paragraphe lorsque celle-ci et ses filiales gagnent au Canada moins de cinq pour cent de leurs revenus bruts :

a) soit d’après les derniers états financiers consolidés de la société mère visés à l’article 157;

b) soit d’après leurs derniers états financiers tels qu’ils s’établissaient à la fin du dernier exercice complet de la société mère.

L.R. (1985), ch. C-44, art. 105; 2001, ch. 14, art. 37; 2018, ch. 8, art. 12.

Liste des administrateurs

106 (1) Les fondateurs doivent envoyer au directeur, en même temps que les statuts constitutifs et en la forme établie par lui, une liste des administrateurs pour enregistrement.

Durée du mandat

(2) Le mandat des administrateurs dont le nom figure sur la liste visée au paragraphe (1) commence à la date du certificat de constitution et se termine à la première assemblée des actionnaires.

Élection des administrateurs

(3) Sous réserve du paragraphe (3.1) et de l’alinéa 107b), les actionnaires doivent, à leur première assemblée et, s’il y a lieu, à toute assemblée annuelle subséquente, élire, par résolution ordinaire, les administrateurs dont le mandat expirera au plus tard à la clôture de la troisième assemblée annuelle suivante.

Élection des administrateurs : sociétés ayant fait appel au public

(3.1) Sous réserve de l’alinéa 107b), les actionnaires d’une société ayant fait appel au public doivent, à leur première assemblée et, s’il y a lieu, à toute assemblée annuelle subséquente, élire, par résolution ordinaire, les administrateurs dont le mandat expirera au plus tard à la clôture de l’assemblée annuelle suivante.

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PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Section 106	Article 106

later than the close of the next annual meeting of shareholders following the election.

Exceptions — certain distributing corporations

(3.2) Despite subsection (3.1), in the case of any prescribed class of distributing corporations or in any prescribed circumstances respecting distributing corporations or classes of distributing corporations, the directors are to be elected in accordance with subsection (3).

Separate vote for each candidate

(3.3) If the election of directors is for a prescribed corporation, a separate vote of shareholders shall be taken with respect to each candidate nominated for director.

Majority voting

(3.4) If, at a meeting of shareholders of a distributing corporation — other than in the case of a prescribed class of distributing corporations — at which an election of directors is required, there is only one candidate nominated for each position available on the board, each candidate is elected only if the number of votes cast in their favour represents a majority of the votes cast for and against them by the shareholders who are present in person or represented by proxy, unless the articles require a greater number of votes.

Staggered terms

(4) It is not necessary that all directors elected at a meeting of shareholders hold office for the same term.

No stated terms

(5) A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following the director’s election.

Incumbent directors

(6) Despite subsections (2), (3) to (3.2) and (5) and subject to subsection (6.1), if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.

Incumbent director not elected

(6.1) If an incumbent director who was a candidate in an election held in accordance with subsection (3.4) was not elected during the election, the director may continue in office until the earlier of

(a) the 90th day after the day of the election; and

Exceptions : certaines sociétés ayant fait appel au public

(3.2) Malgré le paragraphe (3.1), dans le cas des catégories de sociétés ayant fait appel au public visées par règlement ou dans les circonstances prévues par règlement visant les sociétés ou catégories de sociétés ayant fait appel au public, l’élection des administrateurs est tenue conformément au paragraphe (3).

Vote distinct pour chaque candidat

(3.3) Dans le cas des sociétés visées par règlement, un vote distinct des actionnaires est tenu pour chaque candidat au poste d’administrateur.

Vote majoritaire

(3.4) Si, lors de l’assemblée d’une société ayant fait appel au public — sauf dans le cas des catégories de sociétés ayant fait appel au public visées par règlement — où des administrateurs doivent être élus, il n’y a qu’un seul candidat par poste d’administrateur à combler, le candidat est élu seulement si le nombre de voix en sa faveur représente la majorité des voix exprimées en sa faveur et contre lui par les actionnaires, présents ou représentés par des fondés de pouvoir, au cours de ce scrutin, à moins que les statuts n’exigent un nombre plus élevé de voix.

Durée des mandats

(4) Il n’est pas nécessaire que le mandat de tous les administrateurs élus lors d’une assemblée ait la même durée.

Durée non déterminée

(5) Le mandat d’un administrateur élu pour une durée non expressément déterminée prend fin à la clôture de la première assemblée annuelle suivante.

Poursuite du mandat

(6) Malgré les paragraphes (2), (3) à (3.2) et (5) et sous réserve du paragraphe (6.1), le mandat des administrateurs, à défaut d’élections de nouveaux administrateurs par une assemblée des actionnaires, se poursuit jusqu’à l’élection de leurs remplaçants.

Demeure en fonction

(6.1) L’administrateur qui était un candidat et qui n’a pas été élu lors d’une élection tenue conformément au paragraphe (3.4) peut demeurer en fonction jusqu’au premier en date des jours suivants :

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(b) the day on which their successor is appointed or elected.

Vacancy

(7) If, for either of the following reasons, a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum:

(a) a lack of consent, disqualification under subsection 105(1) or the death of any candidates; or

(b) a lack of a majority referred to in subsection (3.4).

Appointment of directors

(8) The directors may, unless the articles otherwise provide, appoint one or more additional directors, who shall hold office for a term ending not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Exception

(8.1) If an individual who was a candidate in an election held in accordance with subsection (3.4) was not elected during that election, the individual is not to be appointed, except in prescribed circumstances, as a director under subsection (8) or 111(1) before the next meeting of shareholders at which an election of directors is required.

Election or appointment as director

(9) An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless

(a) he or she was present at the meeting when the election or appointment took place and he or she did not refuse to hold office as a director; or

(b) he or she was not present at the meeting when the election or appointment took place and

(i) he or she consented to hold office as a director in writing before the election or appointment or within ten days after it, or

a) le quatre-vingt-dixième jour suivant la date de l’élection;

b) le jour de la nomination ou de l’élection de son remplaçant.

Vacances

(7) Si une assemblée ne peut élire le nombre fixe ou minimal d’administrateurs requis par les statuts à cause d’une raison mentionnée ci-après, les administrateurs élus lors de l’assemblée peuvent exercer tous les pouvoirs des administrateurs s’ils constituent le quorum au sein du conseil d’administration :

a) l’absence de consentement, l’inhabilité aux termes du paragraphe 105(1) ou le décès de certains candidats;

b) l’absence de la majorité visée au paragraphe (3.4).

Nominations entre les assemblées annuelles

(8) Sauf disposition contraire des statuts, les administrateurs peuvent nommer un ou plusieurs administrateurs supplémentaires dont le mandat expire au plus tard à la clôture de la prochaine assemblée annuelle, à condition que le nombre total des administrateurs ainsi nommés n’excède pas le tiers du nombre des administrateurs élus à la dernière assemblée annuelle.

Exception

(8.1) Le particulier qui était un candidat et qui n’a pas été élu lors d’une élection tenue conformément au paragraphe (3.4) ne peut être nommé — sauf dans les circonstances réglementaires — à un poste d’administrateur en vertu des paragraphes (8) ou 111(1) avant la prochaine assemblée au cours de laquelle des administrateurs doivent être élus.

Consentement à l’élection ou la nomination

(9) L’élection ou la nomination d’un particulier au poste d’administrateur est subordonnée :

a) s’il était présent à l’assemblée qui l’élit ou le nomme administrateur, à ce qu’il ne refuse pas d’occuper ce poste;

b) s’il était absent, soit à son consentement à occuper ce poste, donné par écrit avant son élection ou sa nomination ou dans les dix jours suivants, soit au fait de remplir les fonctions de ce poste après son élection ou sa nomination.

L.R. (1985), ch. C-44, art. 106; 1994, ch. 24, art. 11; 2001, ch. 14, art. 38 et 135(A); 2018, ch. 8, art. 13.

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Sections 106-108	Articles 106-108

(ii) he or she has acted as a director pursuant to the election or appointment.

R.S., 1985, c. C-44, s. 106; 1994, c. 24, s. 11; 2001, c. 14, ss. 38, 135(E); 2018, c. 8, s. 13.

Cumulative voting

107	Where the articles provide for cumulative voting,

(a) the articles shall require a fixed number and not a minimum and maximum number of directors;

(b) each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the shareholder multiplied by the number of directors to be elected, and may cast all of those votes in favour of one candidate or distribute them among the candidates in any manner;

(c) a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two or more persons to be elected by a single resolution;

(d) if a shareholder has voted for more than one candidate without specifying the distribution of votes, the shareholder is deemed to have distributed the votes equally among those candidates;

(e) if the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled;

(f) each director ceases to hold office at the close of the first annual meeting of shareholders following the director’s election;

(g) a director may be removed from office only if the number of votes cast in favour of the director’s removal is greater than the product of the number of directors required by the articles and the number of votes cast against the motion; and

(h) the number of directors required by the articles may be decreased only if the votes cast in favour of the motion to decrease the number of directors is greater than the product of the number of directors required by the articles and the number of votes cast against the motion.

R.S., 1985, c. C-44, s. 107; 2001, c. 14, ss. 39(E), 135(E).

Ceasing to hold office

108 (1) A director of a corporation ceases to hold office when the director

Vote cumulatif

107	Lorsque les statuts prévoient le vote cumulatif :

a) ils doivent exiger que soit élu un nombre fixe d’ad-ministrateurs;

b) les actionnaires habiles à choisir les administrateurs disposent d’un nombre de voix, égal à celui dont sont assorties leurs actions, multiplié par le nombre d’administrateurs à élire; ils peuvent les porter sur un ou plusieurs candidats;

c) chaque poste d’administrateur fait l’objet d’un vote distinct, sauf adoption à l’unanimité d’une résolution permettant à deux personnes ou plus d’être élues par la même résolution;

d) l’actionnaire qui a voté pour plus d’un candidat, sans autres précisions, est réputé avoir réparti ses voix également entre les candidats;

e) les candidats qui recueillent le plus grand nombre de voix sont élus administrateurs, dans la limite des postes à pourvoir;

f) le mandat de chaque administrateur prend fin à la clôture de la première assemblée annuelle suivant son élection;

g) la révocation d’un administrateur ne peut intervenir que si le nombre de voix en faveur de cette mesure dépasse le nombre de voix exprimées contre elle, mul-tiplié par le nombre fixe d’administrateurs prévu par les statuts;

h) la réduction, par motion, du nombre fixe d’administrateurs prévu par les statuts ne peut intervenir que si le nombre de voix en faveur de cette motion dépasse le nombre de voix exprimées contre elle, multiplié par le nombre fixe d’administrateurs prévu par les statuts.

L.R. (1985), ch. C-44, art. 107; 2001, ch. 14, art. 39(A) et 135(A).

Fin du mandat

108 (1) Le mandat d’un administrateur prend fin en raison :

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(a)	dies or resigns;

(b)	is removed in accordance with section 109; or

(c)	becomes disqualified under subsection 105(1).

Effective date of resignation

(2) A resignation of a director becomes effective at the time a written resignation is sent to the corporation, or at the time specified in the resignation, whichever is later.

R.S., 1985, c. C-44, s. 108; 2001, c. 14, s. 135(E).

Removal of directors

109 (1) Subject to paragraph 107(g), the shareholders of a corporation may by ordinary resolution at a special meeting remove any director or directors from office.

Exception

(2) Where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

Vacancy

(3) Subject to paragraphs 107(b) to (e), a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed or, if not so filled, may be filled under section 111.

Resignation (or removal)

(4) If all of the directors have resigned or have been removed without replacement, a person who manages or supervises the management of the business and affairs of the corporation is deemed to be a director for the purposes of this Act.

Exception

(5)	Subsection (4) does not apply to

(a) an officer who manages the business or affairs of the corporation under the direction or control of a shareholder or other person;

(b) a lawyer, notary, accountant or other professional who participates in the management of the corporation solely for the purpose of providing professional services; or

(c) a trustee in bankruptcy, receiver, receiver-manager, sequestrator or secured creditor who participates in the management of the corporation or exercises control over its property solely for the purpose of the

a) de son décès ou de sa démission;

b) de sa révocation aux termes de l’article 109;

c) de son inhabilité à l’exercer, aux termes du para-graphe 105(1).

Date d’effet de la démission

(2) La démission d’un administrateur prend effet à la date de son envoi par écrit à la société ou, à la date postérieure qui y est indiquée.

L.R. (1985), ch. C-44, art. 108; 2001, ch. 14, art. 135(A).

Révocation des administrateurs

109 (1) Sous réserve de l’alinéa 107g), les actionnaires peuvent, lors d’une assemblée extraordinaire, révoquer les administrateurs par résolution ordinaire.

Exception

(2) Les administrateurs ne peuvent être révoqués que par résolution ordinaire, adoptée lors d’une assemblée, par les actionnaires qui ont le droit exclusif de les élire.

Vacances

(3) Sous réserve des alinéas 107b) à e), toute vacance découlant d’une révocation peut être comblée lors de l’assemblée qui a prononcé la révocation ou, à défaut, conformément à l’article 111.

Démission ou révocation

(4) Si tous les administrateurs démissionnent ou sont révoqués sans être remplacés, quiconque gère les activités commerciales et les affaires internes de la société ou en surveille la gestion est réputé être un administrateur pour l’application de la présente loi.

Exceptions

(5) Le paragraphe (4) ne s’applique pas aux personnes suivantes :

a) le dirigeant qui gère les activités commerciales ou les affaires internes de la société sous la direction ou le contrôle d’un actionnaire ou d’une autre personne;

b) l’avocat, le notaire, le comptable ou tout autre professionnel qui participe à la direction de la société uniquement dans le but de fournir des services professionnels;

c) le syndic de faillite, le séquestre, le séquestre-gérant ou le créancier garanti qui participe à la direction de la société ou exerce le contrôle sur ses biens

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Sections 109-111	Articles 109-111

realization of security or the administration of a bankrupt’s estate, in the case of a trustee in bankruptcy.

R.S., 1985, c. C-44, s. 109; 2001, c. 14, s. 40; 2011, c. 21, s. 50(E).

Attendance at meeting

110 (1) A director of a corporation is entitled to receive notice of and to attend and be heard at every meeting of shareholders.

Statement of director

(2)	A director who

(a) resigns,

(b) receives a notice or otherwise learns of a meeting of shareholders called for the purpose of removing the director from office, or

(c) receives a notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed or elected to fill the office of director, whether because of the director’s resignation or removal or because the director’s term of office has expired or is about to expire, is entitled to submit to the corporation a written statement giving reasons for resigning or for opposing any proposed action or resolution.

Circulating statement

(3) A corporation shall forthwith send a copy of the statement referred to in subsection (2) to every shareholder entitled to receive notice of any meeting referred to in subsection (1) and to the Director unless the statement is included in or attached to a management proxy circular required by section 150.

Immunity

(4) No corporation or person acting on its behalf incurs any liability by reason only of circulating a director’s statement in compliance with subsection (3).

R.S., 1985, c. C-44, s. 110; 2001, c. 14, s. 135(E); 2018, c. 8, s. 13.1(F).

Filling vacancy

111 (1) Despite subsection 114(3), but subject to subsections (3) and (4), a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the num-ber or minimum number of directors provided for in the articles.

uniquement dans le but de réaliser les sûretés ou d’administrer les biens d’un failli, dans le cas d’un syndic de faillite.

L.R. (1985), ch. C-44, art. 109; 2001, ch. 14, art. 40; 2011, ch. 21, art. 50(A).

Présence à l’assemblée

110 (1) Les administrateurs ont droit de recevoir avis des assemblées et peuvent y assister et y prendre la parole.

Déclaration de l’administrateur

(2)	L’administrateur qui, selon le cas :

a) démissionne;

b) est informé, notamment par avis, de la convocation d’une assemblée en vue de le révoquer;

c) est informé, notamment par avis, d’une réunion du conseil d’administration ou d’une assemblée, convoquées en vue de nommer ou d’élire son remplaçant, par suite de sa démission, de sa révocation ou de l’expiration de son mandat, peut, dans une déclaration écrite, exposer à la société les motifs de sa démission ou de son opposition aux mesures ou résolutions proposées.

Diffusion de la déclaration

(3) La société envoie sans délai, au directeur et aux ac-tionnaires qui doivent recevoir avis des assemblées visées au paragraphe (1), copie de la déclaration mentionnée au paragraphe (2), sauf si elle figure dans une circulaire de sollicitation de procurations de la direction exigée à l’article 150 ou y est annexée.

Immunité

(4) La société ou la personne agissant en son nom n’engagent pas leur responsabilité en diffusant la déclaration faite par un administrateur en conformité avec le paragraphe (3).

L.R. (1985), ch. C-44, art. 110; 2001, ch. 14, art. 135(A); 2018, ch. 8, art. 13.1(F).

Manière de combler les vacances

111 (1) Malgré le paragraphe 114(3), mais sous réserve des paragraphes (3) et (4), les administrateurs peuvent, s’il y a quorum, combler les vacances survenues au sein du conseil, à l’exception de celles qui résultent du défaut d’élire le nombre fixe ou minimal d’administrateurs pré-vu par les statuts ou d’une augmentation du nombre fixe, minimal ou maximal d’administrateurs prévu par les statuts.

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Sections 111-112	Articles 111-112

Calling meeting

(2) If there is not a quorum of directors or if there has been a failure to elect the number or minimum number of directors provided for in the articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Class director

(3) If the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors and a vacancy occurs among those directors,

(a) subject to subsection (4), the remaining directors elected by the holders of that class or series of shares may fill the vacancy except a vacancy resulting from an increase in the number or the minimum or maximum number of directors for that class or series or from a failure to elect the number or minimum number of directors provided for in the articles for that class or series; or

(b) if there are no remaining directors any holder of shares of that class or series may call a meeting of the holders of shares of that class or series for the purpose of filling the vacancy.

Shareholders filling vacancy

(4) The articles may provide that a vacancy among the directors shall only be filled by a vote of the shareholders, or by a vote of the holders of any class or series of shares having an exclusive right to elect one or more directors if the vacancy occurs among the directors elected by that class or series.

Unexpired term

(5) A director appointed or elected to fill a vacancy holds office for the unexpired term of their predecessor.

R.S., 1985, c. C-44, s. 111; 2001, c. 14, ss. 41, 135(E).

Number of directors

112 (1) The shareholders of a corporation may amend the articles to increase or, subject to paragraph 107(h), to decrease the number of directors, or the minimum or maximum number of directors, but no decrease shall shorten the term of an incumbent director.

Election of directors where articles amended

(2) Where the shareholders at a meeting adopt an amendment to the articles of a corporation to increase or,

Convocation d’une assemblée

(2) Les administrateurs en fonction doivent convoquer, dans les meilleurs délais, une assemblée extraordinaire en vue de combler les vacances résultant de l’absence de quorum ou du défaut d’élire le nombre fixe ou minimal d’administrateurs prévu par les statuts; s’ils négligent de le faire ou s’il n’y a aucun administrateur en fonction, tout actionnaire peut convoquer cette assemblée.

Administrateurs élus pour une catégorie d’actions

(3) Les vacances survenues parmi les administrateurs que les détenteurs d’une catégorie ou d’une série quelconque d’actions ont le droit exclusif d’élire peuvent être comblées:

a) soit, sous réserve du paragraphe (4), par les administrateurs en fonction élus par les détenteurs de cette catégorie ou série d’actions, à l’exception des vacances résultant du défaut d’élire le nombre fixe ou minimal d’administrateurs prévu par les statuts ou d’une aug-mentation du nombre fixe, minimal ou maximal d’administrateurs prévu par les statuts;

b) soit, en l’absence d’administrateurs en fonction, lors de l’assemblée que les détenteurs de cette catégorie ou série d’actions peuvent convoquer pour combler les vacances.

Élection par actionnaires

(4) Les statuts peuvent prévoir que les vacances au sein du conseil d’administration seront comblées uniquement à la suite d’un vote, soit des actionnaires, soit des détenteurs de la catégorie ou série ayant le droit exclusif de le faire.

Mandat

(5) L’administrateur nommé ou élu pour combler une vacance remplit le mandat non expiré de son prédécesseur.

L.R. (1985), ch. C-44, art. 111; 2001, ch. 14, art. 41 et 135(A).

Nombre des administrateurs

112 (1) Les actionnaires peuvent modifier les statuts en vue d’augmenter ou, sous réserve de l’alinéa 107h), de diminuer les nombres fixe, minimal ou maximal d’administrateurs; toutefois, une diminution de ces nombres ne peut entraîner une réduction de la durée du mandat des administrateurs en fonctions.

Élection des administrateurs à la suite de la modification des statuts

(2) En cas de modification des statuts pour augmenter ou, sous réserve de l’alinéa 107h) et du paragraphe (1),

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Sections 112-114	Articles 112-114

subject to paragraph 107(h) and to subsection (1), decrease the number or minimum or maximum number of directors, the shareholders may, at the meeting, elect the number of directors authorized by the amendment, and for that purpose, notwithstanding subsections 179(1) and 262(3), on the issue of a certificate of amendment the articles are deemed to be amended as of the date the shareholders adopt the amendment.

R.S., 1985, c. C-44, s. 112; 1994, c. 24, s. 12.

Notice of change of director or director’s address

113	(1) A corporation shall, within fifteen days after

(a) a change is made among its directors, or

(b) it receives a notice of change of address of a director referred to in subsection (1.1),

send to the Director a notice, in the form that the Director fixes, setting out the change, and the Director shall file the notice.

Director’s change of address

(1.1) A director shall, within fifteen days after changing his or her address, send the corporation a notice of that change.

Application to court

(2) Any interested person, or the Director, may apply to a court for an order to require a corporation to comply with subsection (1), and the court may so order and make any further order it thinks fit.

R.S., 1985, c. C-44, s. 113; 2001, c. 14, s. 42.

Meeting of directors

114 (1) Unless the articles or by-laws otherwise provide, the directors may meet at any place and on such notice as the by-laws require.

Quorum

(2) Subject to the articles or by-laws, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Canadian directors present at meetings

(3) Directors, other than directors of a corporation referred to in subsection 105(4), shall not transact business at a meeting of directors unless,

(a) if the corporation is subject to subsection 105(3), at least twenty-five per cent of the directors present diminuer les nombres fixe, minimal ou maximal d’administrateurs, les actionnaires peuvent, au cours de l’assemblée à laquelle ils adoptent la modification, élire le nombre d’administrateurs qu’elle autorise; à cette fin, les statuts, dès l’octroi d’un certificat de modification, non-obstant les paragraphes 179(1) et 262(3), sont réputés modifiés à la date de l’adoption de la modification par les actionnaires.

L.R. (1985), ch. C-44, art. 112; 1994, ch. 24, art. 12.

Avis de changement

113 (1) Dans les quinze jours suivant soit tout changement dans la composition du conseil d’administration, soit la réception de l’avis de changement d’adresse visé au paragraphe (1.1), la société doit aviser le directeur du changement, en la forme établie par lui, pour enregistrement.

Avis de changement d’adresse

(1.1) S’il change d’adresse, l’administrateur en avise la société dans les quinze jours qui suivent.

Demande au tribunal

(2) À la demande de tout intéressé ou du directeur, le tribunal peut, s’il le juge utile, obliger par ordonnance la société à se conformer au paragraphe (1), et prendre toute autre mesure pertinente.

L.R. (1985), ch. C-44, art. 113; 2001, ch. 14, art. 42.

Réunion du conseil

114 (1) Sauf disposition contraire des statuts ou des règlements administratifs, les administrateurs peuvent se réunir en tout lieu et après avoir donné l’avis qu’exigent les règlements administratifs.

Quorum

(2) Sous réserve des statuts ou des règlements administratifs, la majorité du nombre fixe ou minimal d’administrateurs constitue le quorum; lorsque celui-ci est atteint, les administrateurs peuvent exercer leurs pouvoirs, nonobstant toute vacance en leur sein.

Administrateurs résidents canadiens

(3) Les administrateurs des sociétés non visées au paragraphe 105(4) ne peuvent délibérer lors des réunions que si :

a) dans le cas des sociétés visées au paragraphe 105(3), au moins vingt-cinq pour cent des

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are resident Canadians or, if the corporation has less than four directors, at least one of the directors present is a resident Canadian; or

(b) if the corporation is subject to subsection 105(3.1), a majority of directors present are resident Canadians or if the corporation has only two directors, at least one of the directors present is a resident Canadian.

Exception

(4) Despite subsection (3), directors may transact business at a meeting of directors where the number of resident Canadian directors, required under that subsection, is not present if

(a) a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b) the required number of resident Canadian directors would have been present had that director been present at the meeting.

Notice of meeting

(5) A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) that is to be dealt with at the meeting but, unless the by-laws otherwise provide, need not specify the purpose of or the business to be transacted at the meeting.

Waiver of notice

(6) A director may in any manner waive a notice of a meeting of directors; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Adjournment

(7) Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

One director meeting

(8) Where a corporation has only one director, that director may constitute a meeting.

Participation

(9) Subject to the by-laws, a director may, in accordance with the regulations, if any, and if all the directors of the corporation consent, participate in a meeting of directors administrateurs présents sont résidents canadiens ou, lorsque celles-ci comptent moins de quatre adminis-trateurs, au moins l’un des administrateurs présents est résident canadien;

b) dans le cas des sociétés visées au paragraphe 105(3.1), la majorité des administrateurs présents est constituée de résidents canadiens ou, lorsque celles-ci ne comptent que deux administrateurs, au moins l’un des administrateurs présents est résident canadien.

Exception

(4) Par dérogation au paragraphe (3), les administra-teurs peuvent délibérer, même en cas d’absence du nombre de résidents canadiens dont la présence est re-quise par ce paragraphe si :

a) parmi les administrateurs absents, un résident ca-nadien approuve les délibérations par écrit ou par tout autre moyen de communication — téléphonique, élec-tronique ou autre;

b) la présence de cet administrateur aurait permis de constituer le nombre de résidents canadiens dont la présence est requise.

Avis de la réunion

(5) L’avis de convocation d’une réunion fait état des questions à régler tombant sous le coup du paragraphe 115(3), mais, sauf disposition contraire des règlements administratifs, n’a besoin de préciser ni l’objet ni l’ordre du jour de la réunion.

Renonciation

(6) Les administrateurs peuvent renoncer à l’avis de convocation; leur présence à la réunion équivaut à une telle renonciation, sauf lorsqu’ils y assistent spécialement pour s’opposer aux délibérations au motif que la réunion n’est pas régulièrement convoquée.

Ajournement

(7) Il n’est pas nécessaire de donner avis de l’ajournement d’une réunion si les date, heure et lieu de la reprise sont annoncés lors de la réunion initiale.

Administrateur unique

(8) L’administrateur unique d’une société peut régulièrement tenir une réunion.

Participation

(9) Sous réserve des règlements administratifs et du consentement de tous les administrateurs, tout adminis-trateur peut, conformément aux éventuels règlements,

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Sections 114-115	Articles 114-115

or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed for the purposes of this Act to be present at that meeting.

R.S., 1985, c. C-44, s. 114; 2001, c. 14, s. 43.

Delegation

115 (1) Directors of a corporation may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors.

(2) [Repealed, 2001, c. 14, s. 44]

Limits on authority

(3) Notwithstanding subsection (1), no managing director and no committee of directors has authority to

(a) submit to the shareholders any question or matter requiring the approval of the shareholders;

(b) fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c) issue securities except as authorized by the directors;

(c.1) issue shares of a series under section 27 except as authorized by the directors;

(d) declare dividends;

(e) purchase, redeem or otherwise acquire shares issued by the corporation;

(f) pay a commission referred to in section 41 except as authorized by the directors;

(g) approve a management proxy circular referred to in Part XIII;

(h) approve a take-over bid circular or directors’ circular referred to in Part XVII;

(i) approve any financial statements referred to in section 155; or

(j) adopt, amend or repeal by-laws.

R.S., 1985, c. C-44, s. 115; 2001, c. 14, s. 44.

participer à une réunion par tout moyen de communication — téléphonique, électronique ou autre — permettant à tous les participants de communiquer adéquatement entre eux; il est alors réputé, pour l’application de la pré-sente loi, avoir assisté à la réunion.

L.R. (1985), ch. C-44, art. 114; 2001, ch. 14, art. 43.

Délégation

115 (1) Les administrateurs peuvent déléguer certains de leurs pouvoirs à un administrateur-gérant, choisi parmi eux, qui doit être résident canadien, ou à un comité du conseil d’administration.

(2) [Abrogé, 2001, ch. 14, art. 44]

Limitation de pouvoirs

(3) Nonobstant le paragraphe (1), ni l’administrateur-gérant ni le comité ne peuvent :

a) soumettre aux actionnaires des questions qui requièrent l’approbation de ces derniers;

b) combler les postes vacants des administrateurs ou du vérificateur ni nommer des administrateurs supplémentaires;

c) émettre des valeurs mobilières qu’en conformité avec l’autorisation des administrateurs;

c.1) émettre des actions d’une série conformément à l’article 27 qu’en conformité avec l’autorisation des administrateurs;

d) déclarer des dividendes;

e) acquérir, notamment par achat ou rachat, des actions émises par la société;

f) verser la commission prévue à l’article 41 qu’en conformité avec l’autorisation des administrateurs;

g) approuver les circulaires de la direction sollicitant des procurations et visées à la partie XIII;

h) approuver les circulaires d’offre d’achat visant à la mainmise ou celles des administrateurs visées à la partie XVII;

i)	approuver les états financiers mentionnés à l’article

155;

j) prendre, modifier ni révoquer les règlements administratifs.

L.R. (1985), ch. C-44, art. 115; 2001, ch. 14, art. 44.

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Sections 116-118	Articles 116-118

Validity of acts of directors and officers

116 An act of a director or officer is valid notwithstanding an irregularity in their election or appointment or a defect in their qualification.

R.S., 1985, c. C-44, s. 116; 2001, c. 14, s. 135(E).

Resolution in lieu of meeting

117 (1) A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

Filing resolution

(2) A copy of every resolution referred to in subsection (1) shall be kept with the minutes of the proceedings of the directors or committee of directors.

Evidence

(3) Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

R.S., 1985, c. C-44, s. 117; 2001, c. 14, s. 45.

Directors’ liability

118 (1) Directors of a corporation who vote for or consent to a resolution authorizing the issue of a share under section 25 for a consideration other than money are jointly and severally, or solidarily, liable to the corporation to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the share had been issued for money on the date of the resolution.

Further directors’ liabilities

(2) Directors of a corporation who vote for or consent to a resolution authorizing any of the following are jointly and severally, or solidarily, liable to restore to the corporation any amounts so distributed or paid and not otherwise recovered by the corporation:

(a) a purchase, redemption or other acquisition of shares contrary to section 34, 35 or 36;

(b) a commission contrary to section 41;

(c) a payment of a dividend contrary to section 42;

(d) a payment of an indemnity contrary to section 124; or

Validité des actes des administrateurs et des dirigeants

116 Les actes des administrateurs ou des dirigeants sont valides nonobstant l’irrégularité de leur élection ou nomination ou leur inhabilité.

L.R. (1985), ch. C-44, art. 116; 2001, ch. 14, art. 135(A).

Résolution tenant lieu d’assemblée

117 (1) Les résolutions écrites, signées de tous les administrateurs habiles à voter lors des réunions du conseil ou d’un comité de ce conseil, ont la même valeur que si elles avaient été adoptées au cours de ces réunions.

Dépôt de la résolution

(2) Un exemplaire des résolutions visées au paragraphe (1) est conservé avec les procès-verbaux des délibérations du conseil ou du comité.

Preuve

(3) Sauf s’il y a demande d’un vote par scrutin, l’inscription au procès-verbal de la réunion précisant que le président a déclaré qu’une résolution a été adoptée ou rejetée fait foi, sauf preuve contraire, de ce fait, sans qu’il soit nécessaire de prouver le nombre ou la proportion des votes en faveur de cette résolution ou contre elle.

L.R. (1985), ch. C-44, art. 117; 2001, ch. 14, art. 45.

Responsabilité des administrateurs

118 (1) Les administrateurs qui, par vote ou acquiescement, approuvent l’adoption d’une résolution autorisant l’émission d’actions conformément à l’article 25, en contrepartie d’un apport autre qu’en numéraire, sont solidairement tenus de donner à la société la différence entre la juste valeur de cet apport et celle de l’apport en numéraire qu’elle aurait dû recevoir à la date de la réso-lution.

Responsabilité supplémentaire des administrateurs

(2) Sont solidairement tenus de restituer à la société les sommes en cause non encore recouvrées, les administra-teurs qui ont, par vote ou acquiescement, approuvé l’adoption d’une résolution autorisant, selon le cas :

a) l’acquisition, notamment par achat ou rachat, d’actions en violation des articles 34, 35 ou 36;

b) le versement d’une commission en violation de l’article 41;

c) le versement d’un dividende en violation de l’article 42;

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Section 118	Article 118

(e) a payment to a shareholder contrary to section 190 or 241.

Contribution

(3) A director who has satisfied a judgment rendered under this section is entitled to contribution from the other directors who voted for or consented to the unlawful act on which the judgment was founded.

Recovery

(4) A director liable under subsection (2) is entitled to apply to a court for an order compelling a shareholder or other recipient to pay or deliver to the director any money or property that was paid or distributed to the shareholder or other recipient contrary to section 34, 35, 36, 41, 42, 124, 190 or 241.

Order of court

(5) In connection with an application under subsection (4) a court may, if it is satisfied that it is equitable to do so,

(a) order a shareholder or other recipient to pay or deliver to a director any money or property that was paid or distributed to the shareholder or other recipient contrary to section 34, 35, 36, 41, 42, 124, 190 or 241;

(b) order a corporation to return or issue shares to a person from whom the corporation has purchased, redeemed or otherwise acquired shares; or

(c) make any further order it thinks fit.

No liability

(6) A director who proves that the director did not know and could not reasonably have known that the share was issued for a consideration less than the fair equivalent of the money that the corporation would have received if the share had been issued for money is not liable under subsection (1).

Limitation

(7) An action to enforce a liability imposed by this section may not be commenced after two years from the date of the resolution authorizing the action complained of.

R.S., 1985, c. C-44, s. 118; 2001, c. 14, ss. 46, 135(E).

d) le versement d’une indemnité en violation de l’article 124;

e) le versement de sommes à des actionnaires en vio-lation des articles 190 ou 241.

Répétition

(3) L’administrateur qui a satisfait au jugement rendu en vertu du présent article peut répéter les parts des administrateurs qui ont, par vote ou acquiescement, approuvé l’adoption de la mesure illégale en cause.

Recours

(4) L’administrateur tenu responsable conformément au paragraphe (2) peut demander au tribunal une ordonnance obligeant les bénéficiaires, notamment les actionnaires, à lui remettre les fonds ou biens reçus en violation des articles 34, 35, 36, 41, 42, 124, 190 ou 241.

Ordonnance du tribunal

(5) À l’occasion de la demande visée au paragraphe (4), le tribunal peut, s’il estime équitable de le faire:

a) ordonner aux bénéficiaires de remettre à l’administrateur les fonds ou biens reçus en violation des articles 34, 35, 36, 41, 42, 124, 190 ou 241;

b) ordonner à la société de rétrocéder les actions à la personne de qui elle les a achetées, rachetées ou autrement acquises ou d’en émettre en sa faveur;

c) rendre les ordonnances qu’il estime pertinentes.

Absence de responsabilité

(6) Les administrateurs ne peuvent être responsables conformément au paragraphe (1) s’ils prouvent qu’ils ne savaient pas et ne pouvaient raisonnablement savoir que l’action a été émise en contrepartie d’un apport inférieur à l’apport en numéraire que la société aurait dû recevoir.

Prescription

(7) Les actions en responsabilité prévues au présent article se prescrivent par deux ans à compter de la date de la résolution autorisant l’acte incriminé.

L.R. (1985), ch. C-44, art. 118; 2001, ch. 14, art. 46 et 135(A).

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Section 119	Article 119

Liability of directors for wages

119 (1) Directors of a corporation are jointly and severally, or solidarily, liable to employees of the corporation for all debts not exceeding six months wages payable to each such employee for services performed for the corporation while they are such directors respectively.

Conditions precedent to liability

(2)	A director is not liable under subsection (1) unless

(a) the corporation has been sued for the debt within six months after it has become due and execution has been returned unsatisfied in whole or in part;

(b) the corporation has commenced liquidation and dissolution proceedings or has been dissolved and a claim for the debt has been proved within six months after the earlier of the date of commencement of the liquidation and dissolution proceedings and the date of dissolution; or

(c) the corporation has made an assignment or a bankruptcy order has been made against it under the Bankruptcy and Insolvency Act and a claim for the debt has been proved within six months after the date of the assignment or bankruptcy order.

Limitation

(3) A director, unless sued for a debt referred to in sub-section (1) while a director or within two years after ceas-ing to be a director, is not liable under this section.

Amount due after execution

(4) Where execution referred to in paragraph (2)(a) has issued, the amount recoverable from a director is the amount remaining unsatisfied after execution.

Subrogation of director

(5) A director who pays a debt referred to in subsection (1) that is proved in liquidation and dissolution or bankruptcy proceedings is entitled to any priority that the employee would have been entitled to and, if a judg-ment has been obtained, the director is

(a) in Quebec, subrogated to the employee’s rights as declared in the judgment; and

(b) elsewhere in Canada, entitled to an assignment of the judgment.

Responsabilité des administrateurs envers les employés

119 (1) Les administrateurs sont solidairement responsables, envers les employés de la société, des dettes liées aux services que ceux-ci exécutent pour le compte de cette dernière pendant qu’ils exercent leur mandat, et ce jusqu’à concurrence de six mois de salaire.

Conditions préalables à l’existence de la responsabilité

(2) La responsabilité des administrateurs n’est engagée en vertu du paragraphe (1) que dans l’un ou l’autre des cas suivants :

a) l’exécution n’a pu satisfaire au montant accordé par jugement, à la suite d’une action en recouvrement de la créance intentée contre la société dans les six mois de l’échéance;

b) l’existence de la créance est établie dans les six mois de la première des dates suivantes : celle du dé-but des procédures de liquidation ou de dissolution de la société ou celle de sa dissolution;

c) l’existence de la créance est établie dans les six mois d’une cession de biens ou d’une ordonnance de faillite frappant la société conformément à la Loi sur la faillite et l’insolvabilité.

Limite

(3) La responsabilité des administrateurs n’est engagée en vertu du présent article que si l’action est intentée durant leur mandat ou dans les deux ans suivant la cessation de celui-ci.

Obligation après exécution

(4) Les administrateurs ne sont tenus que des sommes restant à recouvrer après l’exécution visée à l’alinéa (2)a).

Subrogation de l’administrateur

(5) L’administrateur qui acquitte les dettes visées au paragraphe (1), dont l’existence est établie au cours d’une procédure soit de liquidation et de dissolution, soit de faillite, a droit à toute priorité qu’aurait pu faire valoir l’employé et, si un jugement a été rendu :

a) au Québec, est subrogé dans les droits constatés par celui-ci;

b) ailleurs au Canada, a le droit d’en exiger la cession.

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Sections 119-120	Articles 119-120

Contribution

(6) A director who has satisfied a claim under this section is entitled to contribution from the other directors who were liable for the claim.

R.S., 1985, c. C-44, s. 119; 1992, c. 27, s. 90; 2001, c. 14, ss. 47, 135(E); 2004, c. 25, s. 187; 2011, c. 21, s. 51.

Disclosure of interest

120 (1) A director or an officer of a corporation shall disclose to the corporation, in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the corporation, if the director or officer

(a) is a party to the contract or transaction;

(b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

(c) has a material interest in a party to the contract or transaction.

Time of disclosure for director

(2) The disclosure required by subsection (1) shall be made, in the case of a director,

(a) at the meeting at which a proposed contract or transaction is first considered;

(b) if the director was not, at the time of the meeting referred to in paragraph (a), interested in a proposed contract or transaction, at the first meeting after he or she becomes so interested;

(c) if the director becomes interested after a contract or transaction is made, at the first meeting after he or she becomes so interested; or

(d) if an individual who is interested in a contract or transaction later becomes a director, at the first meeting after he or she becomes a director.

Time of disclosure for officer

(3) The disclosure required by subsection (1) shall be made, in the case of an officer who is not a director,

(a) immediately after he or she becomes aware that the contract, transaction, proposed contract or proposed transaction is to be considered or has been considered at a meeting;

Répétition

(6) L’administrateur qui acquitte une créance en vertu du présent article peut répéter les parts des administrateurs qui étaient également responsables.

L.R. (1985), ch. C-44, art. 119; 1992, ch. 27, art. 90; 2001, ch. 14, art. 47 et 135(A); 2004, ch. 25, art. 187; 2011, ch. 21, art. 51.

Communication des intérêts

120 (1) L’administrateur ou le dirigeant doit communiquer par écrit à la société ou demander que soient consignées au procès-verbal des réunions la nature et l’étendue de son intérêt dans un contrat ou une opération — en cours ou projeté — d’importance avec elle, dans l’un ou l’autre des cas suivants :

a) il est partie à ce contrat ou à cette opération;

b) il est administrateur ou dirigeant — ou un particulier qui agit en cette qualité — d’une partie à un tel contrat ou à une telle opération;

c) il possède un intérêt important dans une partie au contrat ou à l’opération.

Moment de la communication : administrateur

(2) L’administrateur effectue la communication lors de la première réunion :

a) au cours de laquelle le projet de contrat ou d’opération est étudié;

b) suivant le moment où il acquiert un intérêt dans le projet de contrat ou d’opération, s’il n’en avait pas lors de la réunion visée à l’alinéa a);

c) suivant le moment où il acquiert un intérêt dans un contrat ou une opération déjà conclu;

d) suivant le moment où il devient administrateur, s’il le devient après l’acquisition de l’intérêt.

Moment de la communication : dirigeant

(3) Le dirigeant qui n’est pas administrateur effectue la communication immédiatement après :

a) avoir appris que le contrat ou l’opération — en cours ou projeté — a été ou sera examiné lors d’une réunion;

b) avoir acquis un intérêt dans un contrat ou une opération déjà conclu;

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Section 120	Article 120

(b) if the officer becomes interested after a contract or transaction is made, immediately after he or she becomes so interested; or

(c) if an individual who is interested in a contract later becomes an officer, immediately after he or she becomes an officer.

Time of disclosure for director or officer

(4) If a material contract or material transaction, whether entered into or proposed, is one that, in the ordinary course of the corporation’s business, would not require approval by the directors or shareholders, a director or officer shall disclose, in writing to the corporation or request to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of his or her interest immediately after he or she becomes aware of the contract or transaction.

Voting

(5) A director required to make a disclosure under subsection (1) shall not vote on any resolution to approve the contract or transaction unless the contract or transaction

(a) relates primarily to his or her remuneration as a director, officer, employee, agent or mandatary of the corporation or an affiliate;

(b) is for indemnity or insurance under section 124; or

(c) is with an affiliate.

Continuing disclosure

(6) For the purposes of this section, a general notice to the directors declaring that a director or an officer is to be regarded as interested, for any of the following reasons, in a contract or transaction made with a party, is a sufficient declaration of interest in relation to the con-tract or transaction:

(a) the director or officer is a director or officer, or acting in a similar capacity, of a party referred to in paragraph (1)(b) or (c);

(b) the director or officer has a material interest in the party; or

(c) there has been a material change in the nature of the director’s or the officer’s interest in the party.

c) être devenu dirigeant, s’il le devient après l’acquisition de l’intérêt.

Moment de la communication : approbation non nécessaire

(4) L’administrateur ou le dirigeant doit communiquer par écrit à la société ou demander que soient consignées au procès-verbal de la réunion la nature et l’étendue de son intérêt dès qu’il a connaissance d’un contrat ou d’une opération — en cours ou projeté — d’importance qui, dans le cadre de l’activité commerciale normale de la société, ne requiert l’approbation ni des administrateurs ni des actionnaires.

Vote

(5) L’administrateur visé au paragraphe (1) ne peut participer au vote sur la résolution présentée pour faire approuver le contrat ou l’opération, sauf s’il s’agit d’un contrat ou d’une opération :

a) portant essentiellement sur sa rémunération en qualité d’administrateur, de dirigeant, d’employé ou de mandataire de la société ou d’une personne morale de son groupe;

b) portant sur l’indemnité ou l’assurance prévue à l’article 124;

c)	conclu avec une personne morale du même groupe.

Avis général d’intérêt

(6) Pour l’application du présent article, constitue une communication suffisante de son intérêt dans un contrat ou une opération l’avis général que donne l’administrateur ou le dirigeant d’une société aux autres administra-teurs et portant qu’il est administrateur ou dirigeant — ou qu’il agit en cette qualité — d’une partie visée aux alinéas (1)b) ou c), qu’il y possède un intérêt important ou qu’il y a eu un changement important de son intérêt dans celle-ci et qu’il doit être considéré comme ayant un intérêt dans tout contrat ou opération conclu avec elle.

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Section 120	Article 120

Access to disclosures

(6.1) The shareholders of the corporation may examine the portions of any minutes of meetings of directors or of committees of directors that contain disclosures under this section, and any other documents that contain those disclosures, during the usual business hours of the corporation.

Avoidance standards

(7) A contract or transaction for which disclosure is required under subsection (1) is not invalid, and the director or officer is not accountable to the corporation or its shareholders for any profit realized from the contract or transaction, because of the director’s or officer’s interest in the contract or transaction or because the director was present or was counted to determine whether a quorum existed at the meeting of directors or committee of directors that considered the contract or transaction, if

(a) disclosure of the interest was made in accordance with subsections (1) to (6);

(b) the directors approved the contract or transaction; and

(c) the contract or transaction was reasonable and fair to the corporation when it was approved.

Confirmation by shareholders

(7.1) Even if the conditions of subsection (7) are not met, a director or officer, acting honestly and in good faith, is not accountable to the corporation or to its shareholders for any profit realized from a contract or transaction for which disclosure is required under subsection (1), and the contract or transaction is not invalid by reason only of the interest of the director or officer in the contract or transaction, if

(a) the contract or transaction is approved or confirmed by special resolution at a meeting of the shareholders;

(b) disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before the contract or transaction was approved or confirmed; and

(c) the contract or transaction was reasonable and fair to the corporation when it was approved or confirmed.

Application to court

(8) If a director or an officer of a corporation fails to comply with this section, a court may, on application of

Consultation

(6.1) Les actionnaires de la société peuvent consulter, pendant les heures normales d’ouverture de celle-ci, toute partie des procès-verbaux des réunions ou de tout autre document dans lesquels les intérêts d’un administrateur ou d’un dirigeant dans un contrat ou une opération sont communiqués en vertu du présent article.

Effet de la communication

(7) Un contrat ou une opération assujetti à l’obligation de communication prévue au paragraphe (1) n’est pas entaché de nullité, et l’administrateur ou le dirigeant n’est pas tenu de rendre compte à la société ou à ses action-naires des bénéfices qu’il en a tirés, au seul motif que l’administrateur ou le dirigeant a un intérêt dans le contrat ou l’opération ou que l’administrateur a assisté à la réunion au cours de laquelle est étudié le contrat ou l’opération ou a permis d’en atteindre le quorum, si les conditions suivantes sont réunies :

a) l’administrateur ou le dirigeant a communiqué son intérêt conformément aux paragraphes (1) à (6);

b) les administrateurs de la société ont approuvé le contrat ou l’opération;

c) au moment de son approbation, le contrat ou l’opération était équitable pour la société.

Confirmation par les actionnaires

(7.1) Toutefois, même si les conditions visées au paragraphe (7) ne sont pas réunies, le contrat ou l’opération n’est pas entaché de nullité, et l’administrateur ou le dirigeant qui agit avec intégrité et de bonne foi n’est pas tenu de rendre compte à la société ou à ses actionnaires des bénéfices qu’il en a tirés, au seul motif que l’administrateur ou le dirigeant a un intérêt dans le contrat ou l’opération, si les conditions suivantes sont réunies :

a) le contrat ou l’opération a fait l’objet d’une approbation ou d’une confirmation par résolution spéciale adoptée à une assemblée;

b) l’intérêt a été communiqué aux actionnaires de façon suffisamment claire pour en indiquer la nature et l’étendue avant l’approbation ou la confirmation du contrat ou de l’opération;

c) au moment de son approbation ou de sa confirmation, le contrat ou l’opération était équitable pour la société.

Ordonnance du tribunal

(8) Le tribunal peut, à la demande de la société — ou d’un de ses actionnaires — dont l’un des administrateurs

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Canada Business Corporations	Sociétés par actions
PART X Directors and Officers	PARTIE X Administrateurs et dirigeants
Sections 120-122	Articles 120-122

the corporation or any of its shareholders, set aside the contract or transaction on any terms that it thinks fit, or require the director or officer to account to the corporation for any profit or gain realized on it, or do both those things.

R.S., 1985, c. C-44, s. 120; 2001, c. 14, s. 48; 2011, c. 21, s. 52(E).

Officers

121 Subject to the articles, the by-laws or any unanimous shareholder agreement,

(a) the directors may designate the offices of the corporation, appoint as officers persons of full capacity, specify their duties and delegate to them powers to manage the business and affairs of the corporation, except powers to do anything referred to in subsection 115(3);

(b) a director may be appointed to any office of the corporation; and

(c) two or more offices of the corporation may be held by the same person.

R.S., 1985, c. C-44, s. 121; 2001, c. 14, s. 49(F).

Duty of care of directors and officers

122 (1) Every director and officer of a corporation in exercising their powers and discharging their duties shall

(a) act honestly and in good faith with a view to the best interests of the corporation; and

(b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Best interests of the corporation

(1.1) When acting with a view to the best interests of the corporation under paragraph (1)(a), the directors and officers of the corporation may consider, but are not limited to, the following factors:

(a)	the interests of

(i)	shareholders,

(ii)	employees,

(iii)	retirees and pensioners,

(iv)	creditors,

(v)	consumers, and

(vi)	governments;

ou dirigeants ne se conforme pas au présent article rendre une ordonnance d’annulation du contrat ou de l’opération selon les modalités qu’il estime indiquées et en-joindre à l’administrateur ou au dirigeant de rendre compte à la société de tout bénéfice qu’il en a tiré.

L.R. (1985), ch. C-44, art. 120; 2001, ch. 14, art. 48; 2011, ch. 21, art. 52(A).

Dirigeants

121 Sous réserve des statuts, des règlements administratifs ou de toute convention unanime des actionnaires, il est possible, au sein de la société:

a) pour les administrateurs, de créer des postes de di-rigeants, d’y nommer des personnes pleinement ca-pables, de préciser leurs fonctions et de leur déléguer le pouvoir de gérer les activités commerciales et les affaires internes de la société, sauf les exceptions prévues au paragraphe 115(3);

b) de nommer un administrateur à n’importe quel poste;

c) pour la même personne, d’occuper plusieurs postes.

L.R. (1985), ch. C-44, art. 121; 2001, ch. 14, art. 49(F).

Devoir des administrateurs et dirigeants

122 (1) Les administrateurs et les dirigeants doivent, dans l’exercice de leurs fonctions, agir :

a) avec intégrité et de bonne foi au mieux des intérêts de la société;

b) avec le soin, la diligence et la compétence dont ferait preuve, en pareilles circonstances, une personne prudente.

Meilleur intérêt de la société

(1.1) Lorsqu’ils agissent au mieux des intérêts de la société au titre de l’alinéa (1)a), les administrateurs et les dirigeants de la société peuvent tenir compte des facteurs suivants, notamment :

a)	les intérêts :

(i)	des actionnaires,

(ii)	des employés,

(iii)	des retraités et des pensionnés,

(iv)	des créanciers,

(v)	des consommateurs,

(vi)	des gouvernements;

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(b)	the environment; and

(c)	the long-term interests of the corporation.

Duty to comply

(2) Every director and officer of a corporation shall comply with this Act, the regulations, articles, by-laws and any unanimous shareholder agreement.

No exculpation

(3) Subject to subsection 146(5), no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with this Act or the regulations or relieves them from liability for a breach thereof.

R.S., 1985, c. C-44, s. 122; 1994, c. 24, s. 13(F); 2001, c. 14, s. 135(E); 2019, c. 29, s. 141.

Dissent

123 (1) A director who is present at a meeting of directors or committee of directors is deemed to have consented to any resolution passed or action taken at the meeting unless

(a) the director requests a dissent to be entered in the minutes of the meeting, or the dissent has been entered in the minutes;

(b) the director sends a written dissent to the secretary of the meeting before the meeting is adjourned; or

(c) the director sends a dissent by registered mail or delivers it to the registered office of the corporation immediately after the meeting is adjourned.

Loss of right to dissent

(2) A director who votes for or consents to a resolution is not entitled to dissent under subsection (1).

Dissent of absent director

(3) A director who was not present at a meeting at which a resolution was passed or action taken is deemed to have consented thereto unless within seven days after becoming aware of the resolution, the director aware or the resolution, the director

(a) causes a dissent to be placed with the minutes of the meeting; or

(b) sends a dissent by registered mail or delivers it to the registered office of the corporation.

b)	l’environnement;

c)	les intérêts à long terme de la société.

Observation

(2) Les administrateurs et les dirigeants doivent observer la présente loi, ses règlements d’application, les statuts, les règlements administratifs ainsi que les conventions unanimes des actionnaires.

Absence d’exonération

(3) Sous réserve du paragraphe 146(5), aucune disposition d’un contrat, des statuts, des règlements administratifs ou d’une résolution ne peut libérer les administrateurs ou les dirigeants de l’obligation d’agir conformément à la présente loi et à ses règlements d’application ni des responsabilités découlant de cette obligation.

L.R. (1985), ch. C-44, art. 122; 1994, ch. 24, art. 13(F); 2001, ch. 14, art. 135(A); 2019, ch. 29, art. 141.

Dissidence

123 (1) L’administrateur présent à une réunion du conseil ou d’un comité de celui-ci est réputé avoir acquiescé à toutes les résolutions adoptées ou à toutes les mesures prises, sauf si sa dissidence, selon le cas :

a) est consignée au procès-verbal, à sa demande ou non;

b) fait l’objet d’un avis écrit envoyé par ses soins au secrétaire de la réunion avant l’ajournement de celle-ci;

c) est remise, ou fait l’objet d’un avis écrit envoyé par courrier recommandé, au siège social de la société, immédiatement après l’ajournement de la réunion.

Perte du droit à la dissidence

(2) L’administrateur qui, par vote ou acquiescement, approuve l’adoption d’une résolution n’est pas fondé à faire valoir sa dissidence aux termes du paragraphe (1).

Dissidence d’un administrateur absent

(3) L’administrateur absent d’une réunion au cours de laquelle une résolution a été adoptée ou une mesure prise est réputé y avoir acquiescé, sauf si, dans les sept jours suivant la date où il a pris connaissance de cette résolution, sa dissidence, par ses soins :

a) ou bien est consignée au procès-verbal de la réunion;

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Defence — reasonable diligence

(4) A director is not liable under section 118 or 119, and has complied with his or her duties under subsection 122(2), if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on

(a) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation; or

(b) a report of a person whose profession lends credibility to a statement made by the professional person.

Defence — good faith

(5) A director has complied with his or her duties under subsection 122(1) if the director relied in good faith on

(a) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation; or

(b) a report of a person whose profession lends credibility to a statement made by the professional person.

R.S., 1985, c. C-44, s. 123; 2001, c. 14, ss. 50, 135(E).

Indemnification

124 (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

b) ou bien est remise, ou fait l’objet d’un avis écrit envoyé par courrier recommandé, au siège social de la société.

Défense de diligence raisonnable

(4) La responsabilité de l’administrateur n’est pas engagée en vertu des articles 118 ou 119 et celui-ci s’est acquitté des devoirs imposés au paragraphe 122(2), s’il a agi avec le soin, la diligence et la compétence dont ferait preuve, en pareilles circonstances, une personne prudente, notamment en s’appuyant de bonne foi sur :

a) les états financiers de la société qui, d’après l’un de ses dirigeants ou d’après le rapport écrit du vérificateur, reflètent équitablement sa situation;

b) les rapports des personnes dont la profession permet d’accorder foi à leurs déclarations.

Défense de diligence raisonnable

(5) L’administrateur s’est acquitté des devoirs imposés en vertu du paragraphe 122(1) s’il s’appuie de bonne foi sur :

a) les états financiers de la société qui, d’après l’un de ses dirigeants ou d’après le rapport écrit du vérificateur, reflètent équitablement sa situation;

b) les rapports des personnes dont la profession permet d’accorder foi à leurs déclarations.

L.R. (1985), ch. C-44, art. 123; 2001, ch. 14, art. 50 et 135(A).

Indemnisation

124 (1) La société peut indemniser ses administrateurs, ses dirigeants ou leurs prédécesseurs ainsi que les autres particuliers qui, à sa demande, agissent ou ont agi en cette qualité pour une autre entité, de tous leurs frais et dépenses, y compris les sommes versées pour transiger sur un procès ou exécuter un jugement, entraînés par la tenue d’une enquête ou par des poursuites civiles, pénales, administratives ou autres dans lesquelles ils étaient impliqués à ce titre.

Frais anticipés

(2) La société peut avancer des fonds pour permettre à tout particulier visé au paragraphe (1) d’assumer les frais de sa participation à une procédure visée à ce paragraphe et les dépenses y afférentes et celui-ci la rembourse s’il ne satisfait pas aux conditions énoncées au paragraphe (3).

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Limitation

(3) A corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Indemnification in derivative actions

(4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsection (3).

Insurance

(6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual

Limites

(3) La société ne peut indemniser un particulier en vertu du paragraphe (1) que si celui-ci :

a) d’une part, a agi avec intégrité et de bonne foi au mieux des intérêts de la société ou, selon le cas, de l’entité dans laquelle il occupait les fonctions d’administrateur ou de dirigeant ou agissait en cette qualité à la demande de la société;

b) d’autre part, dans le cas de poursuites pénales ou administratives aboutissant au paiement d’une amende, avait de bonnes raisons de croire que sa conduite était conforme à la loi.

Indemnisation lors d’actions indirectes

(4) Avec l’approbation du tribunal, la société peut, à l’égard des actions intentées par elle ou par l’entité, ou pour son compte, en vue d’obtenir un jugement favorable, avancer à tout particulier visé au paragraphe (1) les fonds visés au paragraphe (2) ou l’indemniser des frais et dépenses entraînés par son implication dans ces actions, s’il remplit les conditions énoncées au paragraphe (3).

Droit à indemnisation

(5) Malgré le paragraphe (1), les particuliers visés à ce paragraphe ont droit d’être indemnisés par la société de leurs frais et dépenses entraînés par la tenue d’une enquête ou par des poursuites civiles, pénales, administratives ou autres dans lesquelles ils étaient impliqués en raison de leurs fonctions, dans la mesure où :

a) d’une part, le tribunal ou toute autre autorité compétente n’a pas conclu à la commission de manquements ou à l’omission de devoirs de leur part;

b) d’autre part, ils remplissent les conditions énoncées au paragraphe (3).

Assurance des administrateurs ou dirigeants

(6) La société peut souscrire au profit des particuliers visés au paragraphe (1) une assurance couvrant la responsabilité qu’ils encourent :

a) soit pour avoir agi en qualité d’administrateur ou de dirigeant de la société; acts or acted in that capacity at the corporation’s request.

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Application to court

(7) A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

Notice to Director

(8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

Other notice

(9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

R.S., 1985, c. C-44, s. 124; 2001, c. 14, s. 51.

Remuneration

125 Subject to the articles, the by-laws or any unanimous shareholder agreement, the directors of a corporation may fix the remuneration of the directors, officers and employees of the corporation.

1974-75-76, c. 33, s. 120; 1978-79, c. 9, s. 1(F).

PART XI

Insider Trading

Definitions

126 (1) In this Part,

business combination means an acquisition of all or substantially all the property of one body corporate by another, or an amalgamation of two or more bodies corporate, or any similar reorganization between or among two or more bodies corporate; (regroupement d’entre-prises)

distributing corporation [Repealed, 2001, c. 14, s. 52]

insider means, except in section 131,

(a) a director or officer of a distributing corporation;

(b) a director or officer of a subsidiary of a distributing corporation;

b) soit pour avoir, sur demande de la société, agi en qualité d’administrateur ou de dirigeant d’une autre entité.

Demande au tribunal

(7) Le tribunal peut, par ordonnance, approuver, à la de-mande de la société, d’un particulier ou d’une entité visé au paragraphe (1), toute indemnisation prévue au pré-sent article, et prendre toute autre mesure qu’il estime indiquée.

Avis au directeur

(8) L’auteur de la demande prévue au paragraphe (7) doit en aviser le directeur; celui-ci peut comparaître en personne ou par ministère d’avocat.

Autre avis

(9) Sur demande présentée en vertu du paragraphe (7), le tribunal peut ordonner qu’avis soit donné à tout inté-ressé; celui-ci peut comparaître en personne ou par mi-nistère d’avocat.

L.R. (1985), ch. C-44, art. 124; 2001, ch. 14, art. 51.

Rémunération

125 Sous réserve des statuts, des règlements administratifs ou de toute convention unanime des actionnaires, les administrateurs peuvent fixer leur propre rémunéra-tion ainsi que celle des dirigeants et des employés de la société.

1974-75-76, ch. 33, art. 120; 1978-79, ch. 9, art. 1(F).

PARTIE XI

Transactions d’initiés

Définitions

126 (1) Les définitions qui suivent s’appliquent à la pré-sente partie.

action Action qui confère un droit de vote en tout état de cause ou en raison de la survenance d’un événement dont les effets demeurent, y compris :

a) la valeur mobilière immédiatement convertible en une telle action;

b) les options et droits susceptibles d’exercice immédiat permettant d’acquérir une action ou valeur mobilière convertible. (share)

dirigeant Particulier qui occupe le poste de président du conseil d’administration, président, vice-président, secrétaire, trésorier, contrôleur, chef du contentieux, directeur

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(c) a director or officer of a body corporate that enters into a business combination with a distributing corporation; and

(d) a person employed or retained by a distributing corporation; (initié)

officer means the chairperson of the board of directors, the president, a vice-president, the secretary, the treasurer, the comptroller, the general counsel, the general manager, a managing director, of an entity, or any other individual who performs functions for an entity similar to those normally performed by an individual occupying any of those offices; (dirigeant)

share means a share carrying voting rights under all circumstances or by reason of the occurrence of an event that has occurred and that is continuing, and includes

(a) a security currently convertible into such a share, and

(b) currently exercisable options and rights to acquire such a share or such a convertible security. (action)

Further interpretation

(2)	For the purposes of this Part,

(a) a director or an officer of a body corporate that beneficially owns, directly or indirectly, shares of a distributing corporation, or that exercises control or direction over shares of the distributing corporation, or that has a combination of any such ownership, control and direction, carrying more than the prescribed percentage of voting rights attached to all of the outstanding shares of the distributing corporation not including shares held by the body corporate as underwriter while those shares are in the course of a distribution to the public is deemed to be an insider of the distributing corporation;

(b) a director or an officer of a body corporate that is a subsidiary is deemed to be an insider of its holding distributing corporation;

(c) a person is deemed to beneficially own shares that are beneficially owned by a body corporate controlled directly or indirectly by the person;

(d) a body corporate is deemed to own beneficially shares beneficially owned by its affiliates; and

général ou administrateur délégué d’une entité ou qui exerce pour celle-ci des fonctions semblables à celles qu’exerce habituellement un particulier occupant un tel poste. (officer)

initié Sauf à l’article 131, s’entend de :

a) tout administrateur ou dirigeant d’une société ayant fait appel au public;

b) tout administrateur ou dirigeant d’une filiale d’une société ayant fait appel au public;

c) tout administrateur ou dirigeant d’une personne morale qui participe à un regroupement d’entreprises avec une société ayant fait appel au public;

d) toute personne employée par une société ayant fait appel au public ou dont les services sont retenus par elle. (insider)

regroupement d’entreprises Acquisition de la totalité ou de la quasi-totalité des biens d’une personne morale par une autre, fusion de personnes morales ou réorgani-sation similaire mettant en cause des personnes morales. (business combination)

société ayant fait appel au public [Abrogée, 2001, ch. 14, art. 52]

Complément d’interprétation

(2)	Pour l’application de la présente partie :

a) est réputé être initié d’une société ayant fait appel au public tout administrateur ou dirigeant d’une personne morale qui est le véritable propriétaire — directement ou indirectement — d’actions de la société ayant fait appel au public ou qui exerce le contrôle ou a la haute main sur de telles actions, ou qui possède une combinaison de ces éléments, ces actions comportant un pourcentage de votes attachés à l’ensemble des actions de la société ayant fait appel au public en circulation supérieur au pourcentage réglementaire, à l’exclusion des actions que cette personne détient en qualité de placeur pendant qu’elles font l’objet d’un appel public à l’épargne;

b) tout administrateur ou dirigeant d’une filiale est réputé être initié de la société mère qui a fait appel au public;

c) une personne est réputée le véritable propriétaire des actions dont la personne morale qu’elle contrôle, même indirectement, a la propriété effective;

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(e) the acquisition or disposition by an insider of an option or right to acquire a share is deemed to be a change in the beneficial ownership of the share to which the option or right to acquire relates.

(3) and (4) [Repealed, 2001, c. 14, s. 52]

R.S., 1985, c. C-44, s. 126; 1994, c. 24, s. 14(F); 2001, c. 14, ss. 52, 135(E); 2018, c. 8, s. 14(F).

127 to 129 [Repealed, 2001, c. 14, s. 53]

Prohibition of short sale

130 (1) An insider shall not knowingly sell, directly or indirectly, a security of a distributing corporation or any of its affiliates if the insider selling the security does not own or has not fully paid for the security to be sold.

Calls and puts

(2) An insider shall not knowingly, directly or indirectly, sell a call or buy a put in respect of a security of the corporation or any of its affiliates.

Exception

(3) Despite subsection (1), an insider may sell a security they do not own if they own another security convertible into the security sold or an option or right to acquire the security sold and, within ten days after the sale, they

(a) exercise the conversion privilege, option or right and deliver the security so acquired to the purchaser; or

(b) transfer the convertible security, option or right to the purchaser.

Offence

(4) An insider who contravenes subsection (1) or (2) is guilty of an offence and liable on summary conviction to a fine not exceeding the greater of one million dollars and three times the profit made, or to imprisonment for a term not exceeding six months or to both.

R.S., 1985, c. C-44, s. 130; 2001, c. 14, s. 54.

Definitions

131 (1) In this section, insider means, with respect to a corporation,

(a) the corporation;

d) une personne morale est réputée le véritable pro-priétaire des actions dont les personnes morales de son groupe ont la propriété effective;

e) l’acquisition ou l’aliénation par un initié de l’option ou du droit d’acquérir des actions est réputée modifier la propriété effective de celles-ci.

(3)	et (4) [Abrogés, 2001, ch. 14, art. 52]

L.R. (1985), ch. C-44, art. 126; 1994, ch. 24, art. 14(F); 2001, ch. 14, art. 52 et 135(A); 2018, ch. 8, art. 14(F).

127 à 129 [Abrogés, 2001, ch. 14, art. 53]

Interdiction de la vente à découvert

130 (1) Les initiés ne peuvent sciemment vendre, même indirectement, les valeurs mobilières d’une société ayant fait appel au public ou de l’une des personnes morales de son groupe, dont ils ne sont pas propriétaires ou qu’ils n’ont pas entièrement libérées.

Options d’achat ou de vente

(2) Les initiés ne peuvent sciemment, même indirecte-ment, acheter une option de vente ni vendre une option d’achat portant sur les valeurs mobilières de la société ou de l’une des personnes morales de son groupe.

Exception

(3) Par dérogation au paragraphe (1), les initiés peuvent vendre les valeurs mobilières dont ils ne sont pas pro-priétaires mais qui résultent de la conversion de valeurs mobilières dont ils sont propriétaires ou qu’ils ont l’op-tion ou le droit d’acquérir, si, dans les dix jours suivant la vente :

a) ou bien ils exercent leur privilège de conversion, leur option ou leur droit et livrent les valeurs mobi-lières à l’acheteur;

b) ou bien ils transfèrent à l’acheteur leurs valeurs mobilières convertibles, leur option ou leur droit.

Infraction

(4) Tout initié qui contrevient aux paragraphes (1) ou (2) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de 1 000 000 $ ou, s’il est plus élevé, d’un montant égal au triple du gain réalisé et un emprisonnement maximal de six mois, ou l’une de ces peines.

L.R. (1985), ch. C-44, art. 130; 2001, ch. 14, art. 54.

Définition de initié

131 (1) Au présent article, initié, en ce qui concerne une société, désigne l’une des personnes suivantes :

a) la société;

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(b) an affiliate of the corporation;

(c) a director or an officer of the corporation or of any person described in paragraph (b), (d) or (f);

(d) a person who beneficially owns, directly or indirectly, shares of the corporation or who exercises control or direction over shares of the corporation, or who has a combination of any such ownership, control and direction, carrying more than the prescribed percentage of voting rights attached to all of the outstanding shares of the corporation not including shares held by the person as underwriter while those shares are in the course of a distribution to the public;

(e) a person, other than a person described in paragraph (f), employed or retained by the corporation or by a person described in paragraph (f);

(f) a person who engages in or proposes to engage in any business or professional activity with or on behalf of the corporation;

(g) a person who received, while they were a person

described in any of paragraphs (a) to (f), material confidential information concerning the corporation;

(h) a person who receives material confidential information from a person described in this subsection or in subsection (3) or (3.1), including a person described in this paragraph, and who knows or who ought reasonably to have known that the person giving the information is a person described in this subsection or in subsection (3) or (3.1), including a person described in this paragraph; and

(i) a prescribed person.

Expanded definition of security

(2) For the purposes of this section, the following are deemed to be a security of the corporation:

(a) a put, call, option or other right or obligation to purchase or sell a security of the corporation; and

(b) a security of another entity, the market price of which varies materially with the market price of the securities of the corporation.

Deemed insiders

(3) For the purposes of this section, a person who pro-poses to make a take-over bid (as defined in the regula-tions) for securities of a corporation, or to enter into a

b) les personnes morales de son groupe;

c) les administrateurs ou dirigeants de celle-ci ou d’une personne visée aux alinéas b), d) ou f);

d) toute personne qui a la propriété effective — direc-tement ou indirectement — d’actions de la société ou qui exerce le contrôle ou a la haute main sur de telles actions, ou qui possède une combinaison de ces élé-ments, ces actions comportant un pourcentage de votes attachés à l’ensemble des actions de la société en circulation supérieur au pourcentage réglementaire, à l’exclusion des actions que cette personne détient en qualité de placeur pendant qu’elles font l’objet d’un appel public à l’épargne;

e) toute personne — à l’exclusion de celle visée à l’ali-néa f) — employée par la société ou par une personne visée à l’alinéa f) ou dont les services sont retenus par elle;

f) toute personne qui exerce ou se propose d’exercer une activité commerciale ou professionnelle avec la société ou pour son compte;

g) toute personne qui, pendant qu’elle était visée par un des alinéas a) à f), a reçu des renseignements confi-dentiels importants concernant la société;

h) toute personne qui reçoit des renseignements confidentiels importants d’une personne visée aux pa-

ragraphes (3) ou (3.1) ou au présent paragraphe — no-tamment au présent alinéa — qu’elle sait ou aurait rai-sonnablement dû savoir qu’ils étaient donnés par une telle personne;

i) toute autre personne visée par les règlements.

Présomption relative aux valeurs mobilières

(2) Pour l’application du présent article, sont réputés des valeurs mobilières de la société :

a) les options — notamment de vente ou d’achat — ou les autres droits ou obligations d’acheter ou de vendre des valeurs mobilières de la société;

b) les valeurs mobilières d’une autre entité dont le cours varie de façon appréciable en fonction de celui des valeurs mobilières de la société.

Présomption relative aux initiés

(3) Pour l’application du présent article, toute personne qui se propose de faire une offre d’achat visant à la mainmise — au sens des règlements — de valeurs mobilières

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business combination with a corporation, is an insider of the corporation with respect to material confidential information obtained from the corporation and is an insider of the corporation for the purposes of subsection (6).

Deemed insiders

(3.1) An insider of a person referred to in subsection (3), and an affiliate or associate of such a person, is an insider of the corporation referred to in that subsection. Paragraphs (1)(b) to (i) apply in determining whether a person is such an insider except that references to “corporation” in those paragraphs are to be read as references to “person described in subsection (3)”.

Insider trading — compensation to persons

(4) An insider who purchases or sells a security of the corporation with knowledge of confidential information that, if generally known, might reasonably be expected to affect materially the value of any of the securities of the corporation is liable to compensate the seller of the security or the purchaser of the security, as the case may be, for any damages suffered by the seller or purchaser as a result of the purchase or sale, unless the insider establishes that

(a) the insider reasonably believed that the information had been generally disclosed;

(b) the information was known, or ought reasonably to have been known, by the seller or purchaser; or

(c) the purchase or sale of the security took place in the prescribed circumstances.

Insider trading — compensation to corporation

(5) The insider is accountable to the corporation for any benefit or advantage received or receivable by the insider as a result of a purchase or sale described in subsection (4) unless the insider establishes the circumstances described in paragraph (4)(a).

Tipping — compensation to persons

(6) An insider of the corporation who discloses to another person confidential information with respect to the corporation that has not been generally disclosed and that, if generally known, might reasonably be expected to affect materially the value of any of the securities of the corporation is liable to compensate for damages any person who subsequently sells securities of the corporation to, or purchases securities of the corporation from, any person that received the information, unless the insider establishes

d’une société ou qui se propose de participer à un regrou-pement d’entreprises avec celle-ci est à la fois un initié de la société en ce qui a trait aux renseignements confiden-tiels importants obtenus de celle-ci et pour l’application du paragraphe (6).

Présomption relative aux initiés

(3.1) Un initié — au sens des alinéas (1)b) à i), la men-tion de « société » valant mention d’une « personne visée au paragraphe (3) » — d’une personne visée au para-graphe (3), ainsi qu’une personne du même groupe que celle-ci ou avec laquelle elle a des liens, est un initié de la société visée à ce paragraphe.

Responsabilité : opération effectuée par l’initié

(4) L’initié qui achète ou vend une valeur mobilière de la société tout en ayant connaissance d’un renseignement confidentiel dont il est raisonnable de prévoir que, s’il était généralement connu, il provoquerait une modification sensible du prix de toute valeur mobilière de la société, est tenu d’indemniser le vendeur ou l’acheteur des valeurs mobilières, selon le cas, qui a subi des dommages par suite de cette opération, sauf s’il établit l’un ou l’autre des éléments suivants :

a) qu’il avait des motifs raisonnables de croire que le renseignement avait été préalablement divulgué;

b) que le vendeur ou l’acheteur des valeurs mobilières, selon le cas, avait connaissance ou aurait dû, en exerçant une diligence raisonnable, avoir connaissance de ce renseignement;

c) que l’achat ou la vente des valeurs mobilières a eu lieu dans les circonstances prévues par règlement.

Avantages et profits

(5) Il est également redevable envers la société des profits ou avantages obtenus ou à obtenir par lui, suite à cette opération, sauf s’il établit l’élément visé à l’alinéa (4)a).

Responsabilité : divulgation par l’initié

(6) L’initié qui communique à quiconque un renseignement confidentiel portant sur la société dont il est raisonnable de prévoir que, s’il était généralement connu, il provoquerait une modification sensible du prix de toute valeur mobilière de la société, est tenu d’indemniser les personnes qui achètent des valeurs mobilières de la société de, ou vendent de telles valeurs mobilières à, toute personne qui a reçu le renseignement, des dommages subis par suite de cette opération, sauf s’il établit l’un ou l’autre des éléments suivants :

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(a) that the insider reasonably believed that the information had been generally disclosed;

(b) that the information was known, or ought reasonably to have been known, by the person who alleges to have suffered the damages;

(c) that the disclosure of the information was necessary in the course of the business of the insider, except if the insider is a person described in subsection (3) or (3.1); or

(d) if the insider is a person described in subsection (3) or (3.1), that the disclosure of the information was necessary to effect the take-over bid or the business combination, as the case may be.

Tipping — compensation to corporation

(7) The insider is accountable to the corporation for any benefit or advantage received or receivable by the insider as a result of a disclosure of the information as described in subsection (6) unless the insider establishes the circumstances described in paragraph (6)(a), (c) or (d).

Measure of damages

(8) The court may assess damages under subsection (4) or (6) in accordance with any measure of damages that it considers relevant in the circumstances. However, in assessing damages in a situation involving a security of a distributing corporation, the court must consider the following:

(a) if the plaintiff is a purchaser, the price paid by the plaintiff for the security less the average market price of the security over the twenty trading days immediately following general disclosure of the information; and

(b) if the plaintiff is a seller, the average market price of the security over the twenty trading days immediately following general disclosure of the information, less the price that the plaintiff received for the securi-ty.

Liability

(9) If more than one insider is liable under subsection (4) or (6) with respect to the same transaction or series of transactions, their liability is joint and several, or sol-idary.

a) qu’il avait des motifs raisonnables de croire que le renseignement avait été préalablement divulgué;

b) que les personnes qui prétendent avoir subi les dommages avaient connaissance ou auraient dû, en exerçant une diligence raisonnable, avoir connaissance de ce renseignement;

c) que la communication du renseignement était nécessaire dans le cadre des activités commerciales de l’initié, sauf s’il s’agit d’un initié visé aux paragraphes (3) ou (3.1);

d) s’il s’agit d’un initié visé aux paragraphes (3) ou (3.1), que la communication du renseignement était nécessaire pour effectuer une offre d’achat visant à la mainmise ou un regroupement d’entreprises.

Avantages et profits

(7) Il est également redevable envers la société des profits ou avantages obtenus ou à obtenir par lui, suite à cette communication, sauf s’il établit un des éléments visés aux alinéas (6)a), c) ou d).

Évaluation des dommages

(8) Le tribunal peut évaluer les dommages visés aux paragraphes (4) ou (6) selon tout critère qu’il juge indiqué dans les circonstances. Toutefois, dans le cas où il s’agit d’une valeur mobilière d’une société ayant fait appel au public, il tient compte de ce qui suit :

a) si le demandeur en est l’acheteur, le prix payé pour la valeur mobilière moins le cours moyen de celle-ci durant les vingt jours d’activité à la Bourse qui suivent la divulgation du renseignement;

b) si le demandeur en est le vendeur, le cours moyen de la valeur mobilière durant les vingt jours d’activité à la Bourse qui suivent la divulgation du renseignement, moins le prix reçu pour cette valeur mobilière.

Responsabilité solidaire

(9) S’il y a plusieurs initiés responsables en vertu des paragraphes (4) ou (6) à l’égard d’une seule opération ou d’une série d’opérations, la responsabilité est solidaire.

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Limitation

(10) An action to enforce a right created by subsections (4) to (7) may be commenced only within two years after discovery of the facts that gave rise to the cause of action.

R.S., 1985, c. C-44, s. 131; 2001, c. 14, s. 54.

PART XII

Shareholders

Place of meetings

132 (1) Meetings of shareholders of a corporation shall be held at the place within Canada provided in the by-laws or, in the absence of such provision, at the place within Canada that the directors determine.

Meeting outside Canada

(2) Despite subsection (1), a meeting of shareholders of a corporation may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.

Exception

(3) A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

Participation in meeting by electronic means

(4) Unless the by-laws otherwise provide, any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of this Act to be present at the meeting.

Meeting held by electronic means

(5) If the directors or the shareholders of a corporation call a meeting of shareholders pursuant to this Act, those directors or shareholders, as the case may be, may deter-mine that the meeting shall be held, in accordance with the regulations, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the by-laws so provide.

Prescription

(10) Toute action tendant à faire valoir un droit décou-lant des paragraphes (4) à (7) se prescrit par deux ans à compter de la découverte des faits qui y donnent lieu.

L.R. (1985), ch. C-44, art. 131; 2001, ch. 14, art. 54.

PARTIE XII

Actionnaires

Lieu des assemblées

132 (1) Les assemblées d’actionnaires se tiennent au Canada, au lieu que prévoient les règlements administra-tifs ou, à défaut, que choisissent les administrateurs.

Assemblée à l’étranger

(2) Par dérogation au paragraphe (1), les assemblées peuvent se tenir à l’étranger au lieu que prévoient les sta-tuts ou en tout lieu dont conviennent tous les action-naires habiles à y voter.

Consentement présumé

(3) L’assistance aux assemblées tenues à l’étranger pré-sume le consentement sauf si l’actionnaire y assiste spé-cialement pour s’opposer aux délibérations au motif que l’assemblée n’est pas régulièrement tenue.

Participation aux assemblées par moyen de communication électronique

(4) Sauf disposition contraire des règlements administratifs, toute personne habile à assister à une assemblée d’actionnaires peut, conformément aux éventuels règlements, y participer par tout moyen de communication — téléphonique, électronique ou autre — permettant à tous les participants de communiquer adéquatement entre eux et mis à leur disposition par la société. Elle est alors réputée, pour l’application de la présente loi, avoir assisté à l’assemblée.

Tenue d’assemblées par moyen de communication électronique

(5) Les administrateurs ou les actionnaires qui convoquent une assemblée des actionnaires conformément à la présente loi peuvent prévoir que celle-ci sera tenue, conformément aux éventuels règlements, entièrement par un moyen de communication — téléphonique, électronique ou autre — permettant à tous les participants de communiquer adéquatement entre eux, pourvu que les règlements administratifs permettent une telle assemblée.

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Sections 132-134	Articles 132-134

R.S., 1985, c. C-44, s. 132; 2001, c. 14, s. 55.

Calling annual meetings

133 (1) The directors of a corporation shall call an annual meeting of shareholders

(a) not later than eighteen months after the corporation comes into existence; and

(b) subsequently, not later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the corporation’s preceding financial year.

Calling special meetings

(2) The directors of a corporation may at any time call a special meeting of shareholders.

Order to delay calling of annual meeting

(3) Despite subsection (1), the corporation may apply to the court for an order extending the time for calling an annual meeting.

R.S., 1985, c. C-44, s. 133; 2001, c. 14, s. 56.

Fixing record date

134 (1) The directors may, within the prescribed period, fix in advance a date as the record date for the purpose of determining shareholders

(a) entitled to receive payment of a dividend;

(b) entitled to participate in a liquidation distribution;

(c) entitled to receive notice of a meeting of shareholders;

(d) entitled to vote at a meeting of shareholders; or

(e) for any other purpose.

No record date fixed

(2)	If no record date is fixed,

(a) the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be

(i) at the close of business on the day immediately preceding the day on which the notice is given, or

(ii) if no notice is given, the day on which the meeting is held; and

L.R. (1985), ch. C-44, art. 132; 2001, ch. 14, art. 55.

Convocation de l’assemblée annuelle

133 (1) Les administrateurs doivent convoquer une assemblée annuelle :

a) dans les dix-huit mois suivant la création de la so-ciété;

b) par la suite, dans les quinze mois suivant l’assemblée annuelle précédente mais au plus tard dans les six mois suivant la fin de chaque exercice.

Convocation d’une assemblée extraordinaire

(2) Les administrateurs peuvent à tout moment convoquer une assemblée extraordinaire.

Prorogation de délais

(3) Malgré le paragraphe (1), la société peut demander au tribunal d’ordonner la prorogation des délais prévus pour convoquer l’assemblée annuelle.

L.R. (1985), ch. C-44, art. 133; 2001, ch. 14, art. 56.

Date de référence

134 (1) Les administrateurs peuvent choisir d’avance, dans le délai réglementaire, la date ultime d’inscription, ci-après appelée « date de référence », pour déterminer les actionnaires habiles :

a) soit à recevoir les dividendes;

b) soit à participer au partage consécutif à la liquidation;

c) soit à recevoir avis d’une assemblée;

d) soit à voter lors d’une assemblée;

e) soit à toute autre fin.

Absence de fixation de date de référence

(2) À défaut de fixation, constitue la date de référence pour déterminer les actionnaires :

a) habiles à recevoir avis d’une assemblée :

(i) le jour précédant celui où cet avis est donné, à l’heure de fermeture des bureaux,

(ii) en l’absence d’avis, le jour de l’assemblée;

b) ayant qualité à toute fin sauf en ce qui concerne le droit d’être avisé d’une assemblée ou le droit de vote,

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(b) the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

When record date fixed

(3) If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given within the prescribed period

(a) by advertisement in a newspaper published or distributed in the place where the corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

(b) by written notice to each stock exchange in Canada on which the shares of the corporation are listed for trading.

(4)	[Repealed, 2001, c. 14, s. 57]

R.S., 1985, c. C-44, s. 134; 2001, c. 14, s. 57.

Notice of meeting

135 (1) Notice of the time and place of a meeting of shareholders shall be sent within the prescribed period to

(a) each shareholder entitled to vote at the meeting;

(b) each director; and

(c) the auditor of the corporation.

Exception — not a distributing corporation

(1.1) In the case of a corporation that is not a distributing corporation, the notice may be sent within a shorter period if so specified in the articles or by-laws.

Exception — shareholders not registered

(2) A notice of a meeting is not required to be sent to shareholders who were not registered on the records of the corporation or its transfer agent on the record date determined under paragraph 134(1)(c) or subsection 134(2), but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

Adjournment

(3) If a meeting of shareholders is adjourned for less than thirty days it is not necessary, unless the by-laws la date d’adoption de la résolution à ce sujet, par les administrateurs, à l’heure de fermeture des bureaux.

Cas où la date de référence est choisie

(3) La date de référence étant fixée, avis doit en être donné, dans le délai réglementaire, sauf si chacun des détenteurs d’actions de la catégorie ou série en cause dont le nom figure au registre des valeurs mobilières, à l’heure de la fermeture des bureaux le jour de fixation de la date par les administrateurs, a renoncé par écrit à cet avis :

a) d’une part, par insertion dans un journal publié ou diffusé au lieu du siège social de la société et en chaque lieu, au Canada, où elle a un agent de transfert ou où il est possible d’inscrire tout transfert de ses actions;

b) d’autre part, par écrit, à chaque bourse de valeurs du Canada où les actions de la société sont cotées.

(4)	[Abrogé, 2001, ch. 14, art. 57]

L.R. (1985), ch. C-44, art. 134; 2001, ch. 14, art. 57.

Avis de l’assemblée

135 (1) Avis des date, heure et lieu de l’assemblée doit être envoyé dans le délai réglementaire :

a) à chaque actionnaire habile à y voter;

b) à chaque administrateur;

c) au vérificateur.

Exception

(1.1) Toutefois, dans le cas d’une société autre qu’une société ayant fait appel au public, l’avis peut être envoyé dans un délai plus court prévu par les statuts ou les règlements administratifs.

Exception

(2) Il n’est pas nécessaire d’envoyer l’avis aux actionnaires non inscrits sur les registres de la société ou de son agent de transfert à la date de référence déterminée en vertu de l’alinéa 134(1)c) ou du paragraphe 134(2), le défaut d’avis ne privant pas l’actionnaire de son droit de vote.

Ajournement

(3) Sauf disposition contraire des règlements administratifs, il suffit, pour donner avis de tout ajournement de

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otherwise provide, to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.

Notice of adjourned meeting

(4) If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety days, subsection 149(1) does not apply.

Business

(5) All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

Notice of business

(6) Notice of a meeting of shareholders at which special business is to be transacted shall state

(a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

(b) the text of any special resolution to be submitted to the meeting.

R.S., 1985, c. C-44, s. 135; 2001, c. 14, s. 58.

Waiver of notice

136 A shareholder or any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and their attendance at a meeting of shareholders is a waiver of notice of the meeting, except where they attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

R.S., 1985, c. C-44, s. 136; 2001, c. 14, s. 135(E).

Proposals

137 (1) Subject to subsections (1.1) and (1.2), a registered holder or beneficial owner of shares that are entitled to be voted at an annual meeting of shareholders may

(a) submit to the corporation notice of any matter that the person proposes to raise at the meeting (a “proposal”); and

moins de trente jours d’une assemblée d’en faire l’annonce lors de l’assemblée en question.

Avis

(4) Avis de tout ajournement, en une ou plusieurs fois, pour au moins trente jours doit être donné comme pour une nouvelle assemblée; cependant, le paragraphe 149(1) ne s’applique que dans le cas d’un ajournement, en une ou plusieurs fois, de plus de quatre-vingt-dix jours.

Délibérations

(5) Tous les points de l’ordre du jour des assemblées extraordinaires et annuelles sont réputés être des questions spéciales; font exception à cette règle, l’examen des états financiers et du rapport du vérificateur, le renouvellement de son mandat et l’élection des administrateurs, lors de l’assemblée annuelle.

Avis

(6) L’avis de l’assemblée à l’ordre du jour de laquelle des questions spéciales sont inscrites énonce :

a) leur nature, avec suffisamment de détails pour permettre aux actionnaires de se former un jugement éclairé sur celles-ci;

b) le texte de toute résolution spéciale à soumettre à l’assemblée.

L.R. (1985), ch. C-44, art. 135; 2001, ch. 14, art. 58.

Renonciation à l’avis

136 Les personnes habiles à assister à une assemblée, notamment les actionnaires, peuvent toujours, de quelque façon que ce soit, renoncer à l’avis de convocation; leur présence à l’assemblée équivaut à une telle renonciation, sauf lorsqu’elles y assistent spécialement pour s’opposer aux délibérations au motif que l’assemblée n’est pas régulièrement convoquée.

L.R. (1985), ch. C-44, art. 136; 2001, ch. 14, art. 135(A).

Propositions

137 (1) Sous réserve des paragraphes (1.1) et (1.2), les détenteurs inscrits ou les véritables propriétaires d’actions avec droit de vote peuvent lors d’une assemblée annuelle :

a) donner avis à la société des questions qu’ils se proposent de soulever, cet avis étant ci-après appelé « proposition »;

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Section 137	Article 137

(b) discuss at the meeting any matter in respect of which the person would have been entitled to submit a proposal.

Persons eligible to make proposals

(1.1) To be eligible to submit a proposal, a person

(a) must be, for at least the prescribed period, the registered holder or the beneficial owner of at least the prescribed number of outstanding shares of the corporation; or

(b) must have the support of persons who, in the aggregate, and including or not including the person that submits the proposal, have been, for at least the prescribed period, the registered holders, or the beneficial owners of, at least the prescribed number of outstanding shares of the corporation.

Information to be provided

(1.2) A proposal submitted under paragraph (1)(a) must be accompanied by the following information:

(a) the name and address of the person and of the person’s supporters, if applicable; and

(b) the number of shares held or owned by the person and the person’s supporters, if applicable, and the date the shares were acquired.

Information not part of proposal

(1.3) The information provided under subsection (1.2) does not form part of the proposal or of the supporting statement referred to in subsection (3) and is not included for the purposes of the prescribed maximum word limit set out in subsection (3).

Proof may be required

(1.4) If requested by the corporation within the prescribed period, a person who submits a proposal must provide proof, within the prescribed period, that the person meets the requirements of subsection (1.1).

Information circular

(2) A corporation that solicits proxies shall set out the proposal in the management proxy circular required by section 150 or attach the proposal thereto.

Supporting statement

(3) If so requested by the person who submits a proposal, the corporation shall include in the management proxy circular or attach to it a statement in support of the proposal by the person and the name and address of the

b) discuter, au cours de cette assemblée, des questions qui auraient pu faire l’objet de propositions de leur part.

Soumission des propositions

(1.1) Pour soumettre une proposition, toute personne doit :

a) soit avoir été, pendant au moins la durée réglementaire, le détenteur inscrit ou le véritable propriétaire d’au moins le nombre réglementaire des actions de la société en circulation;

b) soit avoir eu l’appui de personnes qui, pendant au moins la durée réglementaire, collectivement et avec ou sans elle, sont les détenteurs inscrits ou les véritables propriétaires d’au moins le nombre réglementaire des actions de la société en circulation.

Renseignements à fournir

(1.2) La proposition soumise en vertu de l’alinéa (1)a) est accompagnée des renseignements suivants :

a) les nom et adresse de son auteur et des personnes qui l’appuient, s’il y a lieu;

b) le nombre d’actions dont celui-ci, ou les personnes qui l’appuient, s’il y a lieu, sont les détenteurs inscrits ou les véritables propriétaires ainsi que leur date d’acquisition.

Renseignements non comptés

(1.3) Les renseignements prévus au paragraphe (1.2) ne font pas partie de la proposition ni de l’exposé visé au paragraphe (3) et n’entrent pas dans le calcul du nombre maximal de mots prévus par règlement et exigé à ce paragraphe.

Charge de la preuve

(1.4) Sur demande de la société dans le délai réglementaire, l’auteur de la proposition est tenu d’établir, dans le délai réglementaire, qu’il remplit les conditions prévues au paragraphe (1.1).

Circulaire d’information

(2) La société qui sollicite des procurations doit faire figurer les propositions dans la circulaire de la direction, exigée à l’article 150 ou les y annexer.

Déclaration à l’appui de la proposition

(3) La société doit, à la demande de l’auteur de la proposition, joindre ou annexer à la circulaire de la direction sollicitant des procurations un exposé établi par celui-ci à l’appui de sa proposition, ainsi que ses nom et adresse.

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PART XII Shareholders	PARTIE XII Actionnaires
Section 137	Article 137

person. The statement and the proposal must together not exceed the prescribed maximum number of words.

Nomination for director

(4) A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders.

Exemptions

(5) A corporation is not required to comply with subsections (2) and (3) if

(a) the proposal is not submitted to the corporation within the prescribed period;

(b) it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the corporation or its directors, officers or security holders;

(b.1) it clearly appears that the proposal does not relate in a significant way to the business or affairs of the corporation;

(c) not more than the prescribed period before the receipt of a proposal, a person failed to present, in person or by proxy, at a meeting of shareholders, a proposal that at the person’s request, had been included in a management proxy circular relating to the meeting;

(d) substantially the same proposal was submitted to shareholders in a management proxy circular or a dis-sident’s proxy circular relating to a meeting of shareholders held not more than the prescribed period be-fore the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

(e) the rights conferred by this section are being abused to secure publicity.

Corporation may refuse to include proposal

(5.1) If a person who submits a proposal fails to continue to hold or own the number of shares referred to in subsection (1.1) up to and including the day of the meeting, the corporation is not required to set out in the management proxy circular, or attach to it, any proposal submitted by that person for any meeting held within the prescribed period following the date of the meeting.

L’exposé et la proposition, combinés, comportent le nombre maximal de mots prévu par règlement.

Présentation de la candidature d’un administrateur

(4) Les propositions peuvent faire état de candidatures en vue de l’élection des administrateurs si elles sont signées par un ou plusieurs actionnaires détenant au moins cinq pour cent des actions ou de celles d’une caté-gorie assorties du droit de vote lors de l’assemblée à laquelle les propositions doivent être présentées; le présent paragraphe n’empêche pas la présentation de candidatures au cours de l’assemblée.

Exemptions

(5) La société n’est pas tenue de se conformer aux paragraphes (2) et (3) dans l’un ou l’autre des cas suivants :

a) la proposition ne lui a pas été soumise au cours de la période réglementaire;

b) il apparaît nettement que la proposition a pour objet principal de faire valoir, contre la société ou ses administrateurs, ses dirigeants ou les détenteurs de ses valeurs mobilières, une réclamation personnelle ou d’obtenir d’eux la réparation d’un grief personnel;

b.1) il apparaît nettement que la proposition n’est pas liée de façon importante aux activités commerciales ou aux affaires internes de la société;

c) au cours du délai réglementaire précédant la réception de sa proposition, la personne ou son fondé de pouvoir avait omis de présenter, à une assemblée, une proposition que, à sa demande, la société avait fait figurer dans une circulaire de la direction sollicitant des procurations à l’occasion de cette assemblée;

d) une proposition à peu près identique figurant dans une circulaire de la direction ou d’un dissident sollicitant des procurations, a été présentée aux actionnaires à une assemblée tenue dans le délai réglementaire précédant la réception de la proposition et n’a pas reçu l’appui nécessaire prévu par les règlements;

e) dans un but de publicité, il y a abus des droits que confère le présent article.

Refus de prendre en compte la proposition

(5.1) Dans le cas où l’auteur de la proposition ne demeure pas le détenteur inscrit ou le véritable propriétaire des actions visées au paragraphe (1.1) jusqu’à la tenue de l’assemblée, la société peut refuser de faire figurer dans la circulaire de la direction toute autre proposition soumise par celui-ci dans le délai réglementaire suivant la tenue de l’assemblée.

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PART XII Shareholders	PARTIE XII Actionnaires
Sections 137-138	Articles 137-138

Immunity

(6) No corporation or person acting on its behalf incurs any liability by reason only of circulating a proposal or statement in compliance with this section.

Notice of refusal

(7) If a corporation refuses to include a proposal in a management proxy circular, the corporation shall, within the prescribed period after the day on which it receives the proposal or the day on which it receives the proof of ownership under subsection (1.4), as the case may be, no-tify in writing the person submitting the proposal of its intention to omit the proposal from the management proxy circular and of the reasons for the refusal.

Person may apply to court

(8) On the application of a person submitting a proposal who claims to be aggrieved by a corporation’s refusal under subsection (7), a court may restrain the holding of the meeting to which the proposal is sought to be presented and make any further order it thinks fit.

Corporation’s application to court

(9) The corporation or any person claiming to be ag-grieved by a proposal may apply to a court for an order permitting the corporation to omit the proposal from the management proxy circular, and the court, if it is satisfied that subsection (5) applies, may make such order as it thinks fit.

Director entitled to notice

(10) An applicant under subsection (8) or (9) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

R.S., 1985, c. C-44, s. 137; 2001, c. 14, s. 59; 2011, c. 21, s. 53(F); 2018, c. 8, s. 15.

List of shareholders entitled to receive notice

138 (1) A corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting, showing the number of shares held by each shareholder,

(a) if a record date is fixed under paragraph 134(1)(c), not later than ten days after that date; or

(b) if no record date is fixed, on the record date established under paragraph 134(2)(a).

Voting list — if record date fixed

(2) If a record date for voting is fixed under paragraph 134(1)(d), the corporation shall prepare, no later than ten

Immunité

(6) Ni la société ni les personnes agissant en son nom n’engagent leur responsabilité en diffusant une proposition ou un exposé en conformité avec le présent article.

Avis de refus

(7) La société qui a l’intention de refuser de joindre une proposition à la circulaire de la direction sollicitant des procurations doit, dans le délai réglementaire suivant la réception par la société de la preuve exigée en vertu du paragraphe (1.4) ou de la réception de la proposition, se-lon le cas, en donner par écrit un avis motivé à la per-sonne qui l’a soumise.

Demande de l’auteur de la proposition

(8) Sur demande de l’auteur de la proposition qui pré-tend avoir subi un préjudice suite au refus de la société exprimé conformément au paragraphe (7), le tribunal peut, par ordonnance, prendre toute mesure qu’il estime indiquée et notamment empêcher la tenue de l’assemblée à laquelle la proposition devait être présentée.

Demande de la société

(9) La société ou toute personne qui prétend qu’une pro-position lui cause un préjudice peut demander au tribunal une ordonnance autorisant la société à ne pas joindre la proposition à la circulaire de la direction sollicitant des procurations; le tribunal, s’il est convaincu que le para-graphe (5) s’applique, peut rendre toute décision qu’il es-time pertinente.

Le directeur est fondé à recevoir avis

(10) L’auteur de la demande en vertu des paragraphes (8) ou (9) doit en donner avis au directeur; celui-ci peut comparaître en personne ou par ministère d’avocat.

L.R. (1985), ch. C-44, art. 137; 2001, ch. 14, art. 59; 2011, ch. 21, art. 53(F); 2018, ch. 8, art. 15.

Liste des actionnaires : avis d’une assemblée

138 (1) La société dresse une liste alphabétique des ac-tionnaires habiles à recevoir avis d’une assemblée, en y mentionnant le nombre d’actions détenues par chacun :

a) dans les dix jours suivant la date de référence, si elle est fixée en vertu de l’alinéa 134(1)c);

b) à défaut d’une telle fixation, à la date de référence établie en vertu de l’alinéa 134(2)a).

Liste des actionnaires habiles à voter : date de référence

(2) Si la date de référence a été fixée en vertu de l’alinéa 134(1)d), la société dresse, au plus tard dix jours après

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PART XII Shareholders	PARTIE XII Actionnaires
Sections 138-139	Articles 138-139

days after the record date, an alphabetical list of shareholders entitled to vote as of the record date at a meeting of shareholders that shows the number of shares held by each shareholder.

Voting list — if no record date fixed

(3) If a record date for voting is not fixed under para-graph 134(1)(d), the corporation shall prepare, not later than 10 days after the record date that is fixed under paragraph 134(1)(c) or not later than the record date that is established under paragraph 134(2)(a), as the case may be, an alphabetical list of shareholders who are entitled to vote as of the record date that shows the number of shares held by each shareholder.

Entitlement to vote

(3.1) A shareholder whose name appears on a list prepared under subsection (2) or (3) is entitled to vote the shares shown opposite their name at the meeting to which the list relates.

Examination of list

(4) A shareholder may examine the list of shareholders

(a) during usual business hours at the registered office of the corporation or at the place where its central securities register is maintained; and

(b) at the meeting of shareholders for which the list was prepared.

R.S., 1985, c. C-44, s. 138; 2001, c. 14, s. 60; 2018, c. 8, s. 16(E).

Quorum

139 (1) Unless the by-laws otherwise provide, a quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or rep-resented by proxy.

Opening quorum sufficient

(2) If a quorum is present at the opening of a meeting of shareholders, the shareholders present may, unless the by-laws otherwise provide, proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Adjournment

(3) If a quorum is not present at the opening of a meet-ing of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

cette date, une liste alphabétique des actionnaires habiles à exercer les droits de vote attachés aux actions figurant en regard de leur nom.

Liste des actionnaires habiles à voter : aucune date de référence

(3) Si la date de référence n’a pas été fixée en vertu de l’alinéa 134(1)d), la société dresse, au plus tard dix jours après la date de référence fixée en vertu de l’alinéa 134(1)c) ou au plus tard à la date de référence prévue à l’alinéa 134(2)a), selon le cas, une liste alphabétique des actionnaires habiles à exercer les droits de vote attachés aux actions figurant en regard de leur nom.

Habilité à voter

(3.1) Les actionnaires dont le nom apparaît sur la liste dressée en vertu des paragraphes (2) ou (3) sont habiles à exercer les droits de vote attachés aux actions figurant en regard de leur nom.

Examen de la liste

(4) Les actionnaires peuvent prendre connaissance de la liste :

a) au siège social de la société ou au lieu où est tenu son registre central des valeurs mobilières, pendant les heures normales d’ouverture;

b) lors de l’assemblée pour laquelle elle a été dressée.

L.R. (1985), ch. C-44, art. 138; 2001, ch. 14, art. 60; 2018, ch. 8, art. 16(A).

Quorum

139 (1) Sauf disposition contraire des règlements admi-nistratifs, le quorum est atteint quel que soit le nombre de personnes effectivement présentes, lorsque les déten-teurs d’actions disposant de plus de cinquante pour cent des voix sont présents ou représentés.

Existence du quorum à l’ouverture

(2) Sauf disposition contraire des règlements adminis-tratifs, il suffit que le quorum soit atteint à l’ouverture de l’assemblée pour que les actionnaires puissent délibérer.

Ajournement

(3) En l’absence de quorum à l’ouverture de l’assemblée, les actionnaires présents ne peuvent délibérer que sur son ajournement à une date, une heure et en un lieu pré-cis.

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PART XII Shareholders	PARTIE XII Actionnaires
Sections 139-141	Articles 139-141

One shareholder meeting

(4) If a corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

1974-75-76, c. 33, s. 133; 1978-79, c. 9, ss. 1(F), 41.

Right to vote

140 (1) Unless the articles otherwise provide, each share of a corporation entitles the holder thereof to one vote at a meeting of shareholders.

Representative

(2) If a body corporate or association is a shareholder of a corporation, the corporation shall recognize any indi-vidual authorized by a resolution of the directors or governing body of the body corporate or association to rep-resent it at meetings of shareholders of the corporation.

Powers of representative

(3) An individual authorized under subsection (2) may exercise on behalf of the body corporate or association all the powers it could exercise if it were an individual share-holder.

Joint shareholders

(4) Unless the by-laws otherwise provide, if two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

R.S., 1985, c. C-44, s. 140; 2001, c. 14, s. 135(E).

Voting

141 (1) Unless the by-laws otherwise provide, voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting.

Ballot

(2) A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands.

Electronic voting

(3) Despite subsection (1), unless the by-laws otherwise provide, any vote referred to in subsection (1) may be held, in accordance with the regulations, if any, entirely by means of a telephonic, electronic or other communication facility, if the corporation makes available such a communication facility.

Assemblée avec un seul actionnaire

(4) L’assemblée peut être tenue par le seul actionnaire de la société, par le seul titulaire d’une seule catégorie ou sé-rie d’actions ou par son fondé de pouvoir.

1974-75-76, ch. 33, art. 133; 1978-79, ch. 9, art. 1(F) et 41.

Droit de vote

140 (1) Sauf disposition contraire des statuts, l’action-naire dispose, lors de l’assemblée, d’une voix par action.

Représentant

(2) La société doit permettre à tout particulier accrédité par résolution des administrateurs ou de la direction d’une personne morale ou d’une association faisant partie de ses actionnaires, de représenter ces dernières à ses assemblées.

Pouvoirs du représentant

(3) Le particulier accrédité en vertu du paragraphe (2) peut exercer, pour le compte de la personne morale ou de l’association qu’il représente, tous les pouvoirs d’un ac-tionnaire.

Coactionnaires

(4) Sauf disposition contraire des règlements adminis-tratifs, si plusieurs personnes détiennent des actions conjointement, le codétenteur présent à une assemblée peut, en l’absence des autres, exercer le droit de vote at-taché aux actions; au cas où plusieurs codétenteurs sont présents ou représentés, ils votent comme un seul actionaire.

L.R. (1985), ch. C-44, art. 140; 2001, ch. 14, art. 135(A).

Vote

141 (1) Sauf disposition contraire des règlements admi-nistratifs, le vote lors d’une assemblée se fait à main levée ou, à la demande de tout actionnaire ou fondé de pouvoir habile à voter, au scrutin secret.

Scrutin secret

(2) Les actionnaires ou les fondés de pouvoir peuvent de-mander un vote au scrutin secret avant ou après tout vote à main levée.

Vote par moyen de communication électronique

(3) Malgré le paragraphe (1) et sauf disposition contraire des règlements administratifs, le vote mentionné à ce pa-ragraphe peut être tenu, conformément aux éventuels rè-glements, entièrement par un moyen de communication téléphonique, électronique ou autre offert par la société.

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PART XII Shareholders	PARTIE XII Actionnaires
Sections 141-143	Articles 141-143

Voting while participating electronically

(4) Unless the by-laws otherwise provide, any person participating in a meeting of shareholders under subsec-tion 132(4) or (5) and entitled to vote at that meeting may vote, in accordance with the regulations, if any, by means of the telephonic, electronic or other communication facility that the corporation has made available for that purpose.

R.S., 1985, c. C-44, s. 141; 2001, c. 14, s. 61.

Resolution in lieu of meeting

142 (1) Except where a written statement is submitted by a director under subsection 110(2) or by an auditor under subsection 168(5),

(a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

(b) a resolution in writing dealing with all matters required by this Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of this Act relating to meetings of shareholders.

Filing resolution

(2) A copy of every resolution referred to in subsection (1) shall be kept with the minutes of the meetings of shareholders.

Evidence

(3) Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

R.S., 1985, c. C-44, s. 142; 2001, c. 14, s. 62.

Requisition of meeting

143 (1) The holders of not less than five per cent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the direc-tors to call a meeting of shareholders for the purposes stated in the requisition.

Form

(2) The requisition referred to in subsection (1), which may consist of several documents of like form each signed by one or more shareholders, shall state the busi-ness to be transacted at the meeting and shall be sent to each director and to the registered office of the corporation.

Vote en cas de participation par moyen de communication électronique

(4) Sauf disposition contraire des règlements adminis-tratifs, toute personne participant à une assemblée des actionnaires mentionnée aux paragraphes 132(4) ou (5) et habile à voter à cette assemblée, peut voter, conformé-ment aux éventuels règlements, par le moyen de commu-nication téléphonique, électronique ou autre mis à sa dis-position par la société à cette fin.

L.R. (1985), ch. C-44, art. 141; 2001, ch. 14, art. 61.

Résolution tenant lieu d’assemblée

142 (1) À l’exception de la déclaration écrite présentée par l’un des administrateurs en vertu du paragraphe 110(2) ou par le vérificateur en vertu du paragraphe 168(5), la résolution écrite, signée de tous les actionnaires habiles à voter en l’occurrence lors de l’assemblée :

a) a la même valeur que si elle avait été adoptée lors de l’assemblée;

b) répond aux conditions de la présente loi relatives aux assemblées, si elle porte sur toutes les questions qui doivent, selon la présente loi, être inscrites à l’ordre du jour de l’assemblée.

Dépôt de la résolution

(2) Un exemplaire des résolutions visées au paragraphe (1) doit être conservé avec les procès-verbaux des assem-blées.

Preuve

(3) Sauf s’il y a demande d’un vote par scrutin, l’inscription au procès-verbal de l’assemblée précisant que le président a déclaré qu’une résolution a été adoptée ou reje-tée fait foi, sauf preuve contraire, de ce fait, sans qu’il soit nécessaire de prouver le nombre ou la proportion des votes en faveur de cette résolution ou contre elle.

L.R. (1985), ch. C-44, art. 142; 2001, ch. 14, art. 62.

Demande de convocation

143 (1) Les détenteurs de cinq pour cent au moins des actions émises par la société et ayant le droit de vote à l’assemblée dont la tenue est demandée peuvent exiger des administrateurs la convocation d’une assemblée aux fins énoncées dans leur requête.

Forme

(2) La requête visée au paragraphe (1), qui peut consister en plusieurs documents de forme analogue signés par au moins l’un des actionnaires, énonce les points inscrits à l’ordre du jour de la future assemblée et est envoyée à chaque administrateur ainsi qu’au siège social de la société.

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PART XII Shareholders	PARTIE XII Actionnaires
Sections 143-144	Articles 143-144

Directors calling meeting

(3) On receiving the requisition referred to in subsection (1), the directors shall call a meeting of shareholders to transact the business stated in the requisition, unless

(a) a record date has been fixed under paragraph 134(1)(c) and notice of it has been given under subsection 134(3);

(b) the directors have called a meeting of shareholders and have given notice thereof under section 135; or

(c) the business of the meeting as stated in the requisition includes matters described in paragraphs 137(5)(b) to (e).

Shareholder calling meeting

(4) If the directors do not within twenty-one days after receiving the requisition referred to in subsection (1) call a meeting, any shareholder who signed the requisition may call the meeting.

Procedure

(5) A meeting called under this section shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws, this Part and Part XIII.

Reimbursement

(6) Unless the shareholders otherwise resolve at a meeting called under subsection (4), the corporation shall reimburse the shareholders the expenses reasonably incurred by them in requisitioning, calling and holding the meeting.

R.S., 1985, c. C-44, s. 143; 2001, c. 14, s. 63.

Meeting called by court

144 (1) A court, on the application of a director, a shareholder who is entitled to vote at a meeting of shareholders or the Director, may order a meeting of a corpo-ration to be called, held and conducted in the manner that the court directs, if

(a) it is impracticable to call the meeting within the time or in the manner in which those meetings are to be called;

(b) it is impracticable to conduct the meeting in the manner required by this Act or the by-laws; or

Convocation de l’assemblée par les administrateurs

(3) Les administrateurs convoquent une assemblée dès réception de la requête visée au paragraphe (1), pour dé-libérer des questions qui y sont énoncées sauf dans l’un ou l’autre des cas suivants :

a) l’avis d’une date de référence fixée en vertu de l’ali-néa 134(1)c) a été donné conformément au paragraphe 134(3);

b) ils ont déjà convoqué une assemblée et donné l’avis prévu à l’article 135;

c) les questions à l’ordre du jour énoncées dans la re-quête portent sur les cas visés aux alinéas 137(5)b) à e).

Convocation de l’assemblée par les actionnaires

(4) Faute par les administrateurs de convoquer l’assem-blée dans les vingt et un jours suivant la réception de la requête visée au paragraphe (1), tout signataire de celle-ci peut le faire.

Procédure

(5) L’assemblée prévue au présent article doit être convoquée, autant que possible, d’une manière conforme aux règlements administratifs, à la présente partie et à la partie XIII.

Remboursement

(6) Sauf adoption par les actionnaires d’une résolution à l’effet contraire lors d’une assemblée convoquée en vertu du paragraphe (4), la société rembourse aux actionnaires les dépenses normales qu’ils ont prises en charge pour demander, convoquer et tenir l’assemblée.

L.R. (1985), ch. C-44, art. 143; 2001, ch. 14, art. 63.

Convocation de l’assemblée par le tribunal

144 (1) S’il l’estime à propos, notamment lorsque la convocation régulière d’une assemblée ou la tenue de celle-ci selon les règlements administratifs et la présente loi est pratiquement impossible, le tribunal peut, à la demande d’un administrateur, d’un actionnaire habile à voter ou du directeur, prévoir, par ordonnance, la convocation et la tenue d’une assemblée conformément à ses directives.

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PART XII Shareholders	PARTIE XII Actionnaires
Sections 144-145.1	Articles 144-145.1

(c) the court thinks that the meeting should be called, held and conducted within the time or in the manner it directs for any other reason.

Varying quorum

(2) Without restricting the generality of subsection (1), the court may order that the quorum required by the by-laws or this Act be varied or dispensed with at a meeting called, held and conducted pursuant to this section.

Valid meeting

(3) A meeting called, held and conducted pursuant to this section is for all purposes a meeting of shareholders of the corporation duly called, held and conducted.

R.S., 1985, c. C-44, s. 144; 2001, c. 14, s. 64.

Court review of election

145 (1) A corporation or a shareholder or director may apply to a court to determine any controversy with respect to an election or appointment of a director or auditor of the corporation.

Powers of court

(2) On an application under this section, the court may make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order restraining a director or auditor whose election or appointment is challenged from acting pending determination of the dispute;

(b) an order declaring the result of the disputed election or appointment;

(c) an order requiring a new election or appointment, and including in the order directions for the management of the business and affairs of the corporation until a new election is held or appointment made; and

(d) an order determining the voting rights of shareholders and of persons claiming to own shares.

R.S., 1985, c. C-44, s. 145; 2001, c. 14, s. 65(F).

Pooling agreement

145.1 A written agreement between two or more share-holders may provide that in exercising voting rights the shares held by them shall be voted as provided in the agreement.

2001, c. 14, s. 66.

Modification du quorum

(2) Sans qu’il soit porté atteinte au caractère général de la règle énoncée au paragraphe (1), le tribunal peut, à l’occasion d’une assemblée convoquée et tenue en appli-cation du présent article, ordonner la modification ou la dispense du quorum exigé par les règlements administra-tifs ou la présente loi.

Validité de l’assemblée

(3) L’assemblée convoquée et tenue en application du présent article est, à toutes fins, régulière.

L.R. (1985), ch. C-44, art. 144; 2001, ch. 14, art. 64.

Révision d’une élection par le tribunal

145 (1) La société, ainsi que tout actionnaire ou administrateur, peut demander au tribunal de trancher tout différend relatif à l’élection d’un administrateur ou à la nomination d’un vérificateur.

Pouvoirs du tribunal

(2) Sur demande présentée en vertu du présent article, le tribunal peut, par ordonnance, prendre toute mesure qu’il estime pertinente et notamment :

a) enjoindre aux administrateurs ou vérificateur, dont l’élection ou la nomination est contestée, de s’abstenir d’agir jusqu’au règlement du litige;

b) proclamer le résultat de l’élection ou de la nomination litigieuse;

c) ordonner une nouvelle élection ou une nouvelle nomination en donnant des directives pour la conduite, dans l’intervalle, des activités commerciales et des af-faires internes de la société;

d) préciser les droits de vote des actionnaires et des personnes prétendant être propriétaires d’actions.

L.R. (1985), ch. C-44, art. 145; 2001, ch. 14, art. 65(F).

Convention de vote

145.1 Des actionnaires peuvent conclure entre eux une convention écrite régissant l’exercice de leur droit de vote.

2001, ch. 14, art. 66.

Current to October 31, 2023	117	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XII Shareholders	PARTIE XII Actionnaires
Section 146	Article 146

Unanimous shareholder agreement

146 (1) An otherwise lawful written agreement among all the shareholders of a corporation, or among all the shareholders and one or more persons who are not shareholders, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the corporation is valid.

Declaration by single shareholder

(2) If a person who is the beneficial owner of all the issued shares of a corporation makes a written declaration that restricts in whole or in part the powers of the directors to manage, or supervise the management of, the business and affairs of the corporation, the declaration is deemed to be a unanimous shareholder agreement.

Constructive party

(3) A purchaser or transferee of shares subject to a unanimous shareholder agreement is deemed to be a party to the agreement.

When no notice given

(4) If notice is not given to a purchaser or transferee of the existence of a unanimous shareholder agreement, in the manner referred to in subsection 49(8) or otherwise, the purchaser or transferee may, no later than 30 days after they become aware of the existence of the unanimous shareholder agreement, rescind the transaction by which they acquired the shares.

Rights of shareholder

(5) To the extent that a unanimous shareholder agreement restricts the powers of the directors to manage, or supervise the management of, the business and affairs of the corporation, parties to the unanimous shareholder agreement who are given that power to manage or supervise the management of the business and affairs of the corporation have all the rights, powers, duties and liabilities of a director of the corporation, whether they arise under this Act or otherwise, including any defences available to the directors, and the directors are relieved of their rights, powers, duties and liabilities, including their liabilities under section 119, to the same extent.

Discretion of shareholders

(6) Nothing in this section prevents shareholders from fettering their discretion when exercising the powers of directors under a unanimous shareholder agreement.

R.S., 1985, c. C-44, s. 146; 1994, c. 24, s. 15(F); 2001, c. 14, s. 66.

Convention unanime des actionnaires

146 (1) Est valide, si elle est par ailleurs licite, la convention écrite conclue par tous les actionnaires d’une société soit entre eux, soit avec des tiers, qui restreint, en tout ou en partie, les pouvoirs des administrateurs de gé-rer les activités commerciales et les affaires internes de la société ou d’en surveiller la gestion.

Déclaration de l’actionnaire unique

(2) Est réputée être une convention unanime des actionnaires la déclaration écrite de l’unique et véritable propriétaire de la totalité des actions émises de la société, qui restreint, en tout ou en partie, les pouvoirs des admi-nistrateurs de gérer les activités commerciales et les affaires internes de la société ou d’en surveiller la gestion.

Présomption

(3) L’acquéreur ou le cessionnaire des actions assujetties à une convention unanime des actionnaires est réputé être partie à celle-ci.

Avis non donné

(4) Si l’acquéreur ou le cessionnaire n’est pas avisé de l’existence de la convention unanime des actionnaires par une mention ou un renvoi visés au paragraphe 49(8) ou autrement, il peut, dans les trente jours après avoir pris connaissance de son existence, annuler l’opération par laquelle il est devenu acquéreur ou cessionnaire.

Droits des parties à la convention

(5) Dans la mesure où la convention unanime des actionnaires restreint le pouvoir des administrateurs de gérer les activités commerciales et les affaires internes de la société ou d’en surveiller la gestion, les droits, pouvoirs, obligations et responsabilités d’un administrateur — notamment les moyens de défense dont il peut se prévaloir — qui découlent d’une règle de droit sont dévolus aux parties à la convention auxquelles est conféré ce pouvoir; et les administrateurs sont déchargés des obligations et responsabilités corrélatives, notamment de la responsabilité visée à l’article 119 dans la même mesure.

Précision

(6) Il est entendu que le présent article n’empêche pas les actionnaires de lier à l’avance leur discrétion lorsqu’ils exercent les pouvoirs des administrateurs aux termes d’une convention unanime des actionnaires.

L.R. (1985), ch. C-44, art. 146; 1994, ch. 24, art. 15(F); 2001, ch. 14, art. 66.

Current to October 31, 2023	118	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XIII Proxies	PARTIE XIII Procurations
Section 147	Article 147

PART XIII

Proxies

Definitions

147 In this Part,

form of proxy means a written or printed form that, on completion and execution or, in Quebec, on signing by or on behalf of a shareholder, becomes a proxy; (formulaire de procuration)

intermediary means a person who holds a security on behalf of another person who is not the registered holder of the security, and includes

(a) a securities broker or dealer required to be registered to trade or deal in securities under the laws of any jurisdiction;

(b) a securities depositary;

(c) a financial institution;

(d) in respect of a clearing agency, a securities dealer, trust company, bank or other person, including another clearing agency, on whose behalf the clearing agency or its nominees hold securities of an issuer;

(e) a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan or other similar self-administered savings or investment plan registered under the Income Tax Act;

(f) a nominee of a person referred to in any of paragraphs (a) to (e); and

(g) a person who carries out functions similar to those carried out by individuals or entities referred to in any of paragraphs (a) to (e) and that holds a security registered in its name, or in the name of its nominee, on behalf of another person who is not the registered holder of the security. (intermédiaire)

proxy means a completed and executed or, in Quebec, signed form of proxy by means of which a shareholder appoints a proxyholder to attend and act on the shareholder’s behalf at a meeting of shareholders; (procuration)

registrant [Repealed, 2001, c. 14, s. 67]

solicit or solicitation

(a) includes

PARTIE XIII

Procurations

Définitions

147 Les définitions qui suivent s’appliquent à la présente partie.

courtier attitré [Abrogée, 2001, ch. 14, art. 67]

formulaire de procuration Formulaire manuscrit, dactylographié ou imprimé qui, une fois rempli et signé par l’actionnaire ou pour son compte, devient une procuration. (form of proxy)

intermédiaire Personne détenant des valeurs mobilières pour le compte d’une autre qui n’est pas le détenteur inscrit de celles-ci, notamment :

a) un courtier ou un négociant en valeurs mobilières tenu d’être enregistré pour faire le commerce des valeurs mobilières en vertu de toute loi applicable;

b) le dépositaire de valeurs mobilières;

c) une institution financière;

d) en ce qui concerne une agence de compensation et de dépôt, un négociant en valeurs mobilières, une société de fiducie, une banque ou toute autre personne — notamment une autre agence de compensation ou de dépôt — au nom duquel ou de laquelle l’agence ou la personne qu’elle désigne détient les titres d’un émetteur;

e) un fiduciaire ou tout administrateur d’un régime enregistré d’épargne-retraite, d’un fonds de revenu de retraite ou d’un régime d’épargne-études autogérés, ou autre régime d’épargne ou de placement autogéré comparable, enregistré en vertu de la Loi de l’impôt sur le revenu;

f) une personne désignée par une personne visée à l’un des alinéas a) à e);

g) toute personne qui exerce des fonctions comparables à celles exercées par des personnes visées à l’un des alinéas a) à e) et qui détient une valeur mobilière nominative, à son nom ou à celui de la personne visée à l’alinéa f), pour le compte d’une autre personne qui n’est pas le détenteur inscrit de cette valeur mobilière. (intermediary)

procuration Formulaire de procuration rempli et signé par lequel l’actionnaire nomme un fondé de pouvoir pour assister et agir en son nom aux assemblées. (proxy)

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Canada Business Corporations	Sociétés par actions
PART XIII Proxies	PARTIE XIII Procurations
Section 147	Article 147

(i) a request for a proxy whether or not accompanied by or included in a form of proxy,

(ii) a request to execute or not to execute or, in Quebec, to sign or not to sign a form of proxy or to revoke a proxy,

(iii) the sending of a form of proxy or other communication to a shareholder under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy, and

(iv) the sending of a form of proxy to a shareholder under section 149; but

(b) does not include

(i) the sending of a form of proxy in response to an unsolicited request made by or on behalf of a shareholder,

(ii) the performance of administrative acts or professional services on behalf of a person soliciting a proxy,

(iii) the sending by an intermediary of the documents referred to in section 153,

(iv) a solicitation by a person in respect of shares of which the person is the beneficial owner,

(v) a public announcement, as prescribed, by a shareholder of how the shareholder intends to vote and the reasons for that decision,

(vi) a communication for the purposes of obtaining the number of shares required for a shareholder proposal under subsection 137(1.1), or

(vii) a communication, other than a solicitation by or on behalf of the management of the corporation, that is made to shareholders, in any circumstances that may be prescribed; (sollicitation)

solicitation by or on behalf of the management of a corporation means a solicitation by any person pursuant to a resolution or instructions of, or with the acquiescence of, the directors or a committee of the directors. (sollicitation effectuée par la direction ou pour son compte)

R.S., 1985, c. C-44, s. 147; 2001, c. 14, ss. 67, 135(E); 2011, c. 21, s. 54(E).

sollicitation

a) Sont assimilés à la sollicitation :

(i) la demande de procuration dont est assorti ou non le formulaire de procuration,

(ii) la demande de signature ou de non-signature du formulaire de procuration ou de révocation de procuration,

(iii) l’envoi d’un formulaire de procuration ou de toute communication aux actionnaires, concerté en vue de l’obtention, du refus ou de la révocation d’une procuration,

(iv) l’envoi d’un formulaire de procuration aux actionnaires conformément à l’article 149;

b) sont exclus de la présente définition :

(i) l’envoi d’un formulaire de procuration en réponse à la demande spontanément faite par un actionnaire ou pour son compte,

(ii) l’accomplissement d’actes d’administration ou de services professionnels pour le compte d’une personne sollicitant une procuration,

(iii) l’envoi par un intermédiaire des documents visés à l’article 153,

(iv) la sollicitation faite par une personne pour des actions dont elle est le véritable propriétaire,

(v) l’annonce publique — au sens des règlements — par l’actionnaire de ses intentions de vote, motifs à l’appui,

(vi) toute communication en vue d’obtenir le nombre d’actions requis pour la présentation d’une proposition par un actionnaire en conformité avec le paragraphe 137(1.1),

(vii) toute communication, autre qu’une sollicitation effectuée par la direction ou pour son compte, faite aux actionnaires dans les circonstances réglementaires. (solicit or solicitation)

sollicitation effectuée par la direction ou pour son compte Sollicitation faite par toute personne, à la suite d’une résolution ou d’instructions ou avec l’approbation des administrateurs ou d’un comité du conseil d’administration. (solicitation by or on behalf of the management of a corporation)

L.R. (1985), ch. C-44, art. 147; 2001, ch. 14, art. 67 et 135(A); 2011, ch. 21, art. 54(A).

Current to October 31, 2023	120	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XIII Proxies	PARTIE XIII Procurations
Sections 148-149	Articles 148-149

Appointing proxyholder

148 (1) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

Execution or signing of proxy

(2) A proxy shall be executed or, in Quebec, signed by the shareholder or by the shareholder’s personal representative authorized in writing.

Validity of proxy

(3) A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

Revocation of proxy

(4) A shareholder may revoke a proxy

(a) by depositing an instrument or act in writing executed or, in Quebec, signed by the shareholder or by the shareholder’s personal representative authorized in writing

(i) at the registered office of the corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or

(ii) with the chairman of the meeting on the day of the meeting or an adjournment thereof; or

(b) in any other manner permitted by law.

Deposit of proxies

(5) The directors may specify in a notice calling a meeting of shareholders a time not more than 48 hours, excluding Saturdays and holidays, before the meeting or adjournment before which time proxies to be used at the meeting must be deposited with the corporation or its agent or mandatary.

R.S., 1985, c. C-44, s. 148; 2001, c. 14, s. 135(E); 2011, c. 21, s. 55.

Mandatory solicitation

149 (1) Subject to subsection (2), the management of a corporation shall, concurrently with giving notice of a meeting of shareholders, send a form of proxy in prescribed form to each shareholder who is entitled to receive notice of the meeting.

Nomination d’un fondé de pouvoir

148 (1) L’actionnaire habile à voter lors d’une assemblée peut, par procuration, nommer un fondé de pouvoir ainsi que plusieurs suppléants qui peuvent ne pas être actionnaires, aux fins d’assister à cette assemblée et d’y agir dans les limites prévues à la procuration.

Signature de la procuration

(2) L’actionnaire ou son représentant personnel autorisé par écrit doit signer la procuration.

Validité de la procuration

(3) La procuration est valable pour l’assemblée visée et à tout ajournement de cette assemblée.

Révocation d’une procuration

(4) L’actionnaire peut révoquer la procuration :

a) en déposant un acte écrit signé de lui ou de son représentant personnel muni d’une autorisation écrite :

(i) soit au siège social de la société au plus tard le dernier jour ouvrable précédant l’assemblée en cause ou la date de reprise en cas d’ajournement,

(ii) soit entre les mains du président de l’assemblée à la date de son ouverture ou de sa reprise en cas d’ajournement;

b) de toute autre manière autorisée par la loi.

Dépôt des procurations

(5) Les administrateurs peuvent, dans l’avis de convocation d’une assemblée, préciser une date limite, qui ne peut être antérieure de plus de quarantehuit heures, non compris les samedis et les jours fériés, à la date d’ouverture de l’assemblée ou de sa reprise en cas d’ajournement, pour la remise des procurations à la société ou à son mandataire.

L.R. (1985), ch. C-44, art. 148; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 55.

Sollicitation obligatoire

149 (1) Sous réserve du paragraphe (2), la direction d’une société doit, en donnant avis de l’assemblée aux actionnaires, leur envoyer un formulaire de procuration en la forme prescrite.

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Canada Business Corporations	Sociétés par actions
PART XIII Proxies	PARTIE XIII Procurations
Sections 149-150	Articles 149-150

Exception

(2) The management of the corporation is not required to send a form of proxy under subsection (1) if it

(a) is not a distributing corporation; and

(b) has fifty or fewer shareholders entitled to vote at a meeting, two or more joint holders being counted as one shareholder.

Offence

(3) If the management of a corporation fails to comply, without reasonable cause, with subsection (1), the corporation is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars.

Officers, etc., of corporations

(4) Where a corporation commits an offence under subsection (3), any director or officer of the corporation who knowingly authorized, permitted or acquiesced in the commission of the offence is a party to and guilty of the offence and is liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the corporation has been prosecuted or convicted.

R.S., 1985, c. C-44, s. 149; 2001, c. 14, s. 68.

Soliciting proxies

150	(1) A person shall not solicit proxies unless

(a) in the case of solicitation by or on behalf of the management of a corporation, a management proxy circular in prescribed form, either as an appendix to or as a separate document accompanying the notice of the meeting, or

(b) in the case of any other solicitation, a dissident’s proxy circular in prescribed form stating the purposes of the solicitation is sent to the auditor of the corporation, to each shareholder whose proxy is solicited, to each director and, if paragraph (b) applies, to the corporation.

Exception — solicitation to fifteen or fewer shareholders

(1.1) Despite subsection (1), a person may solicit proxies, other than by or on behalf of the management of the corporation, without sending a dissident’s proxy circular, if the total number of shareholders whose proxies are solicited is fifteen or fewer, two or more joint holders being counted as one shareholder.

Exception

(2) La direction d’une société — autre qu’une société ayant fait appel au public — comptant au plus cinquante actionnaires habiles à voter lors d’une assemblée, les codétenteurs d’une action étant comptés comme un seul actionnaire, n’est pas tenue d’envoyer le formulaire de procuration prévu au paragraphe (1).

Infraction

(3) La société dont la direction contrevient, sans motif raisonnable, au paragraphe (1), commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

Sociétés et leurs dirigeants, etc.

(4) En cas de perpétration par une société d’une infraction visée au paragraphe (3), ceux de ses administrateurs ou dirigeants qui y ont sciemment donné leur autorisation, leur permission ou leur acquiescement sont considérés comme des coauteurs de l’infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines, que la société ait été ou non poursuivie ou déclarée coupable.

L.R. (1985), ch. C-44, art. 149; 2001, ch. 14, art. 68.

Sollicitation de procuration

150 (1) Les procurations ne peuvent être sollicitées qu’à l’aide de circulaires envoyées en la forme prescrite :

a) sous forme d’annexe ou de document distinct de l’avis de l’assemblée, en cas de sollicitation effectuée par la direction ou pour son compte,

b) dans les autres cas, par tout dissident, qui doit y mentionner l’objet de cette sollicitation,

au vérificateur, à chacun des administrateurs, aux actionnaires intéressés et, en cas d’application de l’alinéa b), à la société.

Exception : sollicitation restreinte

(1.1) Malgré le paragraphe (1), il n’est pas nécessaire d’envoyer de circulaires pour effectuer une sollicitation, sauf si celleci est effectuée par la direction ou pour son compte, lorsque le nombre total des actionnaires dont les procurations sont sollicitées ne dépasse pas quinze, les codétenteurs d’une action étant comptés comme un seul actionnaire.

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Canada Business Corporations	Sociétés par actions
PART XIII Proxies	PARTIE XIII Procurations
Sections 150-152	Articles 150-152

Exception — solicitation by public broadcast

(1.2) Despite subsection (1), a person may solicit proxies, other than by or on behalf of the management of the corporation, without sending a dissident’s proxy circular if the solicitation is, in the prescribed circumstances, conveyed by public broadcast, speech or publication.

Copy to Director

(2) A person required to send a management proxy circular or dissident’s proxy circular shall send concurrently a copy of it to the Director together with a statement in prescribed form, the form of proxy, any other documents for use in connection with the meeting and, in the case of a management proxy circular, a copy of the notice of meeting.

Offence

(3) A person who fails to comply with subsections (1) and (2) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the body corporate has been prosecuted or convicted.

Officers, etc., of bodies corporate

(4) Where a body corporate commits an offence under subsection (3), any director or officer of the body corporate who knowingly authorized, permitted or acquiesced in the commission of the offence is a party to and guilty of the offence and is liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the body corporate has been prosecuted or convicted.

R.S., 1985, c. C-44, s. 150; 1992, c. 1, s. 54; 1994, c. 24, s. 16; 2001, c. 14, s. 69.

Exemption

151 (1) On the application of an interested person, the Director may exempt the person, on any terms that the Director thinks fit, from any of the requirements of section 149 or subsection 150(1) or 153(1). The exemption may have retroactive effect.

(2) [Repealed, 2018, c. 8, s. 18]

R.S., 1985, c. C-44, s. 151; 2001, c. 14, s. 70; 2018, c. 8, s. 18.

Attendance at meeting

152 (1) A person who solicits a proxy and is appointed proxyholder shall attend in person or cause an alternate proxyholder to attend the meeting in respect of which the

Exemption : sollicitation par diffusion publique

(1.2) Malgré le paragraphe (1), il n’est pas nécessaire d’envoyer de circulaires pour effectuer une sollicitation, sauf si celleci est effectuée par la direction ou pour son compte, lorsque la sollicitation est, dans les circonstances prévues par règlement, transmise par diffusion publique, discours ou publication.

Copie au directeur

(2) La personne tenue d’envoyer une circulaire émanant de la direction ou d’un dissident doit en même temps en envoyer un exemplaire au directeur, accompagné tant de la déclaration réglementaire et du formulaire de procuration que des documents utiles à l’assemblée; dans le cas où elle émane de la direction, la circulaire est de plus accompagnée d’une copie de l’avis d’assemblée.

Infraction

(3) Quiconque contrevient aux paragraphes (1) et (2) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

Personnes morales et leurs dirigeants, etc.

(4) En cas de perpétration par une personne morale d’une infraction visée au paragraphe (3), ceux de ses ad-ministrateurs ou dirigeants qui y ont sciemment donné leur autorisation, leur permission ou leur acquiescement sont considérés comme des coauteurs de l’infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines, que la personne morale ait été ou non poursuivie ou déclarée coupable.

L.R. (1985), ch. C-44, art. 150; 1992, ch. 1, art. 54; 1994, ch. 24, art. 16; 2001, ch. 14, art. 69.

Dispense

151 (1) Le directeur peut, selon les modalités qu’il estime utiles, dispenser tout intéressé qui en fait la demande des exigences visées à l’article 149 ou aux paragraphes 150(1) ou 153(1). La dispense peut avoir un effet rétroactif.

(2) [Abrogé, 2018, ch. 8, art. 18]

L.R. (1985), ch. C-44, art. 151; 2001, ch. 14, art. 70; 2018, ch. 8, art. 18.

Présence à l’assemblée

152 (1) La personne nommée fondé de pouvoir après avoir sollicité une procuration doit assister personnellement à l’assemblée visée, ou s’y faire représenter par son

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Canada Business Corporations	Sociétés par actions
PART XIII Proxies	PARTIE XIII Procurations
Sections 152-153	Articles 152-153

proxy is given and comply with the directions of the shareholder who appointed him.

Right of a proxyholder

(2) A proxyholder or an alternate proxyholder has the same rights as the shareholder by whom they were appointed to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at such a meeting in respect of any matter by way of any show of hands.

Show of hands

(3) Despite subsections (1) and (2), if the chairperson of a meeting of shareholders declares to the meeting that, if a ballot is conducted, the total number of votes attached to shares represented at the meeting by proxy required to be voted against what to the knowledge of the chairperson will be the decision of the meeting in relation to any matter or group of matters is less than five per cent of all the votes that might be cast by shareholders personally or through proxy at the meeting on the ballot, unless a shareholder or proxyholder demands a ballot,

(a) the chairperson may conduct the vote in respect of that matter or group of matters by a show of hands; and

(b) a proxyholder or alternate proxyholder may vote in respect of that matter or group of matters by a show of hands.

Offence

(4) A proxyholder or alternate proxyholder who without reasonable cause fails to comply with the directions of a shareholder under this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not ex-ceeding six months or to both.

R.S., 1985, c. C-44, s. 152; 2001, c. 14, ss. 71, 135(E).

Duty of intermediary

153 (1) Shares of a corporation that are registered in the name of an intermediary or their nominee and not beneficially owned by the intermediary must not be voted unless the intermediary, without delay after receipt of the notice of the meeting, financial statements, management proxy circular, dissident’s proxy circular and any other documents other than the form of proxy sent to shareholders by or on behalf of any person for use in connection with the meeting, sends a copy of the document to the beneficial owner and, except when the intermediary suppléant, et se conformer aux instructions de l’actionnaire qui l’a nommée.

Droits du fondé de pouvoir

(2) Au cours d’une assemblée, le fondé de pouvoir ou un suppléant a, en ce qui concerne la participation aux délibérations et le vote par voie de scrutin, les mêmes droits que l’actionnaire qui l’a nommé; cependant, le fondé de pouvoir ou un suppléant qui a reçu des instructions contradictoires de ses mandants ne peut prendre part à un vote à main levée.

Vote à main levée

(3) Malgré les paragraphes (1) et (2), lorsque le président d’une assemblée déclare qu’en cas de scrutin, l’ensemble des voix attachées aux actions représentées par des fondés de pouvoir ayant instruction de voter contre la solution qui, à son avis, sera adoptée par l’assemblée quant à une question ou un groupe de questions, sera inférieur à cinq pour cent des voix qui peuvent être exprimées par des actionnaires, présents ou représentés par des fondés de pouvoir, au cours de ce scrutin, et sauf si un actionnaire ou un fondé de pouvoir exige la tenue d’un scrutin :

a) le président peut procéder à un vote à main levée sur la question ou le groupe de questions;

b) les fondés de pouvoir et les suppléants peuvent participer au vote à main levée sur la question ou le groupe de questions.

Infraction

(4) Le fondé de pouvoir ou son suppléant qui, sans motif raisonnable, contrevient aux instructions données par l’actionnaire conformément au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

L.R. (1985), ch. C-44, art. 152; 2001, ch. 14, art. 71 et 135(A).

Devoir de l’intermédiaire

153 (1) L’intermédiaire qui n’est pas le véritable propriétaire des actions inscrites à son nom ou à celui d’une personne désignée par lui ne peut exercer les droits de vote dont elles sont assorties que sur envoi au véritable propriétaire, dès leur réception, d’un exemplaire de l’avis de l’assemblée, des états financiers, des circulaires sollicitant des procurations émanant de la direction ou d’un dissident et de tous documents — à l’exception du formulaire de procuration — envoyés par toute personne ou pour son compte, aux actionnaires pour l’assemblée. Il doit également envoyer une demande écrite

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has received written voting instructions from the beneficial owner, a written request for such instructions.

Restriction on voting

(2) An intermediary, or a proxyholder appointed by an intermediary, may not vote shares that the intermediary does not beneficially own and that are registered in the name of the intermediary or in the name of a nominee of the intermediary unless the intermediary or proxyholder, as the case may be, receives written voting instructions from the beneficial owner.

Copies

(3) A person by or on behalf of whom a solicitation is made shall provide, at the request of an intermediary, without delay, to the intermediary at the person’s expense the necessary number of copies of the documents referred to in subsection (1), other than copies of the document requesting voting instructions.

Instructions to intermediary

(4) An intermediary shall vote or appoint a proxyholder to vote any shares referred to in subsection (1) in accordance with any written voting instructions received from the beneficial owner.

Beneficial owner as proxyholder

(5) If a beneficial owner so requests and provides an intermediary with appropriate documentation, the intermediary must appoint the beneficial owner or a nominee of the beneficial owner as proxyholder.

Validity

(6) The failure of an intermediary to comply with this section does not render void any meeting of shareholders or any action taken at the meeting.

Limitation

(7) Nothing in this section gives an intermediary the right to vote shares that the intermediary is otherwise prohibited from voting.

Offence

(8) An intermediary who knowingly fails to comply with this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

Officers, etc., of bodies corporate

(9) If an intermediary that is a body corporate commits an offence under subsection (8), any director or officer of

d’instructions sur le vote, s’il n’a pas reçu du véritable propriétaire de telles instructions par écrit.

Restrictions relatives au vote

(2) L’intermédiaire qui n’est pas le véritable propriétaire des actions inscrites à son nom ou à celui d’une personne désignée par lui — ou le fondé de pouvoir nommé par lui — ne peut exercer les droits de vote dont elles sont assorties, s’il n’a pas reçu du véritable propriétaire des instructions écrites relatives au vote.

Exemplaires

(3) La personne qui fait une sollicitation ou pour le compte de laquelle elle est faite doit fournir sans délai à ses propres frais à l’intermédiaire, dès que celuici en fait la demande, le nombre nécessaire d’exemplaires des documents visés au paragraphe (1), sauf ceux qui réclament des instructions sur le vote.

Instructions à l’intermédiaire

(4) Les droits de vote dont sont assorties les actions visées au paragraphe (1) doivent être exercés par l’intermédiaire ou le fondé de pouvoir qu’il nomme à cette fin selon les instructions écrites reçues du véritable propriétaire.

Véritable propriétaire nommé fondé de pouvoir

(5) Sur demande du véritable propriétaire et après en avoir reçu les documents appropriés, l’intermédiaire choisit comme fondé de pouvoir celui-ci ou la personne qu’il désigne.

Validité

(6) L’inobservation du présent article par l’intermédiaire n’annule ni l’assemblée ni les mesures prises lors de celle-ci.

Limitation

(7) Le présent article ne confère nullement à l’intermédiaire les droits de vote qui lui sont par ailleurs refusés.

Infraction

(8) L’intermédiaire qui contrevient sciemment au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

Personnes morales et leurs dirigeants, etc.

(9) En cas de perpétration par un intermédiaire qui est une personne morale d’une infraction visée au

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the body corporate who knowingly authorized, permitted or acquiesced in the commission of the offence is a party to and guilty of the offence and is liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the body corporate has been prosecuted or convicted.

R.S., 1985, c. C-44, s. 153; 2001, c. 14, s. 72.

Restraining order

154 (1) If a form of proxy, management proxy circular or dissident’s proxy circular contains an untrue statement of a material fact or omits to state a material fact required therein or necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made, an interested person or the Director may apply to a court and the court may make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order restraining the solicitation, the holding of the meeting, or any person from implementing or acting on any resolution passed at the meeting to which the form of proxy, management proxy circular or dissident’s proxy circular relates;

(b) an order requiring correction of any form of proxy or proxy circular and a further solicitation; and

(c) an order adjourning the meeting.

Notice to Director

(2) An applicant under this section shall give to the Director notice of the application and the Director is entitled to appear and to be heard in person or by counsel.

1974-75-76, c. 33, s. 148; 1978-79, c. 9, s. 1(F).

PART XIV

Financial Disclosure

Annual financial statements

155 (1) The directors of a corporation shall place before the shareholders at every annual meeting

(a) prescribed comparative financial statements that conform to any prescribed requirements and relate separately to

(i) the period that began on the date the corporation came into existence and ended not more than paragraphe (8), ceux de ses administrateurs ou dirigeants qui y ont sciemment donné leur autorisation, leur permission ou leur acquiescement sont considérés comme des coauteurs de l’infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines, que la personne morale ait été ou non poursuivie ou déclarée coupable.

L.R. (1985), ch. C-44, art. 153; 2001, ch. 14, art. 72.

Ordonnance

154 (1) En cas de faux renseignements sur un fait important, ou d’omission d’un tel fait dont la divulgation était requise ou nécessaire pour éviter que la déclaration ne soit trompeuse eu égard aux circonstances, dans un formulaire de procuration ou dans une circulaire émanant de la direction ou d’un dissident, le tribunal peut, à la demande de tout intéressé ou du directeur, prendre par ordonnance toute mesure qu’il estime pertinente et notamment :

a) interdire la sollicitation et la tenue de l’assemblée ou enjoindre à quiconque de ne donner aucune suite aux résolutions adoptées à l’assemblée en cause;

b) exiger la correction des documents en cause et prévoir une nouvelle sollicitation;

c) ajourner l’assemblée.

Avis au directeur

(2) L’auteur de la demande prévue au présent article doit en aviser le directeur; celuici peut comparaître en personne ou par ministère d’avocat.

1974-75-76, ch. 33, art. 148; 1978-79, ch. 9, art. 1(F).

PARTIE XIV

Présentation de renseignements d’ordre financier

États financiers annuels

155 (1) Les administrateurs doivent, à l’assemblée annuelle, présenter aux actionnaires :

a) les états financiers comparatifs exigés par les règlements, établis conformément à ceuxci et couvrant séparément :

(i) la période se terminant six mois au plus avant l’assemblée et ayant commencé à la date soit de

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six months before the annual meeting or, if the corporation has completed a financial year, the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting, and

(ii) the immediately preceding financial year;

(b) the report of the auditor, if any; and

(c) any further information respecting the financial position of the corporation and the results of its operations required by the articles, the by-laws or any unanimous shareholder agreement.

Exception

(2) Notwithstanding paragraph (1)(a), the financial statements referred to in subparagraph (1)(a)(ii) may be omitted if the reason for the omission is set out in the financial statements, or in a note thereto, to be placed before the shareholders at an annual meeting.

R.S., 1985, c. C-44, s. 155; 2018, c. 8, s. 20.

Application for exemption

156 On the application of a corporation, the Director may exempt the corporation, on any terms that the Director thinks fit, from any requirement set out in section 155 or any of sections 157 to 160, if the Director reasonably believes that the detriment that may be caused to the corporation by the requirement outweighs its benefit to the shareholders or, in the case of a distributing corpo-ration, to the public.

R.S., 1985, c. C-44, s. 156; 2001, c. 14, s. 74; 2018, c. 8, s. 21.

Consolidated statements

157 (1) A corporation shall keep at its registered office a copy of the financial statements of each of its subsidiary bodies corporate and of each body corporate the accounts of which are consolidated in the financial statements of the corporation.

Examination

(2) Shareholders of a corporation and their personal representatives may on request examine the statements referred to in subsection (1) during the usual business hours of the corporation and may make extracts free of charge.

Barring examination

(3) A corporation may, within fifteen days of a request to examine under subsection (2), apply to a court for an order barring the right of any person to so examine, and the court may, if it is satisfied that such examination would be detrimental to the corporation or a subsidiary body corporate, bar such right and make any further order it thinks fit.

création de la société, soit, si elle a déjà fonctionné durant un exercice complet, de la fin de cet exercice,

(ii) l’exercice précédent;

b) le rapport du vérificateur, s’il a été établi;

c) tous renseignements sur la situation financière de la société et le résultat de ses activités qu’exigent les statuts, les règlements administratifs ou toute convention unanime des actionnaires.

Exception

(2) Par dérogation à l’alinéa (1)a), il n’est pas nécessaire de présenter les états financiers visés au sous-alinéa (1)a)(ii) si le motif en est donné dans les états financiers, ou dans une note y annexée, à présenter aux actionnaires à l’assemblée annuelle.

L.R. (1985), ch. C-44, art. 155; 2018, ch. 8, art. 20.

Demande de dispense

156 Le directeur peut, sur demande de la société, soustraire celleci, aux conditions qu’il estime indiquées, à toute obligation prévue à l’article 155 ou à l’un des articles 157 à 160 s’il a de bonnes raisons de croire que les inconvénients pour la société qui découleraient du respect de l’obligation l’emportent sur les avantages qui en résulteraient pour les actionnaires ou, dans le cas de la société ayant fait appel au public, sur les avantages qui en résulteraient pour le public.

L.R. (1985), ch. C-44, art. 156; 2001, ch. 14, art. 74; 2018, ch. 8, art. 21.

États financiers consolidés

157 (1) La société doit conserver à son siège social un exemplaire des états financiers de chacune de ses filiales et de chaque personne morale dont les comptes sont consolidés dans ses propres états financiers.

Examen

(2) Les actionnaires ainsi que leurs représentants personnels peuvent, sur demande, examiner gratuitement les états financiers visés au paragraphe (1) et en tirer copie pendant les heures normales d’ouverture des bureaux.

Interdiction

(3) Le tribunal saisi d’une requête présentée par la société dans les quinze jours d’une demande d’examen faite en vertu du paragraphe (2) peut rendre toute ordonnance qu’il estime pertinente et, notamment, interdire l’examen, s’il est convaincu qu’il serait préjudiciable à la société ou à une filiale.

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Notice to Director

(4) A corporation shall give the Director and the person asking to examine under subsection (2) notice of an application under subsection (3), and the Director and such person may appear and be heard in person or by counsel.

R.S., 1985, c. C-44, s. 157; 2001, c. 14, s. 75.

Approval of financial statements

158 (1) The directors of a corporation shall approve the financial statements referred to in section 155 and the approval shall be evidenced by the manual signature of one or more directors or a facsimile of the signatures reproduced in the statements.

Condition precedent

(2) A corporation shall not issue, publish or circulate copies of the financial statements referred to in section 155 unless the financial statements are

(a) approved and signed in accordance with subsection (1); and

(b) accompanied by the report of the auditor of the corporation, if any.

R.S., 1985, c. C-44, s. 158; 2001, c. 14, s. 76.

Copies to shareholders

159 (1) A corporation shall, not less than twenty-one days before each annual meeting of shareholders or before the signing of a resolution under paragraph 142(1)(b) in lieu of the annual meeting, send a copy of the documents referred to in section 155 to each shareholder, except to a shareholder who has informed the corporation in writing that he or she does not want a copy of those documents.

Offence

(2) A corporation that, without reasonable cause, fails to comply with subsection (1) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars.

R.S., 1985, c. C-44, s. 159; 2001, c. 14, s. 135(E).

Copies to Director

160 (1) A distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person, shall send a copy of the documents referred to in section 155 to the Director

Avis au directeur

(4) La société doit donner avis de toute requête présentée en vertu du paragraphe (3) au directeur et à toute personne qui demande l’examen prévu au paragraphe (2); ceuxci peuvent comparaître en personne ou par ministère d’avocat.

L.R. (1985), ch. C-44, art. 157; 2001, ch. 14, art. 75.

Approbation des états financiers

158 (1) Les administrateurs doivent approuver les états financiers visés à l’article 155; l’approbation est attestée par la signature — ou sa reproduction mécanique, notamment sous forme d’imprimé — d’au moins l’un d’entre eux.

Condition préalable

(2) La société ne peut publier ou diffuser les états financiers visés à l’article 155 que lorsque les conditions suivantes sont réunies :

a) ils ont été approuvés et signés conformément au paragraphe (1);

b) ils sont accompagnés du rapport du vérificateur, s’il a été établi.

L.R. (1985), ch. C-44, art. 158; 2001, ch. 14, art. 76.

Copies aux actionnaires

159 (1) La société doit, vingt et un jours au moins avant chaque assemblée annuelle ou avant la signature de la résolution qui en tient lieu en vertu de l’alinéa 142(1)b), envoyer un exemplaire des documents visés à l’article 155 à chaque actionnaire, sauf à ceux qui l’ont informée par écrit de leur désir de ne pas les recevoir.

Infraction

(2) La société qui, sans motif raisonnable, contrevient au paragraphe (1) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

L.R. (1985), ch. C-44, art. 159; 2001, ch. 14, art. 135(A).

Copies au directeur

160 (1) La société ayant fait appel au public dont des valeurs mobilières en circulation sont détenues par plusieurs personnes doit envoyer au directeur copie des documents visés à l’article 155 :

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(a) not less than twenty-one days before each annual meeting of shareholders, or without delay after a resolution referred to in paragraph 142(1)(b) is signed; and

(b) in any event within fifteen months after the last preceding annual meeting should have been held or a resolution in lieu of the meeting should have been signed, but no later than six months after the end of the corporation’s preceding financial year.

Subsidiary corporation exemption

(2) A subsidiary corporation is not required to comply with this section if

(a) the financial statements of its holding corporation are in consolidated or combined form and include the accounts of the subsidiary; and

(b) the consolidated or combined financial statements of the holding corporation are included in the documents sent to the Director by the holding corporation in compliance with this section.

Offence

(3) A corporation that fails to comply with this section is guilty of an offence and is liable on summary conviction to a fine not exceeding five thousand dollars.

R.S., 1985, c. C-44, s. 160; 1992, c. 1, s. 55; 1994, c. 24, s. 17; 2001, c. 14, s. 77.

Qualification of auditor

161 (1) Subject to subsection (5), a person is disqualified from being an auditor of a corporation if the person is not independent of the corporation, any of its affiliates, or the directors or officers of any such corporation or its affiliates.

Independence

(2)	For the purposes of this section,

(a) independence is a question of fact; and

(b) a person is deemed not to be independent if they or their business partner

(i) is a business partner, a director, an officer or an employee of the corporation or any of its affiliates, or a business partner of any director, officer or employee of any such corporation or any of its affiliates,

(ii) beneficially owns or controls, directly or indirectly, a material interest in the securities of the corporation or any of its affiliates, or

a) vingt et un jours au moins avant chaque assemblée annuelle ou sans délai après la signature de la résolution qui en tient lieu en vertu de l’alinéa 142(1)b);

b) en tout état de cause, dans les quinze mois suivant l’assemblée annuelle précédente ou la date à laquelle aurait dû être signée la résolution en tenant lieu, mais au plus tard dans les six mois suivant la fin de chaque exercice.

Dispense

(2) Les filiales ne sont pas tenues de se conformer au présent article si :

a) d’une part, leurs états financiers sont inclus dans ceux de la société mère présentés sous forme consolidée ou cumulée;

b) d’autre part, les états financiers de la société mère, présentés sous forme consolidée ou cumulée, figurent dans les documents envoyés au directeur en conformité avec le présent article.

Infraction

(3) Toute société qui contrevient au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars.

L.R. (1985), ch. C-44, art. 160; 1992, ch. 1, art. 55; 1994, ch. 24, art. 17; 2001, ch. 14, art. 77.

Qualités requises pour être vérificateur

161 (1) Sous réserve du paragraphe (5), pour être vérificateur, il faut être indépendant de la société, des personnes morales de son groupe ou de leurs administrateurs ou dirigeants.

Indépendance

(2)	Pour l’application du présent article :

a) l’indépendance est une question de fait;

b) est réputée ne pas être indépendante la personne qui, ou dont l’associé :

(i) ou bien est associé, administrateur, dirigeant ou employé de la société, d’une personne morale de son groupe ou de leurs administrateurs, dirigeants ou employés,

(ii) ou bien est le véritable propriétaire ou détient, directement ou indirectement, le contrôle d’une partie importante des valeurs mobilières de la société ou de l’une des personnes morales de son groupe,

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(iii) has been a receiver, receiver-manager, sequestrator, liquidator or trustee in bankruptcy of the corporation or any of its affiliates within two years of the person’s proposed appointment as auditor of the corporation.

Business partners

(2.1) For the purposes of subsection (2), a person’s business partner includes a shareholder of that person.

Duty to resign

(3) An auditor who becomes disqualified under this section shall, subject to subsection (5), resign forthwith after becoming aware of the disqualification.

Disqualification order

(4) An interested person may apply to a court for an order declaring an auditor to be disqualified under this section and the office of auditor to be vacant.

Exemption order

(5) An interested person may apply to a court for an order exempting an auditor from disqualification under this section and the court may, if it is satisfied that an exemption would not unfairly prejudice the shareholders, make an exemption order on such terms as it thinks fit, which order may have retrospective effect.

R.S., 1985, c. C-44, s. 161; 2001, c. 14, ss. 78, 135(E); 2011, c. 21, s. 56(E); 2018, c. 8, s. 23(E).

Appointment of auditor

162 (1) Subject to section 163, shareholders of a corporation shall, by ordinary resolution, at the first annual meeting of shareholders and at each succeeding annual meeting, appoint an auditor to hold office until the close of the next annual meeting.

Eligibility

(2) An auditor appointed under section 104 is eligible for appointment under subsection (1).

Incumbent auditor

(3) Notwithstanding subsection (1), if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed.

Remuneration

(4) The remuneration of an auditor may be fixed by ordinary resolution of the shareholders or, if not so fixed, may be fixed by the directors.

1974-75-76, c. 33, s. 156; 1978-79, c. 9, ss. 1(F), 48.

(iii) ou bien a été séquestre, séquestre-gérant, liquidateur ou syndic de faillite de la société ou d’une personne morale de son groupe dans les deux ans précédant la proposition de sa nomination au poste de vérificateur.

Associé

(2.1) Pour l’application du paragraphe (2), est assimilé à un associé d’une personne l’actionnaire de celle-ci.

Obligation de démissionner

(3) Le vérificateur doit, sous réserve du paragraphe (5), se démettre dès qu’à sa connaissance, il ne possède plus les qualités requises par le présent article.

Destitution judiciaire

(4) Tout intéressé peut demander au tribunal de rendre une ordonnance déclarant la destitution du vérificateur aux termes du présent article et la vacance de son poste.

Dispense

(5) Le tribunal, s’il est convaincu de ne pas causer un préjudice injustifié aux actionnaires, peut, à la demande de tout intéressé, dispenser, même rétroactivement, le vérificateur de l’application du présent article, aux conditions qu’il estime indiquées.

L.R. (1985), ch. C-44, art. 161; 2001, ch. 14, art. 78 et 135(A); 2011, ch. 21, art. 56(A); 2018, ch. 8, art. 23(A).

Nomination du vérificateur

162 (1) Sous réserve de l’article 163, les actionnaires doivent, par voie de résolution ordinaire, à la première assemblée annuelle et à chaque assemblée annuelle subséquente, nommer un vérificateur dont le mandat expirera à la clôture de l’assemblée annuelle suivante.

Éligibilité

(2) Le vérificateur nommé en vertu de l’article 104 peut également l’être conformément au paragraphe (1).

Vérificateur en fonctions

(3) Nonobstant le paragraphe (1), à défaut de nomination du vérificateur lors d’une assemblée, le vérificateur en fonctions poursuit son mandat jusqu’à la nomination de son successeur.

Rémunération

(4) La rémunération du vérificateur est fixée par voie de résolution ordinaire des actionnaires ou, à défaut, par les administrateurs.

1974-75-76, ch. 33, art. 156; 1978-79, ch. 9, art. 1(F) et 48.

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Dispensing with auditor

163 (1) The shareholders of a corporation that is not a distributing corporation may resolve not to appoint an auditor.

Limitation

(2) A resolution under subsection (1) is valid only until the next succeeding annual meeting of shareholders.

Unanimous consent

(3) A resolution under subsection (1) is not valid unless it is consented to by all the shareholders, including shareholders not otherwise entitled to vote.

(4) [Repealed, 1994, c. 24, s. 18]

R.S., 1985, c. C-44, s. 163; 1992, c. 1, s. 56; 1994, c. 24, s. 18; 2001, c. 14, s. 79.

Ceasing to hold office

164 (1) An auditor of a corporation ceases to hold office when the auditor

(a) dies or resigns; or

(b) is removed pursuant to section 165.

Effective date of resignation

(2) A resignation of an auditor becomes effective at the time a written resignation is sent to the corporation, or at the time specified in the resignation, whichever is later.

R.S., 1985, c. C-44, s. 164; 2001, c. 14, s. 135(E).

Removal of auditor

165 (1) The shareholders of a corporation may by ordinary resolution at a special meeting remove from office the auditor other than an auditor appointed by a court under section 167.

Vacancy

(2) A vacancy created by the removal of an auditor may be filled at the meeting at which the auditor is removed or, if not so filled, may be filled under section 166.

1974-75-76, c. 33, s. 159; 1978-79, c. 9, s. 1(F).

Filling vacancy

166 (1) Subject to subsection (3), the directors shall forthwith fill a vacancy in the office of auditor.

Calling meeting

(2) If there is not a quorum of directors, the directors then in office shall, within twenty-one days after a vacancy in the office of auditor occurs, call a special meeting of

Dispense

163 (1) Les actionnaires d’une société, autre qu’une société ayant fait appel au public, peuvent décider, par voie de résolution, de ne pas nommer un vérificateur.

Durée de validité

(2) La résolution mentionnée au paragraphe (1) n’est va-lide que jusqu’à l’assemblée annuelle suivante.

Consentement unanime

(3) La résolution mentionnée au paragraphe (1) n’est va-lide que si elle recueille le consentement unanime des ac-tionnaires, y compris ceux qui ne sont pas par ailleurs fondés à voter.

(4) [Abrogé, 1994, ch. 24, art. 18]

L.R. (1985), ch. C-44, art. 163; 1992, ch. 1, art. 56; 1994, ch. 24, art. 18; 2001, ch. 14, art. 79.

Fin du mandat

164	(1) Le mandat du vérificateur prend fin avec :

a) son décès ou sa démission;

b) sa révocation conformément à l’article 165.

Date d’effet de la démission

(2) La démission du vérificateur prend effet à la date de son envoi par écrit à la société ou, si elle est postérieure, à celle que précise cette démission.

L.R. (1985), ch. C-44, art. 164; 2001, ch. 14, art. 135(A).

Révocation

165 (1) Les actionnaires peuvent, par résolution ordinaire adoptée lors d’une assemblée extraordinaire, révoquer tout vérificateur qui n’a pas été nommé par le tribunal en vertu de l’article 167.

Vacance

(2) La vacance créée par la révocation d’un vérificateur peut être comblée lors de l’assemblée où celleci a eu lieu ou, à défaut, en vertu de l’article 166.

1974-75-76, ch. 33, art. 159; 1978-79, ch. 9, art. 1(F).

Manière de combler une vacance

166 (1) Sous réserve du paragraphe (3), les administrateurs doivent immédiatement combler toute vacance du poste de vérificateur.

Convocation d’une assemblée

(2) En cas d’absence de quorum au conseil d’administration, les administrateurs en fonctions doivent, dans les vingt et un jours de la vacance du poste de vérificateur,

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shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors, the meeting may be called by any shareholder.

Shareholders filling vacancy

(3) The articles of a corporation may provide that a vacancy in the office of auditor shall only be filled by vote of the shareholders.

Unexpired term

(4) An auditor appointed to fill a vacancy holds office for the unexpired term of the auditor’s predecessor.

R.S., 1985, c. C-44, s. 166; 2001, c. 14, s. 135(E).

Court appointed auditor

167 (1) If a corporation does not have an auditor, the court may, on the application of a shareholder or the Director, appoint and fix the remuneration of an auditor who holds office until an auditor is appointed by the shareholders.

Exception

(2) Subsection (1) does not apply if the shareholders have resolved under section 163 not to appoint an auditor.

1974-75-76, c. 33, s. 161; 1978-79, c. 9, s. 1(F).

Right to attend meeting

168 (1) The auditor of a corporation is entitled to receive notice of every meeting of shareholders and, at the expense of the corporation, to attend and be heard on matters relating to the auditor’s duties.

Duty to attend

(2) If a director or shareholder of a corporation, whether or not the shareholder is entitled to vote at the meeting, gives written notice not less than ten days before a meeting of shareholders to the auditor or a former auditor of the corporation, the auditor or former auditor shall attend the meeting at the expense of the corporation and answer questions relating to their duties as auditor.

Notice to corporation

(3) A director or shareholder who sends a notice referred to in subsection (2) shall send concurrently a copy of the notice to the corporation.

Offence

(4) An auditor or former auditor of a corporation who fails without reasonable cause to comply with subsection (2) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

convoquer une assemblée extraordinaire en vue de combler cette vacance; à défaut de cette convocation, ou en l’absence d’administrateurs, tout actionnaire peut le faire.

Vacance comblée par les actionnaires

(3) Les statuts de la société peuvent prévoir que la vacance ne peut être comblée que par un vote des actionnaires.

Mandat non expiré

(4) Le vérificateur nommé afin de combler une vacance poursuit jusqu’à son expiration le mandat de son prédécesseur.

L.R. (1985), ch. C-44, art. 166; 2001, ch. 14, art. 135(A).

Nomination judiciaire

167 (1) Le tribunal peut, à la demande d’un actionnaire ou du directeur, nommer un vérificateur à la société qui n’en a pas et fixer sa rémunération; le mandat de ce vérificateur se termine à la nomination de son successeur par les actionnaires.

Exception

(2) Le paragraphe (1) ne s’applique pas dans le cas prévu à l’article 163.

1974-75-76, ch. 33, art. 161; 1978-79, ch. 9, art. 1(F).

Droit d’assister à l’assemblée

168 (1) Le vérificateur est fondé à recevoir avis de toute assemblée, à y assister aux frais de la société et à y être entendu sur toute question relevant de ses fonctions.

Obligation

(2) Le vérificateur ou ses prédécesseurs, à qui l’un des administrateurs ou un actionnaire habile ou non à voter donne avis écrit, au moins dix jours à l’avance, de la tenue d’une assemblée, doit assister à cette assemblée aux frais de la société et répondre à toute question relevant de ses fonctions.

Avis de la société

(3) L’administrateur ou l’actionnaire qui envoie l’avis visé au paragraphe (2) doit en envoyer simultanément copie à la société.

Infraction

(4) Le vérificateur ou l’un de ses prédécesseurs qui, sans motif raisonnable, contrevient au paragraphe (2) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

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Statement of auditor

(5) An auditor is entitled to submit to the corporation a written statement giving reasons for resigning or for opposing any proposed action or resolution when the auditor

(a) resigns;

(b) receives a notice or otherwise learns of a meeting of shareholders called for the purpose of removing the auditor from office;

(c) receives a notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed to fill the office of auditor, whether because of the resignation or removal of the incumbent auditor or because the auditor’s term of office has expired or is about to expire; or

(d) receives a notice or otherwise learns of a meeting of shareholders at which a resolution referred to in section 163 is to be proposed.

Other statements

(5.1) In the case of a proposed replacement of an auditor, whether through removal or at the end of the auditor’s term, the following rules apply with respect to other statements:

(a) the corporation shall make a statement on the reasons for the proposed replacement; and

(b) the proposed replacement auditor may make a statement in which he or she comments on the reasons referred to in paragraph (a).

Circulating statement

(6) The corporation shall send a copy of the statements referred to in subsections (5) and (5.1) without delay to every shareholder entitled to receive notice of a meeting referred to in subsection (1) and to the Director, unless the statement is included in or attached to a management proxy circular required by section 150.

Replacing auditor

(7) No person shall accept appointment or consent to be appointed as auditor of a corporation to replace an auditor who has resigned, been removed or whose term of office has expired or is about to expire until the person has

Déclaration du vérificateur

(5)	Le vérificateur qui, selon le cas :

a) démissionne;

b) est informé, notamment par voie d’avis, de la convocation d’une assemblée en vue de le révoquer;

c) est informé, notamment par voie d’avis, de la tenue d’une réunion du conseil d’administration ou d’une assemblée en vue de pourvoir le poste de vérificateur par suite de sa démission, de sa révocation, de l’expiration effective ou prochaine de son mandat;

d) est informé, notamment par voie d’avis, de la tenue d’une assemblée où une résolution doit être proposée conformément à l’article 163, est fondé à donner par écrit à la société les motifs de sa démission ou de son opposition aux mesures ou résolutions envisagées.

Autres déclarations

(5.1) Dans le cas où la société se propose de remplacer le vérificateur, pour cause de révocation ou d’expiration de son mandat, elle doit soumettre une déclaration motivée et le nouveau vérificateur a le droit de soumettre une déclaration commentant ces motifs.

Diffusion des motifs

(6) La société doit sans délai envoyer, à tout actionnaire qui doit être avisé des assemblées mentionnées au paragraphe (1) et au directeur, copie des déclarations visées aux paragraphes (5) et (5.1), sauf si elles sont incorporées ou jointes à la circulaire de sollicitation de procurations de la direction exigée à l’article 150.

Remplaçant

(7) Nul ne peut accepter de remplacer le vérificateur qui a démissionné ou a été révoqué ou dont le mandat est expiré ou est sur le point d’expirer, avant d’avoir obtenu, sur demande, qu’il donne par écrit les circonstances et les motifs justifiant, selon lui, son remplacement.

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requested and received from that auditor a written statement of the circumstances and the reasons, in that auditor’s opinion, for their replacement.

Exception

(8) Notwithstanding subsection (7), a person otherwise qualified may accept appointment or consent to be appointed as auditor of a corporation if, within fifteen days after making the request referred to in that subsection, the person does not receive a reply.

Effect of non-compliance

(9) Unless subsection (8) applies, an appointment as auditor of a corporation of a person who has not complied with subsection (7) is void.

R.S., 1985, c. C-44, s. 168; 2001, c. 14, ss. 80, 135(E); 2018, c. 8, s. 23.1(F).

Examination

169 (1) An auditor of a corporation shall make the examination that is in their opinion necessary to enable them to report in the prescribed manner on the financial statements required by this Act to be placed before the shareholders, except such financial statements or part thereof that relate to the period referred to in subparagraph 155(1)(a)(ii).

Reliance on other auditor

(2) Notwithstanding section 170, an auditor of a corporation may reasonably rely on the report of an auditor of a body corporate or an unincorporated business the accounts of which are included in whole or in part in the financial statements of the corporation.

Reasonableness

(3) For the purpose of subsection (2), reasonableness is a question of fact.

Application

(4) Subsection (2) applies whether or not the financial statements of the holding corporation reported on by the auditor are in consolidated form.

R.S., 1985, c. C-44, s. 169; 2001, c. 14, s. 135(E).

Right to information

170 (1) On the demand of an auditor of a corporation, the present or former directors, officers, employees, agents or mandataries of the corporation shall provide any

(a) information and explanations, and

(b) access to records, documents, books, accounts and vouchers of the corporation or any of its subsidiaries

Exception

(8) Par dérogation au paragraphe (7), toute personne par ailleurs compétente peut accepter d’être nommée vérificateur si, dans les quinze jours suivant la demande visée à ce paragraphe, elle ne reçoit pas de réponse.

Effet de l’inobservation

(9) Sauf le cas prévu au paragraphe (8), l’inobservation du paragraphe (7) entraîne la nullité de la nomination.

L.R. (1985), ch. C-44, art. 168; 2001, ch. 14, art. 80 et 135(A); 2018, ch. 8, art. 23.1(F).

Examen

169 (1) Le vérificateur doit procéder à l’examen qu’il estime nécessaire pour faire rapport, de la manière prescrite, sur les états financiers que la présente loi ordonne de présenter aux actionnaires, à l’exception des états financiers se rapportant à la période visée au sous-alinéa 155(1)a)(ii).

Foi au rapport d’un vérificateur

(2) Nonobstant l’article 170, le vérificateur d’une société peut, d’une manière raisonnable, se fonder sur le rapport du vérificateur d’une personne morale ou d’une entreprise commerciale dépourvue de personnalité morale, dont les comptes sont entièrement ou partiellement inclus dans les états financiers de la société.

Question de fait

(3) Pour l’application du paragraphe (2), le bienfondé de la décision du vérificateur est une question de fait.

Application

(4) Le paragraphe (2) s’applique, que les états financiers de la société mère soient consolidés ou non.

L.R. (1985), ch. C-44, art. 169; 2001, ch. 14, art. 135(A).

Droit à l’information

170 (1) Les administrateurs, dirigeants, employés ou mandataires de la société, ou leurs prédécesseurs, doivent, à la demande du vérificateur :

a) le renseigner;

b) lui donner accès à tous les registres, documents, livres, comptes et pièces justificatives de la société ou de ses filiales,

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that are, in the opinion of the auditor, necessary to enable the auditor to make the examination and report required under section 169 and that the directors, officers, employees, agents or mandataries are reasonably able to provide.

Idem

(2) On the demand of the auditor of a corporation, the directors of the corporation shall

(a) obtain from the present or former directors, officers, employees and agents or mandataries of any subsidiary of the corporation the information and explanations that the present or former directors, officers, employees and agents or mandataries are reasonably able to provide and that are, in the opinion of the auditor, necessary to enable the auditor to make the examination and report required under section 169; and

(b) furnish the auditor with the information and explanations so obtained.

No civil liability

(3) A person who in good faith makes an oral or written communication under subsection (1) or (2) is not liable in any civil proceeding arising from having made the communication.

R.S., 1985, c. C-44, s. 170; 2001, c. 14, ss. 81, 135(E); 2011, c. 21, s. 57(E).

Audit committee

171 (1) Subject to subsection (2), a corporation described in subsection 102(2) shall, and any other corporation may, have an audit committee composed of not less than three directors of the corporation, a majority of whom are not officers or employees of the corporation or any of its affiliates.

Exemption

(2) The Director may, on the application of a corporation, authorize the corporation to dispense with an audit committee, and the Director may, if satisfied that the shareholders will not be prejudiced, permit the corporation to dispense with an audit committee on any reasonable conditions that the Director thinks fit.

Duty of committee

(3) An audit committee shall review the financial statements of the corporation before such financial statements are approved under section 158.

Auditor’s attendance

(4) The auditor of a corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the corporation, to attend and be heard dans la mesure où il l’estime nécessaire pour agir conformément à l’article 169 et où il est raisonnable pour ces personnes d’accéder à cette demande.

Idem

(2) À la demande du vérificateur, les administrateurs d’une société doivent :

a) obtenir des administrateurs, dirigeants, employés et mandataires de ses filiales, ou de leurs prédécesseurs, les renseignements et éclaircissements que ces personnes peuvent raisonnablement fournir et que le vérificateur estime nécessaires aux fins de l’examen et du rapport exigés par l’article 169;

b) fournir au vérificateur les renseignements et éclaircissements ainsi obtenus.

Non-responsabilité

(3) Nul n’encourt de responsabilité civile pour avoir fait, de bonne foi, une déclaration orale ou écrite au titre des paragraphes (1) ou (2).

L.R. (1985), ch. C-44, art. 170; 2001, ch. 14, art. 81 et 135(A); 2011, ch. 21, art. 57(A).

Comité de vérification

171 (1) Sous réserve du paragraphe (2), les sociétés peuvent, et celles visées au paragraphe 102(2) doivent, avoir un comité de vérification composé d’au moins trois administrateurs et dont la majorité n’est pas constituée de dirigeants ou d’employés de la société ou des personnes morales de son groupe.

Dispense

(2) Le directeur, s’il est convaincu de ne causer aucun préjudice aux actionnaires, peut, à la demande de la société, la libérer, aux conditions qu’il estime raisonnables, de l’obligation d’avoir un comité de vérification.

Fonctions du comité

(3) Le comité de vérification doit revoir les états financiers de la société avant leur approbation conformément à l’article 158.

Présence du vérificateur

(4) Le vérificateur est fondé à recevoir avis des réunions du comité de vérification, à y assister aux frais de la société et à y être entendu; à la demande de tout membre

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thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor.

Calling meeting

(5) The auditor of a corporation or a member of the audit committee may call a meeting of the committee.

Notice of errors

(6) A director or an officer of a corporation shall forthwith notify the audit committee and the auditor of any error or mis statement of which the director or officer becomes aware in a financial statement that the auditor or a former auditor has reported on.

Error in financial statements

(7) An auditor or former auditor of a corporation who is notified or becomes aware of an error or misstatement in a financial statement on which they have reported, if in their opinion the error or mis-statement is material, shall inform each director accordingly.

Duty of directors

(8) When under subsection (7) the auditor or former auditor informs the directors of an error or misstatement in a financial statement, the directors shall

(a) prepare and issue revised financial statements; or

(b) otherwise inform the shareholders and, if the corporation is one that is required to comply with section 160, it shall inform the Director of the error or misstatement in the same manner as it informs the shareholders.

Offence

(9) Every director or officer of a corporation who knowingly fails to comply with subsection (6) or (8) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

R.S., 1985, c. C-44, s. 171; 2001, c. 14, ss. 82, 135(E).

Qualified privilege (defamation)

172 Any oral or written statement or report made under this Act by the auditor or former auditor of a corporation has qualified privilege.

1974-75-76, c. 33, s. 166; 1978-79, c. 9, s. 1(F).

du comité, il doit, durant son mandat, assister à toute réunion de ce comité.

Convocation de la réunion

(5) Le comité de vérification peut être convoqué par l’un de ses membres ou par le vérificateur.

Avis des erreurs

(6) Tout administrateur ou dirigeant doit immédiatement aviser le comité de vérification et le vérificateur des erreurs ou renseignements inexacts dont il prend connaissance dans les états financiers ayant fait l’objet d’un rapport de ce dernier ou de l’un de ses prédécesseurs.

Erreur dans les états financiers

(7) Le vérificateur ou celui de ses prédécesseurs qui prend connaissance d’une erreur ou d’un renseignement inexact, à son avis important, dans des états financiers sur lequel il a fait rapport, doit en informer chaque administrateur.

Obligation des administrateurs

(8) Les administrateurs avisés, conformément au paragraphe (7), de l’existence d’erreurs ou de renseignements inexacts dans les états financiers doivent :

a) soit dresser et publier des états financiers rectifiés;

b) soit en informer par tous moyens les actionnaires et, si la société est tenue de se conformer à l’article 160, en informer de la même manière le directeur.

Infraction

(9) L’administrateur ou dirigeant d’une société qui, sciemment, contrevient aux paragraphes (6) ou (8) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

L.R. (1985), ch. C-44, art. 171; 2001, ch. 14, art. 82 et 135(A).

Immunité (diffamation)

172 Les vérificateurs ou leurs prédécesseurs jouissent d’une immunité relative en ce qui concerne les déclarations orales ou écrites et les rapports qu’ils font en vertu de la présente loi.

1974-75-76, ch. 33, art. 166; 1978-79, ch. 9, art. 1(F).

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PART XIV.1

Disclosure Relating to Diversity

Diversity in corporations

172.1 (1) The directors of a prescribed corporation shall place before the shareholders, at every annual meeting, the prescribed information respecting diversity among the directors and among the members of senior management as defined by regulation.

Information to shareholders and Director

(2) The corporation shall provide the information referred to in subsection (1) to each shareholder, except to a shareholder who has informed the corporation in writing that they do not want to receive that information, by sending the information along with the notice referred to in subsection 135(1) or by making the information available along with a proxy circular referred to in subsection 150(1).

Information to Director

(3) The corporation shall concurrently send the information referred to in subsection (1) to the Director.

2018, c. 8, s. 24.

PART XV

Fundamental Changes

Amendment of articles

173 (1) Subject to sections 176 and 177, the articles of a corporation may by special resolution be amended to

(a) change its name;

(b) change the province in which its registered office is situated;

(c) add, change or remove any restriction on the business or businesses that the corporation may carry on;

(d) change any maximum number of shares that the corporation is authorized to issue;

(e) create new classes of shares;

(f) reduce or increase its stated capital, if its stated capital is set out in the articles;

PARTIE XIV.1

Présentation de renseignements relatifs à la diversité

Diversité dans les sociétés

172.1 (1) À chaque assemblée annuelle, les administrateurs d’une société visée par règlement présentent aux actionnaires les renseignements réglementaires concernant la diversité au sein des administrateurs et au sein des membres de la haute direction au sens des règlements.

Envoi au directeur et aux actionnaires

(2) La société fournit les renseignements visés au paragraphe (1) à chaque actionnaire, sauf à ceux qui l’ont informée par écrit qu’ils ne souhaitent pas les recevoir, en les envoyant avec l’avis visé au paragraphe 135(1) ou en les mettant à sa disposition avec toute circulaire visée au paragraphe 150(1).

Envoi au directeur

(3) La société envoie simultanément au directeur les renseignements visés au paragraphe (1).

2018, ch. 8, art. 24.

PARTIE XV

Modifications de structure

Modification des statuts

173 (1) Sous réserve des articles 176 et 177, les statuts de la société peuvent, par résolution spéciale, être modifiés afin :

a) d’en changer la dénomination sociale;

b) de transférer le siège social dans une autre province;

c) d’ajouter, de modifier ou de supprimer toute restriction quant à ses activités commerciales;

d) de modifier le nombre maximal d’actions qu’elle est autorisée à émettre;

e) de créer de nouvelles catégories d’actions;

f) de réduire ou d’augmenter son capital déclaré, si celuici figure dans les statuts;

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(g) change the designation of all or any of its shares, and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued;

(h) change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

(i) divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(j) authorize the directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(k) authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

(l) revoke, diminish or enlarge any authority conferred under paragraphs (j) and (k);

(m) increase or decrease the number of directors or the minimum or maximum number of directors, subject to sections 107 and 112;

(n) add, change or remove restrictions on the issue, transfer or ownership of shares; or

(o) add, change or remove any other provision that is permitted by this Act to be set out in the articles.

Termination

(2) The directors of a corporation may, if authorized by the shareholders in the special resolution effecting an amendment under this section, revoke the resolution before it is acted on without further approval of the shareholders.

Amendment of number name

(3) Notwithstanding subsection (1), where a corporation has a designating number as a name, the directors may amend its articles to change that name to a verbal name.

R.S., 1985, c. C-44, s. 173; 1994, c. 24, s. 19; 2001, c. 14, ss. 83, 134(F).

Constraints on shares

174 (1) Subject to sections 176 and 177, a distributing corporation, any of the issued shares of which remain

g) de modifier la désignation de tout ou partie de ses actions, et d’ajouter, de modifier ou de supprimer tous droits, privilèges, restrictions et conditions, y compris le droit à des dividendes accumulés, concernant tout ou partie de ses actions, émises ou non;

h) de modifier le nombre d’actions, émises ou non, d’une catégorie ou d’une série ou de les changer de catégorie ou de série;

i) de diviser en séries une catégorie d’actions, émises ou non, en indiquant le nombre d’actions par série, ainsi que les droits, privilèges, restrictions et conditions dont elles sont assorties;

j) d’autoriser les administrateurs à diviser en séries une catégorie d’actions non émises, en indiquant le nombre d’actions par série, ainsi que les droits, privilèges, restrictions et conditions dont elles sont assorties;

k) d’autoriser les administrateurs à modifier les droits, privilèges, restrictions et conditions dont sont assorties les actions non émises d’une série;

l) de révoquer ou de modifier les autorisations conférées en vertu des alinéas j) et k);

m) d’augmenter ou de diminuer le nombre fixe, minimal ou maximal d’administrateurs, sous réserve des articles 107 et 112;

n) d’apporter, de modifier ou de supprimer des restrictions quant à l’émission, au transfert ou au droit de propriété des actions;

o) d’ajouter, de modifier ou de supprimer toute autre disposition que la présente loi autorise à y insérer.

Annulation

(2) Les administrateurs peuvent, si les actionnaires les y autorisent par la résolution spéciale prévue au présent article, annuler la résolution avant qu’il n’y soit donné suite.

Modification de la dénomination exprimée en chiffres

(3) Nonobstant le paragraphe (1), les administrateurs d’une société ayant une dénomination sociale numérique peuvent en modifier les statuts pour adopter une dénomination exprimée en lettres.

L.R. (1985), ch. C-44, art. 173; 1994, ch. 24, art. 19; 2001, ch. 14, art. 83 et 134(F).

Restrictions concernant les actions

174 (1) Sous réserve des articles 176 et 177, la société ayant fait appel au public dont des actions en circulation

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outstanding and are held by more than one person, may by special resolution amend its articles in accordance with the regulations to constrain

(a) the issue or transfer of shares of any class or series to persons who are not resident Canadians;

(b) the issue or transfer of shares of any class or series to enable the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province

(i) to obtain a licence to carry on any business,

(ii) to become a publisher of a Canadian newspaper or periodical, or

(iii) to acquire shares of a financial intermediary as defined in the regulations;

(c) the issue, transfer or ownership of shares of any class or series in order to assist the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province to receive licences, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control;

(d) the issue, transfer or ownership of shares of any class or series in order to assist the corporation to comply with any prescribed law.

(e) the issue, transfer or ownership of shares of any class or series to enable the corporation to be a registered labour-sponsored venture capital corporation under Part X.3 of the Income Tax Act.

Exception in respect of paragraph (1)(c)

(2) Paragraph (1)(c) does not permit a constraint on the issue, transfer or ownership of shares of any class or series of which any shares are outstanding unless

(a) in the case of a constraint in respect of a class, the shares of the class, or

(b) in the case of a constraint in respect of a series, the shares of the series sont détenues par plusieurs personnes, peut, en modifiant ses statuts par résolution spéciale, imposer, conformément aux règlements, des restrictions :

a) quant à l’émission ou au transfert des actions de n’importe quelle catégorie ou série au profit de nonrésidents canadiens;

b) quant à l’émission ou au transfert des actions de n’importe quelle catégorie ou série en vue de rendre la société ou les personnes morales faisant partie de son groupe ou ayant des liens avec elle, mieux à même de remplir les conditions prévues par une loi fédérale ou provinciale prescrite :

(i) pour obtenir un permis en vue d’exercer toute activité commerciale,

(ii) pour publier un journal ou un périodique canadien,

(iii) pour acquérir les actions d’un intermédiaire financier au sens de ces règlements;

c) quant à l’émission, au transfert ou au droit de propriété des actions de n’importe quelle catégorie ou série en vue de rendre la société ou les personnes morales faisant partie de son groupe ou ayant des liens avec elle, mieux à même de remplir les conditions de participation ou de contrôle canadiens auxquelles est subordonné, sous le régime des lois fédérales ou provinciales prescrites, le droit de recevoir certains avantages, notamment des licences, permis, subventions et paiements;

d) quant à l’émission, au transfert ou à la propriété des actions de n’importe quelle catégorie ou série en vue de rendre la société mieux à même de se conformer aux lois prescrites.

e) quant à l’émission, au transfert ou à la propriété des actions de n’importe quelle catégorie ou série en vue de permettre à la société d’être une société agréée à capital de risque de travailleurs en vertu de la partie X.3 de la Loi de l’impôt sur le revenu.

Exception à l’al. (1)c)

(2) L’alinéa (1)c) n’autorise les restrictions à l’émission, au transfert ou au droit de propriété d’actions en circulation d’une catégorie ou série que si font déjà l’objet de restrictions autorisées à cet alinéa :

a) soit les actions d’une catégorie dans le cas où ces restrictions s’appliquent à celleci;

b) soit les actions d’une série dans le cas où ces res-trictions s’appliquent à celleci.

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are already subject to a constraint permitted under that paragraph.

Limitation on ownership of shares

(3) A corporation may, pursuant to paragraph (1)(c), limit the number of shares of that corporation that may be owned, or prohibit the ownership of shares, by any person whose ownership would adversely affect the ability of the corporation or any of its affiliates or associates to attain or maintain a level of Canadian ownership or control specified in its articles that equals or exceeds a specified level referred to in paragraph (1)(c).

Change or removal of constraint

(4) A corporation referred to in subsection (1) may by special resolution amend its articles to change or remove any constraint on the issue, transfer or ownership of its shares.

Termination

(5) The directors of a corporation may, if authorized by the shareholders in the special resolution effecting an amendment under subsection (1) or (4), revoke the resolution before it is acted on without further approval of the shareholders.

Regulations

(6) Subject to subsections 261(2) and (3), the Governor in Council may make regulations with respect to a corporation that constrains the issue, transfer or ownership of its shares prescribing

(a) the disclosure required of the constraints in documents issued or published by the corporation;

(b) the duties and powers of the directors to refuse to issue or register transfers of shares in accordance with the articles of the corporation;

(c) the limitations on voting rights of any shares held contrary to the articles of the corporation;

(d) the powers of the directors to require disclosure of beneficial ownership of shares of the corporation and the right of the corporation and its directors, employees and agents or mandataries to rely on that disclosure and the effects of that reliance; and

(e) the rights of any person owning shares of the corporation at the time of an amendment to its articles constraining share issues or transfers.

Limitation du nombre d’actions

(3) La société peut, en vertu de l’alinéa (1)c), limiter le nombre d’actions qui peuvent appartenir à une personne ou interdire à celle-ci le droit de propriété d’actions si le droit de propriété compromet la possibilité pour la société ou les personnes morales faisant partie de son groupe ou ayant des liens avec elle, de remplir les conditions de participation ou de contrôle canadiens qui sont précisées à ses statuts et qui sont aussi exigeantes que celles qui sont visées à l’alinéa (1)c).

Suppression ou modification des restrictions

(4) La société visée au paragraphe (1) peut, en modifiant ses statuts par résolution spéciale, modifier ou supprimer les restrictions applicables à l’émission, au transfert ou au droit de propriété de ses actions.

Annulation

(5) Les administrateurs peuvent, si les actionnaires les y autorisent dans la résolution spéciale prévue aux paragraphes (1) ou (4), annuler la résolution avant qu’il y soit donné suite.

Règlements

(6) Sous réserve des paragraphes 261(2) et (3), le gouverneur en conseil peut, au cas où l’émission, le transfert ou le droit de propriété des actions d’une société fait l’objet de restrictions, prescrire :

a) les modalités relatives à la divulgation obligatoire de ces restrictions dans les documents présentés ou publiés par la société;

b) l’obligation et le pouvoir des administrateurs de refuser l’émission d’actions ou l’inscription de transferts en conformité avec les statuts de la société;

c) les limites du droit de vote dont sont assorties les actions détenues en contravention des statuts de la société;

d) le pouvoir des administrateurs d’exiger la divulgation relative à la propriété effective des actions, ainsi que le droit de la société, de ses administrateurs, employés ou mandataires d’y ajouter foi et les conséquences qui en découlent;

e) les droits des propriétaires d’actions de la société au moment de la modification des statuts aux fins de restreindre l’émission ou le transfert des actions.

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Validity of acts

(7) An issue or a transfer of a share or an act of a corporation is valid notwithstanding any failure to comply with this section or the regulations.

R.S., 1985, c. C-44, s. 174; 1991, c. 45, s. 554, c. 47, s. 722; 1994, c. 21, s. 125; 2001, c. 14, ss. 84, 134(F); 2011, c. 21, s. 58(E).

Proposal to amend

175 (1) Subject to subsection (2), a director or a shareholder who is entitled to vote at an annual meeting of shareholders may, in accordance with section 137, make a proposal to amend the articles.

Notice of amendment

(2) Notice of a meeting of shareholders at which a proposal to amend the articles is to be considered shall set out the proposed amendment and, where applicable, shall state that a dissenting shareholder is entitled to be paid the fair value of their shares in accordance with section 190, but failure to make that statement does not invalidate an amendment.

R.S., 1985, c. C-44, s. 175; 2001, c. 14, s. 135(E).

Class vote

176 (1) The holders of shares of a class or, subject to subsection (4), of a series are, unless the articles otherwise provide in the case of an amendment referred to in paragraphs (a), (b) and (e), entitled to vote separately as a class or series on a proposal to amend the articles to

(a) increase or decrease any maximum number of au-thorized shares of such class, or increase any maxi-mum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

(b) effect an exchange, reclassification or cancellation of all or part of the shares of such class;

(c) add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing,

(i) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends,

(ii) add, remove or change prejudicially redemption rights,

(iii) reduce or remove a dividend preference or a liquidation preference, or

(iv) add, remove or change prejudicially conversion privileges, options, voting, transfer or preemptive rights, or rights to acquire securities of a corporation, or sinking fund provisions;

Validité des actes

(7) L’émission ou le transfert d’actions ainsi que les actes d’une société sont valides nonobstant l’inobservation du présent article ou des règlements.

L.R. (1985), ch. C-44, art. 174; 1991, ch. 45, art. 554, ch. 47, art. 722; 1994, ch. 21, art. 125; 2001, ch. 14, art. 84 et 134(F); 2011, ch. 21, art. 58(A).

Proposition de modification

175 (1) Sous réserve du paragraphe (2), tout administrateur ou tout actionnaire ayant le droit de voter à une assemblée annuelle peut, conformément à l’article 137, présenter une proposition de modification des statuts.

Avis de modification

(2) La proposition de modification doit figurer dans l’avis de convocation de l’assemblée où elle sera examinée; elle précise, s’il y a lieu, que les actionnaires dissidents ont le droit de se faire verser la juste valeur de leurs actions conformément à l’article 190; cependant, le défaut de cette précision ne rend pas nulle la modification.

L.R. (1985), ch. C-44, art. 175; 2001, ch. 14, art. 135(A).

Vote par catégorie

176 (1) Sauf disposition contraire des statuts relative aux modifications visées aux alinéas a), b) et e), les détenteurs d’actions d’une catégorie ou, sous réserve du paragraphe (4), d’une série, sont fondés à voter séparément sur les propositions de modification des statuts tendant à :

a) changer le nombre maximal autorisé d’actions de ladite catégorie ou à augmenter le nombre maximal d’actions autorisées d’une autre catégorie conférant des droits ou des privilèges égaux ou supérieurs;

b) faire échanger, reclasser ou annuler tout ou partie des actions de cette catégorie;

c) étendre, modifier ou supprimer les droits, privilèges, restrictions ou conditions dont sont assorties les actions de ladite catégorie, notamment :

(i) en supprimant ou modifiant, de manière préjudiciable, le droit aux dividendes accumulés ou cumulatifs,

(ii) en étendant, supprimant ou modifiant, de manière préjudiciable, les droits de rachat,

(iii) en réduisant ou supprimant une préférence en matière de dividende ou de liquidation,

(iv) en étendant, supprimant ou modifiant, de manière préjudiciable, les privilèges de conversion, options, droits de vote, de transfert, de préemption ou d’acquisition de valeurs mobilières ou des dispositions en matière des fonds d’amortissement;

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(d) increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class;

(e) create a new class of shares equal or superior to the shares of such class;

(f) make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class;

(g) effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class; or

(h) constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint.

Exception

(2) Subsection (1) does not apply in respect of a proposal to amend the articles to add a right or privilege for a holder to convert shares of a class or series into shares of another class or series that is subject to a constraint permitted under paragraph 174(1)(c) but is otherwise equal to the class or series first mentioned.

Deeming provision

(3) For the purpose of paragraph (1)(e), a new class of shares, the issue, transfer or ownership of which is to be constrained by an amendment to the articles pursuant to paragraph 174(1)(c), that is otherwise equal to an exist-ing class of shares shall be deemed not to be equal or su-perior to the existing class of shares.

Limitation

(4) The holders of a series of shares of a class are entitled to vote separately as a series under subsection (1) only if such series is affected by an amendment in a manner different from other shares of the same class.

Right to vote

(5) Subsection (1) applies whether or not shares of a class or series otherwise carry the right to vote.

Separate resolutions

(6) A proposed amendment to the articles referred to in subsection (1) is adopted when the holders of the shares

d) accroître les droits ou privilèges des actions d’une autre catégorie, conférant des droits ou des privilèges égaux ou supérieurs à ceux de ladite catégorie;

e) créer une nouvelle catégorie d’actions égales ou su-périeures à celles de ladite catégorie;

f) rendre égales ou supérieures aux actions de ladite catégorie, les actions d’une catégorie conférant des droits ou des privilèges inférieurs;

g) faire échanger tout ou partie des actions d’une autre catégorie contre celles de ladite catégorie ou créer un droit à cette fin;

h) soit apporter des restrictions à l’émission, au trans-fert ou au droit de propriété des actions de ladite caté-gorie soit modifier ou supprimer ces restrictions.

Exception

(2) Le paragraphe (1) ne s’applique pas aux propositions de modification de statuts tendant à accorder au détenteur le droit ou le privilège supplémentaire de convertir les actions d’une catégorie ou série en actions d’une autre catégorie ou série qui, sauf qu’elle est assujettie à des res-trictions autorisées à l’alinéa 174(1)c), est égale à la pre-mière catégorie ou série.

Présomption

(3) En cas de modification des statuts dans le cadre de l’alinéa 174(1)c) en vue de la création d’une nouvelle catégorie d’actions dont l’émission, le transfert ou le droit de propriété font l’objet de restrictions et qui sont par ailleurs égales aux actions d’une ancienne catégorie, les actions de la nouvelle catégorie sont réputées, pour l’application de l’alinéa (1)e), être ni égales ni supérieures à celles de l’ancienne catégorie.

Limitation

(4) Les détenteurs d’actions d’une série ne sont fondés à voter séparément, comme prévu au paragraphe (1), que sur les modifications visant la série et non l’ensemble de la catégorie.

Droit de vote

(5) Le paragraphe (1) s’applique même si les actions d’une catégorie ou d’une série ne confèrent aucun droit de vote par ailleurs.

Résolutions distinctes

(6) L’adoption de toute proposition visée au paragraphe (1) est subordonnée à son approbation par voie de

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of each class or series entitled to vote separately thereon as a class or series have approved such amendment by a special resolution.

R.S., 1985, c. C-44, s. 176; 2001, c. 14, s. 134(F).

Delivery of articles

177 (1) Subject to any revocation under subsection 173(2) or 174(5), after an amendment has been adopted under section 173, 174 or 176 articles of amendment in the form that the Director fixes shall be sent to the Direc-tor.

Reduction of stated capital

(2) If an amendment effects or requires a reduction of stated capital, subsections 38(3) and (4) apply.

R.S., 1985, c. C-44, s. 177; 2001, c. 14, s. 85.

Certificate of amendment

178 On receipt of articles of amendment, the Director

shall issue a certificate of amendment in accordance with section 262.

1974-75-76, c. 33, s. 172; 1978-79, c. 9, s. 1(F).

Effect of certificate

179 (1) An amendment becomes effective on the date shown in the certificate of amendment and the articles are amended accordingly.

Rights preserved

(2) No amendment to the articles affects an existing cause of action or claim or liability to prosecution in favour of or against the corporation or its directors or officers, or any civil, criminal or administrative action or proceeding to which a corporation or its directors or officers is a party.

1974-75-76, c. 33, s. 173; 1978-79, c. 9, s. 1(F).

Restated articles

180 (1) The directors may at any time, and shall when reasonably so directed by the Director, restate the articles of incorporation.

Delivery of articles

(2) Restated articles of incorporation in the form that the Director fixes shall be sent to the Director.

Restated certificate

(3) On receipt of restated articles of incorporation, the Director shall issue a restated certificate of incorporation in accordance with section 262.

résolution spéciale votée séparément par les actionnaires de chaque catégorie ou série intéressée.

L.R. (1985), ch. C-44, art. 176; 2001, ch. 14, art. 134(F).

Remise des statuts

177 (1) Sous réserve de l’annulation conformément aux

paragraphes 173(2) ou 174(5), après une modification adoptée en vertu des articles 173, 174 ou 176, les clauses modificatrices des statuts sont envoyées au directeur en la forme établie par lui.

Réduction du capital déclaré

(2) En cas de modification donnant lieu à une réduction du capital déclaré, les paragraphes 38(3) et (4) s’appliquent.

L.R. (1985), ch. C-44, art. 177; 2001, ch. 14, art. 85.

Certificat de modification

178 Sur réception des clauses modificatrices, le directeur délivre un certificat de modification en conformité avec l’article 262.

1974-75-76, ch. 33, art. 172; 1978-79, ch. 9, art. 1(F).

Effet du certificat

179 (1) La modification prend effet à la date figurant sur le certificat de modification et les statuts sont modifiés en conséquence.

Maintien des droits

(2) Nulle modification ne porte atteinte aux causes d’actions déjà nées pouvant engager la société, ses administrateurs ou ses dirigeants, ni aux poursuites civiles, pé-nales ou administratives auxquelles ils sont parties.

1974-75-76, ch. 33, art. 173; 1978-79, ch. 9, art. 1(F).

Mise à jour des statuts

180 (1) Les administrateurs peuvent, et doivent si le di-recteur a de bonnes raisons de le leur ordonner, mettre à jour les statuts constitutifs.

Envoi des statuts

(2) Les statuts mis à jour sont envoyés au directeur en la forme établie par lui.

Certificat

(3) Sur réception des statuts mis à jour, le directeur délivre un certificat de constitution à jour en conformité avec l’article 262.

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Effect of certificate

(4) Restated articles of incorporation are effective on the date shown in the restated certificate of incorporation and supersede the original articles of incorporation and all amendments thereto.

R.S., 1985, c. C-44, s. 180; 2001, c. 14, s. 86.

Amalgamation

181 Two or more corporations, including holding and subsidiary corporations, may amalgamate and continue as one corporation.

1974-75-76, c. 33, s. 175; 1978-79, c. 9, s. 1(F).

Amalgamation agreement

182 (1) Each corporation proposing to amalgamate shall enter into an agreement setting out the terms and means of effecting the amalgamation and, in particular, setting out

(a) the provisions that are required to be included in articles of incorporation under section 6;

(b) the name and address of each proposed director of the amalgamated corporation;

(c) the manner in which the shares of each amalga-mating corporation are to be converted into shares or other securities of the amalgamated corporation;

(d) if any shares of an amalgamating corporation are not to be converted into securities of the amalgamated corporation, the amount of money or securities of any body corporate that the holders of such shares are to receive in addition to or instead of securities of the amalgamated corporation;

(e) the manner of payment of money instead of the is-sue of fractional shares of the amalgamated corpora-tion or of any other body corporate the securities of which are to be received in the amalgamation;

(f) whether the by-laws of the amalgamated corporation are to be those of one of the amalgamating corporations and, if not, a copy of the proposed by-laws; and

(g) details of any arrangements necessary to perfect the amalgamation and to provide for the subsequent management and operation of the amalgamated cor-poration.

Cancellation

(2) If shares of one of the amalgamating corporations are held by or on behalf of another of the amalgamating cor-porations, the amalgamation agreement shall provide for

Effet du certificat

(4) Les statuts mis à jour prennent effet à la date figurant sur le certificat.

L.R. (1985), ch. C-44, art. 180; 2001, ch. 14, art. 86.

Fusion

181 Plusieurs sociétés, y compris une société mère et ses filiales, peuvent fusionner en une seule et même société.

1974-75-76, ch. 33, art. 175; 1978-79, ch. 9, art. 1(F).

Convention de fusion

182 (1) Les sociétés qui se proposent de fusionner doivent conclure une convention qui énonce les modali-tés de la fusion et notamment :

a) les dispositions dont l’article 6 exige l’insertion dans les statuts constitutifs;

b) les nom et adresse des futurs administrateurs de la société issue de la fusion;

c) les modalités d’échange des actions de chaque société contre les actions ou autres valeurs mobilières de la société issue de la fusion;

d) au cas où des actions de l’une de ces sociétés ne doivent pas être échangées contre des valeurs mobilières de la société issue de la fusion, la somme en numéraire ou les valeurs mobilières de toute autre personne morale que les détenteurs de ces actions doivent recevoir en plus ou à la place des valeurs mobilières de la société issue de la fusion;

e) le mode du paiement en numéraire remplaçant l’émission de fractions d’actions de la société issue de la fusion ou de toute autre personne morale dont les valeurs mobilières doivent être données en échange à l’occasion de la fusion;

f) les règlements administratifs envisagés pour la société issue de la fusion qui peuvent être ceux de l’une des sociétés fusionnantes;

g) les détails des dispositions nécessaires pour par-faire la fusion et pour assurer la gestion et l’exploitation de la société issue de la fusion.

Annulation

(2) La convention de fusion doit prévoir, au moment de la fusion, l’annulation, sans remboursement du capital qu’elles représentent, des actions de l’une des sociétés

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PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 182-183	Articles 182-183

the cancellation of such shares when the amalgamation becomes effective without any repayment of capital in respect thereof, and no provision shall be made in the agreement for the conversion of such shares into shares of the amalgamated corporation.

1974-75-76, c. 33, s. 176; 1978-79, c. 9, s. 1(F).

Shareholder approval

183 (1) The directors of each amalgamating corporation shall submit the amalgamation agreement for approval to a meeting of the holders of shares of the amalgamating corporation of which they are directors and, subject to subsection (4), to the holders of each class or series of such shares.

Notice of meeting

(2) A notice of a meeting of shareholders complying with section 135 shall be sent in accordance with that section to each shareholder of each amalgamating corporation, and shall

(a) include or be accompanied by a copy or summary of the amalgamation agreement; and

(b) state that a dissenting shareholder is entitled to be paid the fair value of their shares in accordance with section 190, but failure to make that statement does not invalidate an amalgamation.

Right to vote

(3) Each share of an amalgamating corporation carries the right to vote in respect of an amalgamation agreement whether or not it otherwise carries the right to vote.

Class vote

(4) The holders of shares of a class or series of shares of each amalgamating corporation are entitled to vote separately as a class or series in respect of an amalgamation agreement if the amalgamation agreement contains a provision that, if contained in a proposed amendment to the articles, would entitle such holders to vote as a class or series under section 176.

Shareholder approval

(5) Subject to subsection (4), an amalgamation agreement is adopted when the shareholders of each amalgamating corporation have approved of the amalgamation by special resolutions.

Termination

(6) An amalgamation agreement may provide that at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating corporation, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating corporations.

R.S., 1985, c. C-44, s. 183; 2001, c. 14, ss. 87, 135(E).

fusionnantes, détenues par une autre de ces sociétés ou pour son compte, mais ne peut prévoir l’échange de ces actions contre celles de la société issue de la fusion.

1974-75-76, ch. 33, art. 176; 1978-79, ch. 9, art. 1(F).

Approbation des actionnaires

183 (1) Les administrateurs de chacune des sociétés fu-sionnantes doivent respectivement soumettre la convention de fusion, pour approbation, à l’assemblée des actionnaires et, sous réserve du paragraphe (4), aux actionnaires de chaque catégorie ou de chaque série.

Avis de l’assemblée

(2) Doit être envoyé, conformément à l’article 135, aux actionnaires de chaque société fusionnante un avis de l’assemblée :

a) assorti d’un exemplaire ou d’un résumé de la convention de fusion;

b) précisant le droit des actionnaires dissidents de se faire verser la juste valeur de leurs actions conformément à l’article 190, le défaut de cette mention ne rendant pas nulle la fusion.

Validité de la fusion

(3) Chaque action des sociétés fusionnantes, assortie ou non du droit de vote, comporte un droit de vote quant à la convention de fusion.

Vote par catégorie

(4) Les détenteurs d’actions d’une catégorie ou d’une série de chaque société fusionnante sont habiles à voter séparément au sujet de la convention de fusion si celle-ci contient une clause qui, dans une proposition de modifi-cation des statuts, leur aurait conféré ce droit en vertu de l’article 176.

Approbation des actionnaires

(5) Sous réserve du paragraphe (4), l’adoption de la convention de fusion intervient lors de son approbation par résolution spéciale des actionnaires de chaque société fusionnante.

Résiliation

(6) Les administrateurs de l’une des sociétés fusion-nantes peuvent résilier la convention de fusion, si elle prévoit une disposition à cet effet, avant la délivrance du certificat de fusion, malgré son approbation par les actionnaires de toutes ou de certaines sociétés fusion-nantes.

L.R. (1985), ch. C-44, art. 183; 2001, ch. 14, art. 87 et 135(A).

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 183-184	Articles 183-184

Vertical short-form amalgamation

184 (1) A holding corporation and one or more of its subsidiary corporations may amalgamate and continue as one corporation without complying with sections 182 and 183 if

(a) the amalgamation is approved by a resolution of the directors of each amalgamating corporation;

(a.1) all of the issued shares of each amalgamating subsidiary corporation are held by one or more of the other amalgamating corporations; and

(b) the resolutions provide that

(i) the shares of each amalgamating subsidiary corporation shall be cancelled without any repayment of capital in respect thereof,

(ii) except as may be prescribed, the articles of amalgamation shall be the same as the articles of the amalgamating holding corporation, and

(iii) no securities shall be issued by the amalgamated corporation in connection with the amalgamation and the stated capital of the amalgamated corporation shall be the same as the stated capital of the amalgamating holding corporation.

Horizontal short-form amalgamation

(2) Two or more wholly-owned subsidiary corporations of the same holding body corporate may amalgamate and continue as one corporation without complying with sections 182 and 183 if

(a) the amalgamation is approved by a resolution of the directors of each amalgamating corporation; and

(b) the resolutions provide that

(i) the shares of all but one of the amalgamating subsidiary corporations shall be cancelled without any repayment of capital in respect thereof,

(ii) except as may be prescribed, the articles of amalgamation shall be the same as the articles of the amalgamating subsidiary corporation whose shares are not cancelled, and

(iii) the stated capital of the amalgamating subsidiary corporations whose shares are cancelled shall be added to the stated capital of the amalgamating subsidiary corporation whose shares are not cancelled.

R.S., 1985, c. C-44, s. 184; 1994, c. 24, s. 20; 2001, c. 14, s. 88.

Fusion verticale simplifiée

184 (1) La société mère et les sociétés qui sont ses filiales peuvent fusionner en une seule et même société sans se conformer aux articles 182 et 183 lorsque les conditions suivantes sont réunies :

a) leurs administrateurs respectifs approuvent la fusion par voie de résolution;

a.1) toutes les actions émises de chacune des filiales sont détenues par une ou plusieurs des sociétés fusionnantes;

b) ces résolutions prévoient à la fois que :

(i) les actions des filiales seront annulées sans remboursement de capital,

(ii) sous réserve des dispositions réglementaires, les statuts de fusion seront les mêmes que les statuts de la société mère,

(iii) la société issue de la fusion n’émettra aucune valeur mobilière à cette occasion et son capital déclaré sera égal à celui de la société mère.

Fusion horizontale simplifiée

(2) Plusieurs filiales dont est entièrement propriétaire la même personne morale peuvent fusionner en une seule et même société sans se conformer aux articles 182 et 183 lorsque les conditions suivantes sont réunies :

a) leurs administrateurs respectifs approuvent la fusion par voie de résolution;

b) ces résolutions prévoient à la fois que :

(i) les actions de toutes les filiales, sauf celles de l’une d’entre elles, seront annulées sans rembourse-ment de capital,

(ii) sous réserve des dispositions réglementaires, les statuts de fusion seront les mêmes que les statuts de la filiale dont les actions ne sont pas annulées,

(iii) le capital déclaré de toutes les filiales fusionnées sera ajouté à celui de la société dont les actions ne sont pas annulées.

L.R. (1985), ch. C-44, art. 184; 1994, ch. 24, art. 20; 2001, ch. 14, art. 88.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 184-185	Articles 184-185

Sending of articles

185 (1) Subject to subsection 183(6), after an amalgamation has been adopted under section 183 or approved under section 184, articles of amalgamation in the form that the Director fixes shall be sent to the Director together with the documents required by sections 19 and 106.

Attached declarations

(2) The articles of amalgamation shall have attached thereto a statutory declaration of a director or an officer of each amalgamating corporation that establishes to the satisfaction of the Director that

(a)	there are reasonable grounds for believing that

(i) each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due, and

(ii) the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(b)	there are reasonable grounds for believing that

(i) no creditor will be prejudiced by the amalgamation, or

(ii) adequate notice has been given to all known creditors of the amalgamating corporations and no creditor objects to the amalgamation otherwise than on grounds that are frivolous or vexatious.

Adequate notice

(3) For the purposes of subsection (2), adequate notice is given if

(a) a notice in writing is sent to each known creditor having a claim against the corporation that exceeds one thousand dollars;

(b) a notice is published once in a newspaper published or distributed in the place where the corporation has its registered office and reasonable notice thereof is given in each province where the corporation carries on business; and

(c) each notice states that the corporation intends to amalgamate with one or more specified corporations in accordance with this Act and that a creditor of the corporation may object to the amalgamation within thirty days from the date of the notice.

Remise des statuts

185 (1) Sous réserve du paragraphe 183(6), les statuts de la société issue de la fusion, en la forme établie par le directeur, doivent, après l’approbation de la fusion en vertu des articles 183 ou 184, être envoyés au directeur avec tous les documents exigés aux articles 19 et 106.

Déclarations annexées

(2) Les statuts de la société issue de la fusion doivent comporter en annexe une déclaration solennelle de l’un des administrateurs ou dirigeants de chaque société établissant, à la satisfaction du directeur, l’existence de motifs raisonnables de croire à la fois :

a)	que :

(i) d’une part, chaque société fusionnante peut et la société issue de la fusion pourra acquitter son passif à échéance,

(ii) d’autre part, la valeur de réalisation de l’actif de la société issue de la fusion ne sera pas inférieure au total de son passif et de son capital déclaré;

b)	que :

(i) ou bien la fusion ne portera préjudice à aucun créancier,

(ii) ou bien les créanciers connus des sociétés fusionnantes, ayant reçu un avis adéquat, ne s’opposent pas à la fusion, si ce n’est pour des motifs futiles ou vexatoires.

Avis adéquat

(3) Pour l’application du paragraphe (2), pour être adéquat l’avis doit à la fois :

a) être écrit et envoyé à chaque créancier connu dont la créance est supérieure à mille dollars;

b) être inséré une fois dans un journal publié ou diffusé au lieu du siège social et recevoir une publicité suffisante dans chaque province où la société exerce ses activités commerciales;

c) indiquer l’intention de la société de fusionner, en conformité avec la présente loi, avec les sociétés qu’il mentionne et le droit des créanciers de cette société de s’opposer à la fusion dans les trente jours de la date de l’avis.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 185-186.1	Articles 185-186.1

Certificate of amalgamation

(4) On receipt of articles of amalgamation, the Director shall issue a certificate of amalgamation in accordance with section 262.

R.S., 1985, c. C-44, s. 185; 2001, c. 14, s. 89.

Effect of certificate

186	On the date shown in a certificate of amalgamation

(a) the amalgamation of the amalgamating corporations and their continuance as one corporation be-come effective;

(b) the property of each amalgamating corporation continues to be the property of the amalgamated corporation;

(c) the amalgamated corporation continues to be liable for the obligations of each amalgamating corporation;

(d) an existing cause of action, claim or liability to prosecution is unaffected;

(e) a civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against the amalgamated corporation;

(f) a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against the amalgamated corporation; and

(g) the articles of amalgamation are deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation is deemed to be the certificate of incorporation of the amalgamated corporation.

1974-75-76, c. 33, s. 180; 1978-79, c. 9, s. 1(F).

Amalgamation under other federal Acts

186.1 (1) Subject to subsection (2), a corporation may not amalgamate with one or more bodies corporate pursuant to the Bank Act, the Canada Cooperatives Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act unless the corporation is first authorized to do so by the shareholders in accordance with section 183.

Certificat de fusion

(4) Sur réception des statuts de fusion, le directeur délivre un certificat de fusion en conformité avec l’article 262.

L.R. (1985), ch. C-44, art. 185; 2001, ch. 14, art. 89.

Effet du certificat

186	À la date figurant sur le certificat de fusion :

a) la fusion des sociétés en une seule et même société prend effet;

b) les biens de chaque société appartiennent à la société issue de la fusion;

c) la société issue de la fusion est responsable des obligations de chaque société;

d) aucune atteinte n’est portée aux causes d’actions déjà nées;

e) la société issue de la fusion remplace toute société fusionnante dans les poursuites civiles, pénales ou administratives engagées par ou contre celle-ci;

f) toute décision, judiciaire ou quasi-judiciaire, rendue en faveur d’une société fusionnante ou contre elle est exécutoire à l’égard de la société issue de la fusion;

g) les statuts de fusion et le certificat de fusion sont réputés être les statuts constitutifs et le certificat de constitution de la société issue de la fusion.

1974-75-76, ch. 33, art. 180; 1978-79, ch. 9, art. 1(F).

Fusion : société et autres personnes morales

186.1 (1) Sous réserve du paragraphe (2), une société ne peut fusionner avec une ou plusieurs autres personnes morales en vertu de la Loi sur les banques, de la Loi canadienne sur les coopératives, de la Loi sur les associations coopératives de crédit, de la Loi sur les sociétés d’assurances ou de la Loi sur les sociétés de fiducie et de prêt que si elle y est préalablement autorisée par ses actionnaires en conformité avec l’article 183.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 186.1-187	Articles 186.1-187

Short-form amalgamations

(2) A corporation may not amalgamate with one or more bodies corporate pursuant to the provisions of one of the Acts referred to in subsection (1) respecting short-form amalgamations unless the corporation is first authorized to do so by the directors in accordance with section 184.

Discontinuance

(3) On receipt of a notice satisfactory to the Director that a corporation has amalgamated pursuant to one of the Acts referred to in subsection (1), the Director shall file the notice and issue a certificate of discontinuance in accordance with section 262.

Notice deemed to be articles

(4) For the purposes of section 262, a notice referred to in subsection (3) is deemed to be articles that are in the form that the Director fixes.

Act ceases to apply

(5) This Act ceases to apply to the corporation on the date shown in the certificate of discontinuance.

Non-application

(6) For greater certainty, section 185 does not apply to a corporation that amalgamates pursuant to one of the Acts referred to in subsection (1).

1994, c. 24, s. 21; 1998, c. 1, s. 380; 2001, c. 14, s. 90.

Continuance (import)

187 (1) A body corporate incorporated otherwise than by or under an Act of Parliament may, if so authorized by the laws of the jurisdiction where it is incorporated, apply to the Director for a certificate of continuance.

Amendments in articles of continuance

(2) A body corporate that applies for continuance under subsection (1) may, without so stating in its articles of continuance, effect by those articles any amendment to its Act of incorporation, articles, letters patent or memorandum or articles of association if the amendment is an amendment a corporation incorporated under this Act may make to its articles.

Articles of continuance

(3) Articles of continuance in the form that the Director fixes shall be sent to the Director together with the documents required by sections 19 and 106.

Fusion simplifiée

(2) Une société ne peut fusionner avec une ou plusieurs personnes morales en vertu d’une loi mentionnée au paragraphe (1) selon la procédure simplifiée prévue à cette loi que si elle y est préalablement autorisée par ses administrateurs en conformité avec l’article 184.

Changement de régime

(3) Le directeur enregistre, dès réception, tout avis attestant, à sa satisfaction, que la société a fusionné en vertu d’une loi mentionnée au paragraphe (1) et délivre un certificat de changement de régime en conformité avec l’article 262.

Assimilation

(4) Pour l’application de l’article 262, l’avis prévu au paragraphe (3) est réputé être des statuts en la forme établie par le directeur.

Cessation d’effet

(5) La présente loi cesse de s’appliquer à la société à la date figurant sur le certificat de changement de régime.

Non-application

(6) Il demeure entendu que l’article 185 ne s’applique pas à la société qui fusionne en vertu d’une loi mentionnée au paragraphe (1).

1994, ch. 24, art. 21; 1998, ch. 1, art. 380; 2001, ch. 14, art. 90.

Prorogation (importation)

187 (1) La personne morale constituée autrement qu’en vertu d’une loi fédérale peut, si la loi sous le régime de laquelle elle est constituée le permet, demander au directeur de lui délivrer un certificat de prorogation.

Modifications effectuées par les clauses de prorogation

(2) La personne morale qui demande sa prorogation conformément au paragraphe (1) peut, par ses clauses de prorogation et sans autre précision, modifier son acte constitutif, ses statuts, ses lettres patentes ou son mémoire de conventions, pourvu qu’il s’agisse de modifications qu’une société constituée en vertu de la présente loi peut apporter à ses statuts.

Clauses

(3) Les clauses de prorogation doivent être envoyées au

directeur, en la forme établie par lui, avec les documents exigés aux articles 19 et 106.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 187	Article 187

Certificate of continuance

(4) On receipt of articles of continuance, the Director shall issue a certificate of continuance in accordance with section 262.

Effect of certificate

(5)	On the date shown in the certificate of continuance

(a) the body corporate becomes a corporation to which this Act applies as if it had been incorporated under this Act;

(b) the articles of continuance are deemed to be the articles of incorporation of the continued corporation; and

(c) the certificate of continuance is deemed to be the certificate of incorporation of the continued corporation.

Copy of certificate

(6) The Director shall forthwith send a copy of the certificate of continuance to the appropriate official or public body in the jurisdiction in which continuance under this Act was authorized.

Rights preserved

(7) When a body corporate is continued as a corporation under this Act,

(a) the property of the body corporate continues to be the property of the corporation;

(b) the corporation continues to be liable for the obligations of the body corporate;

(c) an existing cause of action, claim or liability to prosecution is unaffected;

(d) a civil, criminal or administrative action or proceeding pending by or against the body corporate may be continued to be prosecuted by or against the corporation; and

(e) a conviction against, or ruling, order or judgment in favour of or against, the body corporate may be enforced by or against the corporation.

Issued shares

(8) Subject to subsections (9) and 49(8), a share of a body corporate issued before the body corporate was continued under this Act is deemed to have been issued in compliance with this Act and with the provisions of the articles of continuance irrespective of whether the share is fully paid and irrespective of any designation, rights, not adversely affect creditors or shareholders of the corporation.

Certificat

(4) Sur réception des clauses de prorogation, le directeur doit délivrer un certificat de prorogation en conformité avec l’article 262.

Effet du certificat

(5)	À la date figurant sur le certificat de prorogation :

a) la présente loi s’applique à la personne morale comme si elle avait été constituée en vertu de celle-ci;

b) les clauses de prorogation sont réputées être les statuts constitutifs de la société prorogée;

c) le certificat de prorogation est réputé constituer le certificat de constitution de la société prorogée.

Exemplaire du certificat

(6) Le directeur doit immédiatement envoyer un exemplaire du certificat de prorogation au fonctionnaire ou à l’administration compétents du ressort où la prorogation sous le régime de la présente loi a été autorisée.

Maintien des droits

(7) En cas de prorogation d’une personne morale sous forme de société régie par la présente loi :

a) la société est propriétaire des biens de cette personne morale;

b) la société est responsable des obligations de cette personne morale;

c) aucune atteinte n’est portée aux causes d’actions déjà nées;

d) la société remplace la personne morale dans les poursuites civiles, pénales ou administratives engagées par ou contre celleci;

e) toute décision judiciaire ou quasi-judiciaire rendue en faveur de la personne morale ou contre elle est exécutoire à l’égard de la société.

Actions déjà émises

(8) Sous réserve des paragraphes (9) et 49(8), les actions émises avant la prorogation d’une personne morale sous forme de société régie par la présente loi sont réputées l’avoir été en conformité avec la présente loi et avec les clauses de prorogation, qu’elles aient été ou non entièrement libérées et indépendamment de leur désignation et

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Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 187-188	Articles 187-188

privileges, restrictions or conditions set out on or referred to in the certificate representing the share. Continuance under this section does not deprive a holder of any right or privilege that the holder claims under, or relieve the holder of any liability in respect of, an issued share.

Convertible shares

(9) If a corporation continued under this Act had, before it was so continued, issued a share certificate in registered form that is convertible to bearer form, the corporation shall not, if a holder of such a share certificate exercises the conversion privilege attached to the certificate, issue a share certificate in bearer form.

Definition of share

(10) For the purposes of subsections (8) and (9), share includes an instrument referred to in subsection 29(1), a share warrant as defined in the Canada Corporations Act, chapter C-32 of the Revised Statutes of Canada, 1970, or a like instrument.

Where continued reference to par value shares permissible

(11) Where the Director determines, on the application of a body corporate, that it is not practicable to change a reference to the nominal or par value of shares of a class or series that the body corporate was authorized to issue before it was continued under this Act, the Director may, notwithstanding subsection 24(1), permit the body corporate to continue to refer in its articles to those shares, whether issued or unissued, as shares having a nominal or par value.

Limitation

(12) A corporation shall set out in its articles the maximum number of shares of a class or series referred to in subsection (11) and may not amend its articles to increase that maximum number of shares or to change the nominal or par value of those shares.

R.S., 1985, c. C-44, s. 187; 2001, c. 14, ss. 91, 135(E); 2018, c. 8, s. 25.

Continuance — other jurisdictions

188 (1) Subject to subsection (10), a corporation may apply to the appropriate official or public body of another jurisdiction requesting that the corporation be continued as if it had been incorporated under the laws of that other jurisdiction if the corporation

(a) is authorized by the shareholders in accordance with this section to make the application; and

(b) establishes to the satisfaction of the Director that its proposed continuance in the other jurisdiction will des droits, privilèges, restrictions ou conditions mentionnés dans les certificats représentant ces actions; la prorogation, en vertu du présent article, n’entraîne pas la suppression des droits, privilèges et obligations découlant des actions déjà émises.

Actions convertibles

(9) La société qui, avant sa prorogation sous le régime de la présente loi, avait émis des certificats d’actions nominatifs mais convertibles au porteur ne peut pas émettre, au profit des titulaires qui exercent leur privilège, des certificats au porteur.

Définition de action

(10) Pour l’application des paragraphes (8) et (9), action s’entend, entre autres, du titre visé au paragraphe 29(1), d’une option d’achat d’actions au sens donné à titre au porteur dans la Loi sur les corporations canadiennes, chapitre C-32 des Statuts revisés du Canada de 1970, ou de tout titre analogue.

Autorisation des mentions relatives à la valeur nominale ou au pair

(11) Au cas où le directeur, saisi par une personne morale, décide qu’il est pratiquement impossible de supprimer la référence aux actions à valeur nominale ou au pair d’une catégorie ou d’une série que celle-ci était autorisée à émettre avant sa prorogation en vertu de la présente loi, il peut, par dérogation au paragraphe 24(1), l’autoriser à maintenir, dans ses statuts, la désignation de ces actions, même non encore émises, comme actions à valeur nominale ou au pair.

Restriction

(12) La société doit énoncer dans ses statuts le nombre maximal des actions d’une série ou catégorie visées au paragraphe (11) et elle ne peut modifier ses statuts en vue d’augmenter ce nombre ni changer la valeur nominale ou au pair de ces actions.

L.R. (1985), ch. C-44, art. 187; 2001, ch. 14, art. 91 et 135(A); 2018, ch. 8, art. 25.

Prorogation (exportation)

188 (1) Sous réserve du paragraphe (10), la société qui y est autorisée par ses actionnaires conformément au présent article et qui convainc le directeur que ni ses créanciers ni ses actionnaires n’en subiront de préjudice peut demander au fonctionnaire ou à l’administration compétents relevant d’une autre autorité législative de la proro-ger sous le régime de celle-ci.

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Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 188	Article 188

Continuance — other federal Acts

(2) A corporation that is authorized by the shareholders in accordance with this section may apply to the appropriate Minister for its continuance under the Bank Act, the Canada Cooperatives Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act.

(2.1) [Repealed, 2001, c. 14, s. 92]

Notice of meeting

(3) A notice of a meeting of shareholders complying with section 135 shall be sent in accordance with that section to each shareholder and shall state that a dissenting shareholder is entitled to be paid the fair value of their shares in accordance with section 190, but failure to make that statement does not invalidate a discontinuance under this Act.

Right to vote

(4) Each share of the corporation carries the right to vote in respect of a continuance whether or not it otherwise carries the right to vote.

Shareholder approval

(5) An application for continuance becomes authorized when the shareholders voting thereon have approved of the continuance by a special resolution.

Termination

(6) The directors of a corporation may, if authorized by the shareholders at the time of approving an application for continuance under this section, abandon the application without further approval of the shareholders.

Discontinuance

(7) On receipt of a notice satisfactory to the Director that the corporation has been continued under the laws of another jurisdiction or under one of the Acts referred to in subsection (2.1), the Director shall file the notice and issue a certificate of discontinuance in accordance with section 262.

Notice deemed to be articles

(8) For the purposes of section 262, a notice referred to in subsection (7) is deemed to be articles that are in the form that the Director fixes.

Prorogation sous le régime de lois fédérales

(2) La société qui y est autorisée par ses actionnaires conformément au présent article peut demander au ministre compétent de la proroger sous le régime de la Loi sur les banques, de la Loi canadienne sur les coopératives, de la Loi sur les associations coopératives de crédit, de la Loi sur les sociétés d’assurances ou de la Loi sur les sociétés de fiducie et de prêt.

(2.1) [Abrogé, 2001, ch. 14, art. 92]

Avis de l’assemblée

(3) Doit être envoyé aux actionnaires, conformément à l’article 135, un avis de l’assemblée mentionnant le droit des actionnaires dissidents de se faire verser la juste valeur de leurs actions conformément à l’article 190, le défaut de cette mention ne rendant pas nulle le changement de régime que prévoit la présente loi.

Droit de vote

(4) Chaque action de la société, assortie ou non du droit de vote, emporte droit de vote quant à la prorogation.

Approbation des actionnaires

(5) La demande de prorogation est autorisée lorsque les actionnaires habiles à voter l’approuvent par voie de résolution spéciale.

Désistement

(6) Les administrateurs qui y sont autorisés par les actionnaires au moment de l’approbation de la demande de prorogation peuvent renoncer à la demande.

Changement de régime

(7) Le directeur enregistre, dès réception, tout avis attestant, à sa satisfaction, que la société a été prorogée sous le régime d’une autre autorité législative ou d’une loi mentionnée au paragraphe (2.1) et délivre un certificat de changement de régime en conformité avec l’article 262.

L’avis est réputé être des statuts

(8) Pour l’application de l’article 262, l’avis visé au paragraphe (7) est réputé être des statuts en la forme établie par le directeur.

Current to October 31, 2023	152	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 188-189	Articles 188-189

Rights preserved

(9) This Act ceases to apply to the corporation on the date shown in the certificate of discontinuance.

Prohibition

(10) A corporation shall not be continued as a body corporate under the laws of another jurisdiction unless those laws provide in effect that

(a) the property of the corporation continues to be the property of the body corporate;

(b) the body corporate continues to be liable for the obligations of the corporation;

(c) an existing cause of action, claim or liability to prosecution is unaffected;

(d) a civil, criminal or administrative action or proceeding pending by or against the corporation may be continued to be prosecuted by or against the body corporate; and

(e) a conviction against, or ruling, order or judgment in favour of or against, the corporation may be enforced by or against the body corporate.

R.S., 1985, c. C-44, s. 188; 1991, c. 45, s. 555, c. 46, s. 596, c. 47, s. 723; 1994, c. 24, s. 22; 1998, c. 1, s. 381; 2001, c. 14, ss. 92, 135(E); 2007, c. 6, s. 400.

Borrowing powers

189 (1) Unless the articles or by-laws of or a unanimous shareholder agreement relating to a corporation otherwise provide, the directors of a corporation may, without authorization of the shareholders,

(a) borrow money on the credit of the corporation;

(b) issue, reissue, sell, pledge or hypothecate debt obligations of the corporation;

(c) give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

Delegation of borrowing powers

(2) Notwithstanding subsection 115(3) and paragraph 121(a), unless the articles or by-laws of or a unanimous shareholder agreement relating to a corporation otherwise provide, the directors may, by resolution, delegate the powers referred to in subsection (1) to a director, a committee of directors or an officer.

Maintien des droits

(9) La présente loi cesse de s’appliquer à la société à la date figurant sur le certificat de changement de régime.

Interdiction

(10) La loi de toute autre autorité législative sous le régime de laquelle la société est prorogée sous forme de personne morale doit prévoir que :

a) la personne morale est propriétaire des biens de cette société;

b) la personne morale est responsable des obligations de cette société;

c) aucune atteinte n’est portée aux causes d’actions déjà nées;

d) la personne morale remplace la société dans les poursuites civiles, pénales ou administratives engagées par ou contre celle-ci;

e) toute décision judiciaire ou quasi judiciaire rendue en faveur de la société ou contre elle est exécutoire à l’égard de la personne morale.

L.R. (1985), ch. C-44, art. 188; 1991, ch. 45, art. 555, ch. 46, art. 596, ch. 47, art. 723; 1994, ch. 24, art. 22; 1998, ch. 1, art. 381; 2001, ch. 14, art. 92 et 135(A); 2007, ch. 6, art. 400.

Pouvoir d’emprunt

189 (1) Sauf disposition contraire des statuts, des règlements administratifs ou de toute convention unanime des actionnaires, le conseil d’administration peut, sans l’autorisation des actionnaires :

a) contracter des emprunts, compte tenu du crédit de la société;

b) émettre, réémettre ou vendre les titres de créance de la société ou les donner en garantie sous forme d’hypothèque mobilière, de gage ou de nantissement;

c) garantir, au nom de la société, l’exécution d’une obligation à la charge d’une autre personne;

d) grever d’une sûreté, notamment par hypothèque, tout ou partie des biens, présents ou futurs, de la société, afin de garantir ses obligations.

Délégation du pouvoir d’emprunt

(2) Nonobstant le paragraphe 115(3) et l’alinéa 121a) et sauf disposition contraire des statuts, des règlements administratifs ou de toute convention unanime d’actionnaires, le conseil d’administration peut, par résolution, déléguer les pouvoirs, visés au paragraphe (1), à un ad-ministrateur, à un comité d’administrateurs ou à un diri-geant.

Current to October 31, 2023	153	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 189	Article 189

Extraordinary sale, lease or exchange

(3) A sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business of the corporation requires the approval of the shareholders in accordance with subsections (4) to (8).

Notice of meeting

(4) A notice of a meeting of shareholders complying with section 135 shall be sent in accordance with that section to each shareholder and shall

(a) include or be accompanied by a copy or summary of the agreement of sale, lease or exchange; and

(b) state that a dissenting shareholder is entitled to be paid the fair value of their shares in accordance with section 190, but failure to make that statement does not invalidate a sale, lease or exchange referred to in subsection (3).

Shareholder approval

(5) At the meeting referred to in subsection (4), the shareholders may authorize the sale, lease or exchange and may fix or authorize the directors to fix any of the terms and conditions thereof.

Right to vote

(6) Each share of the corporation carries the right to vote in respect of a sale, lease or exchange referred to in subsection (3) whether or not it otherwise carries the right to vote.

Class vote

(7) The holders of shares of a class or series of shares of the corporation are entitled to vote separately as a class or series in respect of a sale, lease or exchange referred to in subsection (3) only if such class or series is affected by the sale, lease or exchange in a manner different from the shares of another class or series.

Shareholder approval

(8) A sale, lease or exchange referred to in subsection (3) is adopted when the holders of each class or series entitled to vote thereon have approved of the sale, lease or exchange by a special resolution.

Vente, location ou échange faits hors du cours normal des affaires

(3) Les ventes, locations ou échanges de la totalité ou la quasi-totalité des biens de la société, qui n’interviennent pas dans le cours normal de ses activités, sont soumis à l’approbation des actionnaires conformément aux paragraphes (4) à (8).

Avis d’assemblée

(4) Doit être envoyé aux actionnaires, conformément à l’article 135, un avis de l’assemblée :

a) assorti d’un exemplaire ou d’un résumé de l’acte de vente, de location ou d’échange;

b) précisant le droit des actionnaires dissidents de se faire verser la juste valeur de leurs actions conformément à l’article 190, le défaut de cette mention ne rendant pas nulles les opérations visées au paragraphe (3).

Approbation des actionnaires

(5) Lors de l’assemblée visée au paragraphe (4), les ac-tionnaires peuvent autoriser la vente, la location ou l’échange et en fixer les modalités, ou autoriser les administrateurs à le faire.

Droit de vote

(6) Chaque action de la société, assortie ou non du droit de vote, emporte droit de vote quant aux opérations visées au paragraphe (3).

Vote par catégorie

(7) Les détenteurs d’actions d’une catégorie ou d’une série ne sont fondés à voter séparément sur les opérations visées au paragraphe (3) que si elles ont un effet particu-lier sur cette catégorie ou série.

Approbation des actionnaires

(8) L’adoption des opérations visées au paragraphe (3) est subordonnée à leur approbation par résolution spéciale des actionnaires de chaque catégorie ou série fondés à voter à cet effet.

Current to October 31, 2023	154	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 189-190	Articles 189-190

Termination

(9) The directors of a corporation may, if authorized by the shareholders approving a proposed sale, lease or exchange, and subject to the rights of third parties, abandon the sale, lease or exchange without further approval of the shareholders.

R.S., 1985, c. C-44, s. 189; 2001, c. 14, ss. 93, 135(E); 2011, c. 21, s. 59(F).

Right to dissent

190 (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeezeout transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

Abandon du projet

(9) Sous réserve des droits des tiers, les administrateurs peuvent renoncer aux opérations visées au paragraphe (3), si les actionnaires les y ont autorisés en approuvant le projet.

L.R. (1985), ch. C-44, art. 189; 2001, ch. 14, art. 93 et 135(A); 2011, ch. 21, art. 59(F).

Droit à la dissidence

190 (1) Sous réserve des articles 191 et 241, les détenteurs d’actions d’une catégorie peuvent faire valoir leur dissidence si la société fait l’objet d’une ordonnance visée à l’alinéa 192(4)d), les affectant, ou si la société décide, selon le cas :

a) de modifier ses statuts conformément aux articles 173 ou 174, afin d’y ajouter, de modifier ou de supprimer certaines dispositions limitant l’émission, le transfert ou le droit de propriété d’actions de cette ca-tégorie;

b) de modifier ses statuts, conformément à l’article 173, afin d’ajouter, de modifier ou de supprimer toute restriction à ses activités commerciales;

c) de fusionner autrement qu’en vertu de l’article 184;

d) d’obtenir une prorogation conformément à l’article 188;

e) de vendre, louer ou échanger la totalité ou la quasitotalité de ses biens en vertu du paragraphe 189(3).

f) d’effectuer une opération de fermeture ou d’éviction.

Droit complémentaire

(2) Les détenteurs d’actions d’une catégorie ou d’une série, habiles à voter en vertu de l’article 176, peuvent faire valoir leur dissidence si la société décide d’apporter à ses statuts une modification visée à cet article.

Précision

(2.1) Le droit à la dissidence prévu au paragraphe (2) peut être invoqué même si la société n’a qu’une seule catégorie d’actions.

Remboursement des actions

(3) Outre les autres droits qu’il peut avoir, mais sous réserve du paragraphe (26), l’actionnaire qui se conforme au présent article est fondé, à l’entrée en vigueur des me-sures approuvées par la résolution à propos de laquelle il a fait valoir sa dissidence ou à la date de prise d’effet de l’ordonnance visée au paragraphe 192(4), à se faire verser par la société la juste valeur des actions en cause fixée à l’heure de fermeture des bureaux la veille de la date de la résolution ou de l’ordonnance.

Current to October 31, 2023	155	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 190	Article 190

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each share-holder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder’s name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Dissidence partielle interdite

(4) L’actionnaire dissident ne peut se prévaloir du présent article que pour la totalité des actions d’une catégorie, inscrites à son nom mais détenues pour le compte du véritable propriétaire.

Opposition

(5) L’actionnaire dissident doit envoyer par écrit à la société, avant ou pendant l’assemblée convoquée pour voter sur la résolution visée aux paragraphes (1) ou (2), son opposition à cette résolution, sauf si la société ne lui a donné avis ni de l’objet de cette assemblée ni de son droit à la dissidence.

Avis de résolution

(6) La société doit, dans les dix jours suivant l’adoption de la résolution, en aviser les actionnaires ayant maintenu leur opposition conformément au paragraphe (5).

Demande de paiement

(7) L’actionnaire dissident doit, dans les vingt jours de la réception de l’avis prévu au paragraphe (6) ou, à défaut, de la date où il prend connaissance de l’adoption de la résolution, envoyer un avis écrit à la société indiquant :

a) ses nom et adresse;

b) le nombre et la catégorie des actions sur lesquelles est fondée sa dissidence;

c) une demande de versement de la juste valeur de ces actions.

Certificat d’actions

(8) L’actionnaire dissident doit, dans les trente jours de l’envoi de l’avis prévu au paragraphe (7), envoyer à la société ou à son agent de transfert, les certificats des actions sur lesquelles est fondée sa dissidence.

Déchéance

(9) Pour se prévaloir du présent article, l’actionnaire dissident doit se conformer au paragraphe (8).

Current to October 31, 2023	156	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 190	Article 190

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder with-draws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Endossement du certificat

(10) La société ou son agent de transfert doit immédiatement renvoyer à l’actionnaire dissident les certificats, reçus conformément au paragraphe (8), munis à l’endos d’une mention, dûment signée, attestant que l’actionnaire est un dissident conformément au présent article.

Suspension des droits

(11) Dès l’envoi de l’avis visé au paragraphe (7), l’actionnaire dissident perd tous ses droits sauf celui de se faire rembourser la juste valeur de ses actions conformément au présent article; cependant, il recouvre ses droits rétroactivement à compter de la date d’envoi de l’avis visé au paragraphe (7) si, selon le cas :

a) il retire l’avis avant que la société fasse l’offre visée au paragraphe (12);

b) la société n’ayant pas fait l’offre conformément au paragraphe (12), il retire son avis;

c) les administrateurs annulent, en vertu des paragraphes 173(2) ou 174(5), la résolution visant la modification des statuts, résilient la convention de fusion en vertu du paragraphe 183(6), renoncent à la demande de prorogation en vertu du paragraphe 188(6), ou à la vente, à la location ou à l’échange en vertu du paragraphe 189(9).

Offre de versement

(12) La société doit, dans les sept jours de la date d’entrée en vigueur des mesures approuvées dans la résolution ou, si elle est postérieure, de celle de réception de l’avis visé au paragraphe (7), envoyer aux actionnaires dissidents qui ont envoyé leur avis :

a) une offre écrite de remboursement de leurs actions à leur juste valeur, avec une déclaration précisant le mode de calcul retenu par les administrateurs;

b) en cas d’application du paragraphe (26), un avis les informant qu’il lui est légalement impossible de rembourser.

Modalités identiques

(13) Les offres prévues au paragraphe (12) doivent être faites selon les mêmes modalités si elles visent des actions de la même catégorie ou série.

Remboursement

(14) Sous réserve du paragraphe (26), la société doit procéder au remboursement dans les dix jours de l’acceptation de l’offre faite en vertu du paragraphe (12); l’offre devient caduque si l’acceptation ne lui parvient pas dans les trente jours de l’offre.

Current to October 31, 2023	157	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 190	Article 190

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or with-in such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corpora-tion carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Demande de la société au tribunal

(15) À défaut par la société de faire l’offre prévue au paragraphe (12), ou par l’actionnaire dissident de l’accep-ter, la société peut, dans les cinquante jours de l’entrée en vigueur des mesures approuvées dans la résolution ou dans tel délai supplémentaire accordé par le tribunal, demander au tribunal de fixer la juste valeur des actions.

Demande de l’actionnaire au tribunal

(16) Faute par la société de saisir le tribunal conformément au paragraphe (15), l’actionnaire dissident bénéficie, pour le faire, d’un délai supplémentaire de vingt jours ou du délai supplémentaire qui peut être accordé par le tribunal.

Compétence territoriale

(17) La demande prévue aux paragraphes (15) ou (16) doit être présentée au tribunal du ressort du siège social de la société ou de la résidence de l’actionnaire dissident, si celle-ci est fixée dans une province où la société exerce son activité commerciale.

Absence de caution pour frais

(18) Dans le cadre d’une demande visée aux paragraphes (15) ou (16), l’actionnaire dissident n’est pas tenu de fournir une caution pour les frais.

Parties

(19) Sur demande présentée au tribunal en vertu des paragraphes (15) ou (16) :

a) tous les actionnaires dissidents dont la société n’a pas acheté les actions doivent être joints comme parties à l’instance et sont liés par la décision du tribunal;

b) la société avise chaque actionnaire dissident concerné de la date, du lieu et de la conséquence de la demande, ainsi que de son droit de comparaître en personne ou par ministère d’avocat.

Pouvoirs du tribunal

(20) Sur présentation de la demande prévue aux paragraphes (15) ou (16), le tribunal peut décider s’il existe d’autres actionnaires dissidents à joindre comme parties à l’instance et doit fixer la juste valeur des actions en question.

Current to October 31, 2023	158	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 190	Article 190

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

R.S., 1985, c. C-44, s. 190; 1994, c. 24, s. 23; 2001, c. 14, ss. 94, 134(F), 135(E); 2011, c. 21, s. 60(F).

Experts

(21) Le tribunal peut charger des estimateurs de l’aider à calculer la juste valeur des actions des actionnaires dissidents.

Ordonnance définitive

(22) L’ordonnance définitive est rendue contre la société en faveur de chaque actionnaire dissident et indique la valeur des actions fixée par le tribunal.

Intérêts

(23) Le tribunal peut allouer sur la somme versée à chaque actionnaire dissident des intérêts à un taux raisonnable pour la période comprise entre la date d’entrée en vigueur des mesures approuvées dans la résolution et celle du versement.

Avis d’application du par. (26)

(24) Dans les cas prévus au paragraphe (26), la société doit, dans les dix jours du prononcé de l’ordonnance prévue au paragraphe (22), aviser chaque actionnaire dissident qu’il lui est légalement impossible de rembourser.

Effet de l’application du par. (26)

(25) Dans les cas prévus au paragraphe (26), l’actionnaire dissident peut, par avis écrit remis à la société dans les trente jours de la réception de l’avis prévu au paragraphe (24) :

a) soit retirer son avis de dissidence et recouvrer ses droits, la société étant réputée consentir à ce retrait;

b) soit conserver la qualité de créancier pour être remboursé par la société dès qu’elle sera légalement en mesure de le faire ou, en cas de liquidation, pour être colloqué après les droits des autres créanciers mais par préférence aux actionnaires.

Limitation

(26) La société ne peut effectuer aucun paiement aux actionnaires dissidents en vertu du présent article s’il existe des motifs raisonnables de croire que :

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure à son passif.

L.R. (1985), ch. C-44, art. 190; 1994, ch. 24, art. 23; 2001, ch. 14, art. 94, 134(F) et 135(A); 2011, ch. 21, art. 60(F).

Current to October 31, 2023	159	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 191	Article 191

Definition of reorganization

191 (1) In this section, reorganization means a court order made under

(a) section 241;

(b) the Bankruptcy and Insolvency Act approving a proposal; or

(c) any other Act of Parliament that affects the rights among the corporation, its shareholders and creditors.

Powers of court

(2) If a corporation is subject to an order referred to in subsection (1), its articles may be amended by such order to effect any change that might lawfully be made by an amendment under section 173.

Further powers

(3) If a court makes an order referred to in subsection (1), the court may also

(a) authorize the issue of debt obligations of the corporation, whether or not convertible into shares of any class or having attached any rights or options to acquire shares of any class, and fix the terms thereof; and

(b) appoint directors in place of or in addition to all or any of the directors then in office.

Articles of reorganization

(4) After an order referred to in subsection (1) has been made, articles of reorganization in the form that the Director fixes shall be sent to the Director together with the documents required by sections 19 and 113, if applicable.

Certificate of reorganization

(5) On receipt of articles of reorganization, the Director shall issue a certificate of amendment in accordance with section 262.

Effect of certificate

(6) A reorganization becomes effective on the date shown in the certificate of amendment and the articles of incorporation are amended accordingly.

Définition de réorganisation

191 (1) Au présent article, la réorganisation d’une société se fait par voie d’ordonnance que le tribunal rend en vertu:

a) soit de l’article 241;

b) soit de la Loi sur la faillite et l’insolvabilitépour approuver une proposition;

c) soit de toute loi fédérale touchant les rapports de droit entre la société, ses actionnaires ou ses créanciers.

Pouvoirs du tribunal

(2) L’ordonnance rendue conformément au paragraphe (1) à l’égard d’une société peut effectuer dans ses statuts les modifications prévues à l’article 173.

Pouvoirs supplémentaires

(3) Le tribunal qui rend l’ordonnance visée au paragraphe (1) peut également :

a) autoriser, en en fixant les modalités, l’émission de titres de créance, convertibles ou non en actions de toute catégorie ou assortis du droit ou de l’option d’acquérir de telles actions;

b) ajouter d’autres administrateurs ou remplacer ceux qui sont en fonctions.

Réorganisation

(4) Après le prononcé de l’ordonnance visée au paragraphe (1), les clauses réglementant la réorganisation sont envoyées au directeur, en la forme établie par lui, accompagnées, le cas échéant, des documents exigés aux articles 19 et 113.

Certificat

(5) Sur réception des clauses de réorganisation, le directeur délivre un certificat de modification en conformité avec l’article 262.

Effet du certificat

(6) La réorganisation prend effet à la date figurant sur le certificat de modification; les statuts constitutifs sont modifiés en conséquence.

Current to October 31, 2023	160	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Sections 191-192	Articles 191-192

No dissent

(7) A shareholder is not entitled to dissent under section 190 if an amendment to the articles of incorporation is effected under this section.

R.S., 1985, c. C-44, s. 191; 1992, c. 27, s. 90; 2001, c. 14, s. 95.

Definition of arrangement

192 (1) In this section, arrangement includes

(a) an amendment to the articles of a corporation;

(b) an amalgamation of two or more corporations;

(c) an amalgamation of a body corporate with a corporation that results in an amalgamated corporation subject to this Act;

(d) a division of the business carried on by a corporation;

(e) a transfer of all or substantially all the property of a corporation to another body corporate in exchange for property, money or securities of the body corporate;

(f) an exchange of securities of a corporation for property, money or other securities of the corporation or property, money or securities of another body corporate;

(f.1) a going-private transaction or a squeeze-out transaction in relation to a corporation;

(g) a liquidation and dissolution of a corporation; and

(h) any combination of the foregoing.

Where corporation insolvent

(2) For the purposes of this section, a corporation is insolvent

(a) where it is unable to pay its liabilities as they become due; or

(b) where the realizable value of the assets of the corporation are less than the aggregate of its liabilities and stated capital of all classes.

Application to court for approval of arrangement

(3) Where it is not practicable for a corporation that is not insolvent to effect a fundamental change in the nature of an arrangement under any other provision of this Act, the corporation may apply to a court for an order approving an arrangement proposed by the corporation.

Pas de dissidence

(7) Les actionnaires ne peuvent invoquer l’article 190 pour faire valoir leur dissidence à l’occasion de la modification des statuts constitutifs conformément au présent article.

L.R. (1985), ch. C-44, art. 191; 1992, ch. 27, art. 90; 2001, ch. 14, art. 95.

Définition de arrangement

192 (1) Au présent article, arrangement s’entend également de :

a) la modification des statuts d’une société;

b) la fusion de sociétés;

c) la fusion d’une personne morale et d’une société pour former une société régie par la présente loi;

d) le fractionnement de l’activité commerciale d’une société;

e) la cession de la totalité ou de la quasi-totalité des biens d’une société à une autre personne morale moyennant du numéraire, des biens ou des valeurs mobilières de celle-ci;

f) l’échange de valeurs mobilières d’une société contre des biens, du numéraire ou d’autres valeurs mobilières soit de la société, soit d’une autre personne morale;

f.1) une opération de fermeture ou d’éviction au sein d’une société;

g) la liquidation et la dissolution d’une société;

h) une combinaison des opérations susvisées.

Cas d’insolvabilité de la société

(2) Pour l’application du présent article, une société est insolvable dans l’un ou l’autre des cas suivants :

a) elle ne peut acquitter son passif à échéance;

b) la valeur de réalisation de son actif est inférieure à la somme de son passif et de son capital déclaré.

Demande d’approbation au tribunal

(3) Lorsqu’il est pratiquement impossible pour la société qui n’est pas insolvable d’opérer, en vertu d’une autre disposition de la présente loi, une modification de structure équivalente à un arrangement, elle peut demander au tribunal d’approuver, par ordonnance, l’arrangement qu’elle propose.

Current to October 31, 2023	161	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XV Fundamental Changes	PARTIE XV Modifications de structure
Section 192	Article 192

Powers of court

(4) In connection with an application under this section, the court may make any interim or final order it thinks fit including, without limiting the generality of the foregoing,

(a) an order determining the notice to be given to any interested person or dispensing with notice to any person other than the Director;

(b) an order appointing counsel, at the expense of the corporation, to represent the interests of the shareholders;

(c) an order requiring a corporation to call, hold and conduct a meeting of holders of securities or options or rights to acquire securities in such manner as the court directs;

(d) an order permitting a shareholder to dissent under section 190; and

(e) an order approving an arrangement as proposed by the corporation or as amended in any manner the court may direct.

Notice to Director

(5) An applicant for any interim or final order under this section shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

Articles of arrangement

(6) After an order referred to in paragraph (4)(e) has been made, articles of arrangement in the form that the Director fixes shall be sent to the Director together with the documents required by sections 19 and 113, if applicable.

Certificate of arrangement

(7) On receipt of articles of arrangement, the Director shall issue a certificate of arrangement in accordance with section 262.

Effect of certificate

(8) An arrangement becomes effective on the date shown in the certificate of arrangement.

R.S., 1985, c. C-44, s. 192; 1994, c. 24, s. 24; 2001, c. 14, s. 96.

Pouvoir du tribunal

(4) Le tribunal, saisi d’une demande en vertu du présent article, peut rendre toute ordonnance provisoire ou finale en vue notamment :

a) de prévoir l’avis à donner aux intéressés ou de dispenser de donner avis à toute personne autre que le directeur;

b) de nommer, aux frais de la société, un avocat pour défendre les intérêts des actionnaires;

c) d’enjoindre à la société, selon les modalités qu’il fixe, de convoquer et de tenir une assemblée des détenteurs de valeurs mobilières, d’options ou de droits d’acquérir des valeurs mobilières;

d) d’autoriser un actionnaire à faire valoir sa dissidence en vertu de l’article 190;

e) d’approuver ou de modifier selon ses directives l’arrangement proposé par la société.

Avis au directeur

(5) La personne qui présente une demande d’ordonnance provisoire ou finale en vertu du présent article doit en donner avis au directeur, et celui-ci peut comparaître en personne ou par ministère d’avocat.

Clauses de l’arrangement

(6) Après le prononcé de l’ordonnance visée à l’alinéa (4)e), les clauses de l’arrangement sont envoyées au directeur en la forme établie par lui, accompagnés, le cas échéant, des documents exigés par les articles 19 et 113.

Certificat d’arrangement

(7) Dès réception des clauses de l’arrangement, le directeur délivre un certificat d’arrangement conformément à l’article 262.

Prise d’effet de l’arrangement

(8) L’arrangement prend effet à la date figurant sur le certificat d’arrangement.

L.R. (1985), ch. C-44, art. 192; 1994, ch. 24, art. 24; 2001, ch. 14, art. 96.

Current to October 31, 2023	162	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XVI Going-private Transactions and Squeeze-out Transactions	PARTIE XVI Opérations de fermeture et d’éviction
Sections 193-206	Articles 193-206

PART XVI

Going-private Transactions and Squeeze-out Transactions

Going-private transactions

193 A corporation may carry out a going-private transaction. However, if there are any applicable provincial securities laws, a corporation may not carry out a going-private transaction unless the corporation complies with those laws.

R.S., 1985, c. C-44, s. 193; 2001, c. 14, s. 97; 2018, c. 8, s. 26(F).

Squeeze-out transactions

194 A corporation may not carry out a squeeze-out transaction unless, in addition to any approval by holders of shares required by or under this Act or the articles of the corporation, the transaction is approved by ordinary resolution of the holders of each class of shares that are affected by the transaction, voting separately, whether or not the shares otherwise carry the right to vote. However, the following do not have the right to vote on the resolution:

(a) affiliates of the corporation; and

(b) holders of shares that would, following the squeeze-out transaction, be entitled to consideration of greater value or to superior rights or privileges than those available to other holders of shares of the same class.

R.S., 1985, c. C-44, s. 194; 2001, c. 14, s. 97.

195 to 205 [Repealed, 2001, c. 14, s. 97]

PART XVII

Compulsory and Compelled Acquisitions

Definitions

206 (1) The definitions in this subsection apply in this Part.

dissenting offeree means, where a take-over bid is made for all the shares of a class of shares, a holder of a share of that class who does not accept the take-over bid and includes a subsequent holder of that share who acquires it from the first mentioned holder; (pollicité dissident)

PARTIE XVI

Opérations de fermeture et d’éviction

Opérations de fermeture

193 La société peut effectuer une opération de fermeture. Toutefois, si l’éventuelle législation provinciale en matière de valeurs mobilières s’applique dans son cas, elle ne peut le faire à moins de s’y conformer.

L.R. (1985), ch. C-44, art. 193; 2001, ch. 14, art. 97; 2018, ch. 8, art. 26(F).

Opérations d’éviction

194 Une opération d’éviction ne peut être effectuée que si, en plus de toute approbation exigée des détenteurs d’actions de la société par la présente loi et les statuts, l’opération est approuvée par les détenteurs d’actions de chaque catégorie visée par celle-ci par résolution ordinaire votée séparément, même si les actions de cette catégorie ne confèrent aucun droit de vote, à l’exception des détenteurs suivants :

(a) les personnes morales du même groupe que la société;

(b) ceux qui, à la suite de l’opération, auraient droit à une contrepartie ou à des droits ou privilèges supé-rieurs à ceux que pourraient recevoir les détenteurs des autres actions de la même catégorie.

L.R. (1985), ch. C-44, art. 194; 2001, ch. 14, art. 97.

195 à 205 [Abrogés, 2001, ch. 14, art. 97]

PARTIE XVII

Acquisitions forcées

Définitions

206 (1) Les définitions qui suivent s’appliquent à la présente partie.

action Action conférant ou non un droit de vote, y compris la valeur mobilière immédiatement convertible en une telle action et l’option ou le droit, susceptible d’exercice immédiat, d’acquérir une telle action ou valeur mobilière. (share)

Current to October 31, 2023	163	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XVII Compulsory and Compelled Acquisitions	PARTIE XVII Acquisitions forcées
Section 206	Article 206

offer includes an invitation to make an offer. (pollicitation)

offeree means a person to whom a take-over bid is made. (pollicité)

offeree corporation means a distributing corporation whose shares are the object of a take-over bid. (société pollicitée)

offeror means a person, other than an agent or mandatary, who makes a take-over bid, and includes two or more persons who, directly or indirectly,

(a) make take-over bids jointly or in concert; or

(b) intend to exercise jointly or in concert voting rights attached to shares for which a take-over bid is made. (pollicitant)

share means a share, with or without voting rights, and includes

(a) a security currently convertible into such a share; and

(b) currently exercisable options and rights to acquire such a share or such a convertible security. (action)

take-over bid means an offer made by an offeror to shareholders of a distributing corporation at approximately the same time to acquire all of the shares of a class of issued shares, and includes an offer made by a distributing corporation to repurchase all of the shares of a class of its shares. (offre d’achat visant à la mainmise)

Right to acquire

(2) If within one hundred and twenty days after the date of a take-over bid the bid is accepted by the holders of not less than ninety per cent of the shares of any class of shares to which the take-over bid relates, other than shares held at the date of the take-over bid by or on be-half of the offeror or an affiliate or associate of the offeror, the offeror is entitled, on complying with this section, to acquire the shares held by the dissenting offerees.

Notice

(3) An offeror may acquire shares held by a dissenting offeree by sending by registered mail within sixty days after the date of termination of the take-over bid and in any event within one hundred and eighty days after the date of the take-over bid, an offeror’s notice to each dissenting offeree and to the Director stating that offre d’achat visant à la mainmise L’offre qu’un polli-citant adresse à peu près au même moment à des actionnaires d’une société ayant fait appel au public pour acquérir toutes les actions d’une catégorie d’actions émises. Y est assimilée la pollicitation d’une telle société visant le rachat de toutes les actions d’une catégorie de ses actions. (take-over bid)

pollicitant Toute personne, à l’exception du mandataire, qui fait une offre d’achat visant à la mainmise et, en outre, les personnes qui, même indirectement, conjointement ou de concert :

a) ou bien font une telle offre;

b) ou bien ont l’intention d’exercer les droits de vote attachés aux actions faisant l’objet de l’offre. (offeror)

pollicitation Est assimilée à la pollicitation l’invitation à faire une offre. (offer)

pollicité Toute personne à laquelle est faite l’offre d’achat visant à la mainmise. (offeree)

pollicité dissident Dans le cas d’une offre d’achat visant à la mainmise et portant sur la totalité des actions d’une catégorie, l’actionnaire pollicité qui refuse l’offre ainsi que ses ayants cause. (dissenting offeree)

société pollicitée Société ayant fait appel au public dont les actions font l’objet d’une offre d’achat visant à la mainmise. (offeree corporation)

Acquisition

(2) Le pollicitant a le droit, en se conformant au présent article, d’acquérir les actions des pollicités dissidents, en cas d’acceptation de l’offre d’achat visant à la mainmise, dans les cent vingt jours de la date où elle est faite, par les détenteurs de quatre-vingt-dix pour cent au moins des actions de la catégorie en cause, sans tenir compte des actions détenues, même indirectement, par le pollicitant ou les personnes morales de son groupe ou les personnes qui ont des liens avec lui, à la date de l’offre.

Avis

(3) Le pollicitant peut acquérir les actions des pollicités dissidents en leur envoyant ainsi qu’au directeur, par courrier recommandé, dans les soixante jours de la date d’expiration de l’offre d’achat visant à la mainmise et, en tout état de cause, dans les cent quatre-vingts jours de la date de l’offre, un avis précisant à la fois :

Current to October 31, 2023	164	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XVII Compulsory and Compelled Acquisitions	PARTIE XVII Acquisitions forcées
Section 206	Article 206

(a) the offerees holding not less than ninety per cent of the shares to which the bid relates accepted the take-over bid;

(b) the offeror is bound to take up and pay for or has taken up and paid for the shares of the offerees who accepted the take-over bid;

(c) a dissenting offeree is required to elect

(i) to transfer their shares to the offeror on the terms on which the offeror acquired the shares of the offerees who accepted the take-over bid, or

(ii) to demand payment of the fair value of the shares in accordance with subsections (9) to (18) by notifying the offeror within twenty days after receiving the offeror’s notice;

(d) a dissenting offeree who does not notify the offeror in accordance with subparagraph (5)(b)(ii) is deemed to have elected to transfer the shares to the offeror on the same terms that the offeror acquired the shares from the offerees who accepted the take-over bid; and

(e) a dissenting offeree must send their shares to which the take-over bid relates to the offeree corporation within twenty days after receiving the offeror’s notice.

Notice of adverse claim

(4) Concurrently with sending the offeror’s notice under subsection (3), the offeror shall send to the offeree corpration a notice of adverse claim in accordance with section 78 with respect to each share held by a dissenting offeree.

Share certificate

(5) A dissenting offeree to whom an offeror’s notice is sent under subsection (3) shall, within twenty days after receiving the notice,

(a) send the share certificates of the class of shares to which the take-over bid relates to the offeree corporation; and

(b) elect

(i) to transfer the shares to the offeror on the terms on which the offeror acquired the shares of the offerees who accepted the take-over bid, or

(ii) to demand payment of the fair value of the shares in accordance with subsections (9) to (18) by notifying the offeror within those twenty days.

a) que les pollicités détenant au moins quatre-vingt-dix pour cent des actions en cause ont accepté l’offre;

b) qu’il est tenu de prendre livraison, contre paiement, des actions des pollicités acceptants, ou qu’il l’a déjà fait;

c) que les pollicités dissidents doivent décider :

(i) soit de lui céder leurs actions selon les conditions offertes aux pollicités acceptants,

(ii) soit d’exiger le paiement de la juste valeur de leurs actions en conformité avec les paragraphes (9) à (18), en le lui faisant savoir dans les vingt jours de la réception de l’avis;

d) qu’à défaut de donner avis conformément à l’alinéa (5)b), ils sont réputés avoir choisi de lui céder leurs actions aux conditions faites aux pollicités acceptants;

e) qu’ils doivent envoyer les actions en cause à la société pollicitée dans les vingt jours de la réception de l’avis.

Avis d’opposition

(4) Le pollicitant envoie à la société pollicitée, simultané-ment, l’avis mentionné au paragraphe (3) et, pour chaque action détenue par un pollicité dissident, l’avis d’opposition visé à l’article 78.

Certificat d’action

(5) Les pollicités dissidents doivent, dans les vingt jours suivant la réception de l’avis mentionné au paragraphe (3) :

a) envoyer à la société pollicitée les certificats des actions visées par l’offre;

b) soit céder au pollicitant leurs actions aux conditions offertes aux pollicités acceptants, soit exiger, en donnant avis au pollicitant dans ce délai, le paiement de la juste valeur de leurs actions en conformité avec les paragraphes (9) à (18).

Current to October 31, 2023	165	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XVII Compulsory and Compelled Acquisitions	PARTIE XVII Acquisitions forcées
Section 206	Article 206

Deemed election

(5.1) A dissenting offeree who does not notify the offeror in accordance with subparagraph (5)(b)(ii) is deemed to have elected to transfer the shares to the offeror on the same terms on which the offeror acquired the shares from the offerees who accepted the take-over bid.

Payment

(6) Within twenty days after the offeror sends an offeror’s notice under subsection (3), the offeror shall pay or transfer to the offeree corporation the amount of money or other consideration that the offeror would have had to pay or transfer to a dissenting offeree if the dissenting offeree had elected to accept the take-over bid under subparagraph (5)(b)(i).

Consideration

(7) The offeree corporation is deemed to hold in trust for the dissenting shareholders the money or other consideration it receives under subsection (6), and the offeree corporation shall deposit the money in a separate account in a bank or other body corporate any of whose deposits are insured by the Canada Deposit Insurance Corporation or guaranteed by the Quebec Deposit Insurance Board, and shall place the other consideration in the custody of a bank or such other body corporate.

When corporation is offeror

(7.1) A corporation that is an offeror making a take-over bid to repurchase all of the shares of a class of its shares is deemed to hold in trust for the dissenting shareholders the money and other consideration that it would have had to pay or transfer to a dissenting offeree if the dissenting offeree had elected to accept the take-over bid under subparagraph (5)(b)(i), and the corporation shall, within twenty days after a notice is sent under subsection (3), deposit the money in a separate account in a bank or other body corporate any of whose deposits are insured by the Canada Deposit Insurance Corporation or guaranteed by the Quebec Deposit Insurance Board, and shall place the other consideration in the custody of a bank or such other body corporate.

Duty of offeree corporation

(8) Within thirty days after the offeror sends a notice under subsection (3), the offeree corporation shall

(a) if the payment or transfer required by subsection (6) is made, issue to the offeror a share certificate in respect of the shares that were held by dissenting offerees;

(b) give to each dissenting offeree who elects to accept the take-over bid terms under subparagraph (5)(b)(i)

Choix réputé

(5.1) À défaut par les pollicités dissidents de donner avis conformément à l’alinéa (5)b), ils sont réputés avoir choisi de céder au pollicitant leurs actions aux conditions faites aux pollicités acceptants.

Paiement

(6) Dans les vingt jours suivant l’envoi de l’avis mentionné au paragraphe (3), le pollicitant doit remettre à la société pollicitée les fonds ou toute autre contrepartie qu’il aurait eu à remettre aux pollicités dissidents s’ils avaient accepté de lui céder leurs actions conformément à l’alinéa (5)b).

Contrepartie

(7) La société pollicitée est réputée détenir en fiducie, pour le compte des actionnaires dissidents, les fonds ou toute autre contrepartie reçus en vertu du paragraphe (6); elle doit déposer les fonds à un compte distinct ouvert auprès d’une banque ou d’une autre personne morale bénéficiant de l’assurance de la Société d’assurance-dépôts du Canada ou de la Régie de l’assurance-dépôts du Québec et confier toute autre contrepartie à la garde d’une de ces institutions.

Contrepartie

(7.1) Dans le cas où le pollicitant est une société qui vise à racheter toutes les actions d’une catégorie quelconque, celui-ci est réputé détenir en fiducie, pour le compte des pollicités dissidents, les fonds ou toute autre contrepartie qu’il aurait eu à leur remettre s’ils avaient accepté de lui céder leurs actions conformément à l’alinéa (5)b). Il doit, dans les vingt jours suivant l’envoi de l’avis visé au paragraphe (3), déposer les fonds dans un compte distinct ouvert auprès d’une banque ou d’une autre personne morale bénéficiant de l’assurance de la Société d’assurance-dépôts du Canada ou de la Régie de l’assurance-dépôts du Québec et confier toute autre contrepartie à la garde de l’une de ces institutions.

Obligation de la société pollicitée

(8) Dans les trente jours suivant l’envoi de l’avis mentionné au paragraphe (3), la société pollicitée doit :

a) délivrer au pollicitant les certificats des actions que détenaient les pollicités dissidents s’il s’est conformé au paragraphe (6);

b) remettre aux pollicités dissidents qui acceptent de céder leurs actions conformément à l’alinéa (5)b) et qui envoient leurs certificats d’actions conformément

Current to October 31, 2023	166	À jour au 31 octobre 2023
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Canada Business Corporations	Sociétés par actions
PART XVII Compulsory and Compelled Acquisitions	PARTIE XVII Acquisitions forcées
Section 206	Article 206

and who sends share certificates as required by paragraph (5)(a) the money or other consideration to which the offeree is entitled, disregarding fractional shares, which may be paid for in money; and

(c) if the payment or transfer required by subsection (6) is made and the money or other consideration is deposited as required by subsection (7) or (7.1), send to each dissenting shareholder who has not sent share certificates as required by paragraph (5)(a) a notice stating that

(i) the dissenting shareholder’s shares have been cancelled,

(ii) the offeree corporation or some designated person holds in trust for the dissenting shareholder the money or other consideration to which that shareholder is entitled as payment for or in exchange for the shares, and

(iii) the offeree corporation will, subject to subsections (9) to (18), send that money or other consideration to that shareholder without delay after receiving the shares.

Application to court

(9) If a dissenting offeree has elected to demand payment of the fair value of the shares under subparagraph (5)(b)(ii), the offeror may, within twenty days after it has paid the money or transferred the other consideration under subsection (6), apply to a court to fix the fair value of the shares of that dissenting offeree.

Idem

(10) If an offeror fails to apply to a court under subsection (9), a dissenting offeree may apply to a court for the same purpose within a further period of twenty days.

Status of dissenter if no court application

(11) Where no application is made to a court under subsection (10) within the period set out in that subsection, a dissenting offeree is deemed to have elected to transfer their shares to the offeror on the same terms that the offeror acquired the shares from the offerees who accepted the take-over bid.

Venue

(12) An application under subsection (9) or (10) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting offeree resides if the corporation carries on business in that province.

à l’alinéa (5)a), les fonds ou toute autre contrepartie auxquels ils ont droit, sans tenir compte des fractions d’actions dont le règlement peut toujours se faire en numéraire;

c) si la contrepartie exigée par le paragraphe (6) est remise et, selon qu’elle est en numéraire ou en nature, déposée ou confiée conformément aux paragraphes (7) ou (7.1), envoyer aux pollicités dissidents qui ne se sont pas conformés à l’alinéa (5)a) un avis les informant que :

(i) leurs actions ont été annulées,

(ii) la société pollicitée ou toute autre personne désignée détient pour eux en fiducie les fonds ou toute autre contrepartie auxquels ils ont droit,

(iii) la société pollicitée leur enverra, sous réserve des paragraphes (9) à (18), les fonds ou la contrepartie dès réception de leurs actions.

Demande au tribunal

(9) Le pollicitant peut, dans les vingt jours suivant la remise prévue au paragraphe (6), demander au tribunal de fixer la juste valeur des actions des pollicités dissidents qui souhaitent obtenir paiement de leurs actions conformément à l’alinéa (5)b).

Idem

(10) Faute par le pollicitant de saisir le tribunal conformément au paragraphe (9), les pollicités dissidents bénéficient d’un délai supplémentaire de vingt jours pour le faire.

Cas de dissident qui ne saisit pas le tribunal

(11) Le pollicité dissident, qui n’a pas saisi le tribunal conformément au paragraphe (10) et dans le délai qui y est fixé, est censé avoir transféré ses actions au pollicitant aux mêmes conditions que celui-ci a acquis celles des pollicités acceptants.

Compétence territoriale

(12) Les demandes prévues aux paragraphes (9) ou (10) doivent être présentées au tribunal du ressort du siège social de la société ou de la résidence du pollicité dissident, si celle-ci est fixée dans une province où la société exerce son activité commerciale.

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PART XVII Compulsory and Compelled Acquisitions	PARTIE XVII Acquisitions forcées
Section 206	Article 206

No security for costs

(13) A dissenting offeree is not required to give security for costs in an application made under subsection (9) or (10).

Parties

(14)	On an application under subsection (9) or (10)

(a) all dissenting offerees referred to in subparagraph (5)(b)(ii) whose shares have not been acquired by the offeror shall be joined as parties and are bound by the decision of the court; and

(b) the offeror shall notify each affected dissenting offeree of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(15) On an application to a court under subsection (9) or (10), the court may determine whether any other person is a dissenting offeree who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting offerees.

Appraisers

(16) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of a dissenting offeree.

Final order

(17) The final order of the court shall be made against the offeror in favour of each dissenting offeree and for the amount for the shares as fixed by the court.

Additional powers

(18) In connection with proceedings under this section, a court may make any order it thinks fit and, without limiting the generality of the foregoing, it may

(a) fix the amount of money or other consideration that is required to be held in trust under subsection (7) or (7.1);

(b) order that that money or other consideration be held in trust by a person other than the offeree corporation;

(c) allow a reasonable rate of interest on the amount payable to each dissenting offeree from the date they send or deliver their share certificates under subsection (5) until the date of payment; and

Absence de cautionnement pour frais

(13) Dans le cadre d’une demande visée aux paragraphes (9) ou (10), les pollicités dissidents ne sont pas tenus de fournir de cautionnement pour les frais.

Parties

(14) Sur demande présentée conformément aux paragraphes (9) ou (10) :

a) tous les pollicités dissidents qui veulent obtenir paiement et dont les actions n’ont pas été acquises par le pollicitant sont joints comme parties à l’instance et liés par la décision du tribunal;

b) le pollicitant avise chaque pollicité dissident concerné de la date, du lieu et des conséquences de la demande, ainsi que de son droit de comparaître en personne ou par ministère d’avocat.

Pouvoirs du tribunal

(15) Avant de fixer la juste valeur des actions de tous les pollicités dissidents, le tribunal peut, sur demande présentée conformément aux paragraphes (9) ou (10), décider s’il existe d’autres pollicités dissidents à joindre comme parties à l’instance.

Experts

(16) Le tribunal peut charger des estimateurs experts de l’aider à fixer la juste valeur des actions des pollicités dissidents.

Ordonnance définitive

(17) L’ordonnance définitive est rendue contre le pollicitant, en faveur de chaque pollicité dissident, et indique la valeur des actions fixée par le tribunal.

Pouvoirs supplémentaires

(18) À l’occasion des procédures prévues au présent article, le tribunal peut rendre toute ordonnance qu’il estime pertinente et, notamment :

a) fixer le montant en numéraire ou toute autre contrepartie, à détenir en fiducie conformément aux paragraphes (7) ou (7.1);

b) faire détenir le montant en numéraire ou toute autre contrepartie en fiducie par une personne autre que la société pollicitée;

c) allouer, sur la somme à payer à chaque pollicité dissident, des intérêts à un taux raisonnable pour la période comprise entre la date d’envoi des certificats d’actions conformément au paragraphe (5) et celle du paiement;

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(d) order that any money payable to a shareholder who cannot be found be paid to the Receiver General and subsection 227(3) applies in respect thereof.

R.S., 1985, c. C-44, s. 206; 2001, c. 14, ss. 99, 135(E); 2011, c. 21, s. 61.

Obligation to acquire shares

206.1 (1) If a shareholder holding shares of a distributing corporation does not receive an offeror’s notice under subsection 206(3), the shareholder may

(a) within ninety days after the date of termination of the take-over bid, or

(b) if the shareholder did not receive an offer pursuant to the take-over bid, within ninety days after the later of

(i)	the date of termination of the take-over bid, and

(ii)	the date on which the shareholder learned of the take-over bid,

require the offeror to acquire those shares.

Conditions

(2) If a shareholder requires the offeror to acquire shares under subsection (1), the offeror shall acquire the shares on the same terms under which the offeror acquired or will acquire the shares of the offerees who accepted the take-over bid.

2001, c. 14, s. 100.

PART XVIII

Liquidation and Dissolution

Definition of court

207 In this Part, court means a court having jurisdiction in the place where the corporation has its registered office.

1974-75-76, c. 33, s. 200; 1978-79, c. 9, s. 1(F).

Application of Part

208 (1) This Part, other than sections 209 and 212, does not apply to a corporation that is an insolvent person or a bankrupt as those terms are defined in section 2 of the Bankruptcy and Insolvency Act.

Staying proceedings

(2) Any proceedings taken under this Part to dissolve or to liquidate and dissolve a corporation shall be stayed if

d) prévoir le versement, au receveur général, des fonds payables aux actionnaires introuvables, auquel cas le paragraphe 227(3) s’applique.

L.R. (1985), ch. C-44, art. 206; 2001, ch. 14, art. 99 et 135(A); 2011, ch. 21, art. 61.

Acquisition forcée à la demande d’un actionnaire

206.1 (1) L’actionnaire qui détient des actions d’une société ayant fait appel au public et qui n’a pas reçu du pollicitant l’avis visé au paragraphe 206(3) peut exiger de ce dernier l’acquisition de ces actions :

a) soit dans les quatre-vingt-dix jours suivant la date d’expiration de l’offre d’achat visant à la mainmise;

b) soit, s’il n’a pas reçu une telle offre, dans le délai visé à l’alinéa a) ou dans les quatre-vingt-dix jours suivant la date où il a pris connaissance de l’offre si ce délai est plus long.

Conditions

(2) Le pollicitant est alors tenu d’acquérir les actions aux mêmes conditions que celles faites aux pollicités acceptants.

2001, ch. 14, art. 100.

PARTIE XVIII

Liquidation et dissolution

Définition de tribunal

207 Dans la présente partie, tribunal désigne le tribunal compétent du ressort du siège social de la société.

1974-75-76, ch. 33, art. 200; 1978-79, ch. 9, art. 1(F).

Application de la présente partie

208 (1) La présente partie, sauf les articles 209 et 212, ne s’applique pas aux sociétés qui sont des personnes insolvables au sens de l’article 2 de la Loi sur la faillite et l’insolvabilité ou des faillies au sens de cet article 2.

Suspension des procédures

(2) Toute procédure soit de dissolution, soit de liquidation et de dissolution engagée en vertu de la présente partie à l’égard d’une société est suspendue dès la constatation, au cours de procédures intentées en vertu de la

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Sections 208-209	Articles 208-209

the corporation is at any time found, in a proceeding under the Bankruptcy and Insolvency Act, to be an insolvent person as defined in section 2 of that Act.

R.S., 1985, c. C-44, s. 208; 1992, c. 27, s. 90; 2001, c. 14, s. 101; 2018, c. 8, s. 27.

Revival

209 (1) When a corporation or other body corporate is dissolved under this Part, section 268 of this Act, section 261 of the Canada Business Corporations Act , chapter 33 of the Statutes of Canada, 1974-75-76, or subsection 297(6) of the Canada Not-for-profit Corporations Act, any interested person may apply to the Director to have the dissolved corporation or other body corporate revived as a corporation under this Act.

Articles of revival

(2) Articles of revival in the form that the Director fixes shall be sent to the Director.

Certificate of revival

(3) On receipt of articles of revival, the Director shall issue a certificate of revival in accordance with section 262, if

(a) the dissolved corporation or other body corporate has fulfilled all conditions precedent that the Director considers reasonable; and

(b) there is no valid reason for refusing to issue the certificate.

Date of revival

(3.1) The dissolved corporation or other body corporate is revived as a corporation under this Act on the date shown on the certificate of revival.

Rights and obligations preserved

(4) Subject to any reasonable terms that may be imposed by the Director, to the rights acquired by any person after its dissolution and to any changes to the internal affairs of the corporation or other body corporate after its dissolution, the revived corporation is, in the same manner and to the same extent as if it had not been dissolved,

(a) restored to its previous position in law, including the restoration of any rights and privileges whether arising before its dissolution or after its dissolution and before its revival; and

(b) liable for the obligations that it would have had if it had not been dissolved whether they arise before its dissolution or after its dissolution and before its revival.

Loi sur la faillite et l’insolvabilité, que la société est une personne insolvable au sens de l’article 2 de cette loi.

L.R. (1985), ch. C-44, art. 208; 1992, ch. 27, art. 90; 2001, ch. 14, art. 101; 2018, ch. 8, art. 27.

Reconstitution

209 (1) Tout intéressé peut demander au directeur la reconstitution en société régie par la présente loi d’une société ou d’une autre personne morale dissoute en vertu de la présente partie, de l’article 268 de la présente loi, de l’article 261 de la Loi sur les corporations commerciales canadiennes, chapitre 33 des Statuts du Canada de 1974-75-76, ou du paragraphe 297(6) de la Loi canadienne sur les organisations à but non lucratif.

Clauses de reconstitution

(2) Les clauses de reconstitution sont envoyées au directeur en la forme établie par lui.

Certificat de reconstitution

(3) À la réception des clauses de reconstitution, le directeur délivre un certificat de reconstitution au titre de l’article 262 si :

a) d’une part, la société ou la personne morale dissoute a rempli les conditions préalables à la délivrance qu’il estime raisonnables;

b) d’autre part, il n’y a aucun motif valable d’en refuser la délivrance.

Reconstitution

(3.1) La société ou la personne morale dissoute est reconstituée en société régie par la présente loi à la date précisée sur le certificat.

Maintien des droits et obligations

(4) Sous réserve des modalités raisonnables imposées par le directeur, des droits acquis par toute personne après sa dissolution et de tout changement aux affaires internes de la société ou de la personne morale survenu après sa dissolution, la société reconstituée recouvre, comme si elle n’avait jamais été dissoute :

a) la même situation juridique, notamment ses droits et privilèges, indépendamment de leur date d’acquisition;

b) la responsabilité des obligations qui seraient les siennes si elle n’avait pas été dissoute, indépendamment de la date où elles ont été contractées.

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Sections 209-210	Articles 209-210

Legal actions

(5) Any legal action respecting the affairs of a revived corporation taken between the time of its dissolution and its revival is valid and effective.

Definition of interested person

(6)	In this section, interested person includes

(a) a shareholder, a director, an officer, an employee and a creditor of the dissolved corporation or other body corporate;

(b) a person who has a contract — other than, in Quebec, a contract by gratuitous title — with the dissolved corporation or other body corporate;

(c) a person who, although at the time of dissolution of the corporation or other body corporate was not a person described in paragraph (a), would be such a person if a certificate of revival is issued under this section; and

(d) a trustee in bankruptcy or liquidator for the dissolved corporation or other body corporate.

R.S., 1985, c. C-44, s. 209; 2001, c. 14, s. 102; 2009, c. 23, s. 310; 2018, c. 8, s. 28.

Dissolution before commencing business

210 (1) A corporation that has not issued any shares may be dissolved at any time by resolution of all the directors.

Dissolution if no property

(2) A corporation that has no property and no liabilities may be dissolved by special resolution of the shareholders or, where it has issued more than one class of shares, by special resolutions of the holders of each class whether or not they are otherwise entitled to vote.

Dissolution where property disposed of

(3) A corporation that has property or liabilities or both may be dissolved by special resolution of the shareholders or, where it has issued more than one class of shares, by special resolutions of the holders of each class whether or not they are otherwise entitled to vote, if

(a) by the special resolution or resolutions the shareholders authorize the directors to cause the corporation to distribute any property and discharge any liabilities; and

(b) the corporation has distributed any property and discharged any liabilities before it sends articles of dissolution to the Director pursuant to subsection (4).

Action en justice

(5) Est valide toute action en justice concernant les affaires internes de la société reconstituée intentée entre le moment de sa dissolution et celui de sa reconstitution.

Définition

(6) Pour l’application du présent article, intéressé s’en-tend notamment :

a) des actionnaires, administrateurs, dirigeants, employés et créanciers de la société ou de la personne morale dissoute;

b) de toute personne liée par un contrat — à l’exclusion, au Québec, du contrat à titre gratuit — conclu avec la société ou la personne morale dissoute;

c) de toute personne qui, bien que non visée par l’alinéa a) à la date de la dissolution, le deviendrait si la société ou la personne morale était reconstituée;

d) du syndic de faillite ou du liquidateur de la société ou de la personne morale dissoute.

L.R. (1985), ch. C-44, art. 209; 2001, ch. 14, art. 102; 2009, ch. 23, art. 310; 2018, ch. 8, art. 28.

Dissolution avant le début des opérations

210 (1) La société n’ayant émis aucune action peut être dissoute par résolution de tous les administrateurs.

Dissolution lorsqu’il n’y a pas de biens

(2) La société sans biens ni dettes peut être dissoute par résolution spéciale soit des actionnaires soit, en présence de plusieurs catégories d’actions, des détenteurs d’actions de chaque catégorie assorties ou non du droit de vote.

Dissolution après répartition des biens

(3) La société, qui a des biens ou des dettes ou les deux à la fois, peut être dissoute par résolution spéciale soit des actionnaires soit, en présence de plusieurs catégories d’actions, des détenteurs d’actions de chaque catégorie assorties ou non du droit de vote, pourvu que :

a) d’une part, les résolutions autorisent les administrateurs à effectuer une répartition de biens et un règlement de dettes;

b) d’autre part, la société ait effectué une répartition de biens et un règlement de dettes avant d’envoyer les clauses de dissolution au directeur conformément au paragraphe (4).

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PART XVIII Liquidation and Dissolution	PARTIE XVIII Liquidation et dissolution
Sections 210-211	Articles 210-211

Articles of dissolution

(4) Articles of dissolution in the form that the Director fixes shall be sent to the Director.

Certificate of dissolution

(5) On receipt of articles of dissolution, the Director shall issue a certificate of dissolution in accordance with section 262.

Effect of certificate

(6) The corporation ceases to exist on the date shown in the certificate of dissolution.

R.S., 1985, c. C-44, s. 210; 2001, c. 14, s. 103.

Proposing liquidation and dissolution

211 (1) The directors may propose, or a shareholder who is entitled to vote at an annual meeting of shareholders may, in accordance with section 137, make a proposal for, the voluntary liquidation and dissolution of a corporation.

Notice of meeting

(2) Notice of any meeting of shareholders at which voluntary liquidation and dissolution is to be proposed shall set out the terms thereof.

Shareholders resolution

(3) A corporation may liquidate and dissolve by special resolution of the shareholders or, where the corporation has issued more than one class of shares, by special resolutions of the holders of each class whether or not they are otherwise entitled to vote.

Statement of intent to dissolve

(4) A statement of intent to dissolve in the form that the Director fixes shall be sent to the Director.

Certificate of intent to dissolve

(5) On receipt of a statement of intent to dissolve, the Director shall issue a certificate of intent to dissolve in accordance with section 262.

Effect of certificate

(6) On issue of a certificate of intent to dissolve, the corporation shall cease to carry on business except to the extent necessary for the liquidation, but its corporate existence continues until the Director issues a certificate of dissolution.

Liquidation

(7) After issue of a certificate of intent to dissolve, the corporation shall

Clauses de dissolution

(4) Les clauses de dissolution sont envoyées au directeur en la forme établie par lui.

Certificat de dissolution

(5) Sur réception des clauses de dissolution, le directeur délivre un certificat de dissolution en conformité avec l’article 262.

Effet du certificat

(6) La société cesse d’exister à la date figurant sur le certificat de dissolution.

L.R. (1985), ch. C-44, art. 210; 2001, ch. 14, art. 103.

Proposition de liquidation et dissolution

211 (1) La liquidation et la dissolution volontaires de la société peuvent être proposées par les administrateurs ou, conformément à l’article 137, par tout actionnaire habile à voter à l’assemblée annuelle.

Avis d’assemblée

(2) L’avis de convocation de l’assemblée, qui doit statuer sur la proposition de liquidation et de dissolution volontaires, doit en exposer les modalités.

Résolution des actionnaires

(3) La société peut prononcer sa liquidation et sa dissolution par résolution spéciale des actionnaires ou, le cas échéant, par résolution spéciale des détenteurs de chaque catégorie d’actions, assorties ou non du droit de vote.

Déclaration d’intention

(4) Une déclaration d’intention de dissolution est envoyée au directeur en la forme établie par lui.

Certificat d’intention

(5) Sur réception de la déclaration d’intention de dissolution, le directeur délivre, en conformité avec l’article 262, un certificat d’intention de dissolution.

Effet du certificat

(6) Dès la délivrance du certificat, la société doit cesser toute activité commerciale, sauf dans la mesure nécessaire à la liquidation, mais sa personnalité morale ne cesse d’exister qu’à la délivrance du certificat de dissolution.

Liquidation

(7) À la suite de la délivrance du certificat d’intention de dissolution, la société doit :

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Section 211	Article 211

(a) immediately cause notice thereof to be sent to each known creditor of the corporation;

(b) without delay take reasonable steps to give notice of it in each province in Canada where the corporation was carrying on business at the time it sent the statement of intent to dissolve to the Director;

(c) proceed to collect its property, to dispose of properties that are not to be distributed in kind to its shareholders, to discharge all its obligations and to do all other acts required to liquidate its business; and

(d) after giving the notice required under paragraphs (a) and (b) and adequately providing for the payment or discharge of all its obligations, distribute its remaining property, either in money or in kind, among its shareholders according to their respective rights.

Supervision by court

(8) The Director or any interested person may, at any time during the liquidation of a corporation, apply to a court for an order that the liquidation be continued under the supervision of the court as provided in this Part, and on such application the court may so order and make any further order it thinks fit.

Notice to Director

(9) An applicant under this section shall give the Director notice of the application, and the Director is entitled to appear and be heard in person or by counsel.

Revocation

(10) At any time after issue of a certificate of intent to dissolve and before issue of a certificate of dissolution, a certificate of intent to dissolve may be revoked by sending to the Director a statement of revocation of intent to dissolve in the form that the Director fixes, if such revocation is approved in the same manner as the resolution under subsection (3).

Certificate of revocation of intent to dissolve

(11) On receipt of a statement of revocation of intent to dissolve, the Director shall issue a certificate of revocation of intent to dissolve in accordance with section 262.

Effect of certificate

(12) On the date shown in the certificate of revocation of intent to dissolve, the revocation is effective and the corporation may continue to carry on its business or businesses.

a) en envoyer immédiatement avis à chaque créancier connu;

b) prendre sans délai toute disposition utile pour en donner avis dans chaque province où la société exerçait ses activités commerciales au moment de l’envoi au directeur de la déclaration d’intention de dissolution;

c) accomplir tous actes utiles à la dissolution, notamment recouvrer ses biens, disposer des biens non destinés à être répartis en nature entre les actionnaires et honorer ses obligations;

d) après avoir donné les avis exigés aux alinéas a) et b) et constitué une provision suffisante pour honorer ses obligations, répartir le reliquat de l’actif, en numéraire ou en nature, entre les actionnaires, selon leurs droits respectifs.

Surveillance judiciaire

(8) Le tribunal, sur demande présentée à cette fin et au cours de la liquidation par le directeur ou par tout intéressé, peut, par ordonnance, décider que la liquidation sera poursuivie sous sa surveillance conformément à la présente partie, et prendre toute autre mesure pertinente.

Avis au directeur

(9) L’intéressé qui présente la demande prévue au présent article doit en donner avis au directeur; celui-ci peut comparaître en personne ou par ministère d’avocat.

Révocation

(10) Le certificat d’intention de dissolution peut, après sa délivrance et avant celle du certificat de dissolution, être révoqué par résolution adoptée conformément au paragraphe (3) et sur envoi au directeur d’une déclaration de renonciation à dissolution en la forme établie par lui.

Certificat

(11) Sur réception de la déclaration de renonciation à dissolution, le directeur délivre, en conformité avec l’article 262, le certificat à cet effet.

Effet du certificat

(12) Le certificat de renonciation à dissolution prend ef-fet à la date qui y figure et la société peut dès lors continuer à exercer ses activités commerciales.

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Sections 211-212	Articles 211-212

Right to dissolve

(13) If a certificate of intent to dissolve has not been revoked and the corporation has complied with subsection (7), the corporation shall prepare articles of dissolution.

Articles of dissolution

(14) Articles of dissolution in the form that the Director fixes shall be sent to the Director.

Certificate of dissolution

(15) On receipt of articles of dissolution, the Director shall issue a certificate of dissolution in accordance with section 262.

Effect of certificate

(16) The corporation ceases to exist on the date shown in the certificate of dissolution.

R.S., 1985, c. C-44, s. 211; 2001, c. 14, s. 104.

Dissolution by Director

212 (1) Subject to subsections (2) and (3), the Director may

(a) dissolve a corporation by issuing a certificate of dissolution under this section if the corporation

(i) has not commenced business within three years after the date shown in its certificate of incorporation,

(ii) has not carried on its business for three consecutive years,

(iii) is in default for a period of one year in sending to the Director any fee, notice or document required by this Act, or

(iv) does not have any directors or is in the situation described in subsection 109(4); or

(b) apply to a court for an order dissolving the corporation, in which case section 217 applies.

Publication

(2) The Director shall not dissolve a corporation under this section until the Director has

(a) given one hundred and twenty days notice of the decision to dissolve the corporation to the corporation and to each director thereof; and

(b) published notice of that decision in a publication generally available to the public.

Droit de dissolution

(13) En l’absence de renonciation à dissolution, la société, après avoir observé le paragraphe (7), rédige les clauses régissant la dissolution.

Clauses de dissolution

(14) Les clauses de dissolution sont envoyées au directeur en la forme établie par lui.

Certificat de dissolution

(15) Sur réception des clauses de dissolution, le directeur délivre un certificat de dissolution en conformité avec l’article 262.

Effet du certificat

(16) La société cesse d’exister à la date figurant sur le certificat de dissolution.

L.R. (1985), ch. C-44, art. 211; 2001, ch. 14, art. 104.

Dissolution par le directeur

212 (1) Sous réserve des paragraphes (2) et (3), le directeur peut :

a) soit dissoudre, par la délivrance du certificat de dissolution prévu au présent article, toute société qui, selon le cas :

(i) n’a pas commencé ses opérations dans les trois ans suivant la date figurant sur son certificat de constitution,

(ii) n’a pas exercé ses activités commerciales pendant trois ans consécutifs,

(iii) omet, pendant un délai d’un an, d’envoyer au directeur les droits, avis ou documents exigés par la présente loi,

(iv) est sans administrateur ou se trouve dans la situation visée au paragraphe 109(4);

b) soit demander au tribunal sa dissolution par voie d’ordonnance, auquel cas l’article 217 s’applique.

Publication

(2) Le directeur ne peut dissoudre, en vertu du présent article, une société avant :

a) de lui avoir donné, ainsi qu’à chacun de ses administrateurs, un préavis de cent vingt jours de sa décision;

b) d’avoir publié un avis de son intention dans une publication destinée au grand public.

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Certificate of dissolution

(3) Unless cause to the contrary has been shown or an order has been made by a court under section 246, the Director may, after the expiration of the period referred to in subsection (2), issue a certificate of dissolution in the form that the Director fixes.

Exception — non-payment of incorporation fee

(3.1) Despite anything in this section, the Director may dissolve a corporation by issuing a certificate of dissolution if the required fee for the issuance of a certificate of incorporation has not been paid.

Effect of certificate

(4) The corporation ceases to exist on the date shown in the certificate of dissolution.

R.S., 1985, c. C-44, s. 212; 1994, c. 24, s. 25; 2001, c. 14, ss. 105, 135(E); 2018, c. 8, s. 29(F).

Grounds for dissolution

213 (1) The Director or any interested person may apply to a court for an order dissolving a corporation if the corporation has

(a) failed for two or more consecutive years to comply with the requirements of this Act with respect to the holding of annual meetings of shareholders;

(b) contravened subsection 16(2) or section 21, 157 or 159; or

(c) procured any certificate under this Act by misrepresentation.

Notice to Director

(2) An applicant under this section shall give the Director notice of the application, and the Director is entitled to appear and be heard in person or by counsel.

Dissolution order

(3) On an application under this section or section 212, the court may order that the corporation be dissolved or that the corporation be liquidated and dissolved under the supervision of the court, and the court may make any other order it thinks fit.

Certificate

(4) On receipt of an order under this section, section 212 or 214, the Director shall

(a) if the order is to dissolve the corporation, issue a certificate of dissolution in the form that the Director fixes; or

Certificat de dissolution

(3) En l’absence d’opposition justifiée ou d’ordonnance rendue en vertu de l’article 246, le directeur peut, à l’expiration du délai visé au paragraphe (2), délivrer le certificat de dissolution en la forme établie par lui.

Non-paiement des droits de constitution

(3.1) Malgré toute autre disposition du présent article, le directeur peut dissoudre une société par la délivrance du certificat de dissolution lorsque les droits requis pour la délivrance d’un certificat de constitution n’ont pas été payés.

Effet du certificat

(4) La société cesse d’exister à la date figurant sur le certificat de dissolution.

L.R. (1985), ch. C-44, art. 212; 1994, ch. 24, art. 25; 2001, ch. 14, art. 105 et 135(A); 2018, ch. 8, art. 29(F).

Motifs de dissolution

213 (1) Le directeur ou tout intéressé peut demander au tribunal de prononcer, par ordonnance, la dissolution de la société qui, selon le cas :

a) n’a pas observé pendant au moins deux ans consécutifs les dispositions de la présente loi en matière de tenue des assemblées annuelles;

b) a enfreint les dispositions du paragraphe 16(2) ou des articles 21, 157 ou 159;

c) a obtenu un certificat sur présentation de faits erronés.

Avis au directeur

(2) L’intéressé qui présente la demande prévue au présent article doit en donner avis au directeur; celui-ci peut comparaître en personne ou par ministère d’avocat.

Ordonnance de dissolution

(3) Sur demande présentée en vertu du présent article ou de l’article 212, le tribunal peut rendre toute ordonnance qu’il estime pertinente et, notamment, prononcer la dissolution de la société ou en prescrire la dissolution et la liquidation sous sa surveillance.

Certificat

(4) Sur réception de l’ordonnance visée au présent article ou aux articles 212 ou 214, le directeur délivre, en la forme établie par lui, un certificat :

a) de dissolution, s’il s’agit d’une ordonnance à cet effet;

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(b) if the order is to liquidate and dissolve the corporation under the supervision of the court, issue a certificate of intent to dissolve in the form that the Director fixes and publish notice of the order in a publication generally available to the public.

Effect of certificate

(5) The corporation ceases to exist on the date shown in the certificate of dissolution.

R.S., 1985, c. C-44, s. 213; 2001, c. 14, s. 106; 2018, c. 8, s. 30(F).

Further grounds

214 (1) A court may order the liquidation and dissolution of a corporation or any of its affiliated corporations on the application of a shareholder,

(a) if the court is satisfied that in respect of a corporation or any of its affiliates

(i) any act or omission of the corporation or any of its affiliates effects a result,

(ii) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or

(iii) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer; or

(b) if the court is satisfied that

(i) a unanimous shareholder agreement entitles a complaining shareholder to demand dissolution of the corporation after the occurrence of a specified event and that event has occurred, or

(ii) it is just and equitable that the corporation should be liquidated and dissolved.

Alternative order

(2) On an application under this section, a court may make such order under this section or section 241 as it thinks fit.

Application of s. 242

(3) Section 242 applies to an application under this section.

R.S., 1985, c. C-44, s. 214; 2001, c. 14, s. 107(F).

b) d’intention de dissolution, s’il s’agit d’une ordonnance de liquidation et de dissolution sous la surveillance du tribunal; il en fait publier un avis dans une publication destinée au grand public.

Effet du certificat

(5) La société cesse d’exister à la date figurant sur le certificat de dissolution.

L.R. (1985), ch. C-44, art. 213; 2001, ch. 14, art. 106; 2018, ch. 8, art. 30(F).

Autres motifs

214 (1) À la demande d’un actionnaire, le tribunal peut ordonner la liquidation et la dissolution de la société ou de toute autre société de son groupe dans l’un ou l’autre des cas suivants :

a) il constate qu’elle abuse des droits de tout détenteur de valeurs mobilières, créancier, administrateur ou dirigeant, ou se montre injuste à leur égard en leur portant préjudice ou en ne tenant pas compte de leurs intérêts :

(i) soit en raison de son comportement,

(ii) soit par la façon dont elle conduit ou a conduit ses activités commerciales ou ses affaires internes,

(iii) soit par la façon dont ses administrateurs exercent ou ont exercé leurs pouvoirs;

b) il constate :

(i) soit la survenance d’un événement qui, selon une convention unanime des actionnaires permet à l’actionnaire mécontent d’exiger la dissolution,

(ii) soit le caractère juste et équitable de cette mesure.

Ordonnance subsidiaire

(2) Sur demande présentée en vertu du présent article, le tribunal peut rendre, conformément à cet article ou à l’article 241, toute ordonnance qu’il estime pertinente.

Application de l’art. 242

(3) L’article 242 s’applique aux demandes visées au présent article.

L.R. (1985), ch. C-44, art. 214; 2001, ch. 14, art. 107(F).

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Application for supervision

215 (1) An application to a court to supervise a voluntary liquidation and dissolution under subsection 211(8) shall state the reasons, verified by an affidavit of the applicant, why the court should supervise the liquidation and dissolution.

Court supervision

(2) If a court makes an order applied for under subsection 211(8), the liquidation and dissolution of the corporation shall continue under the supervision of the court in accordance with this Act.

1974-75-76, c. 33, s. 208; 1978-79, c. 9, s. 1(F).

Application to court

216 (1) An application to a court under subsection 214(1) shall state the reasons, verified by an affidavit of the applicant, why the corporation should be liquidated and dissolved.

Show cause order

(2) On an application under subsection 214(1), the court may make an order requiring the corporation and any person having an interest in the corporation or claim against it to show cause, at a time and place specified in the order, within four weeks after the date of the order, why the corporation should not be liquidated and dissolved.

Powers of court

(3) On an application under subsection 214(1), the court may order the directors and officers of the corporation to furnish the court with all material information known to or reasonably ascertainable by them, including

(a) financial statements of the corporation;

(b) the name and address of each shareholder of the corporation; and

(c) the name and address of each known creditor or claimant, including any creditor or claimant with unliquidated, future or contingent claims, and any person with whom the corporation has a contract.

Publication

(4) A copy of an order made under subsection (2) shall be

(a) published as directed in the order, at least once in each week before the time appointed for the hearing, in a newspaper published or distributed in the place where the corporation has its registered office; and

Demande de surveillance

215 (1) La demande de surveillance présentée au tribunal conformément au paragraphe 211(8) doit être motivée, avec l’affidavit du demandeur à l’appui.

Surveillance

(2) La liquidation et la dissolution doivent se poursuivre, conformément à la présente loi, sous la surveillance du tribunal, si l’ordonnance prévue au paragraphe 211(8) est rendue.

1974-75-76, ch. 33, art. 208; 1978-79, ch. 9, art. 1(F).

Demande au tribunal

216 (1) La demande de liquidation et de dissolution visée au paragraphe 214(1) doit être motivée, avec l’affidavit du demandeur à l’appui.

Ordonnance préliminaire

(2) Après le dépôt de la demande visée au paragraphe 214(1), le tribunal peut, par ordonnance, requérir la société ainsi que tout intéressé ou créancier d’expliquer, dans les quatre semaines de l’ordonnance et aux lieu, date et heure indiqués, pourquoi la liquidation et la dissolution seraient inopportunes.

Pouvoirs du tribunal

(3) Après le dépôt de la demande visée au paragraphe 214(1), le tribunal peut ordonner aux administrateurs et dirigeants de lui fournir tous les renseignements pertinents en leur possession ou qu’ils peuvent raisonnablement obtenir, y compris :

a) les états financiers de la société;

b) les noms et adresses des actionnaires;

c) les noms et adresses des créanciers ou réclamants connus, y compris ceux qui ont des créances non liquidées, futures ou éventuelles, et des cocontractants de la société.

Publication

(4) L’ordonnance rendue en vertu du paragraphe (2) est à la fois :

a) insérée de la manière y indiquée, une fois au moins chaque semaine précédant la date de l’audience, dans un journal publié ou diffusé au lieu du siège social de la société;

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(b) served on the Director and each person named in the order.

Person responsible

(5) Publication and service of an order under this section shall be effected by the corporation or by such other person and in such manner as the court may order.

R.S., 1985, c. C-44, s. 216; 1999, c. 31, s. 64(E).

Powers of court

217 In connection with the dissolution or the liquidation and dissolution of a corporation, the court may, if it is satisfied that the corporation is able to pay or adequately provide for the discharge of all its obligations, make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order to liquidate;

(b) an order appointing a liquidator, with or without security, fixing the liquidator’s remuneration and replacing a liquidator;

(c) an order appointing inspectors or referees, specifying their powers, fixing their remuneration and replacing inspectors or referees;

(d) an order determining the notice to be given to any interested person, or dispensing with notice to any person;

(e) an order determining the validity of any claims made against the corporation;

(f) an order, at any stage of the proceedings, restraining the directors and officers from

(i) exercising any of their powers, or

(ii) collecting or receiving any debt or other property of the corporation, and from paying out or transferring any property of the corporation, except as permitted by the court;

(g) an order determining and enforcing the duty or liability of any present or former director, officer or shareholder

(i) to the corporation, or

(ii) for an obligation of the corporation;

(h) an order approving the payment, satisfaction or compromise of claims against the corporation and the retention of assets for such purpose, and determining the adequacy of provisions for the payment or

b) signifiée au directeur et aux personnes y désignées.

Personne responsable

(5) La publication et la signification des ordonnances visées au présent article sont faites, selon les modalités que prescrit le tribunal, par la société ou la personne qu’il désigne.

L.R. (1985), ch. C-44, art. 216; 1999, ch. 31, art. 64(A).

Pouvoirs du tribunal

217 À l’occasion de la dissolution ou de la liquidation et de la dissolution, le tribunal peut, s’il constate la capacité de la société de payer ou de constituer une provision pour honorer ses obligations, rendre les ordonnances qu’il estime pertinentes et en vue, notamment :

a) de procéder à la liquidation;

b) de nommer un liquidateur et d’exiger de lui une garantie, de fixer sa rémunération et de le remplacer;

c) de nommer des inspecteurs ou des arbitres, de préciser leurs pouvoirs, de fixer leur rémunération et de les remplacer;

d) de décider s’il y a lieu de donner avis aux intéressés ou à toute autre personne;

e) de juger de la validité des réclamations faites contre la société;

f) d’interdire, à tout stade de la procédure, aux administrateurs et aux dirigeants :

(i) soit d’exercer tout ou partie de leurs pouvoirs,

(ii) soit de percevoir toute créance de la société ou de payer, céder ou recevoir tout bien de celle-ci, sauf de la manière autorisée par le tribunal;

g) de préciser et de mettre en jeu la responsabilité des administrateurs, dirigeants ou actionnaires ou de leurs prédécesseurs :

(i) soit envers la société,

(ii) soit envers les tiers pour les obligations de la société;

h) d’approuver, en ce qui concerne les dettes de la société, tout paiement, règlement, transaction ou rétention d’éléments d’actif, et de juger si les provisions constituées suffisent à acquitter les obligations de la société, qu’elles soient ou non liquidées, futures ou éventuelles;

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discharge of obligations of the corporation, whether liquidated, unliquidated, future or contingent;

(i) an order disposing of or destroying the documents and records of the corporation;

(j) on the application of a creditor, the inspectors or the liquidator, an order giving directions on any matter arising in the liquidation;

(k) after notice has been given to all interested parties, an order relieving a liquidator from any omission or default on such terms as the court thinks fit and confirming any act of the liquidator;

(l) subject to section 223, an order approving any proposed interim or final distribution to shareholders in money or in property;

(m) an order disposing of any property belonging to creditors or shareholders who cannot be found;

(n) on the application of any director, officer, security holder, creditor or the liquidator,

(i) an order staying the liquidation on such terms and conditions as the court thinks fit,

(ii) an order continuing or discontinuing the liquidation proceedings, or

(iii) an order to the liquidator to restore to the corporation all its remaining property; and

(o) after the liquidator has rendered a final account to the court, an order dissolving the corporation.

R.S., 1985, c. C-44, s. 217; 2001, c. 14, ss. 108, 135(E); 2011, c. 21, s. 62(F).

Effect of order

218 The liquidation of a corporation commences when a court makes an order therefor.

1974-75-76, c. 33, s. 211; 1978-79, c. 9, s. 1(F).

Cessation of business and powers

219 (1) If a court makes an order for liquidation of a corporation,

(a) the corporation continues in existence but shall cease to carry on business, except the business that is, in the opinion of the liquidator, required for an orderly liquidation; and

(b) the powers of the directors and shareholders cease and vest in the liquidator, except as specifically authorized by the court.

i) de fixer l’usage qui sera fait des documents et registres de la société ou de les détruire;

j) sur demande d’un créancier, des inspecteurs ou du liquidateur, de donner des instructions sur toute question touchant à la liquidation;

k) sur avis à tous les intéressés, de décharger le liquidateur de ses manquements, selon les modalités que le tribunal estime pertinentes, et de confirmer ses actes;

l) sous réserve de l’article 223, d’approuver tout projet de répartition provisoire ou définitive entre les actionnaires, en numéraire ou en nature;

m) de fixer la destination des biens appartenant aux créanciers ou aux actionnaires introuvables;

n) sur demande de tout administrateur, dirigeant, détenteur de valeurs mobilières ou créancier ou du liquidateur :

(i) de surseoir à la liquidation, selon les modalités que le tribunal estime pertinentes,

(ii) de poursuivre ou d’interrompre la procédure de liquidation,

(iii) d’enjoindre au liquidateur de restituer à la société le reliquat des biens de celleci;

o) après la reddition de comptes définitive du liquidateur devant le tribunal, de dissoudre la société.

L.R. (1985), ch. C-44, art. 217; 2001, ch. 14, art. 108 et 135(A); 2011, ch. 21, art. 62(F).

Effet de l’ordonnance

218 La liquidation de la société commence dès que le tribunal rend une ordonnance à cet effet.

1974-75-76, ch. 33, art. 211; 1978-79, ch. 9, art. 1(F).

Cessation d’activité et perte de pouvoirs

219	(1) À la suite de l’ordonnance de liquidation :

a) la société, tout en continuant à exister, cesse d’exercer ses activités commerciales, à l’exception de celles que le liquidateur estime nécessaires au déroulement normal des opérations de la liquidation;

b) les pouvoirs des administrateurs et des actionnaires sont dévolus au liquidateur, sauf indication contraire et expresse du tribunal.

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Delegation by liquidator

(2) The liquidator may delegate any powers vested in the liquidator by paragraph (1)(b) to the directors or shareholders.

R.S., 1985, c. C-44, s. 219; 2001, c. 14, s. 135(E).

Appointment of liquidator

220 (1) When making an order for the liquidation of a corporation or at any time thereafter, the court may appoint any person, including a director, an officer or a shareholder of the corporation or any other body corporate, as liquidator of the corporation.

Vacancy

(2) Where an order for the liquidation of a corporation has been made and the office of liquidator is or becomes vacant, the property of the corporation is under the control of the court until the office of liquidator is filled.

1974-75-76, c. 33, s. 213; 1978-79, c. 9, ss. 1(F), 67.

Duties of liquidator

221	A liquidator shall

(a) forthwith after appointment give notice thereof to the Director and to each claimant and creditor known to the liquidator;

(b) without delay publish notice by insertion once a week for two consecutive weeks in a newspaper published or distributed in the place where the corporation has its registered office and take reasonable steps to give notice of the appointment in each province where the corporation carries on business, requiring any person

(i) indebted to the corporation, to render an account and pay to the liquidator at the time and place specified any amount owing,

(ii) possessing property of the corporation, to deliver it to the liquidator at the time and place specified, and

(iii) having a claim against the corporation, whether liquidated, unliquidated, future or contingent, to present particulars thereof in writing to the liquidator not later than two months after the first publication of the notice;

(c) take into custody and control the property of the corporation;

(d) open and maintain a trust account for the moneys of the corporation;

Délégation par le liquidateur

(2) Le liquidateur peut déléguer aux administrateurs ou aux actionnaires la totalité ou une partie des pouvoirs qui lui sont dévolus en vertu de l’alinéa (1)b).

L.R. (1985), ch. C-44, art. 219; 2001, ch. 14, art. 135(A).

Nomination du liquidateur

220 (1) Le tribunal peut, en rendant l’ordonnance de liquidation ou par la suite, nommer en qualité de liquidateur toute personne et notamment l’un des administrateurs, dirigeants ou actionnaires de la société ou une autre personne morale.

Vacance

(2) Les biens de la société sont placés sous la garde du tribunal durant toute vacance du poste de liquidateur survenant après le prononcé de l’ordonnance de liquidation.

1974-75-76, ch. 33, art. 213; 1978-79, ch. 9, art. 1(F) et 67.

Obligations du liquidateur

221	Le liquidateur doit :

a) donner avis, sans délai, de sa nomination au directeur et aux réclamants et créanciers connus de lui;

b) insérer sans délai, une fois par semaine pendant deux semaines consécutives, dans un journal publié ou diffusé au lieu du siège social de la société, tout en prenant des mesures raisonnables pour en faire une certaine publicité dans chaque province où la société exerce ses activités commerciales, un avis obligeant:

(i) les débiteurs de la société à lui rendre compte et à lui payer leurs dettes, aux date et lieu précisés dans cet avis,

(ii) les personnes en possession des biens de la société à les lui remettre aux date et lieu précisés dans l’avis,

(iii) les créanciers de la société à lui fournir par écrit un relevé détaillé de leur créance, qu’elle soit ou non liquidée, future ou éventuelle, dans les deux mois de la première publication de l’avis;

c) prendre sous sa garde et sous son contrôle tous les biens de la société;

d) ouvrir un compte en fiducie pour les fonds de la société;

e) tenir une comptabilité des recettes et déboursés de la société;

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(e) keep accounts of the moneys of the corporation received and paid out by the liquidator;

(f) maintain separate lists of the shareholders, creditors and other persons having claims against the corporation;

(g) if at any time the liquidator determines that the corporation is unable to pay or adequately provide for the discharge of its obligations, apply to the court for directions;

(h) deliver to the court and to the Director, at least once in every twelve month period after appointment or more often as the court may require, financial statements of the corporation in the form required by section 155 or in such other form as the liquidator may think proper or as the court may require; and

(i) after the final accounts are approved by the court, distribute any remaining property of the corporation among the shareholders according to their respective rights.

R.S., 1985, c. C-44, s. 221; 2001, c. 14, ss. 109, 135(E); 2018, c. 8, s. 31(E).

Powers of liquidator

222 (1) A liquidator may

(a) retain lawyers, accountants, engineers, appraisers and other professional advisers;

(b) bring, defend or take part in any civil, criminal or administrative action or proceeding in the name and on behalf of the corporation;

(c) carry on the business of the corporation as required for an orderly liquidation;

(d) sell by public auction or private sale any property of the corporation;

(e) do all acts and execute or, in Quebec, sign any documents in the name and on behalf of the corporation;

(f) borrow money on the security of the property of the corporation;

(g) settle or compromise any claims by or against the corporation; and

(h) do all other things necessary for the liquidation of the corporation and distribution of its property.

Due diligence

(2) A liquidator is not liable if the liquidator exercised the care, diligence and skill that a reasonably prudent

f) tenir des listes distinctes des actionnaires, créanciers et autres réclamants;

g) demander des instructions au tribunal après constatation de l’incapacité de la société d’honorer ses obligations ou de constituer une provision suffisante à cette fin;

h) remettre, au tribunal ainsi qu’au directeur, au moins une fois tous les douze mois à compter de sa nomination et chaque fois que le tribunal l’ordonne, les états financiers de la société en la forme exigée à l’article 155 ou en telle autre forme jugée pertinente par le liquidateur ou exigée par le tribunal;

i) après l’approbation par le tribunal de ses comptes définitifs, répartir le reliquat des biens de la société entre les actionnaires selon leurs droits respectifs.

L.R. (1985), ch. C-44, art. 221; 2001, ch. 14, art. 109 et 135(A); 2018, ch. 8, art. 31(A).

Pouvoirs du liquidateur

222 (1) Le liquidateur peut :

a) retenir les services de conseillers professionnels, notamment d’avocats, de comptables, d’ingénieurs et d’estimateurs;

b) ester en justice, lors de toute procédure civile, pénale ou administrative, pour le compte de la société;

c) exercer les activités commerciales de la société dans la mesure nécessaire à la liquidation;

d) vendre aux enchères publiques ou de gré à gré tout bien de la société;

e) agir et signer des documents au nom de la société;

f) contracter des emprunts garantis par les biens de la société;

g) transiger sur toutes réclamations mettant en cause la société ou les régler;

h) faire tout ce qui est par ailleurs nécessaire à la liquidation et à la répartition des biens de la société.

Défense de diligence raisonnable

(2) N’est pas engagée la responsabilité du liquidateur qui a agi avec le soin, la diligence et la compétence dont ferait preuve, en pareilles circonstances, une personne

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PART XVIII Liquidation and Dissolution	PARTIE XVIII Liquidation et dissolution
Sections 222-223	Articles 222-223

person would have exercised in comparable circumstances, including reliance in good faith on

(a) financial statements of the corporation represented to the liquidator by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation; or

(b) a report of a person whose profession lends credibility to a statement made by the professional person.

Application for examination

(3) If a liquidator has reason to believe that any person has in their possession or under their control, or has concealed, withheld or misappropriated any property of the corporation, the liquidator may apply to the court for an order requiring that person to appear before the court at the time and place designated in the order and to be examined.

Power of court

(4) If the examination referred to in subsection (3) discloses that a person has concealed, withheld or misappropriated property of the corporation, the court may order that person to restore it or pay compensation to the liquidator.

R.S., 1985, c. C-44, s. 222; 2001, c. 14, ss. 110, 135(E); 2011, c. 21, s. 63(E).

Costs of liquidation

223 (1) A liquidator shall pay the costs of liquidation out of the property of the corporation and shall pay or make adequate provision for all claims against the corporation.

Final accounts

(2) Within one year after appointment, and after paying or making adequate provision for all claims against the corporation, the liquidator shall apply to the court

(a) for approval of the final accounts and for an order permitting the liquidator to distribute in money or in kind the remaining property of the corporation to its shareholders according to their respective rights; or

(b) for an extension of time, setting out the reasons therefor.

Shareholder application

(3) If a liquidator fails to make the application required by subsection (2), a shareholder of the corporation may apply to the court for an order for the liquidator to show cause why a final accounting and distribution should not be made.

prudente, notamment le fait de s’appuyer de bonne foi sur :

a) les états financiers de la société qui, d’après l’un de ses dirigeants ou d’après le rapport écrit du vérificateur, reflètent équitablement sa situation;

b) les rapports des personnes dont la profession permet d’accorder foi à leurs déclarations.

Demande d’interrogatoire

(3) Le liquidateur qui a de bonnes raisons de croire qu’une personne a en sa possession ou sous son contrôle ou a dissimulé, retenu ou détourné des biens de la société peut demander au tribunal de l’obliger, par ordonnance, à comparaître pour interrogatoire aux date, heure et lieu que celleci précise.

Pouvoirs du tribunal

(4) Le tribunal peut ordonner à la personne dont l’interrogatoire visé au paragraphe (3) révèle qu’elle a dissimulé, retenu ou détourné des biens de la société de les restituer au liquidateur ou de lui verser une indemnité compensatoire.

L.R. (1985), ch. C-44, art. 222; 2001, ch. 14, art. 110 et 135(A); 2011, ch. 21, art. 63(A).

Frais de liquidation

223 (1) Le liquidateur acquitte les frais de liquidation sur les biens de la société; il acquitte également toutes les dettes de la société ou constitue une provision suffisante à cette fin.

Comptes définitifs

(2) Dans l’année de sa nomination et après avoir acquitté toutes les dettes de la société ou constitué une provision suffisante à cette fin, le liquidateur demande au tribunal :

a) soit d’approuver ses comptes définitifs et de l’autoriser, par ordonnance, à répartir en numéraire ou en nature le reliquat des biens entre les actionnaires selon leurs droits respectifs;

b) soit, avec motifs à l’appui, de prolonger son mandat.

Demande des actionnaires

(3) Tout actionnaire peut demander au tribunal d’obliger, par ordonnance, le liquidateur qui néglige de présenter la demande exigée par le paragraphe (2) à expliquer pourquoi un compte définitif ne peut être dressé et une répartition effectuée.

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PART XVIII Liquidation and Dissolution	PARTIE XVIII Liquidation et dissolution
Sections 223-224	Articles 223-224

Publication

(4) A liquidator shall give notice of their intention to make an application under subsection (2) to the Director, to each inspector appointed under section 217, to each shareholder and to any person who provided a security, fidelity bond or fidelity insurance for the liquidation, and shall publish the notice in a newspaper published or distributed in the place where the corporation has its registered office, or as otherwise directed by the court.

Final order

(5) If the court approves the final accounts rendered by a liquidator, the court shall make an order

(a) directing the Director to issue a certificate of dissolution;

(b) directing the custody or disposal of the documents and records of the corporation; and

(c) subject to subsection (6), discharging the liquidator.

Delivery of order

(6) The liquidator shall forthwith send a certified copy of the order referred to in subsection (5) to the Director.

Certificate of dissolution

(7) On receipt of the order referred to in subsection (5), the Director shall issue a certificate of dissolution in accordance with section 262.

Effect of certificate

(8) The corporation ceases to exist on the date shown in the certificate of dissolution.

R.S., 1985, c. C-44, s. 223; 2001, c. 14, ss. 111(E), 135(E); 2011, c. 21, s. 64.

Right to distribution in money

224 (1) If in the course of liquidation of a corporation the shareholders resolve or the liquidator proposes to

(a) exchange all or substantially all the property of the corporation for securities of another body corporate that are to be distributed to the shareholders, or

(b) distribute all or part of the property of the corporation to the shareholders in kind,

a shareholder may apply to the court for an order requiring the distribution of the property of the corporation to be in money.

Publication

(4) Le liquidateur doit donner avis de son intention de présenter la demande prévue au paragraphe (2) au directeur, à chaque inspecteur nommé en vertu de l’article 217, à chaque actionnaire et aux personnes ayant fourni une sûreté ou une assurance détournement et vol pour les besoins de la liquidation, et faire insérer cet avis dans un journal publié ou diffusé au lieu du siège social de la société ou le faire connaître par tout autre moyen choisi par le tribunal.

Ordonnance définitive

(5) Le tribunal, s’il approuve les comptes définitifs du liquidateur, doit, par ordonnance:

a) demander au directeur de délivrer un certificat de dissolution;

b) donner des instructions quant à la garde des documents et des livres de la société et à l’usage qui en sera fait;

c) sous réserve du paragraphe (6), le libérer.

Copie

(6) Le liquidateur doit, sans délai, envoyer au directeur une copie certifiée de l’ordonnance visée au paragraphe (5).

Certificat de dissolution

(7) Sur réception de l’ordonnance visée au paragraphe (5), le directeur délivre un certificat de dissolution en conformité avec l’article 262.

Effet du certificat

(8) La société cesse d’exister à la date figurant sur le certificat de dissolution.

L.R. (1985), ch. C-44, art. 223; 2001, ch. 14, art. 111(A) et 135(A); 2011, ch. 21, art. 64.

Droit à la répartition en numéraire

224 (1) Si, au cours de la liquidation, les actionnaires décident, par résolution, ou si le liquidateur propose :

a) soit d’échanger la totalité ou la quasitotalité des biens de la société contre des valeurs mobilières d’une autre personne morale à répartir entre les actionnaires;

b) soit de répartir tout ou partie des biens de la société, en nature, entre les actionnaires,

tout actionnaire peut demander au tribunal d’imposer, par ordonnance, la répartition en numéraire des biens de la société.

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PART XVIII Liquidation and Dissolution	PARTIE XVIII Liquidation et dissolution
Sections 224-226	Articles 224-226

Powers of court

(2) On an application under subsection (1), the court may order

(a) all the property of the corporation to be converted into and distributed in money; or

(b) the claims of any shareholder applying under this section to be satisfied by a distribution in money, in which case subsections 190(20) to (22) apply.

1974-75-76, c. 33, s. 217; 1978-79, c. 9, s. 1(F).

Custody of documents

225 (1) A person who has been granted custody of the documents and records of a dissolved corporation remains liable to produce those documents and records until the end of the prescribed period or of any shorter period fixed by an order made under subsection 223(5).

Offence

(2) A person who, without reasonable cause, contravenes subsection (1) is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

R.S., 1985, c. C-44, s. 225; 2018, c. 8, s. 32.

Definition of shareholder

226 (1) In this section, shareholder includes the heirs and personal representatives of a shareholder.

Continuation of actions

(2) Notwithstanding the dissolution of a body corporate under this Act,

(a) a civil, criminal or administrative action or proceeding commenced by or against the body corporate before its dissolution may be continued as if the body corporate had not been dissolved;

(b) a civil, criminal or administrative action or proceeding may be brought against the body corporate within two years after its dissolution as if the body corporate had not been dissolved; and

(c) any property that would have been available to satisfy any judgment or order if the body corporate had not been dissolved remains available for such purpose.

Pouvoirs du tribunal

(2) Sur demande présentée en vertu du paragraphe (1), le tribunal peut ordonner :

a) soit la réalisation de tous les biens de la société et la répartition du produit;

b) soit le règlement en numéraire des créances des actionnaires qui en font la demande en vertu du présent article, auquel cas les paragraphes 190(20) à (22) s’appliquent.

1974-75-76, ch. 33, art. 217; 1978-79, ch. 9, art. 1(F).

Garde des documents

225 (1) La personne qui s’est vu confier la garde des documents et livres d’une société dissoute peut être tenue de les produire jusqu’à l’expiration de la période réglementaire ou, le cas échéant, de la période plus courte fixée dans l’ordonnance rendue en vertu du paragraphe 223(5).

Infraction

(2) La personne qui, sans motif raisonnable, contrevient au paragraphe (1) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

L.R. (1985), ch. C-44, art. 225; 2018, ch. 8, art. 32.

Définition de actionnaire

226 (1) Au présent article, actionnaire s’entend notamment des héritiers et des représentants personnels de l’actionnaire.

Continuation des actions

(2) Nonobstant la dissolution d’une personne morale conformément à la présente loi :

a) les procédures civiles, pénales ou administratives intentées par ou contre elle avant sa dissolution peuvent être poursuivies comme si la dissolution n’avait pas eu lieu;

b) dans les deux ans suivant la dissolution, des procédures civiles, pénales ou administratives peuvent être intentées contre la personne morale comme si elle n’avait pas été dissoute;

c) les biens qui auraient servi à satisfaire tout jugement ou ordonnance, à défaut de la dissolution, demeurent disponibles à cette fin.

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PART XVIII Liquidation and Dissolution	PARTIE XVIII Liquidation et dissolution
Sections 226-227	Articles 226-227

Service

(3) Service of a document on a corporation after its dissolution may be effected by serving the document on a person shown in the last notice filed under section 106 or 113.

Idem

(3.1) Service of a document on a company to which the Canada Corporations Act, chapter C-32 of the Revised Statutes of Canada, 1970, applied that has been dissolved by subsection 261(8) of the Canada Business Corporations Act, chapter 33 of the Statutes of Canada, 1974-75-76 and chapter 9 of the Statutes of Canada, 1978-79, may be effected by serving the document on a person shown as a director in the last annual summary filed by the company pursuant to the Canada Corporations Act.

Reimbursement

(4) Notwithstanding the dissolution of a body corporate under this Act, a shareholder to whom any of its property has been distributed is liable to any person claiming under subsection (2) to the extent of the amount received by that shareholder on such distribution, and an action to enforce such liability may be brought within two years after the date of the dissolution of the body corporate.

Representative action

(5) A court may order an action referred to in subsection (4) to be brought against the persons who were shareholders as a class, subject to such conditions as the court thinks fit and, if the plaintiff establishes a claim, the court may refer the proceedings to a referee or other officer of the court who may

(a) add as a party to the proceedings each person who was a shareholder found by the plaintiff;

(b) determine, subject to subsection (4), the amount that each person who was a shareholder shall contribute towards satisfaction of the plaintiff’s claim; and

(c) direct payment of the amounts so determined.

R.S., 1985, c. C-44, s. 226; 1992, c. 1, s. 57; 2001, c. 14, ss. 112, 135(E); 2011, c. 21, s. 65(F).

Unknown claimants

227 (1) On the dissolution of a body corporate under this Act, the portion of the property distributable to a creditor or shareholder who cannot be found shall be converted into money and paid to the Receiver General.

Signification

(3) Après la dissolution, la signification des documents peut se faire à toute personne figurant sur la dernière liste enregistrée conformément aux articles 106 ou 113.

Idem

(3.1) La signification des documents à une compagnie qui était régie par la Loi sur les corporations canadiennes, chapitre C-32 des Statuts revisés du Canada de 1970, et qui a été dissoute par suite de l’application du paragraphe 261(8) de la Loi sur les sociétés commerciales canadiennes, chapitre 33 des Statuts du Canada de 1974-75-76 et chapitre 9 des Statuts du Canada de 1978-79, peut se faire à toute personne figurant comme dirigeant dans le dernier sommaire déposé par la compagnie conformément à la Loi sur les corporations canadiennes.

Remboursement

(4) Nonobstant la dissolution d’une personne morale, conformément à la présente loi, les actionnaires entre lesquels sont répartis les biens engagent leur responsabilité, à concurrence de la somme reçue, envers toute personne invoquant le paragraphe (2), toute action en recouvrement pouvant alors être engagée dans les deux ans suivant la dissolution.

Action en justice collective

(5) Le tribunal peut ordonner que soit intentée, collectivement contre les actionnaires, l’action visée au paragraphe (4), sous réserve des conditions qu’il juge pertinentes, et peut, si le demandeur établit le bienfondé de sa demande, renvoyer l’affaire devant un arbitre ou un autre officier de justice qui a le pouvoir :

a) de joindre comme partie à l’instance chaque ancien actionnaire retrouvé par le demandeur;

b) de déterminer, sous réserve du paragraphe (4), la part que chaque ancien actionnaire doit verser pour dédommager le demandeur;

c) d’ordonner le versement des sommes déterminées.

L.R. (1985), ch. C-44, art. 226; 1992, ch. 1, art. 57; 2001, ch. 14, art. 112 et 135(A); 2011, ch. 21, art. 65(F).

Créanciers inconnus

227 (1) La partie des biens à remettre, par suite de la dissolution d’une personne morale en vertu de la présente loi, à tout créancier ou actionnaire introuvable doit être réalisée en numéraire et le produit versé au receveur général.

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PART XVIII Liquidation and Dissolution	PARTIE XVIII Liquidation et dissolution
Sections 227-229	Articles 227-229

Constructive satisfaction

(2) A payment under subsection (1) is deemed to be in satisfaction of a debt or claim of such creditor or shareholder.

Recovery

(3) A person who establishes an entitlement to any moneys paid to the Receiver General under this Act shall be paid by the Receiver General an equivalent amount out of the Consolidated Revenue Fund.

R.S., 1985, c. C-44, s. 227; 2001, c. 14, s. 135(E).

Vesting in Crown

228 (1) Subject to subsection 226(2) and section 227, property of a body corporate that has not been disposed of at the date of its dissolution under this Act vests in Her Majesty in right of Canada.

Return of property on revival

(2) If a body corporate is revived as a corporation under section 209, any property, other than money, that vested in Her Majesty pursuant to subsection (1), that has not been disposed of shall be returned to the corporation and there shall be paid to the corporation out of the Consolidated Revenue Fund

(a) an amount equal to any money received by Her Majesty pursuant to subsection (1); and

(b) where property other than money vested in Her Majesty pursuant to subsection (1) and that property has been disposed of, an amount equal to the lesser of

(i) the value of any such property at the date it vested in Her Majesty, and

(ii) the amount realized by Her Majesty from the disposition of that property.

1974-75-76, c. 33, s. 221; 1978-79, c. 9, ss. 1(F), 70.

PART XIX

Investigation

Investigation

229 (1) A security holder or the Director may apply, ex parte or on such notice as the court may require, to a court having jurisdiction in the place where the corporation has its registered office for an order directing an investigation to be made of the corporation and any of its affiliated corporations.

Dédommagement

(2) Le versement prévu au paragraphe (1) est réputé régler le créancier ou dédommager l’actionnaire.

Recouvrement

(3) Le receveur général doit verser, sur le Trésor, une somme égale à celle qu’il a reçue, à toute personne qui la réclame à bon droit selon la présente loi.

L.R. (1985), ch. C-44, art. 227; 2001, ch. 14, art. 135(A).

Dévolution à la Couronne

228 (1) Sous réserve du paragraphe 226(2) et de l’article 227, les biens dont il n’a pas été disposé à la date de la dissolution d’une personne morale en vertu de la présente loi sont dévolus à Sa Majesté du chef du Canada.

Restitution des biens

(2) Les biens dévolus à Sa Majesté conformément au paragraphe (1) et dont il n’a pas été disposé, à l’exclusion des sommes d’argent, sont restitués à la personne morale reconstituée en société en vertu de l’article 209; lui sont versées, sur le Trésor :

a) une somme égale à celles qu’a reçues Sa Majesté conformément au paragraphe (1);

b) en cas de disposition de biens autres qu’en numéraire dévolus à Sa Majesté conformément au paragraphe (1), une somme égale au moins élevé des montants suivants :

(i) la valeur de ces biens à la date de leur dévolution,

(ii) le produit tiré par Sa Majesté de cette disposition.

1974-75-76, ch. 33, art. 221; 1978-79, ch. 9, art. 1(F) et 70.

PARTIE XIX

Enquêtes

Enquête

229 (1) Tout détenteur de valeurs mobilières ou le directeur peut demander au tribunal du ressort du siège social de la société, ex parte ou après avoir donné l’avis que celuici peut exiger, d’ordonner la tenue d’une enquête sur la société et sur toute société du même groupe.

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PART XIX Investigation	PARTIE XIX Enquêtes
Sections 229-230	Articles 229-230

Grounds

(2) If, on an application under subsection (1), it appears to the court that

(a) the business of the corporation or any of its affiliates is or has been carried on with intent to defraud any person,

(b) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted, or the powers of the directors are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of a security holder,

(c) the corporation or any of its affiliates was formed for a fraudulent or unlawful purpose or is to be dissolved for a fraudulent or unlawful purpose, or

(d) persons concerned with the formation, business or affairs of the corporation or any of its affiliates have in connection therewith acted fraudulently or dishonestly,

the court may order an investigation to be made of the corporation and any of its affiliated corporations.

Notice to Director

(3) A security holder who makes an application under subsection (1) shall give the Director reasonable notice thereof and the Director is entitled to appear and be heard in person or by counsel.

No security for costs

(4) An applicant under this section is not required to give security for costs.

Hearings in camera

(5) An ex parte application under this section shall be heard in camera.

Consent to publish proceedings required

(6) No person may publish anything relating to ex parte proceedings under this section except with the authorization of the court or the written consent of the corporation being investigated.

R.S., 1985, c. C-44, s. 229; 2001, c. 14, ss. 113(F), 135(E).

Powers of court

230 (1) In connection with an investigation under this Part, the court may make any order it thinks fit including, without limiting the generality of the foregoing,

Motifs

(2) Le tribunal peut ordonner la tenue de l’enquête demandée conformément au paragraphe (1), s’il lui paraît établi, selon le cas :

a) que la société ou des sociétés de son groupe exercent ou ont exercé leurs activités commerciales avec une intention de fraude;

b) que la société ou toute autre société de son groupe, soit par la façon dont elle conduit ou a conduit ses activités commerciales ou ses affaires internes, soit par la façon dont ses administrateurs exercent ou ont exercé leurs pouvoirs, abuse des droits des détenteurs de valeurs mobilières ou se montre injuste à leur égard en leur portant préjudice ou en ne tenant pas compte de leurs intérêts;

c) que la constitution ou la dissolution soit de la société soit des sociétés de son groupe répond à un but frauduleux ou illégal;

d) que des personnes ont commis des actes frauduleux ou malhonnêtes en participant à la constitution soit de la société soit de sociétés du même groupe, ou dans la conduite de leurs activités commerciales ou de leurs affaires internes.

Avis au directeur

(3) Le détenteur de valeurs mobilières qui présente une demande conformément au paragraphe (1) doit en donner, dans un délai raisonnable, avis au directeur; celuici peut comparaître en personne ou par ministère d’avocat.

Pas de cautionnement pour frais

(4) La personne qui intente une action en vertu du présent article n’est pas tenue de fournir de cautionnement pour les frais.

Audiences à huis clos

(5) La demande ex parte, faite en vertu du présent article, est entendue à huis clos.

Publication interdite, sauf autorisation préalable

(6) Toute publication, relative aux procédures ex parte intentées en vertu du présent article, est interdite sauf autorisation du tribunal ou consentement écrit de la société faisant l’objet de l’enquête.

L.R. (1985), ch. C-44, art. 229; 2001, ch. 14, art. 113(F) et 135(A).

Pouvoirs du tribunal

230 (1) Dans le cadre de l’enquête prévue à la présente partie, le tribunal peut rendre toute ordonnance qu’il estime pertinente en vue, notamment:

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PART XIX Investigation	PARTIE XIX Enquêtes
Sections 230-231	Articles 230-231

(a) an order to investigate;

(b) an order appointing an inspector, who may be the Director, fixing the remuneration of an inspector, and replacing an inspector;

(c) an order determining the notice to be given to any interested person, or dispensing with notice to any person;

(d) an order authorizing an inspector to enter any premises in which the court is satisfied there might be relevant information, and to examine any thing and make copies of any document or record found on the premises;

(e) an order requiring any person to produce documents or records to the inspector;

(f) an order authorizing an inspector to conduct a hearing, administer oaths, and examine any person on oath, and prescribing rules for the conduct of the hearing;

(g) an order requiring any person to attend a hearing conducted by an inspector and to give evidence on oath;

(h) an order giving directions to an inspector or any interested person on any matter arising in the investigation;

(i) an order requiring an inspector to make an interim or final report to the court;

(j) an order determining whether a report of an inspector should be published and, if so, ordering the Director to publish the report in whole or in part or to send copies to any person the court designates;

(k) an order requiring an inspector to discontinue an investigation; and

(l) an order requiring the corporation to pay the costs of the investigation.

Copy of report

(2) An inspector shall send to the Director a copy of every report made by the inspector under this Part.

1974-75-76, c. 33, s. 223; 1978-79, c. 9, ss. 1(F), 72.

Power of inspector

231 (1) An inspector under this Part has the powers set out in the order appointing him.

a) de procéder à l’enquête;

b) de nommer un inspecteur, qui peut être le directeur, de fixer sa rémunération et de le remplacer;

c) de décider s’il y a lieu de donner avis aux intéressés ou à toute autre personne;

d) d’autoriser l’inspecteur à visiter les lieux où, selon le tribunal, il peut puiser des renseignements pertinents, ainsi qu’à examiner toute chose et prendre copie de tout document ou livre qu’il y trouve;

e) de requérir la production à l’inspecteur de documents ou de livres;

f) d’autoriser l’inspecteur à tenir une audition, à faire prêter serment et à interroger sous serment, ainsi que de préciser les règles régissant l’audition;

g) de citer toute personne à l’audition tenue par l’inspecteur, pour y déposer sous serment;

h) de donner des instructions à l’inspecteur ou à tout intéressé sur toute question relevant de l’enquête;

i) de demander à l’inspecteur de faire au tribunal un rapport provisoire ou définitif;

j) de statuer sur l’opportunité de la publication du rapport de l’inspecteur et, dans l’affirmative, de demander au directeur de le publier intégralement ou en partie ou d’en envoyer copie à toute personne désignée par le tribunal;

k) d’arrêter l’enquête;

l) d’enjoindre à la société de payer les frais de l’enquête.

Copie du rapport

(2) L’inspecteur doit envoyer au directeur une copie de tout rapport qu’il établit en vertu de la présente partie.

1974-75-76, ch. 33, art. 223; 1978-79, ch. 9, art. 1(F) et 72.

Pouvoirs de l’inspecteur

231 (1) L’inspecteur visé par la présente partie a les pouvoirs précisés dans son ordonnance de nomination.

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PART XIX Investigation	PARTIE XIX Enquêtes
Sections 231-234	Articles 231-234

Exchange of information

(2) In addition to the powers set out in the order appointing him, an inspector appointed to investigate a corporation may furnish to, or exchange information and otherwise cooperate with, any public official in Canada or elsewhere who is authorized to exercise investigatory powers and who is investigating, in respect of the corporation, any allegation of improper conduct that is the same as or similar to the conduct described in subsection 229(2).

Court order

(3) An inspector shall on request produce to an interested person a copy of any order made under subsection 230(1).

1974-75-76, c. 33, s. 224; 1978-79, c. 9, ss. 1(F), 73.

Hearing in camera

232 (1) Any interested person may apply to the court for an order that a hearing conducted by an inspector under this Part be heard in camera and for directions on any matter arising in the investigation.

Right to counsel

(2) A person whose conduct is being investigated or who is being examined at a hearing conducted by an inspector under this Part has a right to be represented by counsel.

1974-75-76, c. 33, s. 225; 1978-79, c. 9, s. 1(F).

Criminating statements

233 No person is excused from attending and giving evidence and producing documents and records to an inspector under this Part by reason only that the evidence tends to criminate that person or subject that person to any proceeding or penalty, but no such evidence shall be used or is receivable against that person in any proceeding thereafter instituted against that person under an Act of Parliament, other than a prosecution under section 132 of the Criminal Code for perjury in giving the evidence or a prosecution under section 136 of the Criminal Code in respect of the evidence.

R.S., 1985, c. C-44, s. 233; R.S., 1985, c. 27 (1st Supp.), s. 187.

Absolute privilege (defamation)

234 Any oral or written statement or report made by an inspector or any other person in an investigation under this Part has absolute privilege.

1974-75-76, c. 33, s. 227; 1978-79, c. 9, s. 1(F).

Échange de renseignements

(2) Outre les pouvoirs précisés dans son ordonnance de nomination, l’inspecteur nommé pour enquêter sur une société peut fournir aux fonctionnaires canadiens ou étrangers ou échanger des renseignements et collaborer de toute autre manière avec eux, s’ils sont investis de pouvoirs d’enquête et qu’ils mènent, sur la société, une enquête à propos de toute allégation faisant état d’une conduite répréhensible analogue à celles visées au paragraphe 229(2).

Ordonnance du tribunal

(3) L’inspecteur doit, sur demande, remettre à tout intéressé copie de toute ordonnance rendue en vertu du paragraphe 230(1).

1974-75-76, ch. 33, art. 224; 1978-79, ch. 9, art. 1(F) et 73.

Audition à huis clos

232 (1) Tout intéressé peut demander au tribunal d’ordonner la tenue à huis clos de l’audition prévue à la présente partie, ainsi que des instructions sur toute question relevant de l’enquête.

Représentation

(2) La personne dont la conduite fait l’objet de l’enquête ou qui est interrogée lors de l’audition prévue à la présente partie peut se faire représenter par avocat.

1974-75-76, ch. 33, art. 225; 1978-79, ch. 9, art. 1(F).

Incrimination

233 Toute personne, tenue par la présente partie de se présenter, de témoigner devant un inspecteur ou de lui remettre des documents et des livres ne peut en être dispensée pour le seul motif que son témoignage peut entraîner son inculpation ou la rendre passible de poursuites ou de sanctions; cependant, ce témoignage ne peut être invoqué et est irrecevable contre elle dans les poursuites qui lui sont intentées par la suite en vertu d’une loi fédérale, à l’exception de celles intentées en application de l’article 132 du Code criminel pour parjure dans le cadre de ce témoignage ou de l’article 136 du Code criminel à l’égard de ce témoignage.

L.R. (1985), ch. C-44, art. 233; L.R. (1985), ch. 27 (1er suppl.), art. 187.

Immunité absolue (diffamation)

234 Les personnes, notamment les inspecteurs, qui font des déclarations orales ou écrites et des rapports au cours de l’enquête prévue par la présente partie jouissent d’une immunité absolue.

1974-75-76, ch. 33, art. 227; 1978-79, ch. 9, art. 1(F).

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PART XIX Investigation	PARTIE XIX Enquêtes
Section 235	Article 235

Information respecting ownership and control

235 (1) If the Director is satisfied that, for the purposes of Part XI, XIII or XVII, or for the purposes of enforcing any regulation made under section 174, there is reason to inquire into the ownership or control of a security of a corporation or any of its affiliates, the Director may require any person that the Director reasonably believes has or has had an interest or right in the security or acts or has acted on behalf of a person with such an interest or right to report to him or her or to any person the Director designates

(a) information that the person has or can reasonably be expected to obtain as to present and past interests or rights in the security; and

(b) the names and addresses of the persons with such an interest or right and of any person who acts or has acted in relation to the security on their behalf.

Presumption

(2) For the purposes of subsection (1), a person is deemed to have an interest or right in a security if

(a) the person has a right to vote or to acquire or dispose of the security or any interest or right in it;

(b) the person’s consent is necessary for the exercise of the rights or privileges of any other person with an interest or right in the security; or

(c) any other person with an interest or right in the security can be required or is accustomed to exercise rights or privileges attached to the security in accordance with the person’s instructions.

Publication

(3) The Director shall publish in a publication generally available to the public the particulars of information obtained by the Director under this section, if the particulars

(a) are required to be disclosed by this Act or the regulations; and

(b) have not previously been so disclosed.

Offence

(4) A person who fails to comply with this section is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

Renseignements concernant la propriété et le contrôle des valeurs mobilières

235 (1) S’il est convaincu, pour l’application des parties XI, XIII ou XVII ou de tout règlement d’application de l’article 174, de la nécessité d’enquêter sur la propriété ou le contrôle de valeurs mobilières d’une société ou de sociétés de son groupe, le directeur peut demander à toute personne dont il a de bonnes raisons de croire qu’elle détient ou a détenu un droit ou intérêt sur ces valeurs, ou agit ou a agi pour le compte de telle personne de lui fournir ou de fournir à la personne qu’il désigne:

a) les renseignements qu’elle est normalement susceptible d’obtenir sur les droits ou intérêts présents et passés détenus sur ces valeurs;

b) les nom et adresse des personnes détenant ou ayant détenu de tels droits ou intérêts et de celles qui agissent ou ont agi pour le compte de telles personnes.

Présomption

(2) Pour l’application du paragraphe (1), est réputée détenir un droit ou intérêt sur une valeur mobilière la personne, selon le cas :

a) qui a droit de vote ou le droit de négocier cette valeur ou qui a un droit ou intérêt sur celle-ci;

b) dont le consentement est nécessaire à l’exercice des droits ou privilèges de toute autre personne détenant un droit ou intérêt sur cette valeur;

c) qui donne des instructions selon lesquelles d’autres personnes détenant un droit ou intérêt sur cette valeur peuvent être obligées ou ont l’habitude d’exercer les droits ou privilèges dont elle est assortie.

Publication

(3) Le directeur publie dans une publication destinée au grand public les renseignements qu’il a obtenus en vertu du présent article lorsque les conditions ci-après sont réunies :

a) la présente loi ou les règlements l’exigent;

b) ils ne l’ont pas été précédemment.

Infraction

(4) La personne qui contrevient au présent article commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

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PART XIX Investigation	PARTIE XIX Enquêtes
Sections 235-237.1	Articles 235-237.1

Officers, etc., of bodies corporate

(5) Where a body corporate commits an offence under subsection (4), any director or officer of the body corporate who knowingly authorized, permitted or acquiesced in the commission of the offence is a party to and guilty of the offence and is liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the body corporate has been prosecuted or convicted.

R.S., 1985, c. C-44, s. 235; 2001, c. 14, ss. 114, 135(E); 2011, c. 21, s. 66; 2018, c. 8, s. 33(F).

Solicitor-client privilege or professional secrecy

236 Nothing in this Part shall be construed as affecting solicitor-client privilege or, in Quebec, the professional secrecy of advocates and notaries.

R.S., 1985, c. C-44, s. 236; 2001, c. 14, s. 135(E); 2011, c. 21, s. 67.

Inquiries

237 The Director may make inquiries of any person relating to compliance with this Act.

1974-75-76, c. 33, s. 230; 1978-79, c. 9, s. 1(F).

PART XIX.1

Apportioning Award of Damages

Interpretation and Application

Definitions

237.1 The definitions in this section apply in this Part.

financial interest, with respect to a corporation, includes

(a) a security;

(b) a title to or an interest in capital, assets, property, profits, earnings or royalties;

(c) an option or other interest in, or a subscription to, a security;

(d) an agreement under which the interest of the purchaser is valued for purposes of conversion or surrender by reference to the value of a proportionate interest in a specified portfolio of assets;

(e) an agreement providing that money received will be repaid or treated as a subscription for shares, units

Personnes morales et leurs dirigeants, etc.

(5) En cas de perpétration par une personne morale d’une infraction visée au paragraphe (4), ceux de ses administrateurs ou dirigeants qui y ont sciemment donné leur autorisation, leur permission ou leur acquiescement sont considérés comme des coauteurs de l’infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines, que la personne morale ait été ou non poursuivie ou déclarée coupable.

L.R. (1985), ch. C-44, art. 235; 2001, ch. 14, art. 114 et 135(A); 2011, ch. 21, art. 66; 2018, ch. 8, art. 33(F).

Secret professionnel

236 La présente partie n’a pas pour effet de porter atteinte au secret professionnel de l’avocat ou du notaire.

L.R. (1985), ch. C-44, art. 236; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 67.

Enquêtes

237 Le directeur peut, à l’égard de toute personne, procéder à toute enquête dans le cadre de l’application de la présente loi.

1974-75-76, ch. 33, art. 230; 1978-79, ch. 9, art. 1(F).

PARTIE XIX.1

Répartition de l’indemnité

Définitions et champ d’application

Définitions

237.1 Les définitions qui suivent s’appliquent à la présente partie.

intérêt financier Relativement à une société, s’entend notamment :

a)	de valeurs mobilières;

b) de titres sur un capital, un actif, des biens, des profits, des gains ou des redevances, ou d’intérêts dans ceux-ci;

c) d’une option sur une valeur mobilière, d’une souscription d’une valeur mobilière ou d’un autre intérêt dans une valeur mobilière;

d) d’une convention en vertu de laquelle l’intérêt de l’acheteur est évalué, aux fins de conversion ou de rachat, en fonction de la valeur d’un intérêt

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PART XIX.1 Apportioning Award of Damages	PARTIE XIX.1 Répartition de l’indemnité
Interpretation and Application	Définitions et champ d’application
Sections 237.1-237.2	Articles 237.1-237.2

or interests at the option of any person or the corporation;

(f) a profit-sharing agreement or certificate;

(g) a lease, claim or royalty in oil, natural gas or mining, or an interest in the lease, claim or royalty;

(h) an income or annuity contract that is not issued by an insurance company governed by an Act of Parliament or a law of a province;

(i) an investment contract; and

(j) anything that is prescribed to be a financial interest. (intérêt financier)

financial loss means a financial loss arising out of an error, omission or misstatement in financial information concerning a corporation that is required under this Act or the regulations. (perte financière)

third party includes any subsequent party that is joined in proceedings before a court. (Version anglaise seulement)

2001, c. 14, s. 115.

Application of Part

237.2 (1) This Part applies to the apportionment of damages awarded to a plaintiff for financial loss after a court has found more than one defendant or third party responsible for the financial loss.

Non-application of Part

(2) This Part does not apply to an award of damages to any of the following plaintiffs:

(a) Her Majesty in right of Canada or of a province;

(b) an agent of Her Majesty in right of Canada or of a province or a federal or provincial Crown corporation or government agency, unless a substantial part of its activities involves trading, including making investments in, securities or other financial instruments;

(c) a charitable organization, private foundation or public foundation within the meaning of subsection 149.1(1) of the Income Tax Act; or

(d) an unsecured creditor in respect of goods or services that the creditor provided to a corporation.

2001, c. 14, s. 115.

proportionnel dans un portefeuille déterminé d’éléments d’actif;

e) d’une convention qui prévoit que l’argent reçu sera remboursé ou considéré comme une souscription d’actions, de parts ou d’intérêts au choix de toute personne ou de la société;

f) d’une convention ou d’un certificat de participation aux bénéfices;

g) d’un bail, d’une concession ou de redevances portant sur du minerai, du pétrole ou du gaz naturel ou d’un intérêt dans ceux-ci;

h) d’un contrat assurant le paiement d’un revenu ou d’une rente n’ayant pas été établi par une société d’as-surances régie par une loi fédérale ou provinciale;

i)	d’un contrat d’investissement;

j) de tout ce qui peut être prévu comme tel par règlement. (financial interest)

perte financière Perte financière découlant d’une omission, inexactitude ou erreur dans des renseignements financiers exigés relativement à une société en vertu de la présente loi ou de ses règlements. (financial loss)

2001, ch. 14, art. 115.

Champ d’application

237.2 (1) La présente partie régit la répartition d’une indemnité accordée à un demandeur pour une perte financière après qu’un tribunal a déclaré plus d’un défendeur ou mis en cause responsable de celle-ci.

Non-application

(2) La présente partie ne s’applique pas dans le cas où l’indemnité est accordée aux demandeurs suivants :

a) Sa Majesté du chef du Canada ou d’une province;

b) un de ses mandataires ou une société d’État ou un organisme gouvernemental, fédéral ou provincial, sauf si une partie importante de leurs activités a trait au commerce des valeurs mobilières ou autres instruments financiers, notamment les placements portant sur ceux-ci;

c) une fondation privée ou publique ou une œuvre de bienfaisance au sens du paragraphe 149.1(1) de la Loi de l’impôt sur le revenu;

d) un créancier non garanti dans le cadre de la fourniture de biens ou de services à une société.

2001, ch. 14, art. 115.

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PART XIX.1 Apportioning Award of Damages	PARTIE XIX.1 Répartition de l’indemnité
Apportionment of Damages	Répartition de l’indemnité
Sections 237.3-237.5	Articles 237.3-237.5

Apportionment of Damages

Degree of responsibility

237.3 (1) Subject to this section and sections 237.4 to 237.6, every defendant or third party who has been found responsible for a financial loss is liable to the plaintiff only for the portion of the damages that corresponds to their degree of responsibility for the loss.

Uncollectable amounts

(2) If any part of the damages awarded against a responsible defendant or third party is uncollectable, the court may, on the application of the plaintiff, reallocate that amount to the other responsible defendants or third parties, if the application is made within one year after the date that the judgment was made enforceable.

Reallocation

(3) The amount that may be reallocated to each of the other responsible defendants or third parties under subsection (2) is calculated by multiplying the uncollectable amount by the percentage that corresponds to the degree of responsibility of that defendant or third party for the total financial loss.

Maximum amount

(4) The maximum amount determined under subsection (3), in respect of any responsible defendant or third party, may not be more than fifty per cent of the amount originally awarded against that responsible defendant or third party.

2001, c. 14, s. 115.

Exception — fraud

237.4 (1) The plaintiff may recover the whole amount of the damages awarded by the court from any defendant or third party who has been held responsible for a financial loss if it was established that the defendant or third party acted fraudulently or dishonestly.

Contribution

(2) The defendant or third party referred to in subsection (1) is entitled to claim contribution from any other defendant or third party who is held responsible for the loss.

2001, c. 14, s. 115.

Joint and Several, or Solidary, Liability

Individual or personal body corporate

237.5 (1) Defendants and third parties referred to in subsection 237.2(1) are jointly and severally, or solidarily,

Répartition de l’indemnité

Degré de responsabilité

237.3 (1) Sous réserve des autres dispositions du présent article et des articles 237.4 à 237.6, les défendeurs ou mis en cause déclarés responsables d’une perte financière ne sont tenus d’indemniser le demandeur qu’à concurrence de la somme correspondant à leur degré de responsabilité.

Nouvelle répartition

(2) S’il s’avère impossible de recouvrer une partie de l’indemnité due par un défendeur ou mis en cause responsable, le tribunal peut, sur requête faite par le demandeur dans l’année suivant la date où le jugement devient exécutoire, répartir celle-ci entre les autres défendeurs ou mis en cause responsables.

Calcul

(3) La somme additionnelle pouvant être attribuée à chacun des autres défendeurs ou mis en cause responsables en vertu du paragraphe (2) est égale au produit du pourcentage correspondant au degré de responsabilité de chacun par le montant de l’indemnité non recouvrable.

Plafond

(4) La somme calculée en vertu du paragraphe (3) ne peut, relativement à tout défendeur ou mis en cause responsable, être supérieure à cinquante pour cent de la somme initiale pour laquelle il a été tenu responsable.

2001, ch. 14, art. 115.

Fraude

237.4 (1) La totalité du montant de l’indemnité accor-dée par le tribunal peut être recouvrée auprès de tout défendeur ou mis en cause déclaré responsable s’il est établi que celui-ci s’est livré à des actes frauduleux ou malhonnêtes relativement à la perte financière en cause.

Réclamation

(2) Le défendeur ou mis en cause visé au paragraphe (1) peut réclamer à chacun des autres défendeurs ou mis en cause déclarés responsables sa part de l’indemnité.

2001, ch. 14, art. 115.

Responsabilité solidaire

Particulier ou personne morale privée

237.5 (1) Les défendeurs et mis en cause visés au paragraphe 237.2(1) sont solidairement responsables de

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PART XIX.1 Apportioning Award of Damages	PARTIE XIX.1 Répartition de l’indemnité
Joint and Several, or Solidary, Liability	Responsabilité solidaire
Sections 237.5-237.6	Articles 237.5-237.6

liable for the damages awarded to a plaintiff who is an individual or a personal body corporate and who

(a) had a financial interest in a corporation on the day that an error, omission or misstatement in financial information concerning the corporation occurred, or acquired a financial interest in the period between the day that the error, omission or misstatement occurred and the day, as determined by the court, that it was generally disclosed; and

(b) has established that the value of the plaintiff’s total financial interest in the corporation was not more than the prescribed amount at the close of business on the day that the error, omission or misstatement occurred or at the close of business on any day that the plaintiff acquired a financial interest in the period referred to in paragraph (a).

Exception

(1.1) Subsection (1) does not apply when the plaintiff brings the action as a member of a partnership or other association or as a trustee in bankruptcy, liquidator, receiver or sequestrator of a body corporate.

Interpretation

(2)	For the purposes of this section,

(a) a personal body corporate is a body corporate that is not actively engaged in any financial, commercial or industrial business and that is controlled by an individual, or by a group of individuals who are connected by marriage, common-law partnership or any legal parent-child relationship or are connected indirectly by a combination of those relationships, whether or not the individuals through whom they are connected are members of the group; and

(b) a common-law partnership is a relationship between two persons who are cohabiting with each other in a conjugal relationship and have done so for a period of at least one year.

2001, c. 14, s. 115; 2005, c. 33, s. 5; 2011, c. 21, s. 68(E).

Equitable grounds

237.6 (1) If the value of the plaintiff’s total financial interest referred to in subsection 237.5(1) is greater than the prescribed amount, a court may nevertheless determine that the defendants and third parties are jointly and severally, or solidarily, liable if the court considers that it is just and reasonable to do so.

l’indemnité accordée au demandeur dans les cas où ce dernier est un particulier ou une personne morale privée qui :

a) d’une part, avait un intérêt financier dans la société à la date de l’omission, de l’inexactitude ou de l’erreur dans les renseignements financiers concernant la société, ou a acquis un tel intérêt financier entre cette date et celle que le tribunal détermine comme étant celle où l’omission, l’inexactitude ou l’erreur a été divulguée;

b) d’autre part, a établi que la valeur du total de ses intérêts financiers dans la société était, à l’heure de fermeture des bureaux à la date applicable, inférieure ou égale à la somme réglementaire.

Exceptions

(1.1) Le paragraphe (1) ne s’applique pas dans les cas où le demandeur agit à titre d’associé d’une société de personnes ou autre association ou à titre de syndic de faillite, de liquidateur ou de séquestre d’une personne morale.

Définitions

(2)	Pour l’application du présent article :

a) une personne morale privée est une personne morale qui ne se livre activement à aucune activité financière, commerciale ni industrielle et qui est contrôlée par un particulier ou un groupe de particuliers unis par les liens du mariage, d’une union de fait ou de la filiation, ou indirectement par une combinaison de ces liens, même si c’est par l’entremise de personnes étrangères au groupe;

b) une union de fait est la relation qui existe entre deux personnes qui vivent ensemble dans une relation conjugale depuis au moins un an.

2001, ch. 14, art. 115; 2005, ch. 33, art. 5; 2011, ch. 21, art. 68(A).

Tribunal

237.6 (1) Si la valeur du total des intérêts financiers visés au paragraphe 237.5(1) est supérieure à la somme réglementaire, le tribunal peut néanmoins déclarer les défendeurs et mis en cause solidairement responsables s’il est convaincu qu’il est juste et raisonnable de procéder ainsi.

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PART XIX.1 Apportioning Award of Damages	PARTIE XIX.1 Répartition de l’indemnité
Joint and Several, or Solidary, Liability	Responsabilité solidaire
Sections 237.6-237.7	Articles 237.6-237.7

Factors

(2) The Governor in Council may establish factors that the court shall take into account in deciding whether to hold the defendants and third parties jointly and severally, or solidarily, liable.

Statutory Instruments Act

(3) The Statutory Instruments Act does not apply to the factors referred to in subsection (2), but the factors shall be published in Part I of the Canada Gazette.

2001, c. 14, s. 115.

Value of security

237.7 (1) When, in order to establish the value of the total financial interest referred to in subsection 237.5(1), it is necessary to determine the value of a security that is traded on an organized market, the value of the security is, on the day specified in subsection (3),

(a) the closing price of that class of security;

(b) if no closing price is given, the average of the highest and lowest prices of that class of security; or

(c) if the security was not traded, the average of the bid and ask prices of that class of security.

Court may adjust value

(2) The court may adjust the value of a security that has been determined under subsection (1) when the court considers it reasonable to do so.

Valuation day

(3) The value of the security is to be determined as of the day that the error, omission or misstatement occurred. If the security was acquired in the period between that day and the day, as determined by the court, that the error, omission or misstatement was generally disclosed, the value is to be determined as of the day that it was acquired.

Definition of organized market

(4) In this section, organized market means a recognized exchange for a class of securities or a market that regularly publishes the price of that class of securities in a publication that is generally available to the public.

2001, c. 14, s. 115; 2018, c. 8, s. 34(F).

Facteurs

(2) Le gouverneur en conseil peut prévoir des facteurs dont le tribunal tient compte dans sa décision.

Loi sur les textes réglementaires

(3) La Loi sur les textes réglementaires ne s’applique pas aux facteurs visés au paragraphe (2), ceux-ci sont toutefois publiés dans la partie I de la Gazette du Canada.

2001, ch. 14, art. 115.

Valeur mobilière

237.7 (1) Lorsqu’il est nécessaire, en vue d’établir la valeur visée au paragraphe 237.5(1), de déterminer la valeur d’une valeur mobilière négociée sur un marché organisé, celle-ci correspond, à la date applicable visée au paragraphe (3) :

a) soit au cours de clôture de la catégorie de la valeur mobilière;

b) soit, à défaut d’un tel cours, à la moyenne du cours le plus haut et du cours le plus bas;

c) soit, dans les cas où il n’y a pas eu de négociation, à la moyenne du cours acheteur et du cours vendeur de la catégorie de la valeur mobilière.

Circonstances exceptionnelles

(2) Le tribunal peut, lorsqu’il l’estime raisonnable, rajuster la valeur déterminée en vertu du paragraphe (1).

Date

(3) La valeur de la valeur mobilière visée au paragraphe (1) est déterminée à la date de l’omission, de l’inexactitude ou de l’erreur; dans le cas d’une valeur mobilière acquise entre cette date et celle que le tribunal détermine comme étant celle où l’omission, l’inexactitude ou l’erreur a été divulguée, elle est déterminée à la date de l’acquisition.

Définition de marché organisé

(4) Pour l’application du présent article, marché organisé s’entend d’une bourse reconnue à laquelle est cotée la catégorie de valeurs mobilières ou d’un marché qui publie régulièrement le cours de cette catégorie dans unepublication destinée au grand public.

2001, ch. 14, art. 115; 2018, ch. 8, art. 34(F).

Current to October 31, 2023	195	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XIX.1 Apportioning Award of Damages	PARTIE XIX.1 Répartition de l’indemnité
Joint and Several, or Solidary, Liability	Responsabilité solidaire
Sections 237.8-238	Articles 237.8-238

Court determines value

237.8 (1) The court shall determine the value of all or any part of a financial interest that is subject to resale restrictions or for which there is no organized market.

Factors

(2) The Governor in Council may establish factors that the court may take into account in determining value under subsection (1).

Statutory Instruments Act

(3) The Statutory Instruments Act does not apply to the factors referred to in subsection (2), but the factors shall be published in Part I of the Canada Gazette.

2001, c. 14, s. 115.

Application to determine value

237.9 The plaintiff may, by application made at any time before or during the course of the proceedings, request the court to determine the value of the plaintiff’s financial interest for the purpose of subsection 237.5(1).

2001, c. 14, s. 115.

PART XX

Remedies, Offences and Punishment

Definitions

238 In this Part,

action means an action under this Act; (action)

complainant means

(a) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates,

(b) a director or an officer or a former director or officer of a corporation or any of its affiliates,

(c) the Director, or

(d) any other person who, in the discretion of a court, is a proper person to make an application under this Part. (plaignant)

1974-75-76, c. 33, s. 231; 1978-79, c. 9, s. 1(F).

Discrétion du tribunal

237.8 (1) Le tribunal détermine la valeur de tout ou partie d’un intérêt financier qui est assujetti à des restrictions concernant la revente ou pour lequel il n’existe aucun marché organisé.

Facteurs

(2) Le gouverneur en conseil peut prévoir des facteurs dont le tribunal peut tenir compte pour déterminer la valeur visée au paragraphe (1).

Loi sur les textes réglementaires

(3) La Loi sur les textes réglementaires ne s’applique pas aux facteurs visés au paragraphe (2), ceux-ci sont toutefois publiés dans la partie I de la Gazette du Canada.

2001, ch. 14, art. 115.

Requête

237.9 Pour l’application du paragraphe 237.5(1), le demandeur peut par requête, avant d’engager des procédures ou à tout moment au cours de celles-ci, demander au tribunal d’évaluer la valeur de ses intérêts financiers.

2001, ch. 14, art. 115.

PARTIE XX

Recours, infractions et peines

Définitions

238 Les définitions qui suivent s’appliquent à la présente partie.

action Action intentée en vertu de la présente loi. (action)

plaignant

a) Le détenteur inscrit ou le véritable propriétaire, ancien ou actuel, de valeurs mobilières d’une société ou de personnes morales du même groupe;

b) tout administrateur ou dirigeant, ancien ou actuel, d’une société ou de personnes morales du même groupe;

c) le directeur;

d) toute autre personne qui, d’après un tribunal, a qualité pour présenter les demandes visées à la présente partie. (complainant)

1974-75-76, ch. 33, art. 231; 1978-79, ch. 9, art. 1(F).

Current to October 31, 2023	196	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Sections 239-240	Articles 239-240

Commencing derivative action

239 (1) Subject to subsection (2), a complainant may apply to a court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate.

Conditions precedent

(2) No action may be brought and no intervention in an action may be made under subsection (1) unless the court is satisfied that

(a) the complainant has given notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court under subsection (1) not less than fourteen days before bringing the application, or as otherwise ordered by the court, if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action;

(b) the complainant is acting in good faith; and

(c) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

R.S., 1985, c. C-44, s. 239; 2001, c. 14, s. 116.

Powers of court

240 In connection with an action brought or intervened in under section 239, the court may at any time make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order authorizing the complainant or any other person to control the conduct of the action;

(b) an order giving directions for the conduct of the action;

(c) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and

(d) an order requiring the corporation or its subsidiary to pay reasonable legal fees incurred by the complainant in connection with the action.

1974-75-76, c. 33, s. 233; 1978-79, c. 9, s. 1(F).

Recours similaire à l’action oblique

239 (1) Sous réserve du paragraphe (2), le plaignant peut demander au tribunal l’autorisation soit d’intenter une action au nom et pour le compte d’une société ou de l’une de ses filiales, soit d’intervenir dans une action à laquelle est partie une telle personne morale, afin d’y mettre fin, de la poursuivre ou d’y présenter une défense pour le compte de cette personne morale.

Conditions préalables

(2) L’action ou l’intervention visées au paragraphe (1) ne sont recevables que si le tribunal est convaincu à la fois :

a) que le plaignant a donné avis de son intention de présenter la demande, dans les quatorze jours avant la présentation ou dans le délai que le tribunal estime indiqué, aux administrateurs de la société ou de sa filiale au cas où ils n’ont pas intenté l’action, n’y ont pas mis fin ou n’ont pas agi avec diligence au cours des procédures;

b) que le plaignant agit de bonne foi;

c) qu’il semble être de l’intérêt de la société ou de sa filiale d’intenter l’action, de la poursuivre, de présenter une défense ou d’y mettre fin.

L.R. (1985), ch. C-44, art. 239; 2001, ch. 14, art. 116.

Pouvoirs du tribunal

240 Le tribunal peut, suite aux actions ou interventions visées à l’article 239, rendre toute ordonnance qu’il estime pertinente et, notamment :

a) autoriser le plaignant ou toute autre personne à assurer la conduite de l’action;

b) donner des instructions sur la conduite de l’action;

c) faire payer directement aux anciens ou actuels détenteurs de valeurs mobilières, et non à la société ou sa filiale, les sommes mises à la charge d’un défendeur;

d) mettre à la charge de la société ou de sa filiale les honoraires légaux raisonnables supportés par le plaignant.

1974-75-76, ch. 33, art. 233; 1978-79, ch. 9, art. 1(F).

Current to October 31, 2023	197	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Section 241	Article 241

Application to court re oppression

241 (1) A complainant may apply to a court for an order under this section.

Grounds

(2) If, on an application under subsection (1), the court is satisfied that in respect of a corporation or any of its affiliates

(a) any act or omission of the corporation or any of its affiliates effects a result,

(b) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or

(c) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer, the court may make an order to rectify the matters complained of.

Powers of court

(3) In connection with an application under this section, the court may make any interim or final order it thinks fit including, without limiting the generality of the foregoing,

(a) an order restraining the conduct complained of;

(b) an order appointing a receiver or receiver-manager;

(c) an order to regulate a corporation’s affairs by amending the articles or by-laws or creating or amending a unanimous shareholder agreement;

(d) an order directing an issue or exchange of securities;

(e) an order appointing directors in place of or in addition to all or any of the directors then in office;

(f) an order directing a corporation, subject to subsection (6), or any other person, to purchase securities of a security holder;

(g) an order directing a corporation, subject to subsection (6), or any other person, to pay a security holder any part of the monies that the security holder paid for securities;

Demande en cas d’abus

241 (1) Tout plaignant peut demander au tribunal de rendre les ordonnances visées au présent article.

Motifs

(2) Le tribunal saisi d’une demande visée au paragraphe (1) peut, par ordonnance, redresser la situation provoquée par la société ou l’une des personnes morales de son groupe qui, à son avis, abuse des droits des détenteurs de valeurs mobilières, créanciers, administrateurs ou dirigeants, ou, se montre injuste à leur égard en leur portant préjudice ou en ne tenant pas compte de leurs intérêts :

a) soit en raison de son comportement;

b) soit par la façon dont elle conduit ses activités commerciales ou ses affaires internes;

c) soit par la façon dont ses administrateurs exercent ou ont exercé leurs pouvoirs.

Pouvoirs du tribunal

(3) Le tribunal peut, en donnant suite aux demandes visées au présent article, rendre les ordonnances provisoires ou définitives qu’il estime pertinentes pour, notamment :

a) empêcher le comportement contesté;

b) nommer un séquestre ou un séquestre-gérant;

c) réglementer les affaires internes de la société en modifiant les statuts ou les règlements administratifs ou en établissant ou en modifiant une convention unanime des actionnaires;

d) prescrire l’émission ou l’échange de valeurs mobilières;

e) faire des nominations au conseil d’administration, soit pour remplacer tous les administrateurs en fonctions ou certains d’entre eux, soit pour en augmenter le nombre;

f) enjoindre à la société, sous réserve du paragraphe (6), ou à toute autre personne, d’acheter des valeurs mobilières d’un détenteur;

g) enjoindre à la société, sous réserve du paragraphe (6), ou à toute autre personne, de rembourser aux détenteurs une partie des fonds qu’ils ont versés pour leurs valeurs mobilières;

Current to October 31, 2023	198	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Section 241	Article 241

(h) an order varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party to the transaction or contract;

(i) an order requiring a corporation, within a time specified by the court, to produce to the court or an interested person financial statements in the form required by section 155 or an accounting in such other form as the court may determine;

(j) an order compensating an aggrieved person;

(k) an order directing rectification of the registers or other records of a corporation under section 243;

(l) an order liquidating and dissolving the corporation;

(m) an order directing an investigation under Part XIX to be made; and

(n) an order requiring the trial of any issue.

Duty of directors

(4) If an order made under this section directs amendment of the articles or by-laws of a corporation,

(a) the directors shall forthwith comply with subsection 191(4); and

(b) no other amendment to the articles or by-laws shall be made without the consent of the court, until a court otherwise orders.

Exclusion

(5) A shareholder is not entitled to dissent under section 190 if an amendment to the articles is effected under this section.

Limitation

(6) A corporation shall not make a payment to a shareholder under paragraph (3)(f) or (g) if there are reasonable grounds for believing that

(a) the corporation is or would after that payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

h) modifier les clauses d’une opération ou d’un contrat auxquels la société est partie ou de les résilier, avec indemnisation de la société ou des autres parties;

i) enjoindre à la société de lui fournir, ainsi qu’à tout intéressé, dans le délai prescrit, ses états financiers en la forme exigée à l’article 155, ou de rendre compte en telle autre forme qu’il peut fixer;

j) indemniser les personnes qui ont subi un préjudice;

k) prescrire la rectification des registres ou autres livres de la société, conformément à l’article 243;

l) prononcer la liquidation et la dissolution de la société;

m) prescrire la tenue d’une enquête conformément à la partie XIX;

n) soumettre en justice toute question litigieuse.

Devoir des administrateurs

(4) Dans les cas où l’ordonnance rendue en vertu du présent article ordonne des modifications aux statuts ou aux règlements administratifs de la société :

a) les administrateurs doivent se conformer sans délai au paragraphe 191(4);

b) toute autre modification des statuts ou des règlements administratifs ne peut se faire qu’avec l’autorisation du tribunal, sous réserve de toute autre décision judiciaire.

Exclusion

(5) Les actionnaires ne peuvent, à l’occasion d’une modification des statuts faite conformément au présent article, faire valoir leur dissidence en vertu de l’article 190.

Limitation

(6) La société ne peut effectuer aucun paiement à un actionnaire en vertu des alinéas (3)f) ou g) s’il existe des motifs raisonnables de croire que :

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure à son passif.

Current to October 31, 2023	199	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Sections 241-243	Articles 241-243

Alternative order

(7) An applicant under this section may apply in the alternative for an order under section 214.

R.S., 1985, c. C-44, s. 241; 2001, c. 14, ss. 117(F), 135(E).

Evidence of shareholder approval not decisive

242 (1) An application made or an action brought or intervened in under this Part shall not be stayed or dismissed by reason only that it is shown that an alleged breach of a right or duty owed to the corporation or its subsidiary has been or may be approved by the shareholders of such body corporate, but evidence of approval by the shareholders may be taken into account by the court in making an order under section 214, 240 or 241.

Court approval to discontinue

(2) An application made or an action brought or intervened in under this Part shall not be stayed, discontinued, settled or dismissed for want of prosecution or, in Quebec, failure to respect the agreement between the parties as to the conduct of the proceeding without the approval of the court given on any terms that the court thinks fit and, if the court determines that the interests of any complainant may be substantially affected by such stay, discontinuance, settlement, dismissal or failure, the court may order any party to the application or action to give notice to the complainant.

No security for costs

(3) A complainant is not required to give security for costs in any application made or action brought or intervened in under this Part.

Interim costs

(4) In an application made or an action brought or intervened in under this Part, the court may at any time order the corporation or its subsidiary to pay to the complainant interim costs, including legal fees and disbursements, but the complainant may be held accountable for such interim costs on final disposition of the application or action.

R.S., 1985, c. C-44, s. 242; 2001, c. 14, s. 118(F); 2011, c. 21, s. 69.

Application to court to rectify records

243 (1) If the name of a person is alleged to be or to have been wrongly entered or retained in, or wrongly deleted or omitted from, the registers or other records of a corporation, the corporation, a security holder of the corporation or any aggrieved person may apply to a court for an order that the registers or records be rectified.

Choix

(7) Le plaignant, agissant en vertu du présent article, peut, à son choix, demander au tribunal de rendre l’ordonnance prévue à l’article 214.

L.R. (1985), ch. C-44, art. 241; 2001, ch. 14, art. 117(F) et 135(A).

Preuve de l’approbation des actionnaires non décisive

242 (1) Les demandes, actions ou interventions visées à la présente partie ne peuvent être suspendues ni rejetées pour le seul motif qu’il est prouvé que les actionnaires ont approuvé, ou peuvent approuver, la prétendue inexécution d’obligations envers la société ou sa filiale; toutefois, le tribunal peut tenir compte de cette preuve en rendant les ordonnances prévues aux articles 214, 240 ou 241.

Approbation de l’abandon des poursuites

(2) La suspension, l’abandon, le règlement ou le rejet des demandes, actions ou interventions visées à la présente partie pour cause de non-respect de l’entente sur le déroulement de l’instance ou, ailleurs qu’au Québec, de défaut de poursuite est subordonné à leur approbation par le tribunal selon les modalités qu’il estime pertinentes; il peut également ordonner à toute partie d’en donner avis aux plaignants s’il conclut que leurs intérêts peuvent être sérieusement atteints.

Absence de cautionnement

(3) Les plaignants ne sont pas tenus de fournir de cautionnement pour les frais des demandes, actions ou interventions visées à la présente partie.

Frais provisoires

(4) En donnant suite aux demandes, actions ou interventions visées à la présente partie, le tribunal peut ordonner à la société ou à sa filiale de verser aux plaignants des frais provisoires, y compris les honoraires légaux et les déboursés, dont ils pourront être comptables lors de l’adjudication définitive.

L.R. (1985), ch. C-44, art. 242; 2001, ch. 14, art. 118(F); 2011, ch. 21, art. 69.

Demande de rectification au tribunal

243 (1) La société, ainsi que les détenteurs de ses valeurs mobilières ou toute personne qui subit un préjudice, peut demander au tribunal de rectifier, par ordonnance, ses registres ou livres, si le nom d’une personne y a été inscrit, supprimé ou omis prétendument à tort.

Current to October 31, 2023	200	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Sections 243-245	Articles 243-245

Notice to Director

(2) An applicant under this section shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

Powers of court

(3) In connection with an application under this section, the court may make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order requiring the registers or other records of the corporation to be rectified;

(b) an order restraining the corporation from calling or holding a meeting of shareholders or paying a dividend before such rectification;

(c) an order determining the right of a party to the proceedings to have their name entered or retained in, or deleted or omitted from, the registers or records of the corporation, whether the issue arises between two or more security holders or alleged security holders, or between the corporation and any security holders or alleged security holders; and

(d) an order compensating a party who has incurred a loss.

R.S., 1985, c. C-44, s. 243; 2001, c. 14, s. 135(E).

Application for directions

244 The Director may apply to a court for directions in respect of any matter concerning the Director’s duties under this Act, and on such application the court may give such directions and make such further order as it thinks fit.

R.S., 1985, c. C-44, s. 244; 2001, c. 14, s. 135(E).

Notice of refusal by Director

245 (1) If the Director refuses to file any articles or other document that this Act requires the Director to file before the articles or other document become effective, the Director shall, within twenty days after receiving them or twenty days after receiving any approval that may be required under any other Act, whichever is later, give written notice of the refusal to the person who sent the articles or document, giving reasons.

Deemed refusal

(2) If the Director does not file or give written notice of the refusal to file any articles or document within the time limited therefor in subsection (1), the Director is deemed for the purposes of section 246 to have refused to file the articles or document.

R.S., 1985, c. C-44, s. 245; 2001, c. 14, s. 135(E).

Avis au directeur

(2) Le demandeur qui agit en vertu du présent article doit donner avis de sa demande au directeur; celui-ci peut comparaître en personne ou par ministère d’avocat.

Pouvoirs du tribunal

(3) En donnant suite aux demandes visées au présent article, le tribunal peut rendre les ordonnances qu’il estime pertinentes et, notamment :

a) ordonner la rectification des registres ou autres livres de la société;

b) enjoindre à la société de ne pas convoquer ni tenir d’assemblée ni de verser de dividende avant cette rectification;

c) déterminer le droit d’une partie à l’inscription, au maintien, à la suppression ou à l’omission de son nom, dans les registres ou livres de la société, que le litige survienne entre plusieurs détenteurs ou prétendus détenteurs de valeurs mobilières ou entre eux et la société;

d) indemniser toute partie qui a subi une perte.

L.R. (1985), ch. C-44, art. 243; 2001, ch. 14, art. 135(A).

Demande d’instructions

244 Le tribunal, saisi par le directeur, peut lui donner des instructions concernant les devoirs que lui impose la présente loi et rendre toute autre ordonnance qu’il estime pertinente.

L.R. (1985), ch. C-44, art. 244; 2001, ch. 14, art. 135(A).

Avis de refus du directeur

245 (1) Le directeur, s’il refuse de procéder à l’enregistrement de documents, notamment des statuts, exigé par la présente loi pour qu’ils deviennent opérants, doit, dans les vingt jours de la réception soit de ces documents, soit, si elle est postérieure, de l’approbation requise par toute autre loi, donner par écrit, à l’expéditeur, un avis motivé de son refus.

Présomption

(2) Le défaut d’enregistrement ou d’envoi de l’avis écrit dans le délai prévu au paragraphe (1) équivaut, pour l’application de l’article 246, à un refus du directeur.

L.R. (1985), ch. C-44, art. 245; 2001, ch. 14, art. 135(A).

Current to October 31, 2023	201	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Sections 246-247	Articles 246-247

Appeal from Director’s decision

246 A person who feels aggrieved by a decision of the Director referred to in any of paragraphs (a) to (g) may apply to a court for an order, including an order requiring the Director to change the decision

(a) to refuse to file in the form submitted any articles or other document required by this Act to be filed;

(b) to give a name, to change or revoke a name, or to refuse to reserve, accept, change or revoke a name under section 12;

(c) to grant, or to refuse to grant, an exemption that may be granted under this Act and the regulations;

(d) to refuse under subsection 187(11) to permit a continued reference to shares having a nominal or par value;

(e) to refuse to issue a certificate of discontinuance under section 188 or a certificate attesting that as of a certain date the corporation exists under subsection

263.1(2);

(f) to issue, or to refuse to issue, a certificate of revival under section 209, or the decision with respect to the terms for revival imposed by the Director;

(f.1) to correct, or to refuse to correct, articles, a notice, a certificate or other document under section 265;

(f.2) to cancel, or to refuse to cancel, the articles and related certificate under section 265.1; or

(g) to dissolve a corporation under section 212.

The Court may make any order it thinks fit.

R.S., 1985, c. C-44, s. 246; 1999, c. 31, s. 65; 2001, c. 14, s. 119.

Restraining or compliance order

247 If a corporation or any director, officer, employee, agent or mandatary, auditor, trustee, receiver, receivermanager, sequestrator or liquidator of a corporation does not comply with this Act, the regulations, articles or by laws, or a unanimous shareholder agreement, a complainant or a creditor of the corporation may, in addition to any other right they have, apply to a court for an order directing any such person to comply with, or restraining any such person from acting in breach of, any provisions of this Act, the regulations, articles or by-laws, or a unanimous shareholder agreement, and on such application

Appel

246 Le tribunal peut, par ordonnance, prendre les mesures qu’il estime pertinentes et, notamment, enjoindre au directeur de modifier sa décision, sur demande de toute personne qui estime avoir subi un préjudice en raison de la décision du directeur :

a) de refuser de procéder, en la forme qui lui est soumise, à l’enregistrement des statuts ou documents comme l’exige la présente loi;

b) de donner, de modifier ou d’annuler la dénomination sociale de la société ou de refuser de la réserver, de l’accepter, de la modifier ou de l’annuler en vertu de l’article 12;

c) d’accorder ou de refuser d’accorder une dispense qui peut être consentie en vertu de la présente loi et de ses règlements;

d) de refuser, en vertu du paragraphe 187(11), d’autoriser le maintien, dans les statuts, des références aux actions à valeur nominale ou au pair;

e) de refuser de délivrer le certificat de changement de régime en vertu de l’article 188 ou le certificat attestant l’existence d’une société à une date précise en application du paragraphe 263.1(2);

f) de délivrer ou de refuser de délivrer le certificat de reconstitution de la société conformément à l’article 209, ou la décision concernant les modalités pour sa reconstitution;

f.1) de rectifier ou de refuser de rectifier les statuts, avis, certificats ou autres documents en vertu de l’article 265;

f.2) d’annuler ou de refuser d’annuler les statuts et les certificats connexes en vertu de l’article 265.1;

g) de dissoudre la société en vertu de l’article 212.

L.R. (1985), ch. C-44, art. 246; 1999, ch. 31, art. 65; 2001, ch. 14, art. 119.

Ordonnances

247 En cas d’inobservation, par la société ou ses administrateurs, dirigeants, employés, mandataires, vérificateurs, fiduciaires, séquestres, séquestres-gérants ou liquidateurs, de la présente loi, de ses règlements d’application, des statuts, des règlements administratifs de la société ou d’une convention unanime des actionnaires, tout plaignant ou créancier a, en plus de ses autres droits, celui de demander au tribunal de leur ordonner de s’y conformer, celui-ci pouvant rendre à cet effet les ordonnances qu’il estime pertinentes.

L.R. (1985), ch. C-44, art. 247; 2001, ch. 14, art. 135(A); 2011, ch. 21, art. 70(A).

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PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Sections 247-250	Articles 247-250

the court may so order and make any further order it thinks fit.

R.S., 1985, c. C-44, s. 247; 2001, c. 14, s. 135(E); 2011, c. 21, s. 70(E).

Summary application to court

248 Where this Act states that a person may apply to a court, the application may be made in a summary manner by petition, originating notice of motion, or otherwise as the rules of the court provide, and subject to any order respecting notice to interested parties or costs, or any other order the court thinks fit.

1974-75-76, c. 33, s. 241; 1978-79, c. 9, s. 1(F).

Appeal of final order

249 (1) An appeal lies to the court of appeal of a province from any final order made by a court of that province under this Act.

Appeal with leave

(2) An appeal lies to the court of appeal of a province from any order other than a final order made by a court of that province, only with leave of the court of appeal in accordance with the rules applicable to that court.

R.S., 1985, c. C-44, s. 249; 2001, c. 14, s. 120.

Offences with respect to reports

250 (1) A person who makes or assists in making a report, return, notice or other document required by this Act or the regulations to be sent to the Director or to any other person that

(a) contains an untrue statement of a material fact, or

(b) omits to state a material fact required therein or necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made is guilty of an offence and liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both.

Officers, etc., of bodies corporate

(2) Where a body corporate commits an offence under subsection (1), any director or officer of the body corporate who knowingly authorized, permitted or acquiesced in the commission of the offence is a party to and guilty of the offence and is liable on summary conviction to a fine not exceeding five thousand dollars or to imprisonment for a term not exceeding six months or to both, whether or not the body corporate has been prosecuted or convicted.

Demande sommaire

248 Les demandes autorisées par la présente loi peuvent être présentées par voie sommaire sous forme de requête, d’avis de motion introductive d’instance ou selon les règles du tribunal et sous réserve des ordonnances qu’il estime pertinentes, notamment en matière d’avis aux parties concernées ou de frais.

1974-75-76, ch. 33, art. 241; 1978-79, ch. 9, art. 1(F).

Appel

249 (1) Toute ordonnance définitive d’un tribunal rendue en vertu de la présente loi est susceptible d’appel, devant la cour d’appel de la province.

Permission d’en appeler

(2) Toute autre ordonnance d’un tribunal n’est susceptible d’appel que sur permission de la cour d’appel de la province conformément aux règles applicables à celle-ci.

L.R. (1985), ch. C-44, art. 249; 2001, ch. 14, art. 120.

Infractions

250 (1) Les auteurs — ou leurs collaborateurs — des rapports, déclarations, avis ou autres documents à envoyer notamment au directeur aux termes de la présente loi ou des règlements, qui, selon le cas :

a) contiennent de faux renseignements sur un fait important;

b) omettent d’énoncer un fait important requis ou nécessaire pour éviter que la déclaration ne soit trompeuse eu égard aux circonstances,

commettent une infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines.

Personnes morales et leurs dirigeants, etc.

(2) En cas de perpétration par une personne morale d’une infraction visée au paragraphe (1), ceux de ses administrateurs ou dirigeants qui y ont sciemment donné leur autorisation, leur permission ou leur acquiescement sont considérés comme des coauteurs de l’infraction et encourent, sur déclaration de culpabilité par procédure sommaire, une amende maximale de cinq mille dollars et un emprisonnement maximal de six mois, ou l’une de ces peines, que la personne morale ait été ou non poursuivie ou déclarée coupable.

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PART XX Remedies, Offences and Punishment	PARTIE XX Recours, infractions et peines
Sections 250-252.1	Articles 250-252.1

Immunity

(3) No person is guilty of an offence under subsection (1) or (2) if the person did not know, and in the exercise of reasonable diligence could not have known, of the untrue statement or omission.

Register of individuals with significant control

(4) For greater certainty, a register referred to in subsection 21.1(1) or an extract from it is not a report, return, notice or other document for the purposes of this section.

R.S., 1985, c. C-44, s. 250; 2001, c. 14, s. 135(E); 2018, c. 27, s. 184.

Offence

251 Every person who, without reasonable cause, contravenes a provision of this Act or the regulations for which no punishment is provided is guilty of an offence punishable on summary conviction.

1974-75-76, c. 33, s. 244; 1978-79, c. 9, s. 1(F).

Order to comply

252 (1) Where a person is guilty of an offence under this Act or the regulations, any court in which proceedings in respect of the offence are taken may, in addition to any punishment it may impose, order that person to comply with the provisions of this Act or the regulations for the contravention of which the person has been convicted.

Limitation period

(2) A prosecution for an offence under this Act may be instituted at any time within but not later than two years after the time when the subject-matter of the complaint arose.

Civil remedy not affected

(3) No civil remedy for an act or omission is suspended or affected by reason that the act or omission is an offence under this Act.

R.S., 1985, c. C-44, s. 252; 2001, c. 14, s. 135(E).

PART XX.1

Documents in Electronic or Other Form

Definitions

252.1 The definitions in this section apply in this Part.

electronic document means, except in section 252.6, any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other

Immunité

(3) Nul n’est coupable d’une infraction visée aux paragraphes (1) ou (2), si, même en faisant preuve d’une diligence raisonnable, il ne pouvait avoir connaissance soit de l’inexactitude des renseignements soit de l’omission.

Registre des particuliers ayant un contrôle important

(4) Il est entendu que, pour l’application du présent article, le registre, ou tout extrait de celui-ci, mentionné au paragraphe 21.1(1) n’est pas un rapport, une déclaration, un avis ou un autre document.

L.R. (1985), ch. C-44, art. 250; 2001, ch. 14, art. 135(A); 2018, ch. 27, art. 184.

Infraction

251 Toute personne qui, sans motif raisonnable, contrevient à la présente loi ou à des règlements commet, en l’absence de peines précises, une infraction punissable sur déclaration de culpabilité par procédure sommaire.

1974-75-76, ch. 33, art. 244; 1978-79, ch. 9, art. 1(F).

Ordre de se conformer à la loi

252 (1) Le tribunal peut, en plus des peines prévues, ordonner aux personnes déclarées coupables d’infractions à la présente loi ou aux règlements de se conformer aux dispositions auxquelles elles ont contrevenu.

Prescription

(2) Les infractions prévues par la présente loi se prescrivent par deux ans à compter de leur date.

Maintien des recours civils

(3) Les recours civils ne sont ni éteints ni modifiés du fait des infractions à la présente loi.

L.R. (1985), ch. C-44, art. 252; 2001, ch. 14, art. 135(A).

PARTIE XX.1

Documents sous forme électronique ou autre

Définitions

252.1 Les définitions qui suivent s’appliquent à la présente partie.

document électronique Sauf à l’article 252.6, s’entend de toute forme de représentation d’informations ou de

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PART XX.1 Documents in Electronic or Other Form	PARTIE XX.1 Documents sous forme électronique ou autre
Sections 252.1-252.4	Articles 252.1-252.4

similar means and that can be read or perceived by a person or by any means. (document électronique)

information system means a system used to generate, send, receive, store, or otherwise process an electronic document. (système d’information)

2001, c. 14, s. 121.

Application

252.2 This Part does not apply to a notice, document or other information sent to or issued by the Director pursuant to this Act or to any prescribed notice, document or other information.

2001, c. 14, s. 121.

Use not mandatory

252.3 (1) Nothing in this Act or the regulations requires a person to create or provide an electronic document.

Consent and other requirements

(2) Despite anything in this Part, a requirement under this Act or the regulations to provide a person with a notice, document or other information is not satisfied by the provision of an electronic document unless

(a) the addressee has consented, in the manner prescribed, and has designated an information system for the receipt of the electronic document; and

(b) the electronic document is provided to the designated information system, unless otherwise prescribed.

Revocation of consent

(3) An addressee may revoke the consent referred to in paragraph (2)(a) in the manner prescribed.

2001, c. 14, s. 121.

Creation and provision of information

252.4 A requirement under this Act or the regulations that a notice, document or other information be created or provided, is satisfied by the creation or provision of an electronic document if

(a) the by-laws or the articles of the corporation do not provide otherwise; and

(b) the regulations, if any, have been complied with.

2001, c. 14, s. 121.

notions fixée sur quelque support que ce soit par des moyens électroniques, optiques ou autres moyens semblables et qui peut être lue ou perçue par une personne ou par tout moyen. (electronic document)

système d’information Système utilisé pour créer, transmettre, recevoir, mettre en mémoire ou traiter de toute autre manière des documents électroniques. (information system)

2001, ch. 14, art. 121.

Application

252.2 La présente partie ne s’applique pas aux avis, documents ou autre information que le directeur envoie ou reçoit en vertu de la présente loi ni à ceux visés par règlement.

2001, ch. 14, art. 121.

Utilisation non obligatoire

252.3 (1) La présente loi et ses règlements d’application n’obligent personne à créer ou transmettre un document électronique.

Consentement et autres exigences

(2) Malgré toute autre disposition de la présente partie, dans les cas où une disposition de la présente loi ou de ses règlements exige la fourniture d’un avis, d’un document ou autre information, la transmission d’un document électronique ne satisfait à l’obligation que si :

a) le destinataire a donné son consentement selon les modalités réglementaires et désigné un système d’information pour sa réception;

b) le document électronique est transmis au système d’information ainsi désigné, sauf disposition régle-mentaire contraire.

Révocation du consentement

(3) Le destinataire peut, selon les modalités réglementaires, révoquer son consentement.

2001, ch. 14, art. 121.

Création et fourniture d’information

252.4 Dans les cas où une disposition de la présente loi ou de ses règlements exige la création ou la fourniture d’un avis, d’un document ou autre information, la création ou la transmission d’un document électronique satisfait à l’obligation si les conditions suivantes sont réunies :

a) les statuts ou les règlements administratifs de la société ne s’y opposent pas;

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PART XX.1 Documents in Electronic or Other Form	PARTIE XX.1 Documents sous forme électronique ou autre
Sections 252.4-252.6	Articles 252.4-252.6

Creation of information in writing

252.5 (1) A requirement under this Act or the regulations that a notice, document or other information be created in writing is satisfied by the creation of an electronic document if, in addition to the conditions in section 252.4,

(a) the information in the electronic document is accessible so as to be usable for subsequent reference; and

(b) the regulations pertaining to this subsection, if any, have been complied with.

Provision of information in writing

(2) A requirement under this Act or the regulations that a notice, document or other information be provided in writing is satisfied by the provision of an electronic document if, in addition to the conditions set out in section 252.4,

(a) the information in the electronic document is accessible by the addressee and capable of being retained by the addressee, so as to be usable for subsequent reference; and

(b) the regulations pertaining to this subsection, if any, have been complied with.

Copies

(3) A requirement under this Act or the regulations for one or more copies of a document to be provided to a single addressee at the same time is satisfied by the provision of a single version of the electronic document.

Registered mail

(4) A requirement under this Act or the regulations to provide a document by registered mail is not satisfied by the sending of an electronic document unless prescribed.

2001, c. 14, s. 121; 2018, c. 8, s. 35(F).

Statutory declarations and affidavits

252.6 (1) A statutory declaration or an affidavit required under this Act or the regulations may be created or provided in an electronic document if

b) s’il y a lieu, les exigences réglementaires sont ob-servées.

2001, ch. 14, art. 121.

Création d’information écrite

252.5 (1) Dans le cas où une disposition de la présente loi ou de ses règlements exige qu’un avis, un document ou autre information soit créé par écrit, la création d’un document électronique satisfait à l’obligation si, en sus des conditions visées à l’article 252.4, les conditions suivantes sont réunies :

a) l’information qui y est contenue est accessible pour consultation ultérieure;

b) s’il y a lieu, les exigences réglementaires visant l’application du présent paragraphe sont observées.

Fourniture d’information sous forme écrite

(2) Dans le cas où une disposition de la présente loi ou de ses règlements exige qu’un avis, un document ou autre information soit fourni par écrit, la transmission d’un document électronique satisfait à l’obligation si, en sus des conditions visées à l’article 252.4, les conditions suivantes sont réunies :

a) l’information qui y est contenue peut être conservée par le destinataire et lui est accessible pour consultation ultérieure;

b) s’il y a lieu, les exigences réglementaires visant l’application du présent paragraphe sont observées.

Exemplaires

(3) Dans le cas où une disposition de la présente loi ou de ses règlements exige la fourniture d’un ou de plusieurs exemplaires d’un document à un seul destinataire dans le même envoi, la transmission d’un document électronique satisfait à l’obligation.

Courrier recommandé

(4) Dans le cas où une disposition de la présente loi ou de ses règlements exige la transmission d’un document par courrier recommandé, l’obligation ne peut être satisfaite par la transmission d’un document électronique que si les règlements le prévoient.

2001, ch. 14, art. 121; 2018, ch. 8, art. 35(F).

Déclaration solennelle ou sous serment

252.6 (1) Dans le cas où une disposition de la présente loi ou de ses règlements exige une déclaration solennelle ou sous serment, celle-ci peut être créée ou fournie dans un document électronique si les conditions suivantes sont réunies :

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PART XX.1 Documents in Electronic or Other Form	PARTIE XX.1 Documents sous forme électronique ou autre
Interpretation	Définitions
Sections 252.6-252.7	Articles 252.6-252.7

(a) the person who makes the statutory declaration or affidavit signs it with his or her secure electronic signature;

(b) the authorized person before whom the statutory declaration or affidavit is made signs it with his or her secure electronic signature; and

(c) the requirements of sections 252.3 to 252.5 are complied with.

Definitions

(2) For the purposes of this section, electronic document and secure electronic signature have the same meaning as in subsection 31(1) of the Personal Information Protection and Electronic Documents Act.

Clarification

(3) For the purpose of complying with paragraph (1)(c), the references to an electronic document in sections 252.3 to 252.5 are to be read as references to an “electronic document” as defined in subsection 31(1) of the Personal Information Protection and Electronic Documents Act.

2001, c. 14, s. 121.

Signatures

252.7 A requirement under this Act or the regulations for a signature or for a document to be executed, except with respect to a statutory declaration or an affidavit, is satisfied if, in relation to an electronic document, the prescribed requirements pertaining to this section, if any, are met and if the signature results from the application by a person of a technology or a process that permits the following to be proven:

(a) the signature resulting from the use by a person of the technology or process is unique to the person;

(b) the technology or process is used by a person to incorporate, attach or associate the person’s signature to the electronic document; and

(c) the technology or process can be used to identify the person using the technology or process.

2001, c. 14, s. 121.

a) on auteur y appose sa signature électronique sécurisée;

b) la personne autorisée devant qui elle a été faite appose à celle-ci sa signature électronique sécurisée;

c) les conditions visées aux articles 252.3 à 252.5 ont été observées.

Dispositions applicables

(2) Pour l’application du présent article, document électronique et signature électronique sécurisée s’entendent au sens du paragraphe 31(1) de la Loi sur la protection des renseignements personnels et les documents électroniques.

Précision

(3) Pour l’application de l’alinéa (1)c), les mentions de document électronique aux articles 252.3 à 252.5 valent mention d’un document électronique au sens du paragraphe 31(1) de la Loi sur la protection des renseignements personnels et les documents électroniques.

2001, ch. 14, art. 121.

Signatures

252.7 Dans le cas où une disposition de la présente loi ou de ses règlements exige une signature, autre que celle exigée pour une déclaration visée à l’article 252.6, la signature qui résulte de l’utilisation d’une technologie ou d’un procédé satisfait à l’obligation en ce qui concerne un document électronique si les exigences réglementaires visant l’application du présent article sont observées, s’il y a lieu, et que la technologie ou le procédé permet d’établir ce qui suit :

a) la signature est propre à l’utilisateur;

b) la technologie ou le procédé est utilisé par une personne pour l’incorporation, l’adjonction ou l’association de la signature de cette personne au document électronique;

c) la technologie ou le procédé permet d’identifier l’utilisateur.

2001, ch. 14, art. 121.

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PART XXI General	PARTIE XXI Dispositions générales
Sections 253-254	Articles 253-254

PART XXI

General

Notice to directors and shareholders

253 (1) A notice or document required by this Act, the regulations, the articles or the by-laws to be sent to a shareholder or director of a corporation may be sent by prepaid mail addressed to, or may be delivered personally to,

(a) the shareholder at the shareholder’s latest address as shown in the records of the corporation or its transfer agent; and

(b) the director at the director’s latest address as shown in the records of the corporation or in the last notice filed under section 106 or 113.

Effect of notice

(2) A director named in a notice sent by a corporation to the Director under section 106 or 113 and filed by the Director is presumed for the purposes of this Act to be a director of the corporation referred to in the notice.

Deemed receipt

(3) A notice or document sent in accordance with subsection (1) to a shareholder or director of a corporation is deemed to be received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all.

Undelivered notices

(4) If a corporation sends a notice or document to a shareholder in accordance with subsection (1) and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the corporation in writing of the shareholder’s new address.

R.S., 1985, c. C-44, s. 253; 2001, c. 14, ss. 122, 135(E).

Notice to and service on a corporation

254 A notice or document required to be sent to or served on a corporation may be sent by registered mail to the registered office of the corporation shown in the last notice filed under section 19 and, if so sent, is deemed to be received or served at the time it would be delivered in the ordinary course of mail unless there are reasonable

PARTIE XXI

Dispositions générales

Avis aux administrateurs et aux actionnaires

253 (1) Les avis ou documents dont la présente loi, ses règlements d’application, les statuts ou les règlements administratifs de la société exigent l’envoi aux actionnaires ou aux administrateurs peuvent être adressés par courrier affranchi ou remis en personne :

a) aux actionnaires, à la dernière adresse figurant dans les livres de la société ou de son agent de transfert;

b) aux administrateurs, à la dernière adresse figurant dans les livres de la société ou dans l’avis le plus récent visé aux articles 106 ou 113.

Effet de l’avis

(2) Les administrateurs nommés dans l’avis que le directeur reçoit et enregistre conformément aux articles 106 ou 113 sont présumés, pour l’application de la présente loi, être administrateurs de la société qui y est mentionnée.

Présomption

(3) Les actionnaires ou administrateurs auxquels sont envoyés des avis ou documents en conformité avec le paragraphe (1) sont réputés, sauf s’il existe des motifs raisonnables à l’effet contraire, les avoir reçus à la date normale de livraison par la poste.

Retours

(4) La société n’est pas tenue d’envoyer les avis ou documents visés au paragraphe (1) qui lui sont retournés deux fois de suite, sauf si elle est informée par écrit de la nouvelle adresse de l’actionnaire introuvable.

L.R. (1985), ch. C-44, art. 253; 2001, ch. 14, art. 122 et 135(A).

Avis et signification à une société

254 Les avis ou documents à envoyer ou à signifier à une société peuvent l’être par courrier recommandé au siège social indiqué dans le dernier avis déposé en vertu de l’article 19; la société est alors réputée, sauf s’il existe des motifs raisonnables à l’effet contraire, les avoir reçus ou en avoir reçu signification à la date normale de livraison par la poste.

1974-75-76, ch. 33, art. 247; 1978-79, ch. 9, art. 1(F) et 79.

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Sections 254-257	Articles 254-257

grounds for believing that the corporation did not receive the notice or document at that time or at all.

1974-75-76, c. 33, s. 247; 1978-79, c. 9, ss. 1(F), 79.

Waiver of notice

255 Where a notice or document is required by this Act or the regulations to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.

1974-75-76, c. 33, s. 248; 1978-79, c. 9, ss. 1(F), 79.

Certificate of Director

256 (1) Where this Act requires or authorizes the Director to issue a certificate or to certify any fact, the certificate shall be signed by the Director or by a Deputy Director authorized under section 260.

Evidence

(2) Except in a proceeding under section 213 to dissolve a corporation, a certificate referred to in subsection (1) or a certified copy thereof, when introduced as evidence in any civil, criminal or administrative action or proceeding, is conclusive proof of the facts so certified without proof of the signature or official character of the person appearing to have signed the certificate.

1974-75-76, c. 33, s. 249; 1978-79, c. 9, s. 1(F).

Certificate of corporation

257 (1) A certificate issued on behalf of a corporation stating any fact that is set out in the articles, the by-laws, a unanimous shareholder agreement, the minutes of the meetings of the directors, a committee of directors or the shareholders, or in a trust indenture or other contract to which the corporation is a party, may be signed by a di-rector, an officer or a transfer agent of the corporation.

Proof

(2) When introduced as evidence in any civil, criminal or administrative action or proceeding,

(a) a fact stated in a certificate referred to in subsection (1),

(b) a certified extract from a securities register of a corporation, or

(c) a certified copy of minutes or extract from minutes of a meeting of shareholders, directors or a committee of directors of a corporation,

is, in the absence of evidence to the contrary, proof of the facts so certified without proof of the signature or official

Renonciation

255 Dans les cas où la présente loi ou les règlements exigent l’envoi d’un avis ou d’un document, il est possible, par écrit, de renoncer à l’envoi ou au délai, ou de consentir à l’abrègement de celui-ci.

1974-75-76, ch. 33, art. 248; 1978-79, ch. 9, art. 1(F) et 79.

Certificat du directeur

256 (1) Les certificats ou les attestations de faits que le directeur peut ou doit délivrer aux termes de la présente loi doivent être signés par lui ou par un directeur adjoint nommé conformément à l’article 260.

Preuve

(2) Sauf dans le cas de la procédure de dissolution prévue à l’article 213, le certificat visé au paragraphe (1) ou toute copie certifiée conforme fait foi de son contenu d’une manière irréfragable dans toute poursuite civile, pénale ou administrative, sans qu’il soit nécessaire de faire la preuve de la signature ni de la qualité officielle du présumé signataire.

1974-75-76, ch. 33, art. 249; 1978-79, ch. 9, art. 1(F).

Certificat

257 (1) Le certificat délivré pour le compte d’une société et énonçant un fait relevé dans les statuts, les règlements administratifs, une convention unanime des actionnaires, le procès-verbal d’une assemblée ou d’une réunion ainsi que dans les actes de fiducie ou autres contrats où la société est partie peut être signé par tout administrateur, dirigeant ou agent de transfert de la société.

Preuve

(2) Dans les poursuites ou procédures civiles, pénales ou administratives:

a) les faits énoncés dans le certificat visé au paragraphe (1);

b) les extraits certifiés conformes du registre des valeurs mobilières;

c) les copies ou extraits certifiés conformes des procès-verbaux des assemblées ou réunions,

font foi à défaut de preuve contraire, sans qu’il soit nécessaire de prouver la signature ni la qualité officielle du présumé signataire.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 257-258.2	Articles 257-258.2

character of the person appearing to have signed the certificate.

Security certificate

(3) An entry in a securities register of, or a security certificate issued by, a corporation is, in the absence of evidence to the contrary, proof that the person in whose name the security is registered is owner of the securities described in the register or in the certificate.

R.S., 1985, c. C-44, s. 257; 2001, c. 14, s. 123(F).

Copies

258 Where a notice or document is required to be sent to the Director under this Act, the Director may accept a photostatic or photographic copy thereof.

1974-75-76, c. 33, s. 251; 1978-79, c. 9, s. 1(F).

Content and form of documents

258.1 The Director may establish the requirements for the content and fix the form, including electronic or other forms, of notices and other documents sent to or issued by the Director under this Act and, in so doing, the Director may specify, among other things,

(a) the notices and documents that may be transmitted in electronic or other form;

(b) the persons or classes of persons who may sign or transmit the notices and other documents;

(c) their signature in electronic or other form, or the actions that are to have the same effect for the purposes of this Act as their signature; and

(d) the time and circumstances when electronic notices and documents are to be considered to be sent or received, and the place where they are considered to have been sent or received.

(e) [Repealed, 2018, c. 8, s. 36]

1994, c. 24, s. 26; 2001, c. 14, s. 124; 2018, c. 8, s. 36.

Exemption

258.2 In the prescribed circumstances, the Director may, on any conditions that the Director considers appropriate, exempt from the application of any provision of this Act requiring notices or documents to be sent to the Director any notices or documents or classes of notices or documents containing information similar to that contained in notices or documents required to be made public pursuant to any other Act of Parliament or to any Act of the legislature of a province as the Director specifies.

1994, c. 24, s. 26; 2001, c. 14, s. 124.

Certificat de valeurs mobilières

(3) Les mentions du registre des valeurs mobilières et les certificats de valeurs mobilières émis par la société établissent, à défaut de preuve contraire, que les personnes au nom desquelles les valeurs mobilières sont inscrites sont propriétaires des valeurs mentionnées dans le registre ou sur les certificats.

L.R. (1985), ch. C-44, art. 257; 2001, ch. 14, art. 123(F).

Photocopies

258 Le directeur peut accepter une photocopie de tout avis ou document qui, aux termes de la présente loi, doit lui être envoyé.

1974-75-76, ch. 33, art. 251; 1978-79, ch. 9, art. 1(F).

Présentation et teneur des documents

258.1 Le directeur peut établir le mode de présentation — sous forme électronique ou autre — et la teneur des avis et autres documents qu’il envoie ou reçoit au titre de la présente loi et, dans le cadre de l’exercice de ce pouvoir, il peut préciser notamment :

a) les avis et documents qui peuvent être transmis sous forme électronique ou autre;

b) les personnes ou catégories de personnes qui peuvent les signer ou en effectuer la transmission;

c) les modalités de signature sous forme électronique ou autre de ceux-ci, y compris ce qui peut tenir lieu de signature;

d) les circonstances — notamment le moment et le lieu — dans lesquelles les avis et documents électroniques sont présumés avoir été envoyés ou reçus.

e) [Abrogé, 2018, ch. 8, art. 36]

1994, ch. 24, art. 26; 2001, ch. 14, art. 124; 2018, ch. 8, art. 36.

Dispense

258.2 Par dérogation aux autres dispositions de la présente loi, dans les circonstances réglementaires, le directeur peut, selon les modalités qu’il estime utiles, prévoir qu’il n’est pas nécessaire de lui envoyer tels avis ou documents ou catégories d’avis ou de documents si les renseignements y figurant sont semblables à ceux qui figurent dans des documents devant être rendus publics aux termes d’une autre loi fédérale ou d’une loi provinciale.

1994, ch. 24, art. 26; 2001, ch. 14, art. 124.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 259-261	Articles 259-261

Proof required by Director

259 (1) The Director may require that a document or a fact stated in a document required by this Act or the regulations to be sent to the Director shall be verified in accordance with subsection (2).

Form of proof

(2) A document or fact required by this Act or by the Director to be verified may be verified by affidavit or by statutory declaration under the Canada Evidence Act before any commissioner for oaths or for taking affidavits.

R.S., 1985, c. C-44, s. 259; 2001, c. 14, s. 135(E).

Appointment of Director

260 The Minister may appoint a Director and one or more Deputy Directors to carry out the duties and exercise the powers of the Director under this Act.

1974-75-76, c. 33, s. 253; 1978-79, c. 9, s. 1(F).

Regulations

261	(1) The Governor in Council may make regulations

(a) providing for anything that by this Act is to be prescribed or provided for by the regulations;

(a.1) defining anything that, by this Act, is to be defined by regulation;

(b) requiring the payment of a fee in respect of the receipt, examination, filing, issuance or copying of any document, or in respect of any action that the Director is required or authorized to take under this Act, and prescribing the amount of the fee or the manner of determining the fee;

(c) respecting the payment of fees, including the time when and the manner in which the fees are to be paid, the additional fees that may be charged for the late payment of fees and the circumstances in which any fees previously paid may be refunded in whole or in part;

(c.01) prescribing the form of the register referred to in subsection 21.1(1) and the manner of preparing and maintaining it;

(c.02) respecting steps to be taken by a corporation for the purposes of subsection 21.1(2);

(c.1) prescribing, for the purposes of subsection 137(1.1), a manner of determining the number of shares required for a person to be eligible to submit a

Preuve

259 (1) Le directeur peut exiger la vérification conformément au paragraphe (2) de l’authenticité d’un document dont la présente loi ou les règlements requièrent l’envoi ou de l’exactitude d’un fait relaté dans un tel document.

Forme de preuve

(2) La vérification, exigée par la présente loi ou par le di-recteur, peut s’effectuer, devant tout commissaire compétent, par voie d’affidavit ou de déclaration solennelle faite en vertu de la Loi sur la preuve au Canada.

L.R. (1985), ch. C-44, art. 259; 2001, ch. 14, art. 135(A).

Nomination du directeur

260 Le ministre peut nommer un directeur et un ou plusieurs directeurs adjoints pour exercer les attributions que la présente loi confère au directeur.

1974-75-76, ch. 33, art. 253; 1978-79, ch. 9, art. 1(F).

Règlements

261	(1) Le gouverneur en conseil peut, par règlement :

a) prendre toute mesure d’ordre réglementaire prévue par la présente loi;

a.1) définir tout ce qui, aux termes de la présente loi, doit être défini par règlement;

b) établir les droits à imposer pour la réception, l’examen, le dépôt, la délivrance ou la reproduction de documents ou pour les mesures, facultatives ou obligatoires, prises par le directeur en vertu de la présente loi ou prévoir la manière de les fixer;

c) prévoir les modalités de paiement des droits, notamment les modalités de temps, les droits supplémentaires qui peuvent être imposés pour les paiements en souffrance, ainsi que les circonstances dans lesquelles les droits peuvent être remboursés en tout ou en partie;

c.01) prévoir les modalités de tenue du registre mentionné au paragraphe 21.1(1);

c.02) régir les mesures que la société doit prendre pour l’application du paragraphe 21.1(2);

c.1) prévoir, pour l’application du paragraphe 137(1.1), le mode de détermination du nombre d’actions requis pour soumettre une proposition, y compris les modalités — de temps ou autres — d’évaluation des actions ou de détermination du pourcentage nécessaire par rapport à l’ensemble des actions de la société;

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 261-261.1	Articles 261-261.1

proposal, including the time and manner of determining a value or percentage of the outstanding shares of the corporation;

(d) prescribing, for the purposes of paragraph 137(5)(d), the minimum amount of support required in relation to the number of times the shareholder has submitted substantially the same proposal within the prescribed period;

(e) prescribing rules with respect to exemptions permitted by this Act;

(f) respecting the powers that may be granted by a shareholder in a form of proxy;

(g) prescribing any matter necessary for the purposes of the application of Part XX.1, including the time and circumstances when an electronic document is to be considered to have been provided or received and the place where it is considered to have been provided or received;

(h) prescribing the manner of, and conditions for, participating in a meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting; and

(i) prescribing, for the purposes of subsection 141(3), the manner of, and conditions for, voting at a meeting of shareholders by means of a telephonic, electronic or other communication facility.

Incorporation by reference

(2) The regulations may incorporate any material by reference regardless of its source and either as it exists on a particular date or as amended from time to time.

Incorporated material is not a regulation

(3) Material does not become a regulation for the purposes of the Statutory Instruments Act because it is incorporated by reference.

R.S., 1985, c. C-44, s. 261; 1994, c. 24, s. 27; 2001, c. 14, s. 125; 2018, c. 8, s. 38; 2018, c. 27, s. 185.

Payment of fees

261.1 A fee in respect of the receipt or copying of any document shall be paid to the Director when it is received or copied, and a fee in respect of the examination, filing or issuance of any document or in respect of any action that the Director is required or authorized to take shall be paid to the Director before the document is examined, filed or issued or the action is taken.

2001, c. 14, s. 126; 2018, c. 8, s. 39.

d) prévoir, pour l’application de l’alinéa 137(5)d), l’appui nécessaire à la proposition d’un actionnaire en fonction du nombre de propositions à peu près identiques déjà présentées par celui-ci dans le délai réglementaire;

e) établir les règles relatives aux exemptions ou dispenses prévues par la présente loi;

f) régir les pouvoirs que peut accorder un actionnaire dans un formulaire de procuration;

g) prévoir tout ce qui est utile à l’application de la partie XX.1, y compris les délais et les circonstances dans lesquels le document électronique est présumé avoir été transmis ou reçu, ainsi que le lieu où le document est présumé avoir été transmis ou reçu;

h) prévoir la façon de participer aux assemblées ou réunions par tout moyen de communication — téléphonique, électronique ou autre — permettant à tous les participants de communiquer entre eux, ainsi que les exigences à respecter dans le cadre de cette participation;

i) prévoir, pour l’application du paragraphe 141(3), la façon de voter par tout moyen de communication — téléphonique, électronique ou autre — lors d’une assemblée, ainsi que les exigences à respecter dans le cadre du vote.

Incorporation par renvoi

(2) Peut être incorporé par renvoi dans un règlement tout document — quelle que soit sa provenance —, soit dans sa version à une date donnée, soit avec ses modifications successives.

Nature du document incorporé

(3) L’incorporation par renvoi d’un document dans un règlement ne lui confère pas, pour l’application de la Loi sur les textes réglementaires, valeur de règlement.

L.R. (1985), ch. C-44, art. 261; 1994, ch. 24, art. 27; 2001, ch. 14, art. 125; 2018, ch. 8, art. 38; 2018, ch. 27, art. 185.

Acquittement des droits

261.1 Les droits à payer au directeur pour la réception, l’examen, le dépôt, la délivrance ou la reproduction de documents ou pour toute mesure, facultative ou obligatoire, prise par celui-ci sont acquittés respectivement au moment de la réception ou de la reproduction ou avant l’examen, le dépôt ou la délivrance du document ou bien la prise de la mesure.

2001, ch. 14, art. 126; 2018, ch. 8, art. 39.

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 262-262.1	Articles 262-262.1

Definition of statement

262 (1) In this section, statement means a statement of intent to dissolve and a statement of revocation of intent to dissolve referred to in section 211.

Sending of articles and statements

(2) If this Act requires that articles or a statement relating to a corporation be sent to the Director, on receiving the articles or statement in the form that the Director fixes, any other required documents and the required fees, the Director shall

(a) record the date of receipt;

(b) issue the appropriate certificate;

(c) send the certificate, or a copy, image or photographic, electronic or other reproduction of the certificate, to the corporation or its agent or mandatary; and

(d) publish a notice of the issuance of the certificate in a publication generally available to the public.

Date of certificate

(3) A certificate referred to in subsection (2) issued by the Director may be dated as of the day the Director receives the articles, statement or court order pursuant to which the certificate is issued or as of any later day specified by the court or person who signed the articles or statement.

(4)	[Repealed, 1994, c. 24, s. 28]

Date of certificate

(5) Notwithstanding subsection (3), a certificate of discontinuance may be dated as of the day on which the corporation amalgamates pursuant to another Act or is continued.

R.S., 1985, c. C-44, s. 262; 1994, c. 24, s. 28; 2001, c. 14, ss. 127, 135(E); 2011, c. 21, s. 71(E); 2018, c. 8, s. 40.

Signature

262.1 (1) A signature required on a certificate issued by the Director under this Act may be printed or otherwise mechanically reproduced on the certificate or may be in accordance with the regulations made under paragraph 261(1)(c.1).

(2) [Repealed, 2018, c. 8, s. 41]

Execution of documents

(3) Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed or signed by more than one individual for the

Définition de déclaration

262 (1) Au présent article, déclaration désigne les déclarations mentionnées à l’article 211 constatant soit l’intention de procéder à la dissolution, soit la révocation de cette intention.

Envoi de statuts ou d’une déclaration

(2) Dans le cas où la présente loi prévoit l’envoi au directeur de statuts ou d’une déclaration relativement à une société, le directeur, à la réception des statuts ou de la déclaration en la forme établie par lui, de tout autre document requis et des droits y afférents :

a) note la date de réception;

b) délivre le certificat approprié;

c) envoie à la société ou à son mandataire le certificat ou une copie, image ou reproduction photographique, électronique ou autre de celuici;

d) publie dans une publication destinée au grand public un avis de la délivrance de ce certificat.

Date du certificat

(3) La date du certificat visé au paragraphe (2) peut être celle de la réception des statuts par le directeur, de la déclaration ou de l’ordonnance portant délivrance du certificat ou telle date ultérieure que précise le tribunal ou le signataire des statuts ou de la déclaration.

(4)	[Abrogé, 1994, ch. 24, art. 28]

Date du certificat

(5) Nonobstant le paragraphe (3), le certificat de changement de régime peut être daté du jour où la société a été prorogée ou a fusionné sous le régime d’une autre loi.

L.R. (1985), ch. C-44, art. 262; 1994, ch. 24, art. 28; 2001, ch. 14, art. 127 et 135(A); 2011, ch. 21, art. 71(A); 2018, ch. 8, art. 40.

Signature

262.1 (1) La signature qui doit figurer sur les certificats que le directeur délivre aux termes de la présente loi peut soit être imprimée ou reproduite mécaniquement, soit être apposée conformément aux règlements d’application de l’alinéa 261(1)c.1).

(2) [Abrogé, 2018, ch. 8, art. 41]

Présomption relative à la signature des documents

(3) Les statuts, avis, résolutions, demandes, déclarations ou autres documents qui doivent ou peuvent être signés par plusieurs particuliers pour l’application de la

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Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 262.1-265	Articles 262.1-265

purposes of this Act may be executed or signed in several documents of like form, each of which is executed or signed by one or more of the individuals. The documents, when duly executed or signed by all individuals required or permitted, as the case may be, to do so, shall be deemed to constitute one document for the purposes of this Act.

1994, c. 24, s. 29; 2001, c. 14, s. 128; 2018, c. 8, s. 41.

Publication

262.2 The Director must publish, in a publication generally available to the public, a notice of any decision made by the Director granting an application made under subsection 2(6), 10(2), 82(3) or 151(1), section 156 or subsection 171(2) or 187(11).

2018, c. 8, s. 42.

Annual return

263 Every corporation shall send to the Director an annual return in the form and within the period that the Director fixes.

R.S., 1985, c. C-44, s. 263; 2001, c. 14, s. 129; 2018, c. 8, s. 42.

Certificate

263.1 (1) The Director may provide any person with a certificate stating that a corporation

(a) has sent to the Director a document required to be sent under this Act;

(b) has paid all required fees; or

(c) exists as of a certain date.

Director may refuse to issue certificate of existence

(2) For greater certainty, the Director may refuse to issue a certificate described in paragraph (1)(c) if the Director has knowledge that the corporation is in default of sending a document required to be sent under this Act or is in default of paying a required fee.

2001, c. 14, s. 129.

Alteration

264 The Director may alter a notice or document, other than an affidavit or statutory declaration, if authorized by the person who sent the document or by that person’s representative.

R.S., 1985, c. C-44, s. 264; 2001, c. 14, s. 135(E).

Corrections at request of Director

265 (1) If there is an error in articles, a notice, a certificate or other document, the directors or shareholders of the corporation shall, on the request of the Director, pass the resolutions and send to the Director the documents présente loi peuvent être rédigés en plusieurs exemplaires de même forme, dont chacun est signé par un ou plusieurs de ces particuliers. Ces exemplaires dûment signés sont réputés constituer un seul document pour l’application de la présente loi.

1994, ch. 24, art. 29; 2001, ch. 14, art. 128; 2018, ch. 8, art. 41.

Publicité

262.2 Le directeur publie, dans une publication destinée au grand public, un avis de chaque décision où il accorde une demande faite en vertu des paragraphes 2(6), 10(2), 82(3) ou 151(1), de l’article 156 ou des paragraphes 171(2) ou 187(11).

2018, ch. 8, art. 42.

Rapport annuel

263 La société envoie au directeur un rapport annuel, en la forme et dans le délai établis par lui.

L.R. (1985), ch. C-44, art. 263; 2001, ch. 14, art. 129; 2018, ch. 8, art. 42.

Certificat

263.1 (1) Le directeur peut fournir à toute personne un certificat attestant la remise par la société des documents dont l’envoi est requis par la présente loi, le paiement des droits requis ou l’existence de la société à une date précise.

Refus de délivrance

(2) Le directeur peut refuser de délivrer le certificat attestant l’existence de la société notamment si, à sa connaissance, celleci a omis d’envoyer un document dont l’envoi est requis par la présente loi ou de payer des droits requis.

2001, ch. 14, art. 129.

Modification

264 Le directeur peut modifier les avis ou, avec l’autorisation de l’expéditeur ou de son représentant, les documents autres que les affidavits ou les déclarations solennelles.

L.R. (1985), ch. C-44, art. 264; 2001, ch. 14, art. 135(A).

Rectifications à la demande du directeur

265 (1) En cas d’erreur dans les statuts, les avis ou les certificats ou autres documents, le directeur peut, afin de les rectifier, demander aux administrateurs ou actionnaires de la société de prendre toute mesure raisonnable,

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Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Section 265	Article 265

required to comply with this Act, and take such other steps as the Director may reasonably require so that the Director may correct the document.

No prejudice

(2) Before proceeding under subsection (1), the Director must be satisfied that the correction would not prejudice any of the shareholders or creditors of the corporation.

Corrections at the request of the corporation

(3) The Director may, at the request of the corporation or of any other interested person, accept a correction to any of the documents referred to in subsection (1) if

(a) the correction is approved by the directors of the corporation, unless the error is obvious or was made by the Director; and

(b) the Director is satisfied that the correction would not prejudice any of the shareholders or creditors of the corporation and that the correction reflects the original intention of the corporation or the incorporators, as the case may be.

Application to court

(4) If, in the view of the Director, of the corporation or of any interested person who wishes a correction, a correction to any of the documents referred to in subsection (1) would prejudice any of the shareholders or creditors of a corporation, the Director, the corporation or the person, as the case may be, may apply to the court for an order that the document be corrected and for an order determining the rights of the shareholders or creditors.

Notice to Director

(5) An applicant under subsection (4) shall give the Director notice of the application, and the Director is entitled to appear and to be heard in person or by counsel.

Director may require surrender of document

(6) The Director may demand the surrender of the original document, and may issue a corrected certificate or file the corrected articles, notice or other document.

Date of corrected document

(7) A corrected document shall bear the date of the document it replaces unless

(a) the correction is made with respect to the date of the document, in which case the document shall bear the corrected date; or

notamment d’adopter des résolutions et de lui envoyer les documents se conformant à la présente loi.

Rectifications ne portent pas préjudice

(2) Il ne peut cependant procéder à la demande que s’il est convaincu que les rectifications ne porteraient pas préjudice aux actionnaires ou créanciers de la société.

Rectifications à la demande de la société ou autre

(3) À la demande de la société ou de toute autre personne intéressée en vue de faire rectifier les erreurs contenues dans des documents visés au paragraphe (1), le directeur peut permettre que les documents rectifiés lui soient envoyés si :

a) les rectifications sont approuvées par les administrateurs de la société, sauf dans le cas d’erreurs manifestes ou faites par le directeur luimême;

b) le directeur est convaincu que les rectifications ne porteraient pas préjudice aux actionnaires ou créanciers de la société et qu’elles reflètent l’intention visée à l’origine.

Intervention du tribunal

(4) Si les rectifications, de l’avis du directeur, de la société ou de toute personne intéressée qui les désire, risquent de porter préjudice aux actionnaires ou créanciers de la société, l’une ou l’autre de ces personnes peut saisir le tribunal de la question pour qu’il établisse les droits des parties en cause et, s’il y a lieu, rende une ordonnance afin de rectifier le document.

Avis au directeur

(5) Avis de la demande de la société ou de toute autre personne intéressée doit être envoyé au directeur et celuici peut comparaître en personne ou par ministère d’avocat.

Restitution

(6) Le directeur peut exiger la restitution du document à rectifier, délivrer un certificat rectifié et enregistrer tout autre document rectifié.

Date du document

(7) Le document rectifié porte la date de celui qu’il remplace, la date rectifiée — dans le cas où la rectification porte sur la date du document — ou celle précisée par le tribunal, s’il y a lieu.

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Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 265-265.1	Articles 265-265.1

(b) the court decides otherwise.

Notice

(8) If a corrected certificate materially amends the terms of the original certificate, the Director shall without delay give notice of the correction in a publication generally available to the public.

R.S., 1985, c. C-44, s. 265; 2001, c. 14, s. 130; 2018, c. 8, s. 43(F).

Cancellation of articles by Director

265.1 (1) In the prescribed circumstances, the Director may cancel the articles and related certificate of a corporation.

No prejudice

(2) Before proceeding under subsection (1), the Director must be satisfied that the cancellation would not prejudice any of the shareholders or creditors of the corporation.

Request to Director to cancel articles

(3) In the prescribed circumstances, the Director may, at the request of a corporation or of any other interested person, cancel the articles and related certificate of the corporation if

(a) the cancellation is approved by the directors of the corporation; and

(b) the Director is satisfied that the cancellation would not prejudice any of the shareholders or creditors of the corporation and that the cancellation reflects the original intention of the corporation or the incorporators, as the case may be.

Application to court

(4) If, in the view of the Director, of the corporation or of any interested person who wishes a cancellation, a cancellation of articles and a related certificate would prejudice any of the shareholders or creditors of a corporation, the Director, the corporation or the person, as the case may be, may apply to the court for an order that the articles and certificate be cancelled and for an order determining the rights of the shareholders or creditors.

Notice to Director

(5) An applicant under subsection (4) shall give the Director notice of the application, and the Director is entitled to appear and to be heard in person or by counsel.

Avis

(8) Le directeur donne sans délai avis des modifications importantes apportées par le certificat rectifié dans une publication destinée au grand public.

L.R. (1985), ch. C-44, art. 265; 2001, ch. 14, art. 130; 2018, ch. 8, art. 43(F).

Annulation à la demande du directeur

265.1 (1) Le directeur peut, dans les circonstances ré-glementaires, annuler les statuts d’une société et les certificats y afférents.

Annulation conditionnelle

(2) Il ne peut cependant les annuler que s’il est convaincu que l’annulation ne porterait pas préjudice aux actionnaires ou créanciers de la société.

Annulation à la demande de la société ou autre

(3) À la demande de la société ou de toute autre personne intéressée, le directeur peut, dans les circonstances réglementaires, annuler les statuts et les certificats y afférents si :

a) l’annulation est approuvée par les administrateurs de la société;

b) le directeur est convaincu que l’annulation ne por-terait pas préjudice aux actionnaires ou créanciers de la société et qu’elle reflète l’intention d’origine.

Intervention du tribunal

(4) Si l’annulation des statuts ou des certificats y afférents, de l’avis du directeur, de la société ou de toute personne intéressée qui la désire, risque de porter préjudice aux actionnaires ou créanciers de la société, l’une ou l’autre de ces personnes peut saisir le tribunal de la question pour qu’il établisse les droits des parties en cause et, s’il y a lieu, rende une ordonnance d’annulation.

Avis au directeur

(5) Avis de la demande de la société ou de toute autre personne intéressée doit être envoyé au directeur et celuici peut comparaître en personne ou par ministère d’avocat.

Current to October 31, 2023	216	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 265.1-267	Articles 265.1-267

Return of certificate

(6) The Director may demand the surrender of a cancelled certificate.

2001, c. 14, s. 130.

Inspection

266 (1) A person who has paid the required fee is entitled during usual business hours to examine and make copies of or take extracts from a document, except a report sent to the Director under subsection 230(2), that is required to be sent to the Director under this Act or that was required to be sent to a person performing a similar function under prior legislation.

Copies or extracts

(2) The Director shall, on request, provide any person with a copy, extract, certified copy or certified extract of a document that may be examined under subsection (1).

R.S., 1985, c. C-44, s. 266; 2001, c. 14, s. 130; 2018, c. 8, s. 44.

Director’s obligation to keep documents

267 (1) Documents that are received and accepted by the Director under this Act or that were received and accepted by a person performing a similar function under prior legislation shall be kept by the Director, in any form.

Obligation to furnish

(2) If documents are kept by the Director otherwise than in written form,

(a) the Director shall furnish any copy required to be furnished under subsection 266(2) in intelligible form; and

(b) a report reproduced from those documents, if it is certified by the Director, is admissible in evidence to the same extent as the original documents would have been.

Time period for keeping and producing documents

(3) The Director is not required to keep or produce any document or class of documents — other than a certificate and any attached articles or statement received under section 262 and other prescribed documents or prescribed class of documents — after the end of the period prescribed for the keeping or production of the document or class of documents.

R.S., 1985, c. C-44, s. 267; 1994, c. 24, s. 30; 2001, c. 14, s. 131; 2018, c. 8, s. 45.

Restitution

(6) Le directeur peut exiger la restitution des certificats annulés.

2001, ch. 14, art. 130.

Consultation

266 (1) Sur paiement des droits exigibles, toute personne peut, pendant les heures normales d’ouverture des bureaux, consulter et prendre des copies ou extraits des documents dont l’envoi au directeur est requis sous le régime de la présente loi — sauf les rapports envoyés en application du paragraphe 230(2) — ou dont l’envoi à la personne qui occupait des fonctions semblables à celles du directeur était requis sous le régime de la législation antérieure.

Copies ou extraits

(2) Le directeur fournit à toute personne qui en fait la demande une copie ou un extrait — certifiés conformes ou non — des documents qui peuvent être consultés en vertu du paragraphe (1).

L.R. (1985), ch. C-44, art. 266; 2001, ch. 14, art. 130; 2018, ch. 8, art. 44.

Conservation de documents par le directeur

267 (1) Les documents reçus et acceptés par le directeur sous le régime de la présente loi ou ceux reçus et acceptés par la personne qui occupait des fonctions semblables à celles du directeur sous le régime de la législation antérieure sont conservés par le directeur sous n’importe quelle forme.

Obligation de fournir copie

(2) Si le directeur conserve les documents sous une forme non écrite :

a) il doit fournir les copies exigées aux termes du paragraphe 266(2) sous une forme compréhensible;

b) les rapports extraits de ces documents et certifiés conformes par lui ont la même force probante que les originaux.

Délai de conservation et production de documents

(3) Le directeur n’est pas tenu de conserver ou de produire un document ou une catégorie de documents — à l’exception des certificats et des statuts et déclarations annexés qui sont reçus au titre de l’article 262 et de tout autre document ou catégorie de documents réglementaires — une fois expiré le délai réglementaire fixé pour la

Current to October 31, 2023	217	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Sections 267-268	Articles 267-268

Form of publication

267.1 Information or notices required by this Act to be summarized in a publication generally available to the public or published by the Director may be made available to the public or published by any system of mechanical or electronic data processing or by any other information storage device that is capable of reproducing any required information or notice in intelligible form within a reasonable time.

1994, c. 24, s. 31; 2001, c. 14, s. 132; 2018, c. 8, s. 46(F).

Definition of charter

268	(1) In this section, charter includes

(a) an act of incorporation and any amendments thereto; and

(b) letters patent of incorporation and any letters patent supplementary thereto.

Amendment of charter — special Act

(2) In connection with a continuance under this Act, the shareholders of a body corporate incorporated or continued by or under a special Act of Parliament who are entitled to vote at annual meetings of shareholders may, despite the charter of the body corporate,

(a) by special resolution, authorize the directors of the body corporate to apply under section 187 for a certificate of continuance; and

(b) by the same resolution, make any amendment to the charter of the body corporate that a corporation incorporated under this Act may make to its articles.

Amendment of charter — other Act

(2.1) In connection with a continuance under this Act, the shareholders of a body corporate incorporated or continued by or under an Act of Parliament, other than this Act or a special Act, who are entitled to vote at annual meetings of shareholders may, subject to any other Act of Parliament or the charter of the body corporate,

(a) by special resolution, authorize the directors of the body corporate to apply under section 187 for a certificate of continuance; and

(b) by the same resolution, make any amendment to the charter of the body corporate that a corporation incorporated under this Act may make to its articles.

conservation ou la production du document ou de la catégorie de documents.

L.R. (1985), ch. C-44, art. 267; 1994, ch. 24, art. 30; 2001, ch. 14, art. 131; 2018, ch. 8, art. 45.

Traitement de l’information

267.1 Les renseignements et avis que le directeur est tenu, en application de la présente loi, de résumer dans une publication destinée au grand public ou de publier peuvent être résumés ou publiés à l’aide de tout procédé mécanique ou électronique de traitement des données ou de mise en mémoire de l’information susceptible de donner, dans un délai raisonnable, les renseignements ou avis demandés sous une forme compréhensible.

1994, ch. 24, art. 31; 2001, ch. 14, art. 132; 2018, ch. 8, art. 46(F).

Définition de charte

268	(1) Au présent article, sont assimilés à une charte :

a) l’acte constitutif d’une société ainsi que ses modifications;

b) les lettres patentes, initiales ou supplémentaires.

Modification de la charte : loi spéciale

(2) En ce qui concerne la prorogation sous le régime de la présente loi, les actionnaires d’une personne morale constituée ou prorogée en vertu d’une loi fédérale spéciale, qui ont le droit de voter aux assemblées annuelles peuvent, malgré la charte de la personne morale :

a) autoriser, par résolution spéciale, les administra-teurs à demander, en vertu de l’article 187, un certificat de prorogation;

b) par la même résolution, apporter à la charte de la personne morale toutes les modifications qu’une société constituée sous le régime de la présente loi peut apporter à ses statuts.

Modification de la charte : autre loi

(2.1) En ce qui concerne la prorogation sous le régime de la présente loi, les actionnaires d’une personne morale constituée ou prorogée en vertu d’une loi fédérale, autre que la présente loi ou une loi spéciale, qui ont le droit de voter aux assemblées annuelles peuvent, sous réserve de toute autre loi fédérale ou de la charte de la personne morale :

a) autoriser, par résolution spéciale, les administrteurs à demander, en vertu de l’article 187, un certificat de prorogation;

b) par la même résolution, apporter à la charte de la personne morale toutes les modifications qu’une société constituée sous le régime de la présente loi peut apporter à ses statuts.

Current to October 31, 2023	218	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Section 268	Article 268

Change of class rights

(3) Despite subsections (2) and (2.1), the shareholders of a body corporate may not, by a special resolution under any of those subsections, make any change of the nature referred to in subsection 176(1) that affects a class or series of shares, unless

(a) the charter of the body corporate otherwise provides in respect of an amendment of the nature referred to in paragraph 176(1)(a), (b) or (e); or

(b) the holders of the class or series of shares approve the change in accordance with section 176.

Authorizing continuance

(4) Subject to subsection (6), the directors of a body corporate incorporated or continued by or under a special Act of Parliament may, despite the charter of the body corporate, apply under section 187 for a certificate of continuance if the articles of continuance do not make any amendment to the charter of the body corporate other than an amendment required to conform to this Act.

Authorizing continuance

(4.1) Subject to subsection (6), the directors of a body corporate incorporated or continued by or under an Act of Parliament, other than this Act or a special Act, may, subject to any other Act of Parliament or the charter of the body corporate, apply under section 187 for a certificate of continuance if the articles of continuance do not make any amendment to the charter of the body corporate other than an amendment required to conform to this Act.

Financial institutions

(4.2) For the purposes of this section, every body corporate that is incorporated or continued under an Act of Parliament and to which the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act applies is deemed to be incorporated or continued by or under an Act of Parliament other than this Act or a special Act.

Changement des droits afférents à une catégorie ou série d’actions

(3) Malgré les paragraphes (2) et (2.1), les actionnaires d’une personne morale ne peuvent, par la résolution spéciale visée à l’un ou l’autre de ces paragraphes, apporter aucune modification analogue à celles visées au paragraphe 176(1) et touchant une catégorie ou une série d’actions, sauf dans l’un ou l’autre des cas suivants :

a) la charte de la personne morale permet d’apporter des modifications analogues à celles visées aux alinéas 176(1)a), b) ou e);

b) les actionnaires de cette catégorie ou série approuvent la modification, selon les modalités prévues à l’article 176.

Demande de prorogation

(4) Sous réserve du paragraphe (6), les administrateurs d’une personne morale constituée ou prorogée en vertu d’une loi fédérale spéciale peuvent, malgré la charte de la personne morale, demander, en vertu de l’article 187, un certificat de prorogation si les clauses de prorogation n’apportent à la charte de la personne morale que des modifications qui doivent obligatoirement être conformes à la présente loi.

Demande de prorogation

(4.1) Sous réserve du paragraphe (6), les administrateurs d’une personne morale constituée ou prorogée en vertu d’une loi fédérale, à l’exception de la présente loi ou d’une loi spéciale, peuvent, sous réserve de toute autre loi fédérale ou de la charte de la personne morale, demander, en vertu de l’article 187, un certificat de prorogation si les clauses de prorogation n’apportent à la charte de la personne morale que des modifications qui doivent obligatoirement être conformes à la présente loi.

Présomption

(4.2) Pour l’application du présent article, toute personne morale constituée ou prorogée en vertu d’une loi fédérale et régie par la Loi sur les banques, la Loi sur les associations coopératives de crédit, la Loi sur les sociétés d’assurances et la Loi sur les sociétés de fiducie et de prêt est réputée être constituée ou prorogée en vertu d’une loi fédérale autre que la présente loi ou une loi spéciale.

Current to October 31, 2023	219	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Section 268	Article 268

No dissent

(5) A shareholder is not entitled to dissent under section 190 in respect of an amendment made under subsection (2), (2.1), (3), (4) or (4.1).

Discretionary continuance

(6) The Governor in Council may, by order, require that a body corporate incorporated by or under an Act of Parliament to which the Canada Not-for-profit Corporations Act does not apply, apply for a certificate of continuance under section 187 within any period that may be prescribed except for the following:

(a) a bank;

(a.1) an association to which the Cooperative Credit Associations Act applies;

(b) a company or society to which the Insurance Companies Act applies; and

(c) a company to which the Trust and Loan Companies Act applies.

(7)	[Repealed, 2009, c. 23, s. 311]

Fees

(8) A body corporate that obtains a certificate of continu-ance under this section is not required to pay any fees otherwise payable under this Act in respect of such continuance.

Special Act no longer applicable

(8.1) On the continuance of a body corporate incorporated by a special Act of Parliament as a corporation under this Act, the special Act ceases to apply to the corporation.

Idem

(9) A body corporate referred to in subsection (6) that does not make an application to obtain a certificate of continuance within the period prescribed is dissolved on the expiration of that period.

Continuance prohibited

(10) A body corporate to which the Canada Not-for-profit Corporations Act applies or any similar body corporate incorporated otherwise than by or under an Act of Parliament may not apply for a certificate of continuance under section 187.

Exception for railway companies

(11) A body corporate that is incorporated by or under a Special Act, as defined in section 87 of the Canada Transportation Act, may apply for a certificate of continuance under section 187.

Aucune dissidence

(5) La dissidence prévue à l’article 190 est exclue dans le cas des modifications apportées en vertu des paragraphes (2), (2.1), (3), (4) ou (4.1).

Prorogation discrétionnaire

(6) Le gouverneur en conseil peut, par décret, enjoindre aux personnes morales constituées sous le régime d’une loi fédérale — mais non régies par la Loi canadienne sur les organisations à but non lucratif — de demander, dans le délai réglementaire, le certificat de prorogation prévu à l’article 187, à l’exception :

a) des banques;

a.1) des associations régies par la Loi sur les associations coopératives de crédit;

b) des sociétés ou des sociétés de secours régies par la Loi sur les sociétés d’assurances;

c) des sociétés régies par la Loi sur les sociétés de fiducie et de prêt.

(7)	[Abrogé, 2009, ch. 23, art. 311]

Droits

(8) Aucun droit de prorogation n’est exigible des personnes morales qui obtiennent un certificat de prorogation en vertu du présent article.

Non-application des lois spéciales

(8.1) La loi spéciale du Parlement ayant constitué la personne morale cesse de s’appliquer à celleci dès sa prorogation au titre de la présente loi.

Idem

(9) Les personnes morales visées au paragraphe (6) qui ne demandent pas de certificat de prorogation dans le délai imparti sont dissoutes à l’expiration de ce délai.

Prorogation interdite

(10) Les personnes morales régies par la Loi canadienne sur les organisations à but non lucratif, ainsi que les personnes morales de même nature non constituées sous le régime d’une loi fédérale, ne peuvent demander le certificat de prorogation prévu à l’article 187.

Exception pour les compagnies de chemin de fer

(11) Une personne morale qui est constituée sous le régime d’une loi spéciale, au sens de l’article 87 de la Loi sur les transports au Canada, peut demander un certificat de prorogation en vertu de l’article 187.

Current to October 31, 2023	220	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
PART XXI General	PARTIE XXI Dispositions générales
Section 268	Article 268

R.S., 1985, c. C-44, s. 268; 1991, c. 45, s. 556, c. 46, s. 597, c. 47, s. 724; 1992, c. 1, ss. 142, 160(F); 1994, c. 24, s. 32; 1996, c. 10, s. 213; 2001, c. 14, s. 133; 2007, c. 6, s. 401; 2009, c. 23, ss. 311, 345, 346.

L.R. (1985), ch. C-44, art. 268; 1991, ch. 45, art. 556, ch. 46, art. 597, ch. 47, art. 724; 1992, ch. 1, art. 142 et 160(F); 1994, ch. 24, art. 32; 1996, ch. 10, art. 213; 2001, ch. 14, art. 133; 2007, ch. 6, art. 401; 2009, ch. 23, art. 311, 345 et 346.

Current to October 31, 2023	221	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
SCHEDULE Offences	ANNEXE Infractions

SCHEDULE

(Subsections 21.31(2), (3) and (6))

Offences

1 An offence under any of the following provisions of the Criminal Code:

(a) subsection 57(1) (forgery of or uttering forged passport);

(b) subsection 74(1) (piracy by law of nations);

(c) section 75 (piratical acts);

(d) section 83.02 (providing or collecting property for certain activities);

(e) subsections 83.03(1) and (2) (providing, making available, etc., property or services for terrorist purposes and providing, making available, etc., property or services — use by terrorist group);

(f) section 83.04 (using or possessing property for terrorist purposes);

(g) section 83.12 (freezing of property, disclosure or audit);

(h) subsection 83.18(1) (participation in activity of terrorist group);

(i) section 83.181 (leaving Canada to participate in activity of terrorist group);

(j) subsection 83.19(1) (facilitating terrorist activity);

(k) section 83.191 (leaving Canada to facilitate terrorist activity);

(l) section 83.2 (commission of offence for terrorist group);

(m) section 83.201 (leaving Canada to commit offence for terrorist group);

(n) section 83.202 (leaving Canada to commit offence that is terrorist activity);

(o) subsection 83.21(1) (instructing to carry out activity for terrorist group);

(p) subsection 83.22(1) (instructing to carry out terrorist activity);

(q) subsection 83.221(1) (advocating or promoting commission of terrorism offences);

ANNEXE

(paragraphes 21.31(2), (3) et (6))

Infractions

1 Infraction prévue par l’une des dispositions ciaprès du Code criminel :

a) paragraphe 57(1) (faux ou usage de faux en matière de passeport);

b) paragraphe 74(1) (piraterie d’après le droit des gens);

c) article 75 (actes de piraterie);

d) article 83.02 (fournir ou réunir des biens en vue de certains actes);

e) paragraphes 83.03(1) ou (2) (fournir, rendre disponibles, etc., des biens ou services à des fins terroristes; fournir, rendre disponibles, etc., des biens ou services utilisés par un groupe terroriste);

f) article 83.04 (utiliser ou avoir en sa possession des biens à des fins terroristes);

g) article 83.12 (blocage des biens, communication ou vérification);

h) paragraphe 83.18(1) (participation à une activité d’un groupe terroriste);

i) article 83.181 (quitter le Canada : participation à une activité d’un groupe terroriste);

j) paragraphe 83.19(1) (facilitation d’une activité terroriste);

k) article 83.191 (quitter le Canada : facilitation d’une activité terroriste);

l) article 83.2 (infraction au profit d’un groupe terroriste);

m) article 83.201 (quitter le Canada : perpétration d’une infraction au profit d’un groupe terroriste);

n) article 83.202 (quitter le Canada : perpétration d’une infraction constituant une activité terroriste);

o) paragraphe 83.21(1) (charger une personne de se livrer à une activité pour un groupe terroriste);

p) paragraphe 83.22(1) (charger une personne de se livrer à une activité terroriste);

Current to October 31, 2023	222	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
SCHEDULE Offences	ANNEXE Infractions

(r) subsections 83.23(1) and (2) (concealing person who carried out terrorist activity and concealing person who is likely to carry out terrorist activity);

(s) subsections 83.231(1), (3) and (4) (hoax — terrorist activity, causing bodily harm and causing death);

(t) subsection 99(1) (weapons trafficking);

(u) subsection 100(1) (possession for purpose of weapons trafficking);

(v) subsection 101(1) (transfer without authority);

(w) subsection 103(1) (importing or exporting knowing it is unauthorized);

(x) subsection 104(1) (unauthorized importing or exporting);

(y) subsection 119(1) (bribery of judicial officers, etc.);

(z) section 120 (bribery of officers);

(z.001) subsections 121(1) and (2) (frauds on the government and contractor subscribing to election fund);

(z.002) subsection 121.1(1) (selling, etc., of tobacco products and raw leaf tobacco);

(z.003) section 122 (breach of trust by public officer);

(z.004) subsection 123(1) (municipal corruption);

(z.005) section 124 (selling or purchasing office);

(z.006) section 125 (influencing or negotiating appointments or dealing in offices);

(z.007) subsection 235(1) (murder);

(z.008) section 236 (manslaughter);

(z.009) subsection 239(1) (attempt to commit murder);

(z.01) section 240 (accessory after fact to murder);

(z.011) subsection 264.1(1) (uttering threats);

(z.012) section 266 (assault);

(z.013) section 267 (assault with a weapon or causing bodily harm);

(z.014) subsection 268(1) (aggravated assault);

(z.015) section 269 (unlawfully causing bodily harm);

q) paragraphe 83.221(1) (préconiser ou fomenter la perpétration d’infractions de terrorisme);

r) paragraphes 83.23(1) ou (2) (cacher une personne qui s’est livrée à une activité terroriste; cacher une personne qui se livrera vraisemblablement à une activité terroriste);

s) paragraphes 83.231(1), (3) ou (4) (incitation à craindre des activités terroristes; fait de causer des blessures corporelles; fait de causer la mort);

t) paragraphe 99(1) (trafic d’armes);

u) paragraphe 100(1) (possession en vue de faire le trafic d’armes);

v) paragraphe 101(1) (cession illégale);

w) paragraphe 103(1) (importation ou exportation non autorisées — infraction délibérée);

x) paragraphe 104(1) (importation ou exportation non autorisées);

y) paragraphe 119(1) (corruption de fonctionnaires judiciaires, etc.);

z) article 120 (corruption de fonctionnaires);

z.001) paragraphes 121(1) ou (2) (fraudes envers le gouvernement; entrepreneur qui souscrit à une caisse électorale);

z.002) paragraphe 121.1(1) (interdiction — produits du tabac et tabac en feuilles);

z.003) article 122 (abus de confiance par un fonctionnaire public);

z.004) paragraphe 123(1) (actes de corruption dans les affaires municipales);

z.005) article 124 (achat ou vente d’une charge);

z.006) article 125 (influencer ou négocier une nomination ou en faire commerce);

z.007) paragraphe 235(1) (meurtre);

z.008) article 236 (homicide involontaire coupable);

z.009) paragraphe 239(1) (tentative de meurtre);

z.01) article 240 (complice de meurtre après le fait);

z.011) paragraphe 264.1(1) (proférer des menaces);

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Canada Business Corporations	Sociétés par actions
SCHEDULE Offences	ANNEXE Infractions

(z.016) subsection 269.1(1) (torture);

(z.017) subsection 270(1) (assaulting a peace officer);

(z.018) subsection 270.01(1) (assaulting peace officer with weapon or causing bodily harm);

(z.019) section 270.02 (aggravated assault of peace officer);

(z.02) subsection 270.1(1) (disarming a peace officer);

(z.021) section 271 (sexual assault);

(z.022) subsection 272(1) (sexual assault with a weapon, threats to a third party or causing bodily harm);

(z.023) subsection 273(1) (aggravated sexual assault);

(z.024) subsection 279(1) (kidnapping);

(z.025) subsection 279.01(1) (trafficking in persons);

(z.026) subsection 279.011(1) (trafficking of a person under 18 years);

(z.027) subsections 279.02(1) and (2) (material benefit — trafficking of a person);

(z.028) subsections 279.03 (1) and (2) (withholding or destroying documents — trafficking of a person);

(z.029) subsections 279.1(1) and (2) (hostage taking);

(z.03) subsection 280(1) (abduction of person under 16 years);

(z.031) section 281 (abduction of person under 14 years);

(z.032) subsections 286.2(1) and (2) (material benefit from sexual services);

(z.033) subsections 286.3(1) and (2) (procuring);

(z.034) subsection 322(1) (theft);

(z.035) section 324 (theft by bailee of things under seizure);

(z.036) subsection 326(1) (theft of telecommunication service);

(z.037) subsection 327(1) (possession of device to obtain use of telecommunication facility or telecommunication service);

z.012) article 266 (voies de fait);

z.013) article 267 (agression armée ou infliction de lésions corporelles);

z.014) paragraphe 268(1) (voies de fait graves);

z.015) article 269 (lésions corporelles);

z.016) paragraphe 269.1(1) (torture);

z.017) paragraphe 270(1) (voies de fait contre un agent de la paix);

z.018) paragraphe 270.01(1) (agression armée ou infliction de lésions corporelles — agent de la paix);

z.019) article 270.02 (voies de fait graves — agent de la paix);

z.02) paragraphe 270.1(1) (désarmer un agent de la paix);

z.021) article 271 (agression sexuelle);

z.022) paragraphe 272(1) (agression sexuelle armée, menaces à une tierce personne ou infliction de lésions corporelles);

z.023) paragraphe 273(1) (agression sexuelle grave);

z.024) paragraphe 279(1) (enlèvement);

z.025) paragraphe 279.01(1) (traite des personnes);

z.026) paragraphe 279.011(1) (traite de personnes âgées de moins de dixhuit ans);

z.027) paragraphes 279.02(1) ou (2) (avantage matériel — traite de personnes);

z.028) paragraphes 279.03(1) ou (2) (rétention ou destruction de documents — traite de personnes);

z.029) paragraphes 279.1(1) ou (2) (prise d’otage);

z.03) paragraphe 280(1) (enlèvement d’une personne âgée de moins de seize ans);

z.031) article 281 (enlèvement d’une personne âgée de moins de quatorze ans);

z.032) paragraphes 286.2(1) ou (2) (avantage matériel provenant de la prestation de services sexuels);

z.033) paragraphes 286.3(1) ou (2) (proxénétisme);

z.034) paragraphe 322(1) (vol);

Current to October 31, 2023	224	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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(z.038) subsection 330(1) (theft by person required to account);

(z.039) section 331 (theft by person holding power of attorney);

(z.04) subsection 332(1) (misappropriation of money held under direction);

(z.041) subsection 333.1(1) (motor vehicle theft);

(z.042) subsection 335(1) (taking motor vehicle or vessel or found therein without consent);

(z.043) section 336 (criminal breach of trust);

(z.044) subsections 338(1) and (2) (fraudulently taking cattle or defacing brand and theft of cattle);

(z.045) subsection 339(1) (taking possession, etc., of drift timber);

(z.046) section 340 (destroying documents of title);

(z.047) section 341 (fraudulent concealment);

(z.048) subsections 342(1) and (3) (theft, forgery, etc., of credit card and unauthorized use of credit card data);

(z.049) subsection 342.1(1) (unauthorized use of computer);

(z.05) section 343 (robbery);

(z.051) subsections 346(1) and (1.1) (extortion);

(z.052) subsection 354(1) (possession of property obtained by crime);

(z.053) section 355.2 (trafficking in property obtained by crime);

(z.054) section 355.4 (possession of property obtained by crime — trafficking);

(z.055) section 369 (exchequer bill paper, public seals, etc.);

(z.056) subsections 372(1), (2) and (3) (false information, indecent communications and harassing communications);

(z.057) section 374 (drawing document without authority, etc.);

(z.058) section 375 (obtaining, etc., by instrument based on forged document);

z.035) article 324 (vol par dépositaire de choses frappées de saisie);

z.036) paragraphe 326(1) (vol de service de télécommunication);

z.037) paragraphe 327(1) (possession d’un dispositif pour l’utilisation d’installations de télécommunication ou l’obtention de services de télécommunication);

z.038) paragraphe 330(1) (vol par une personne tenue de rendre compte);

z.039) article 331 (vol par une personne détenant une procuration);

z.04) paragraphe 332(1) (distraction de fonds détenus en vertu d’instructions);

z.041) paragraphe 333.1(1) (vol d’un véhicule à moteur);

z.042) paragraphe 335(1) (prise d’un véhicule à moteur ou d’un bateau sans consentement);

z.043) article 336 (abus de confiance criminel);

z.044) paragraphes 338(1) ou (2) (prendre frauduleusement des bestiaux ou enlever les marques; vol de bestiaux);

z.045) paragraphe 339(1) (prise de possession, etc. de bois en dérive);

z.046) article 340 (destruction de titres);

z.047) article 341 (fait de cacher frauduleusement);

z.048) paragraphes 342(1) ou (3) (vol, etc. de cartes de crédit; utilisation non autorisée de données relatives à une carte de crédit);

z.049) paragraphe 342.1(1) (utilisation non autorisée d’ordinateur);

z.05) article 343 (vol qualifié);

z.051) paragraphes 346(1) ou (1.1) (extorsion);

z.052) paragraphe 354(1) (possession de biens criminellement obtenus);

z.053) article 355.2 (trafic de biens criminellement obtenus);

z.054) article 355.4 (possession de biens criminellement obtenus — trafic);

Current to October 31, 2023	225	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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SCHEDULE Offences	ANNEXE Infractions

(z.059) subsections 376(1) and (2) (counterfeiting stamp, etc. and counterfeiting mark);

(z.06) subsection 377(1) (damaging documents);

(z.061) section 378 (offences in relation to registers);

(z.062) subsections 380(1) and (2) (fraud and affecting public market);

(z.063) section 381 (using mails to defraud);

(z.064) section 382 (fraudulent manipulation of stock exchange transactions);

(z.065) subsections 382.1(1) and (2) (prohibited insider trading and tipping);

(z.066) subsection 385(1) (fraudulent concealment of title documents);

(z.067) section 386 (fraudulent registration of title);

(z.068) section 387 (fraudulent sale of real property);

(z.069) section 388 (misleading receipt);

(z.07) subsection 389(1) (fraudulent disposal of goods on which money advanced);

(z.071) section 390 (fraudulent receipts under Bank Act);

(z.072) section 392 (disposal of property to defraud creditors);

(z.073) subsections 393(1), (2), and (3) (fraud in relation to fares, etc. and fraudulently obtaining transportation);

(z.074) subsection 394(5) (fraud in relation to valuable mineral, sale of valuable minerals and purchase of valuable minerals);

(z.075) subsection 396(1) (offences in relation to mines);

(z.076) section 406 (forging trademark);

(z.077) section 407 (forging trademark with intent to deceive or defraud);

(z.078) section 408 (passing off);

(z.079) subsection 409(1) (instruments for forging trademark);

z.055) article 369 (papier de bons du Trésor, sceaux publics, etc.);

z.056) paragraphes 372(1), (2) ou (3) (faux renseignements; communications indécentes; communications harcelantes);

z.057) article 374 (rédaction non autorisée d’un document);

z.058) article 375 (obtenir, etc. au moyen d’un instrument fondé sur un document contrefait);

z.059) paragraphes 376(1) ou (2) (contrefaçon de timbres, etc.; contrefaçon d’une marque);

z.06) paragraphe 377(1) (documents endommagés);

z.061) article 378 (infractions relatives aux registres);

z.062) paragraphes 380(1) ou (2) (fraude; influence sur le marché public);

z.063) article 381 (emploi de la poste pour frauder);

z.064) article 382 (manipulations frauduleuses d’opérations boursières);

z.065) paragraphes 382.1(1) ou (2) (délit d’initié; communication de renseignements confidentiels);

z.066) paragraphe 385(1) (cacher frauduleusement des titres);

z.067) article 386 (enregistrement frauduleux de titre);

z.068) article 387 (vente frauduleuse d’un bien immeuble);

z.069) article 388 (reçu destiné à tromper);

z.07) paragraphe 389(1) (aliénation frauduleuse de marchandises sur lesquelles on a avancé de l’argent);

z.071) article 390 (reçus frauduleux sous le régime de la Loi sur les banques);

z.072) article 392 (aliénation de biens avec l’intention de frauder des créanciers);

z.073) paragraphes 393(1), (2) ou (3) (fraude en matière de prix de passage, etc.; obtention frauduleuse de transport);

z.074) paragraphe 394(5) (fraudes relatives aux minéraux précieux; vente de minéraux précieux; achat de minéraux précieux);

Current to October 31, 2023	226	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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SCHEDULE Offences	ANNEXE Infractions

(z.08) section 410 (other offences in relation to trademarks);

(z.081)section 411 (used goods sold without disclosure);

(z.082) subsections 426(1) and (2) (secret commissions);

(z.083) section 449 (make counterfeit money);

(z.084) section 450 (possession, etc., of counterfeit money);

(z.085) section 451 (having clippings, etc.);

(z.086) section 452 (uttering, etc., counterfeit money);

(z.087) section 453 (uttering coin);

(z.088) section 454 (slugs and tokens);

(z.089) section 455 (clipping and uttering clipped coin);

(z.09) section 456 (defacing current coins);

(z.091) subsection 457(3) (likeness of bank-notes);

(z.092) section 458 (making, having or dealing in instruments for counterfeiting);

(z.093) section 459 (conveying instruments for coining out of mint);

(z.094) subsection 460(1) (advertising and dealing in counterfeit money, etc.);

(z.095) subsection 462.31(1) (laundering proceeds of crime);

(z.096) subsection 467.11(1) (participation in activities of criminal organization);

(z.097) section 467.111 (recruitment of members by a criminal organization);

(z.098) subsection 467.12(1) (commission of offence for criminal organization);

(z.099) subsection 467.13(1) (instructing commission of offence for criminal organization).

z.075) paragraphe 396(1) (infractions relatives aux mines);

z.076) article 406 (contrefaçon d’une marque de commerce);

z.077) article 407 (contrefaçon d’une marque de commerce avec intention de tromper ou de frauder);

z.078) article 408 (substitution);

z.079) paragraphe 409(1) (instruments pour contrefaire une marque de commerce);

z.08) article 410 (autres infractions relatives aux marques de commerce);

z.081) article 411 (vente de marchandises utilisées sans indication);

z.082) paragraphes 426(1) ou (2) (commissions secrètes);

z.083) article 449 (fabrication de monnaie contrefaite);

z.084) article 450 (possession, etc. de monnaie contrefaite);

z.085) article 451 (possession de limailles, etc.);

z.086) article 452 (mise en circulation, etc. de monnaie contrefaite);

z.087) article 453 (pièce mise en circulation);

z.088) article 454 (piécettes);

z.089) article 455 (rogner une pièce de monnaie);

z.09) article 456 (dégrader une pièce de monnaie cou-rante);

z.091) paragraphe 457(3) (chose ressemblant à un billet de banque);

z.092) article 458 (fabrication, possession ou commerce d’instruments pour contrefaire de la monnaie);

z.093) article 459 (retirer d’un hôtel de la Monnaie des instruments, etc.);

z.094) paragraphe 460(1) (faire le commerce de la monnaie contrefaite, etc.);

z.095) paragraphe 462.31(1) (recyclage des produits de la criminalité);

Current to October 31, 2023	227	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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SCHEDULE Offences	ANNEXE Infractions

2	An offence under section 42 of the Copyright Act.

3	An offence under any of the following provisions of the Customs Act:

(a) subsection 160(1), in respect of the contravention of any of sections 153, 155, 156, 159 and 159.1;

(b) section 160.1, in respect of the contravention of section 153.1;

(c) section 161, in respect of the contravention of section 154 or 157.

4	An offence under any of the following provisions of the Controlled Drugs and Substances Act:

(a) subsections 5(1) and (2) (trafficking in substance and possession for purpose of trafficking);

(b) subsections 6(1) and (2) (importing and exporting and possession for the purpose of exporting);

(c) subsection 7(2) (production of substance).

5	An offence under any of the following provisions of the Corruption of Foreign Public Officials Act:

(a) subsection 3(1) (bribing a foreign public official);

(b) subsection 4(1) (accounting);

(c) subsection 5(1) (offence committed outside Canada).

6	An offence under any of the following provisions of the Canadian Environmental Protection Act, 1999:

(a) subsection 272(1); (contravention by persons of certain provisions);

(b) subsection 272.1(1); (contravention by persons of certain provisions);

z.096) paragraphe 467.11(1) (participation aux activités d’une organisation criminelle);

z.097) article 467.111 (recrutement de membres par une organisation criminelle);

z.098) paragraphe 467.12(1) (infraction au profit d’une organisation criminelle);

z.099) paragraphe 467.13(1) (charger une personne de commettre une infraction).

2 Infraction prévue par l’article 42 de la Loi sur le droit d’auteur.

3 Infraction prévue par l’une des dispositions ci-après de la Loi sur les douanes :

a) paragraphe 160(1), relativement à la contravention aux articles 153, 155, 156, 159 ou 159.1;

b) article 160.1, relativement à la contravention à l’article 153.1;

c) article 161, relativement à la contravention aux articles 154 ou 157.

4 Infraction prévue par l’une des dispositions ci-après de la Loi réglementant certaines drogues et autres substances :

a) paragraphes 5(1) ou (2) (trafic de substances; possession en vue du trafic);

b) paragraphes 6(1) ou (2) (importation et exportation; possession en vue de l’exportation);

c) paragraphe 7(2) (production de substance).

5 Infraction prévue par l’une des dispositions ci-après de la Loi sur la corruption d’agents publics étrangers :

a) paragraphe 3(1) (corruption d’agents publics étrangers);

b) paragraphe 4(1) (comptabilité);

c) paragraphe 5(1) (infraction commise à l’étranger).

6 Infraction prévue par l’une des dispositions ci-après de la Loi canadienne sur la protection de l’environnement (1999) :

a) paragraphe 272(1) (contravention par des personnes à certaines dispositions);

b) paragraphe 272.1(1) (contravention à certaines dispositions);

Current to October 31, 2023	228	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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SCHEDULE Offences	ANNEXE Infractions

(c) subsection 272.2 (1) (failure to comply with designated regulations);

(d) subsections 272.4(1), (2) and (3); (contravention by ships of certain provisions);

(e) subsections 272.5(1), (2) and (3); (contravention by ships of certain provisions);

(f) subsections 274(1) and (2) (damage to environment and risk of death or harm to persons and criminal negligence).

7	An offence under any of the following provisions of the Immigration and Refugee Protection Act:

(a) subsections 117(2) and (3) (organizing entry into Canada);

(b) subsection 118(1) (trafficking in persons);

(c) section 119 (disembarking persons at sea).

8	An offence under any of the following provisions of the Cannabis Act:

(a) subsections 9(1) and (2) (distribution and possession for purpose of distributing);

(b) subsections 10(1) and (2) (selling and possession for purpose of selling);

(c) subsections 11(1) and (2) (importing and exporting and possession for purpose of exporting);

(d) subsections 12(1), (4), (5), (6) and (7) (production, cultivation, propagation and harvesting);

(e) subsection 13(1) (possession, etc., for use in production or distribution of illicit cannabis);

(f) subsection 14(1) (use of young person).

9 An offence under any Act of Parliament or law of the legislature of a province that provides for the imposition of a tax or duty for which the maximum term of impris-onment is five years or more.

2019, c 29, s. 101; 2023, c. 14, s. 3.

c) paragraphe 272.2(1) (omission de respecter certains règlements désignés);

d) paragraphes 272.4(1), (2) ou (3) (contravention par des navires à certaines dispositions);

e) paragraphes 272.5(1), (2) ou (3) (contravention par des navires à certaines dispositions);

f) paragraphes 274(1) ou (2) (dommages à l’environnement et mort ou blessures; négligence criminelle).

7 Infraction prévue par l’une des dispositions ci-après de la Loi sur l’immigration et la protection des réfugiés :

a) paragraphes 117(2) ou (3) (entrée illégale);

b) paragraphe 118(1) (trafic de personnes);

c) article 119 (débarquement de personnes en mer).

8 Infraction prévue par l’une des dispositions ci-après de la Loi sur le cannabis :

a) paragraphes 9(1) ou (2) (distribution; possession en vue de la distribution);

b) paragraphes 10(1) ou (2) (vente; possession en vue de la vente);

c) paragraphes 11(1) ou (2) (importation et exportation; possession en vue de l’exportation);

d) paragraphes 12(1), (4), (5), (6) ou (7) (production, culture, multiplication ou récolte);

e) paragraphe 13(1) (possession, etc., pour utilisation dans la production ou la distribution de cannabis illicite);

f) paragraphe 14(1) (assistance d’un jeune).

9 Infraction prévue à toute loi fédérale ou provinciale qui prévoit l’imposition ou la perception d’un impôt, d’une taxe ou d’un droit et qui est passible d’un emprisonnement maximal de cinq ans ou plus.

2019, ch. 29, art. 101; 2023, ch. 14, art. 3.

Current to October 31, 2023	229	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

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RELATED PROVISIONS	DISPOSITIONS CONNEXES

RELATED PROVISIONS

— R. S. , 1985, c. 27 (2nd Supp. ), s. 11

Transitional: proceedings

11 Proceedings to which any of the provisions amended by the schedule apply that were commenced before the coming into force of section 10 shall be continued in accordance with those amended provisions without any further formality.

— 1990, c. 17, s. 45 (1)

Transitional: proceedings

45 (1) Every proceeding commenced before the coming into force of this subsection and in respect of which any provision amended by this Act applies shall be taken up and continued under and in conformity with that amended provision without any further formality.

— 1994, c. 21, s. 125 (2)

125 (2) Subsection (1) applies after 1988.

— 1994, c. 24, s. 33

Review of Canada Business Corporations Act

33 (1) Within three years after the day on which this Act is assented to, the Minister shall cause to be laid before both Houses of Parliament a report on the provisions and operation of the Canada Business Corporations Act, including any recommendations for amendments to that Act.

Reference to parliamentary committee

(2) The report stands referred to the committee of the House of Commons, or of both Houses of Parliament, that is designated or established for that purpose, which shall

(a) as soon as possible thereafter review the report and undertake a comprehensive review of the provisions and operation of the Canada Business Corporations Act; and

(b) report to the House of Commons, or to both Houses of Parliament, within one year after the laying of the report of the Minister or any further time that the House of Commons, or both Houses of Parliament, may authorize.

DISPOSITIONS CONNEXES

— L. R. (1985), ch. 27 (2e suppl. ), art. 11

Disposition transitoire : procédure

11 Les procédures intentées en vertu des dispositions modifiées en annexe avant l’entrée en vigueur de l’article 10 se poursuivent en conformité avec les nouvelles dispositions sans autres formalités.

— 1990, ch. 17, par. 45 (1)

Disposition transitoire : procédures

45 (1) Les procédures intentées avant l’entrée en vigueur du présent paragraphe et auxquelles s’appliquent des dispositions visées par la présente loi se poursuivent sans autres formalités en conformité avec ces dispositions dans leur forme modifiée.

— 1994, ch. 21, par. 125 (2)

125 (2) Le paragraphe (1) s’applique après 1988.

— 1994, ch. 24, art. 33

Examen

33 (1) Dans les trois ans suivant la date de sanction de la présente loi, le ministre présente au Sénat et à la Chambre des communes un rapport sur la Loi sur les sociétés par actions de régime fédéral et les conséquences de son application dans lequel il fait état des modifications qu’il juge souhaitables.

Renvoi en comité

(2) Les comités de la Chambre des communes ou mixtes désignés ou constitués à cette fin sont saisis d’office du rapport et procèdent dans les meilleurs délais à l’étude de celui-ci de même qu’à l’analyse exhaustive de la Loi sur les sociétés par actions de régime fédéral et des conséquences de son application. Ils présentent un rapport à la Chambre des communes ou aux deux chambres du Parlement, selon le cas, dans l’année suivant le dépôt du rapport visé au paragraphe (1) ou dans le délai supérieur accordé par celles-ci.

Current to October 31, 2023	230	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
RELATED PROVISIONS	DISPOSITIONS CONNEXES

— 1996, c. 10, s. 214

Previous continuance of railway companies

214 No continuance of a railway company granted under section 187 of the Canada Business Corporations Act before section 212 comes into force is invalid because the company was incorporated by or under an Act of Parliament.

— 1998, c. 30, s. 10

Transitional — proceedings

10 Every proceeding commenced before the coming into force of this section and in respect of which any provision amended by sections 12 to 16 applies shall be taken up and continued under and in conformity with that amended provision without any further formality.

— 2001, c. 14, s. 136

Review of Canada Business Corporations Act

136 A committee of the Senate, of the House of Commons or of both Houses of Parliament that is designated or established for the purpose shall, within five years after the coming into force of this section, and within every ten years thereafter, undertake a review of the provisions and operations of the Canada Business Corporations Act, and shall, within a reasonable period thereafter, cause to be laid before each House of Parliament a report thereon.

— 2001, c. 14, s. 233

233 Part XIX.1 of the Canada Business Corporations Act, as enacted by section 115 of this Act, does not apply to any proceeding commenced before the coming into force of that section.

— 2009, c. 23, s. 297 (6)

Time limit for continuance

297 (6) Despite any provision of the Canada Corporations Act, a body corporate referred to in subsection (2) that does not apply for a certificate of continuance under section 187 of the Canada Business Corporations Act within six months after the day on which this subsection comes into force is dissolved on the expiry of that period.

— 1996, ch. 10, art. 214

Prorogations antérieures

214 Nulle prorogation d’une compagnie de chemin de fer accordée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions avant l’entrée en vigueur de l’article 212 n’est invalide du fait que la compagnie a été constituée sous le régime d’une loi fédérale.

— 1998, ch. 30, art. 10

Procédures

10 Les procédures intentées avant l’entrée en vigueur du présent article et auxquelles s’appliquent des dispositions visées par les articles 12 à 16 se poursuivent sans autres formalités en conformité avec ces dispositions dans leur forme modifiée.

— 2001, ch. 14, art. 136

Examen de la Loi canadienne sur les sociétés par actions

136 Dans les cinq ans qui suivent l’entrée en vigueur du présent article — et ce ensuite tous les dix ans — le comi-té soit de la Chambre des communes, soit du Sénat, soit mixte, désigné ou constitué à cette fin procède à un examen des dispositions et de l’application de la Loi canadienne sur les sociétés par actions. Il dispose ensuite d’un délai raisonnable pour faire déposer son rapport devant chaque chambre du Parlement.

— 2001, ch. 14, art. 233

233 La partie XIX.1 de la Loi canadienne sur les sociétés par actions, édictée par l’article 115 de la présente loi, ne s’applique pas aux procédures engagées avant l’entrée en vigueur de cet article.

— 2009, ch. 23, par. 297 (6)

Dissolution

297 (6) Malgré la Loi sur les corporations canadiennes, la personne morale visée au paragraphe (2) qui n’a pas demandé le certificat de prorogation au titre de l’article 187 de la Loi canadienne sur les sociétés par actions dans les six mois suivant l’entrée en vigueur du présent paragraphe est dissoute à l’expiration de ce délai.

Current to October 31, 2023	231	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
RELATED PROVISIONS	DISPOSITIONS CONNEXES

— 2011, c. 25, s. 42

Submission to Minister

42 (1) The Corporation must submit an application for continuance under one of the following Acts for the Minister’s approval:

(a)	the Canada Business Corporations Act;

(b)	the Canada Cooperatives Act; or

(c)	the Canada Not-for-profit Corporations Act.

Deadline

(2) The application must be submitted to the Minister within four years, or any shorter period specified by the Minister, after the day on which this Part comes into force.

Submission to applicable authorities

(3) Once the application has been approved by the Minister, the Corporation must submit the application to the applicable authorities under the relevant Act.

Application not invalid

(4) The application is not invalid solely because the Corporation is incorporated by an Act of Parliament.

— 2012, c. 19, s. 210

Status of PPP Canada Inc.

210 Except as provided in this Division, PPP Canada Inc., incorporated under the Canada Business Corporations Act, is not an agent of Her Majesty in right of Canada.

— 2018, c. 8, s. 107. 1

Review

107.1 (1) On the fifth anniversary of the day on which section 24 of this Act comes into force, the provisions under Part XIV.1 of the Canada Business Corporations Act are to be referred to a committee of the Senate, of the House of Commons or of both Houses of Parliament that may be designated or established for the purpose of reviewing those provisions.

Report to Parliament

(2) The committee referred to in subsection (1) shall, within a reasonable time after a review is completed, submit a report on that review to the Senate, the House of Commons or both Houses of Parliament, as the case may be.

— 2011, ch. 25, art. 42

Demande au ministre

42 (1) La Commission présente à l’agrément du ministre une demande en vue d’obtenir sa prorogation en vertu de l’une ou l’autre des lois suivantes :

a) la Loi canadienne sur les sociétés par actions;

b) la Loi canadienne sur les coopératives;

c) la Loi canadienne sur les organisations à but non lucratif.

Délais pour la présentation au ministre

(2) La demande est présentée au ministre dans les quatre ans — ou dans tout autre délai plus court fixé par lui — suivant l’entrée en vigueur de la présente partie.

Demande à l’autorité compétente

(3) Dès que la demande est agréée par le ministre, la Commission la présente à l’autorité ayant compétence pour la proroger en vertu de la loi applicable.

Validité de la demande

(4) La demande n’est pas invalide du fait que la Commission est constituée par une loi fédérale.

— 2012, ch. 19, art. 210

Statut de la société PPP Canada Inc.

210 Sous réserve des autres dispositions de la présente section, la société PPP Canada Inc., constituée sous le régime de la Loi canadienne sur les sociétés par actions, n’est pas mandataire de Sa Majesté du chef du Canada.

— 2018, ch. 8, art. 107. 1

Examen

107.1 (1) Au cinquième anniversaire de l’entrée en vigueur de l’article 24 de la présente loi, les dispositions de la partie XIV.1 de la Loi canadienne sur les sociétés par actions sont soumises à l’examen d’un comité soit du Sénat, soit de la Chambre des communes, soit mixte, constitué ou désigné pour les examiner.

Rapport au Parlement

(2) Dans un délai raisonnable suivant la fin de son examen, le comité visé au paragraphe (1) remet un rapport au Sénat, à la Chambre des communes ou aux deux chambres, selon le cas.

Current to October 31, 2023	232	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

AMENDMENTS NOT IN FORCE

— 2018, c. 8, s. 17

1992, c. 1, s. 54.

17 Subsections 150(1) to (2) of the Act are replaced by the following:

Soliciting proxies

150 (1) A person shall not solicit proxies unless a proxy circular, in the prescribed form, is made available in the prescribed manner to the auditor of the corporation, to each shareholder whose proxy is solicited, to each director and, in the case set out in paragraph (b), to the corporation as follows:

(a) in the case of solicitation by or on behalf of the management of a corporation, a management proxy circular, either as an appendix to or as a separate document accompanying the notice of the meeting; or

(b) in the case of any other solicitation, a dissident’s proxy circular stating the purposes of the solicitation.

Exception — solicitation to 15 or fewer shareholders

(1.1) Despite subsection (1), a person may solicit proxies, other than by or on behalf of the management of the corporation, without making available a dissident’s proxy circular, if the total number of shareholders whose proxies are solicited is 15 or fewer, two or more joint holders being counted as one shareholder.

Exception — solicitation by public broadcast

(1.2) Despite subsection (1), a person may solicit proxies, other than by or on behalf of the management of the corporation, without making available a dissident’s proxy circular if the solicitation is, in the prescribed circumstances, conveyed by public broadcast, speech or publication.

Copy to Director

(2) A person required to make a management proxy circular or dissident’s proxy circular available shall send concurrently a copy of it to the Director together with a statement in prescribed form, the form of proxy, any other documents for use in connection with the meeting and, in the case of a management proxy circular, a copy of the notice of meeting.

MODIFICATIONS NON EN VIGUEUR

— 2018, ch. 8, art. 17

1992, ch. 1, art. 54.

17 Les paragraphes 150(1) à (2) de la même loi sont remplacés par ce qui suit :

Sollicitation de procuration

150 (1) Les procurations ne peuvent être sollicitées qu’à l’aide de circulaires en la forme réglementaire et mises à la disposition, selon les modalités réglementaires, du vérificateur, de chacun des administrateurs, des actionnaires intéressés et, en cas d’application de l’alinéa b), de la société, dans les cas suivants :

a) dans le cas d’une sollicitation effectuée par la direction ou pour son compte, sous forme d’annexe ou de document distinct de l’avis de l’assemblée;

b) dans les autres cas, dans une circulaire de procuration de dissident qui mentionne l’objet de cette sollicitation.

Exception : sollicitation restreinte

(1.1) Malgré le paragraphe (1), il n’est pas nécessaire de rendre disponibles des circulaires pour effectuer une sollicitation, sauf si celle-ci est effectuée par la direction ou pour son compte, lorsque le nombre total des actionnaires dont les procurations sont sollicitées ne dépasse pas quinze, les codétenteurs d’une action étant comptés comme un seul actionnaire.

Exemption : sollicitation par diffusion publique

(1.2) Malgré le paragraphe (1), il n’est pas nécessaire de rendre disponibles des circulaires pour effectuer une sollicitation, sauf si celle-ci est effectuée par la direction ou pour son compte, lorsque la sollicitation est, dans les cir-constances prévues par règlement, transmise par diffusion publique, discours ou publication.

Copie au directeur

(2) La personne tenue de rendre disponible une circulaire émanant de la direction ou d’un dissident doit en même temps en envoyer un exemplaire au directeur, accompagné tant de la déclaration réglementaire et du formulaire de procuration que des documents utiles à l’assemblée; dans le cas où elle émane de la direction, la circulaire est de plus accompagnée d’une copie de l’avis d’assemblée.

Current to October 31, 2023	233	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

— 2018, c. 8, s. 19

2001, c. 14, s. 72.

19 Subsection 153(1) of the Act is replaced by the following:

Duty of intermediary

153 (1) Shares of a corporation that are registered in the name of an intermediary or their nominee and not beneficially owned by the intermediary must not be voted unless the intermediary, without delay after receipt of the prescribed documents, sends a copy of those documents to the beneficial owner and, except when the intermediary has received written voting instructions from the beneficial owner, a written request for such instructions.

— 2018, c. 8, s. 22

2001, ch. 14, art. 135, ann. art. 51(A).

22 Subsection 159(1) of the Act is replaced by the following:

Copies to shareholders

159 (1) A corporation shall send, within a prescribed period, a copy of the prescribed documents relating to financial disclosure to the prescribed shareholders and other prescribed persons.

— 2018, c. 8, s. 37

37 The Act is amended by adding the following after section 258.2:

Exemption

258.3 The Director may, in the prescribed circumstances and on any conditions that the Director considers appropriate, exempt any corporation or any other person from a requirement set out in subsection 135(1), section 149 or subsection 150(1), 153(1) or 159(1) to send any notices or other documents, or classes of notices or other documents.

— 2019, c. 29, s. 142

142 The Act is amended by adding the following after section 125:

Development of an approach on remuneration

125.1 A prescribed corporation shall develop an approach with respect to the remuneration of the directors and employees of the corporation who are “members of senior management” as defined by regulation.

— 2018, ch. 8, art. 19

2001, ch. 14, art. 72.

19 Le paragraphe 153(1) de la même loi est remplacé par ce qui suit :

Devoir de l’intermédiaire

153 (1) L’intermédiaire qui n’est pas le véritable propriétaire des actions inscrites à son nom ou à celui d’une personne désignée par lui ne peut exercer les droits de vote dont elles sont assorties que sur envoi au véritable propriétaire, dès leur réception, d’un exemplaire des documents réglementaires. Il doit également envoyer une demande écrite d’instructions sur le vote s’il n’a pas reçu du véritable propriétaire de telles instructions par écrit.

— 2018, ch. 8, art. 22

2001, c. 14, s. 135 (Sch., s. 51)(E).

22 Le paragraphe 159(1) de la même loi est remplacé par ce qui suit :

Copies aux actionnaires

159 (1) La société envoie, dans le délai réglementaire, un exemplaire des documents réglementaires relatifs à la présentation des renseignements d’ordre financier aux actionnaires ainsi qu’aux autres personnes visés par règlement.

— 2018, ch. 8, art. 37

37 La même loi est modifiée par adjonction, après l’article 258.2, de ce qui suit :

Dispense

258.3 Le directeur peut, dans les circonstances réglementaires et selon les modalités qu’il estime utiles, soustraire toute société ou toute autre personne à l’obligation — prévue au paragraphe 135(1), à l’article 149 ou aux paragraphes 150(1), 153(1) ou 159(1) — d’envoyer des avis ou autres documents ou catégories d’avis ou d’autres do-cuments.

— 2019, ch. 29, art. 142

142 La même loi est modifiée par adjonction, après l’article 125, de ce qui suit :

Élaboration d’une approche concernant la rémunération

125.1 La société visée par règlement élabore une ap-proche relative à la rémunération des administrateurs et des employés de la société qui sont des « membres de la haute direction » au sens des règlements.

Current to October 31, 2023	234	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

— 2019, c. 29, s. 143, as amended by 2019, c. 29, s. 151 (3)

143 (1) Section 172.1 of the Act is replaced by the following:

Diversity in corporations

172.1 The directors of a prescribed corporation shall place before the shareholders, at every annual meeting, the prescribed information respecting diversity among the directors and “members of senior management” as defined by regulation.

Information to shareholders

172.2 (1) The corporation shall provide the information referred to in section 172.1 to each shareholder, except to a shareholder who has informed the corporation in writing that they do not want to receive that information, by sending the information along with the notice referred to in subsection 135(1) or by making the information available along with a proxy circular referred to in subsection 150(1).

Information to Director

(2) The corporation shall concurrently send the information referred to in section 172.1 to the Director.

(2) The heading before section 172.1 of the Act is replaced by the following:

Disclosure Relating to Diversity, Well-being and Remuneration

(3) Section 172.2 of the Act is replaced by the following:

Information respecting well-being

172.2 The directors of a prescribed corporation shall place before the shareholders, at every annual meeting, the prescribed information respecting the well-being of employees, retirees and pensioners.

Recovery of benefits

172.3 The directors of a prescribed corporation shall place before the shareholders, at every annual meeting, the prescribed information respecting the recovery of incentive benefits or other benefits, which is included in the remuneration referred to in section 125, paid to directors and employees of the corporation who are “members of senior management” as defined by regulation.

—2019, ch. 29, art. 143, modifié par 2019, ch. 29, par. 151 (3)

143 (1) L’article 172.1 de la même loi est remplacé par ce qui suit :

Diversité dans les sociétés

172.1 À chaque assemblée annuelle, les administrateurs d’une société visée par règlement présentent aux actionnaires les renseignements réglementaires concernant la diversité au sein des administrateurs et au sein des « membres de la haute direction » au sens des règlements.

Envoi aux actionnaires

172.2 (1) La société fournit les renseignements visés à l’article 172.1 à chaque actionnaire, sauf à ceux qui l’ont informée par écrit qu’ils ne souhaitent pas les recevoir, en les envoyant avec l’avis visé au paragraphe 135(1) ou en les mettant à sa disposition avec toute circulaire visée au paragraphe 150(1).

Envoi au directeur

(2) La société envoie simultanément au directeur lesren-seignements visés à l’article 172.1.

(2) L’intertitre précédant l’article 172.1 de la même loi est remplacé par ce qui suit :

Présentation de renseignements relatifs à la diversité, au bien-être et à la rémunération

(3) L’article 172.2 de la même loi est remplacé par ce qui suit :

Renseignements relatifs au bienêtre

172.2 À chaque assemblée annuelle, les administrateurs d’une société visée par règlement présentent aux actionnaires les renseignements réglementaires concernant le bienêtre des employés, des retraités et des pensionnés.

Recouvrement des primes et avantages

172.3 À chaque assemblée annuelle, les administrateurs d’une société visée par règlement présentent aux actionnaires les renseignements réglementaires concernant le recouvrement des primes d’encouragement ou d’autres avantages, qui font partie de la rémunération visée à l’article 125, payés aux administrateurs et aux employés de la société qui sont des « membres de la haute direction » au sens des règlements.

Current to October 31, 2023	235	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

Approach on remuneration

172.4 (1) The directors of a prescribed corporation shall place before the shareholders, at every annual meeting, the approach with respect to remuneration referred to in section 125.1.

Non-binding vote

(2) The shareholders are to vote on the approach placed before them by the directors under subsection (1). The results are not binding on the corporation.

Disclosure of results

(3) The corporation shall disclose the results of the vote to the shareholders.

Information to shareholders

172.5 (1) The corporation shall provide the information referred to in sections 172.1 to 172.4 to each shareholder, except to a shareholder who has informed the corporation in writing that they do not want to receive that information, by sending the information along with the notice referred to in subsection 135(1) or by making the information available along with a proxy circular referred to in subsection 150(1).

Information to Director

(2) The corporation shall concurrently send the information referred to in sections 172.1 to 172.4 to the Director.

— 2019, c. 29, s. 144

144 Subsection 261(1) of the Act is amended by striking out “and” at the end of paragraph (h) and by adding the following after paragraph (i):

(j) defining, for the purposes of section 172.2, the ex-pressions “retirees” and “pensioners”; and

(k) prescribing the time and manner in which the re sults of the vote referred to in subsection 172.4(3) are to be disclosed to the shareholders.

— 2022, c. 10, s. 431

431 The Act is amended by adding the following after section 21.2:

Sending of information to Director

21.21 (1) A corporation to which section 21.1 applies shall

Approche concernant la rémunération

172.4 (1) À chaque assemblée annuelle, les administrateurs d’une société visée par règlement présentent aux actionnaires l’approche relative à la rémunération visée à l’article 125.1.

Vote non contraignant

(2) Les actionnaires votent sur l’approche présentée au titre du paragraphe (1). Le résultat du vote ne lie pas la société.

Divulgation des résultats du vote

(3) La société divulgue les résultats du vote aux actionnaires.

Envoi aux actionnaires

172.5 (1) La société fournit les renseignements visés aux articles 172.1 à 172.4 à chaque actionnaire, sauf à ceux qui l’ont informée par écrit qu’ils ne souhaitent pas les recevoir, en les envoyant avec l’avis visé au paragraphe 135(1) ou en les mettant à sa disposition avec toute circulaire visée au paragraphe 150(1).

Envoi au directeur

(2) La société envoie simultanément au directeur les renseignements visés aux articles 172.1 à 172.4.

— 2019, ch. 29, art. 144

144 Le paragraphe 261(1) de la même loi est modifié par adjonction, après l’alinéa i), de ce qui suit :

j) définir, pour l’application de l’article 172.2, les termes « retraités » et « pensionnés »;

k) prévoir le moment et la façon de divulguer aux actionnaires les résultats du vote visés au paragraphe 172.4(3).

— 2022, ch. 10, art. 431

431 La même loi est modifiée par adjonction, après l’article 21.2, de ce qui suit:

Remise de renseignements au directeur

21.21 (1) La société assujettie à l’article 21.1 envoie au directeur ce qui suit:

Current to October 31, 2023	236	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

(a) on an annual basis, send to the Director the information in its register of individuals with significant control over the corporation, in the form and within the period that the Director fixes; and

(b) within 15 days after the day on which it records information under subsection 21.1(3), send the information to the Director, in the form that the Director fixes.

Sending of information — certificates issued

(2) On or after the date shown on a certificate referred to in section 8, subsection 185(4) or 187(4), a corporation to which section 21.1 applies shall send to the Director the information referred to in paragraphs 21.1(1)(a) to (f) in relation to individuals with significant control over the corporation, in the form and within the period that the Director fixes.

Period for keeping and producing information

(3) The Director is not required to keep or produce any information received under subsection (1) or (2) after the end of the six-year period following the day on which it is received.

— 2022, c. 10, s. 432

432 The Act is amended by adding the following after section 21.3:

Provision of information by Director

21.301 The Director may provide all or part of the information received under section 21.21 to an investigative body referred to in subsection 21.31(2), the Financial Transactions and Reports Analysis Centre of Canada or any prescribed entity.

— 2022, c. 10, s. 433

433 Section 266 of the Act is replaced by the following:

Inspection

266 (1) A person who has paid the required fee is entitled during usual business hours to examine a document required by this Act or the regulations to be sent to the Director, except any information sent under section 21.21 and a report sent to the Director under subsection 230(2), and to make copies of or extracts from it.

a) les renseignements figurant dans le registre des particuliers ayant un contrôle important de la société, et ce annuellement, en la forme et dans le délai établis par le directeur;

b) les renseignements inscrits au registre en application du paragraphe 21.1(3), et ce dans les quinze jours suivant la date de leur inscription, en la forme établie par le directeur.

Remise de renseignements — certificats délivrés

(2) À compter de la date indiquée sur le certificat visé à l’article 8 ou aux paragraphes 185(4) ou 187(4), la société assujettie à l’article 21.1 est tenue d’envoyer au directeur les renseignements visés aux alinéas 21.1(1)a) à f) à l’égard des particuliers ayant un contrôle important de celle-ci, et ce en la forme et dans le délai établis par le directeur.

Période de conservation et de production — renseignements

(3) Le directeur n’est pas tenu de conserver ou de produire les renseignements qu’il reçoit au titre des paragraphes (1) ou (2) au delà du sixième anniversaire de la date de leur réception.

— 2022, ch. 10, art. 432

432 La même loi est modifiée par adjonction, après l’article 21.3, de ce qui suit:

Fourniture de renseignements par le directeur

21.301 Le directeur peut fournir tout ou partie des renseignements reçus au titre de l’article 21.21 à un organisme d’enquête visé au paragraphe 21.31(2), au Centre d’analyse des opérations et déclarations financières du Canada ou à une entité réglementaire.

— 2022, ch. 10, art. 433

433 L’article 266 de la même loi est remplacé par ce qui suit:

Consultation

266 (1) Sur paiement des droits requis, il est possible de consulter, pendant les heures normales d’ouverture, les documents dont l’envoi au directeur est requis par la présente loi ou ses règlements d’application, à l’exception de tout renseignement envoyé en application de l’article 21.21 et des rapports envoyés en application du paragraphe 230(2), et d’en prendre des copies ou extraits.

Current to October 31, 2023	237	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023

Canada Business Corporations	Sociétés par actions
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

Copies or extracts

(2) The Director shall furnish any person with a copy, extract, certified copy or certified extract of a document required by this Act or the regulations to be sent to the Director, except any information sent under section 21.21 and a report sent under subsection 230(2).

— 2022, c. 10, s. 434

2018, c. 8.

434 On the first day on which both section 44 of An Act to amend the Canada Business Corporations Act, the Canada Cooperatives Act, the Canada Not-for-profit Corporations Act and the Competition Act, chapter 8 of the Statutes of Canada, 2018, and section 433 of this Act are in force, section 266 of the Canada Business Corporations Act is replaced by the following:

Inspection

266 (1) A person who has paid the required fee is entitled during usual business hours to examine and make copies of or take extracts from a document, except any information sent under section 21.21 and a report sent to the Director under subsection 230(2), that is required to be sent to the Director under this Act or that was required to be sent to a person performing a similar function under prior legislation.

Copies or extracts

(2) The Director shall, on request, provide any person with a copy, extract, certified copy or certified extract of a document that may be examined under subsection (1).

Copies ou extraits

(2) Le directeur doit fournir, à toute personne, une copie ou un extrait — certifiés conformes ou non — des documents dont l’envoi est requis par la présente loi ou les règlements, à l’exception de tout renseignement envoyé en application de l’article 21.21 et des rapports envoyés en application du paragraphe 230(2).

— 2022, ch. 10, art. 434

2018, ch. 8.

434 Dès le premier jour où l’article 44 de la Loi modfiant la Loi canadienne sur les sociétés par actions, la Loi canadienne sur les coopératives, la Loi canadienne sur les organisations à but non lucratif et la Loi sur la concurrence, chapitre 8 des Lois du Canada (2018), et l’article 433 de la présente loi sont tous deux en vigueur, l’article 266 de la Loi canadienne sur les sociétés par actions est remplacé par ce qui suit:

Consultation

266 (1) Sur paiement des droits exigibles, toute personne peut, pendant les heures normales d’ouverture des bureaux, consulter et prendre des copies ou extraits des documents dont l’envoi au directeur est requis sous le régime de la présente loi — sauf tout renseignement envoyé en application de l’article 21.21 et les rapports envoyés en application du paragraphe 230(2) — ou dont l’envoi à la personne qui occupait des fonctions semblables à celles du directeur était requis sous le régime de la législation antérieure.

Copies ou extraits

(2) Le directeur fournit à toute personne qui en fait la demande une copie ou un extrait — certifiés conformes ou non — des documents qui peuvent être consultés en vertu du paragraphe (1).

Current to October 31, 2023	238	À jour au 31 octobre 2023
Last amended on June 20, 2023		Dernière modification le 20 juin 2023